Silvor Foxx Capital Corporation

Compilation and Review of
Exploration Potential for the
Coxheath Copper Project

Coxheath Copper Project

Cape Breton County

Cape Breton, Nova Scotia

A Compilation and Review of Exploration Potential

For

Silvor Foxx Capital Corporation

NTS 11K/01B
Nova Scotia

John O’Sullivan, P.Eng.
P.J. Hannon, M.Sc., P. Eng.
MineTech International Limited
Halifax, Nova Scotia

October 3, 2007

Exploration	27

Compilation of Data	28

Enzyme Leach Geochemistry	28

Diamond Drilling	30

Copper Brook Zone	30

Deep Pit Zone	36

Aquitaine/Argyle Zone	36

Central Zone	37

Sampling Method and Approach	38

Sample Preparation, Analysis and Security	38

Data Verification	40

Adjacent Properties	40

Mineral Processing and Metallurgical Testing	40

Mineral Resource and Mineral Reserve Estimates	41

Interpretation and Conclusions	42

Recommendations	44

Bibliography	46

Certificate of Author	52

List of Tables

Table 1	List of Claim Holdings	Page 4

Table 2	Summary of Work History	Page 7

Table 3	Drill Hole Summary sheet	Page 32

Table 4	Summary of Significant Drill Hole Intersections	Page 33

Table 5	Coxheath deposit Phase 1 Expenditure Forecast	Page 45a

List of Figures

Figure 1	Claim Location Map	After page 2

Figure 2	NSDNR Claim Map	After page 2

Figure 3	Location of Mineral Showings	After page 2

Figure 4	Copper Brook Shaft 2 Section	After page 8

Figure 5	Geology and Drill Hole Locations	After page 9

Figure 6	Copper Brook Area Drilling	After page 9

Figure 7	Mountain Mine Area Drilling	After Page 9

Figure 8	Argyle Area Drilling	After Page 9

Figure 9	VLF EM Fraser Contours Argyle Area	After Page 15

Figure 10	Regional Geology - Barr	After page 16

Figure 11	Regional Geology - Lynch	After Page 16

Figure 12	Pyrophyllite area Geology	After Page 21

Figure 13	Enzyme Leach Geochemical Anomaly	After page 28

Figure 14	Diamond Drill Location Plan	After Page 30

Figure 15	Bulk Sampling location Plan and Drill Locations	After Page 40

Figure 16	Proposed Diamond Drilling Copper Brook Area	After Page 44

Plate 1	Aerial Photo of Copper Brook Zone showing Quarry	After Page 30

Appendix I	Coxheath/ Burnt Point Agreement

Appendix II	NSDNR Mineral Claim Verification

Appendix III	Baynes Mineral Resource Estimate 1963

Appendix IV	Underground Level Plans

Appendix V	Enzyme Leach Geochemistry Report - Chavin Consulting Limited

Appendix VI	Diamond Drill Logs and Assays

Appendix VII	Bulk Sampling Metallurgical Report

Appendix VIII	Underground Level Plans and Section Assays

Summary

The Coxheath Copper Project is a copper, gold, molybdenum property, with an additional potential for aggregate and pyrophyllite deposits.

It is located in Cape Breton County, Cape Breton Island, Nova Scotia, Canada. The property lies 13 kilometres southwest of the city of Sydney on NTS Zone 20 sheet 11K/01B. The claims are centred on 46 deg. 05" North Latitude and 60 deg. 21.5" West Longitude. There are paved roads to the property and there are electrical sources, manpower sources and deep water shipping facilities available locally.

The licences are currently held in the name of Burnt Point Resources Inc. and are under option to Coxheath Resources Limited. The property consists of 118 claims held in six licences and are in good standing until March 2008. This report has been prepared on behalf of Silvor Foxx Capital Corp.

The area is mostly underlain by Precambrian rocks consisting of late Hadrynian (~620 Ma) volcanic suite of rhyolite, andesite, basalt flows, tuffs and minor volcaniclastics intruded by a large coeval composite pluton (in the eastern portion of the property) of dioritic to granitic composition. The Precambrian have been metamorphosed to greenschist or sub-greenschist facies and have a weak northeast trending fabric and form topographic ridges that are surrounded by younger Cambrian to Carboniferous age sediments.

The entire belt has undergone upright folding and minor tilting during the Middle Paleozoic.

Mineralization on the Coxheath Property is primarily chalcopyrite and pyrite associated with shear zones in diorites, in a mixed sequence of intrusive rocks in a volcanic country rock sequence. There is intense evidence of east-northeast shear zones and the mineralization occurs as steeply dipping chalcopyrite-quartz-chlorite veins with tourmaline development in the Copper Brook Area. i

The Copper Brook Area and the Mountain Zone were worked to a limited extent for copper in the late 1800's and early 1900's. A 145 metre shaft with development on 5 levels is located on the Copper Brook Area.

There have been various phases of exploration on the property in recent years. This has shown potential for shear hosted copper/gold deposits at the Copper Brook Area and Mountain Zone.

The Argyle, Central and Deep Pit Zones, are located about two kilometres southwest of the Copper Brook Area and show potential for copper- molybdenum deposits, in diorite and monzonite.

There are other showings in the east of the property with intense sulphide and sericite alteration in felsic volcanics which show potential for Volcanogenic Massive Sulphide deposits. These are relatively new targets and have not received any systematic testing.

In July 2006, Coxheath Resources Ltd. optioned the property from Burnt Point Resources Inc. and carried out an Enzyme Leach Geochemical survey, Diamond Drilling of 28 holes totalling 3753 metres, and Metallurgical Bulk sampling testing on the Copper Brook Area mineralization. These surveys provided positive results and confirm that the property is one of merit and warrants further exploration.

I have reviewed all available data on the property and find that the historical work was well documented and is of a standard that it can be reasonably relied on. The property is worthy of additional exploration. This proposed work includes a digital compilation of all data, diamond drilling of the major targets, de-watering and underground sampling of the Copper Brook Shaft 2 and calculation of a resource compliant with NI43-101 requirements.

ii

Introduction

Minetech International Limited was engaged by Francis Leong, President of Silvor Foxx Capital Corp., to prepare a Technical Report on the Coxheath Copper-Gold Property in Cape Breton County, Cape Breton, Nova Scotia. In July 2006 Coxheath Resources Limited entered into an agreement with Burnt Point Resources Inc., to acquire a 100% working interest in the property. The effective date of this report is October 3, 2007.

The purpose of the report was to compile a full review of historical data and to report on exploration work completed by Coxheath between July 2006 and February 2007.

The report is compliant with NI 43-101 standards, to be used in obtaining additional financing for exploration and development of the property.

The report is based on historical Assessment Reports filed with the Nova Scotia Department of Natural Resources (NSDNR), various studies by both the department and the Geological Survey of Canada and two field seasons of mineral exploration conducted in 1996 and 1997 by Burnt Point Resources Inc. a partner in the property which was supervised by Lyndon Jensen and on work completed during the 2006/2007 field season by Coxheath Resources Limited.

The author, John O’Sullivan P.Eng, visited the property on the following dates: October12th, December 4th, 5th 12th and 13th 2006, and is acting as an independent arms-length agent. Much of the data was supplied by Lyndon Jensen who compiled most of the data and was supervisor on Burnt Point Resources Inc. and Coxheath Resources Limited work and is intimately familiar with all aspects of the exploration of the property.

The primary author is John O’Sullivan P. Eng., acting on behalf of Minetech International Limited. Patrick Hannon P.Eng. of Minetech International prepared the section on the Bulk Sampling Program.

Property Description and Location

The Coxheath Property is located in Cape Breton County, Cape Breton, Nova Scotia, Canada. It is comprised of six contiguous licences consisting of a total of 118 mineral claims. Each claim is approximately 40 acres (16.19 ha) which gives an overall area of 4720 acres (1910 ha).

The claims are based on a Lat./Long. grid system which consists of 108 Tracts in a 1/4 NTS sheet giving approximately 1 mile square tracts. These tracts are subdivided into 16 claims. Licences are required to be renewed annually and the licences have been verified by the Titles section of NSDNR as being valid up to the dates listed in Table 1.

The licences are currently held in the name of Burnt Point Resources Inc. All Claims are located in NTS 11K/01B (Figures 1 and 2).

The base grid used for exploration work is the NAD 83 UTM Grid. The central part of the property is 704,000E 5,107,000N on Zone 20 of this grid. In recent revisions of the NSDNR claim maps, all claims are related to this grid.

The Issuer holds title to the mineral rights but has no title to surface rights. Much of the property is held under private ownership, with Cape Breton Regional Municipality holding parts of the licences. Access agreements have been negotiated with land owners.

There are five shafts located on the property, dating to the late 1800's. These shaft locations are shown in Figure 5. There are a number of aggregate quarries in the general area, one of which is one of the largest in Cape Breton and is on the Coxheath licence (Figure 3). There are no tailings ponds on the Coxheath property. There is a small waste pile to the southwest of the Copper Brook.

The property is the subject of an earn-in agreement between Burnt Point Resources Limited and Coxheath Resources Limited by which Coxheath can earn a 100% working interest in the property on completion of a geological work program and by making monetary payments to Burnt Point

Coxheath Property
Beechmont North
Frenchvale
Beechmont
Watershed Area
Sydney Forks
Lic.06892
Lic.05884
Lic.05884A
Lic. 06893
Lic. 05898
Lic. 06891
BURNT POINT RES
JUN 14/06
BURNT POINT RESOURCES
MAR 7/06
BURNT POINT
RES
JUNE 14/06
BURNT POINT RESOURCES
JUNE 14/06
BURNT POINT RESOURCES INC
MAR 4 06
1 Mile
Coxheath Resources Limited
Coxheath Prospect
11K/01B Cape Breton NS
NSDNR.Claim.Map
Figure 2 Oct. 2006

Coxheath Resources Ltd.
Coxheath Copper Prospect
Coxheath Hills, Cape Breton County
Cape Breton, Nova Scotia
NTS 11K /018
Location of Mineral Showings
Scale 1:30,000
John O'Sullivan
NAD 83 UTM
December 2006
Figure 3
N
MacMILLAN ROAD SHOWING
Burnt Point Resources Inc.
Lic 06892
Burnt Point Resources Inc.
Lic 05884
Pyrophyllite showing
Pyrophyllite showing
Pyrophyllite showing
BEECHMONT
MacKENZIE BROOK SHOWING
46.1° N
Lic 06891
Burnt Point Resources Inc.
Lic 06893
Burnt Point Resources Inc.
Lic 05884A
COPPER BROOK AREA
MOUNTAIN
MINE AREA
POND AREA
DEEP PIT ZONE
ARGYLE AREA
HUESTIS ZONE
CENTRAL ZONE
Lic. 05898
Burnt Point Resources Inc.
Height of Land
Height of Land
Height of Land
60.3° W
BLACKETTS
LAKE
91
92
93
94
95
78
77
76
75
74
67
68
69
70
71

Resources Inc. This agreement is outlined in Appendix I.

There are no known environmental liabilities associated with the property. A small section of the southern claims lie within a watershed area (Figure 1). This area is of low mineral priority and should have no impact on the proposed activities of Coxheath.

Access permission must be obtained from landowners prior to carrying out exploration. Agreements have been signed with the two landholders covering Coxheath’s area of interest. Government permits for trenching and excavation are currently in place for operations in the Copper Brook Area (Shaft 2 Area).

Licence	Tract	Claims	#Claims	Anniversary Date
05884	75 92 93 94 95	OPQ A DEFGH ABCDEFGHJKLM Q DE M	25	Mar 07, 2007

05898	54 67 68 77 78	JKLM NOPQ All LMNO CD EFGH JKLM NOPQ ABCD EFGH	50	Mar. 04, 2007
06891	74 75 76 77 95	LMNO JKLM N JKLM NOPQ ABC C	21	June 14, 2007
06892	93 94	JQ NOP	5	June 14, 2007
06893	55 66 78 79 91 92	Q A H J Q KLM PQ A H J A BCD	17	June 14, 2007
Total			118

Table 1. List of Claim Holdings

Note: Licence 05884a, Tract 78, Claim J (one claim) is shown on some of the maps, but expired on March 04, 2007 and is no longer held by Burnt Point Resources.

Access, Climate, Local Resources, Infrastructure and

Physiography

The topography of the Coxheath property consists of a northeast striking plateau of 120 to 170 metres altitude running along the length of the property. This is flanked in the northwest side by steep to gently dipping slopes to about 80 metres along the northwest boundary of the claims. Much of the area is covered with secondary growth mixed forest with locally cut areas and towards the northeast is some farmland. Within the main area of interest there are no significant buildings or residences that would be impacted by mining development.

Access to the property is excellent via paved highways from Sydney, 20 kilometres travel and a good gravel secondary road into the Copper Brook/Shaft 2 area ( Figure 3). The center of the property is LAT: 46° 05' 00" , LONG: 60° 21' 30" (UTM NAD 83 704,000E 5,107,000N on Zone 20).

The Coxheath property is located approximately 14 kilometres WSW of Sydney, Nova Scotia, Canada. Sydney is a city, on tidewater, with deep water shipping facilities, skilled manpower and all of the required infrastructure to support a mining venture.

Cape Breton Island has a northern temperate zone climate with extremes of temperature moderated by the nearby Atlantic Ocean. Freezing and snowfall conditions (average temp 3° to - 15°C, rarely to -30°C) are expected from late November to late March. The rest of the year has excellent conditions for the most part, being cool weather in the spring and fall with intermittent rain. Summer (June to September) has temperatures in the 15°-20°C range with maximums of 30°C. Exploration programs can most efficiently be carried on from May to late November. Diamond drilling during the winter is possible.

In spite of its proximity to the city of Sydney, the Coxheath area is sparsely populated with most of the people living along the Beechmont Road area (northwest of the property). Most of the people work in Sydney area with some local hobby farming and wood cutting activity. Approximately 2 km from the Shaft #2 area, a large rock quarry exploiting a dioritic pluton and supplying quality aggregate to the local market. This is currently one of the largest aggregate quarries operating in Cape Breton.

The property has a regional grid power line cutting across the claims. The property has paved roads to within one kilometre of the main target areas and gravel roads to the site. As the property is undeveloped woodlands and swampy areas, locating suitable tailings ponds and waste disposal areas poses no impediment to mining activities in the project area. Water supply is adequate. Qualified mining personnel and mining equipment are available in Sydney 14 km distant.

History

Copper was first discovered in 1875. The property had five shafts sunk and limited copper production prior to 1901. Several companies carried out exploration work on the property since that time.

Date	Company	Work Completed
1875		Copper first discovered
1881- 1901	Coxheath Copper Mining Co., Eastern Development Company.	Five shafts sunk. Shaft #2 developed on 5 levels to 477 ft. (146 metres). There is 1.64km of underground development.
1928	Arno Mines Ltd.

Mining Plant erected. Dewatered #2 Shaft and deepened it to 477 ft. Additional drifting and cross cutting of 1341 metres on 190, 260 and 340 Levels. Diamond drilling of 11 holes for 938 metres. (Arno Series)

1947	Nova Scotia Dept Mines	Shaft #2 dewatered. Drifts and cross-cuts sampled. Magnetics, SP surveys
1952	Anthonian Mines Ltd	498 m drilling of short holes Mountain Vein area. (Anth Series)
1963- 1965	A.S. Bayne and Co.

Line cutting, geochem, magnetics, Reserve calculation (non NI43- 101 compliant) on Shaft #2, Copper Brook Area "probable and possible ore" 99,360 tons / 3.145% Cu* "inferred reserve" 221,848 tons * Potential tonnage 410,000 tons

1964	Bateman Bay Mining Co.	Diamond Drilling 12 holes totalling 1083 m (B Series) NSDNR Drilling
1965	Mariner Mines Ltd. Bethlehem Copper Corp.

54 line miles grid. 2600 soil geochem samples on a100 x 400 ft grid.
37 km IP survey - 9 anomalies Magnetic Survey. Diamond drilling
40 holes total 4443 metres (MM Series)
1968 Five holes (306 metres) in Hole MM7 Area

1973	T.R Clarke & Associates for J.E. Riddell	Feasability study based on Baynes 1963 review of 1947 sampling.

1976	Aquitane Company of Canada	IP survey - 9.08 line km. Diamond Drilling 8 holes totalling 1011.9m (AC Series)
1986		Aggregate quarry developed adjacent to Shaft#2 area. Ore stockpile removed.
1987- 1988	Coxheath Gold Holdings Ltd. (J.E. Riddell)	Airborne magnetic, VLF EM, Resistivity
1995	Mispec Resources Inc/ Burnt Point Resources.	Diamond drilling 17 holes totalling1439.7 metres (K Series), drilled in Shaft #2 Area, Mountain Vein Area and Aquitaine/Argyle Area
1996- 1997	Burnt Point Resources Inc./ Mispec	Prospecting, Geological mapping. 6.6 km baseline. Stream sediment sampling. Biogeochemical sampling. Magnetic and ground VLF EM survey

Table 2 - Summary of work history

Coxheath Copper

The Coxheath Copper Mining Company and its successor, Eastern Development Company carried on exploration between 1881 and 1901 with two shafts being sunk (No 1 to a depth of 176 feet and No. 2 to a depth of 340 feet) on a zone of 4-5 high grade NE-SW steeply dipping copper veins. The veins dip 70º-80º to SE or NW with ore shoots reported plunging 45º NE. Most of the work was done in the Shaft #2 area where levels were established at 120, 140, 190, 260 and 340 feet and a total of 2640 feet (805m) of drifting and crosscuts were done proving up 50,000 tons of ore grading 3-5% Cu ( Bayne, 1963). This work is not NI 43-101 compliant and should not be relied on. A total of 3000-5000 tons of ore was hoisted to the surface for metallurgical testing. Three additional shafts were sunk on the Mountain Vein Zone 286m to the east. (Shaft #3 was sunk to a depth of 100 feet). (Messervey J.P. 1929)

No. 2 SHAFT
QUARRY SITE
DDH K01
DDH B-1
Rd.
DDH MM #31
"B Vein"
"C Vein"
"D Vein"
DIORITE
140 ft level
ANDESITE
190 ft level
260 ft level
CARBONIFEROUS
SEDIMENTS
1m - 4.95%Cu, .16oz/t Au, 2280 ppm Mo
340 ft level
121.46m
COPPER CREEK FAULT ZONE
174m
477 ft (145m)
"L-W Vein"
BURNT POINT RESOURCES INC.
No. 2 SHAFT SECTION
COXHEATH PROJECT
NTS: 11K01B
DATE: June. 1995
SCALE:
WORK BY: L. JENSEN
NOTE: diagram from Oldale 1965 (slightly modified)
SCALE:
0
30m
K01 is 75m NE of sect MM#31 and B-1
270m

Figure 4

28

Arno Mines Ltd

Arno Mines Ltd drilled 938m in 11 holes and completed 68 trenches tracing mineralization along strike in 1928, erected a mining plant and dewatered No. 2 shaft (Figure 6). They subsequently deepened shaft #2 to 477 feet and carried an additional 4400 feet (1341 m) of drifting and crosscutting on the 190, 260 and 340 foot levels. Operations were suspended in September of 1930 because of the economic crises and collapse of the copper markets (Beaton W.W. and Walz A. 1929, Beaton W.W. and Sugden F.J. 1930).

Nova Scotia Department of Mines

Under the direction of Prof. Flynn of the Nova Scotia Technical College, the Nova Scotia Department of Mines partially dewatered the No. 2 Shaft in 1947, surveyed and sampled the drifts and ran self potential and magnetic surveys over the area of underground workings. (Cole E.J. 1949) (See Appendix III).

Anthonian Mines Ltd.

In 1952 Anthonian Mines Ltd. drilled 498m in shallow holes in the property. (Keating B.J. 1952).

This work was concentrated on the Main (Shaft #2) Area and the Mountain Zone.

Drilling on the Mountain Zone intersected 0.57% copper over 1.5 m in hole Anth1 and 0.82% copper over 1.5 m in hole Anth 2, both drilled under Shaft #3. A complete set of drill logs is not available.

A.S. Baynes and Company Ltd.

A.S. Bayne and Company Ltd. conducted a detailed exploration program in 1963 over a 1 square mile area surrounding the mine for Mariner Mines Ltd. This work included line cutting, geological, geochemical and magnetometer surveys. Later, additional exploration was carried out on an additional 1 square mile area to the southwest. A total of 53.2 line miles of grid lines at 200 foot spacing was established.

BEECHMONT
78
Lic 06893
Burnt Point Resources Inc.
Lic 05884A
67
COPPER BROOK MINE AREA
MOUNTAIN MINE AREA
POND AREA
HILLS
DEEP PIT ZONE
CENTRAL ZONE
HUESTIS ZONE
ARGYLE AREA
Argyle Area Drilling
Height of Land
Shaft No.1
Shaft No.2
Shaft No.3
Shaft No.4
Shaft No.5
Greenmire Brook North Branch Fault
Greenmire Brook South Branch Fault
703,421E
5,105,553N
Lic. 05898
Burnt Point Resources Inc.
Scale - Metres
500
1000
Data compiled from Mariner, Aquitaine Bateman Bay and Burnt Point Resources Data.

Coxheath Resources Ltd.
Coxheath Copper Prospect
Coxheath Hills, Cape Breton County
Cape Breton, Nova Scotia
NTS 11K /01B

Geology and Diamond Drill Hole Plan

Scale 1:10,000
John O'Sullivan

Figure 5
December 2006

MINE AREA
0
50
100
150
200
Scale - Metres
5,107,500N
704,250E
K-05
B-04
Shaft No.1
Bateman Series 1964
Mariner Series 1965
Aquitane Series 1976
Mispec Series 1995
Grantmire Brook South Branch Fault
B-03
Pit face
N
MM-34
B-02
5
MM-31
K-03
COPPER BROOK
MINE AREA
4
K-01,02
704,000E
AR4,5
5,107,250N
B-01
K-04
Shaft No.2
1
AR13,14
Anth-6
AR 15
Figure 6
B-05
Anth-7
2
3
1
DDHAnt1

0
250
Scale - Metres
5,107,000N
704,750E
1
1
6
DDHAnt1
K-11
DDHAR1,2
DDHAnt2
K-08
Shaft No.3
DDHAnt3
DDHAR3
MM36
K-07
Shaft No.4
K-09
DDHAR11
DDHAR12
K-06
DDHAnt4
AC-01
DDHAnt5
K-10
MM35
Shaft No.5

MOUNTAIN
MINE AREA
Diamond Drill Hole Locations
Figure 7

DEEP PIT ZONE
CENTRAL ZONE
HUESTIS ZONE
ARGYLE AREA
N
1
2
3
3
3
5,106,000N
5,105,500N
703,000E
703,500E
704,000E
703,421E
5,105,553N
MM-20
AC-03
K-17
AC-04
AC-05
K-16
MM01
MM-02
K-12
K-13
AC-06
AC-07
MM6
K-14
MM13
MM8
MM-16
MM39
K-15
MM14
MM9
MM36
MM25
MM37
MM12
MM9
MM23
MM21
MM3
MM10
MM15
MM11
MM4
MM5
M68-1
M68-4
M68-3
M68-2
MM7
M68-5
MM17
MM19
0 50 100 150 200 250
Scale -metres
Scale 1:5000

Figure 8

Argyle Area Drilling

A report detailing reserves was prepared by Bayne A.S. et al. in 1963, and updated by Quinn H.A. in 1965. The data used by Bayne and Quinn were based on the 1947 sampling (102 samples). A.S. Bayne calculated a " probable and possible ore reserve of 99,360 tons grading 3.145% Cu" within the limits of the developed workings, and an "inferred reserve" of 221, 848 tons assuming an extension of length and depth to 50 feet beyond the mineralized workings and 100% vertical continuity of 4 veins. He assumed an average sampled width of 4.25 feet (1.2 m), a vertical depth of ore to 390 feet (119 m ) and a maximum strike length developed underground of 850 feet ( 259m). Indicated "potential tonnage" for this mineralized zone above the 390 foot level was estimated by Bayne to be 410,000 short tons (Appendix III)..

These figures are historical in nature and are presented as such. They are not compliant with reporting requirements under NI 43-101 and should not be relied on as a resource estimate.

Bateman Bay Mining Company

Bateman Bay Mining Company optioned the property from Mariner in 1964 and drilled 1083m in 12 holes.(Hudgins A. 1964). Data, including copies of original drill hole logs, was provided by Avard Hudgins, who supervised the Bateman Bay work. This drilling is not on record at the Nova Scotia Department of Natural Resources. Data was compiled from copies of the original drill logs. Among the more significant intersections was a section in Hole B1 which cut 4.2% copper and 1.96 oz/ton silver over1.5 metre. This intersection was in the deposit in the Copper Brook/ Shaft #2 area.

Mariner Mines Ltd.

Mariner Mines established the potential for porphyry copper/ molybdenum mineralization in the area to the southwest of the Shaft #2 Area ..

Following the discovery of molybdenum, the exploration concept changed from looking for high grade veins (low tonnage potential) to larger tonnage low grade Cu-Mo porphyry. In 1965, Mariner Mines Ltd and new partner, Bethlehem Copper Corporation Ltd., cut some 54 miles of grid lines, two baselines were surveyed in, the property was mapped and a total of 125 trenches and pits were completed, 2600 soil samples were taken at 100 foot intervals on line 400 feet apart and analyzed for Cu and Mo. IP surveying of 37 line miles was carried out with 9 anomalous areas being found. A limited magnetic survey was completed in the Central Zone area of the property. Over two years the company also drilled some 40 holes for a total of 4667m. (3079m of the core was split and assayed on the property for Cu and Mo.)

Drilling by Mariner was concentrated in 3 areas:

a)	The central part of the intrusive (termed the Central Zone)

b)	The Coxheath Mine area (Mine Zone)

c)	The Carboniferous/ intrusive contact area in the northwestern portion of the property.

Twenty eight holes were drilled in the Central Zone (2935m). Horizontal and vertical continuity was difficult to establish in the area, despite the discovery of several potentially economical mineralized zones. (eg. DDH #25 an average grade of 0.50 % copper was intersected over 105 feet. (45.7m) and in the same hole, a second zone assayed 2% Cu , 0.25 oz / ton Au and .16 oz Ag over 5 feet, (1.52m). Molybdenum values of 0.32% over 50 feet (15.2 m) in DDH MM3 and 1.15% Mo over 5 feet (1.52m) in DDH # 5.

In the area of the Shaft #3 to Shaft #5 in the Mountain Zone 1484m was drilled. Only low grade mineralization was encountered on the 600 foot (183m) level. One hole ( DDH MM 35 ) drilled near the No. 5 Shaft, intersected three silicified and sulphide bearing zones, one 10.5 feet to 21 feet(3.2m) grading 1.1 % Cu and another 5 feet (1.52m) of .92% Cu and a third of 4 feet (1.21 m) of 5.62% Cu. Further followup drilling of this zone was recommended by Oldale at the time. (Oldale1967).

Five holes totaling 661 metres were drilled in the Contact Zone to test a strong IP anomaly. Considerable pyrite and lesser chalcopyrite was intersected in a grey conglomerate-sandstone host rock, near the base of the Carboniferous Grantmire Formation. The mineralized intercepts included one of 0.32% Cu over 5 feet (1.52m) (Oldale H.R., 1967, 1967b).

In 1973, T.R. Clarke completed a feasibility study for Mariner Mines on bringing the Coxheath Copper Mine into production using reserve estimates calculated by A.S. Bayne in 1963. He suggested that Bayne’s reserves underestimated the potential in the Shaft #2 area. He quoted references from "Copper in Nova Scotia", by J.P. Messervey in 1929. In older reports the NSDM had reported copper in the B Zone - "10 to17 feet wide grading in the 10 to 20% range". Bayne stated that his calculations were “conservative”( Clarke T.R. 1973). Clarkeestimated that the "small amount of mine development to date" had indicated 99,360 tons ( grading 3.145% copper over a mineable width of 4.24 ft. (1.3 metres), with a potential tonnage of 409,129 tons (unstated grade). These figures are historical in nature and are only presented as such and should not be relied on as fact.

Aquitaine Company of Canada

The Aquitaine Company of Canada acquired the property in 1976. They carried out 9.08 line kilometers of IP surveying over favourable areas.

This survey was followed up by diamond drilling of 1011.9 metres in 8 holes in 1976.

One hole (AC-1), tested the Mountain Vein Zone near shaft No. 5 and intersected a 30 foot (9.14m) zone in brecciated andesite which assayed 0 ..44% Cu, 0.016 oz/ton Au and 0.4 oz/ton Ag. ( Pollock, D.W. 1977)

Quarrying 1986

In 1986, a local quarry operator removed the stockpile of ore/waste dumps and quarried portion of the area for aggregate.

Coxheath Gold Holdings Limited

In 1987, Coxheath Gold Holdings Limited acquired the property and carried out Airborne magnetics, EM and Resistivity surveys of the property. These were followed by limited ground surveys, including magnetotelluric surveying. The quarry face in the Shaft #2 area was mapped by D. Thompson in 1988 who recorded up to 0.45% Co in the "L-W Vein" (one of the 4 veins developed in the underground operation (Thompson D. 1988), (Figure 4).

Because of a change of focus, the company concentrated its interests on developing the Tangier Gold Mine, in Halifax County and no further work of significance was done at Coxheath Copper Mine and the licences were allowed to lapse.

Burnt Point Resources/ Mispec Resources Inc.

Mispec Resources Inc. and Burnt Point Resources acquired the property in 1995, and between then and 1997 carried out Prospecting, Geological Mapping and establishment of 6.6 km of grid. Stream sediment sampling and biogeochemical sampling surveys were also carried out. A number of drill targets were defined. VLF EM and magnetic surveys were also carried out.

Mispec Resources completed 1439.7 m of BQ drilling on 3 target areas:

a)	Shaft #2 Zone (Copper Brook Zone)

b)	Mountain Zone

c)	Aquitaine/Argyle Zone

The program was started in October of 1995 in order to test the precious metal potential of the Aquitaine/Argyle Area and Copper Brook Area. Several auriferous zones were encountered with one interesting intersection being cut in the Copper Brook (Shaft #2 Area) at a vertical depth of 65m (5 m averaged 0.22% Cu and 0.24 oz/t Ag). A new zone was also discovered near the bottom of Hole K-01. A new vertically dipping copper rich zone of chalcopyrite and tourmaline quartz veins southeast of "Zone B" returned 0.162 oz/t Au , 0.16 oz/t Ag, and 4.9% Cu over 1.0 metre (Jensen,1996).

An extensive zone of pyrite and chalcopyrite with minor sphalerite in a quartz veined stockwork zone was cut in the "Mountain Vein" area (Figure 7). One mineralized section returning 0.36% Cu, 0.09 oz/t Ag over 6m. Previous drilling in this stockwork had intersected up to 19.8m of 0.64% Cu in one hole. A section of 13.7m of mostly pyrite bearing quartz veinlets which ran 0.014 oz/t Au was intersected in another hole.

Six holes were drilled in the "Aquitaine/Argyle Area" (Figure 8), a distance of 2 km southwest of the Shaft #2 area, to test the precious metal potential of the wider, but lower, grade copper mineralization previously located there. The mineralization consists of vertically dipping quartz, chlorite and pyrite/ chalcopyrite hairline veinlets that are closely spaced , occupying wide shear zones. At least two such zones were found, one assayed 0.13% Cu over 32 metres. The Aquitaine/Argyle shear zone was drill tested over 150m along strike (approx. 013º Az). Copper mineralization of 0.16% was intersected over widths of 15m. Gold values were very low ( Jensen 1996).

Mispec Resources and its partner, Burnt Point Resources Inc., decided to conduct a broader evaluation of the entire property by conducting a reconnaissance prospecting program from mid April to August, 1996. This program proved effective in defining an area within the Deep Pit-Central Zone area (Figure 9) that deserves further detailed work ( Jensen 1996).

Results from a stream sediment sampling program (149 samples) showed anomalous values from 112 to 230 ppm molybdenum, 74 to 355 ppm cobalt and copper to 360 ppm. Panned stream sediment concentrates returned two values of 40 ppb gold in streams draining the Deep Pit/Central Zone. A Spruce bark and Fir twig biogeochemical orientation program returned a number of anomalous values for copper, gold and cobalt in The Deep Pit area.

VLF EM and Magnetic surveys were carried out over the Deep Pit Area on a cut grid. Six northeast striking anomalies were outlined by the VLF EM survey (Figure 9). These occurred over swampy linears and were interpreted to represent structural linears. The magnetic survey produced low values coincident with the VLF linears and was interpreted as reflecting an alteration of magnetic minerals along linears.

3
MM-20
3
3
000N
5,106,000N
K-17
AC-03
AC-04
DEEP PIT ZONE
1
2
3
AC-05
MM01
K-16
MM-02
K-12
K-13
MM6
AC-07
MM14
CENTRAL ZONE
MM36
MM8
MM9
MM25
HUESTIS ZONE
MM37
5,105,500N
MM39
MM9
MM12
703,421E
5,105,553N
MM23
MM21
MM3
MM10
MM15
MM11
MM4
MM5
704,000E
M68-1
M68-4
M68-3
M68-2
M68-5
MM7
MM17
MM19
4
0 50 100 150 200 250
Scale -metres
N

VLF EM Frazer Filter Contours

Figure 9

Regional Geology

The Coxheath property is located within the westernmost Late Precambrian (i.e. Hadrynian) volcanic-plutonic belt in eastern Cape Breton Island, N.S. This is one of four volcanic-plutonic belts that make up the Avalon Terrain of the Canadian Appalachians. These were formed as a result of a continental margin volcanic/plutonic arc that resulted from an ancient westward-dipping subduction zone (Keppie and Dostal, 1991).

The Precambrian rocks consist of late Hadrynian (~620 Ma) volcanic suite of rhyolite, andesite, basalt flows, tuffs and minor volcanoclastics intruded by a large coeval composite pluton (in the western portion of the property) of dioritic to granitic composition (Figure 10).

The Precambrian have been metamorphosed to greenschist or sub-greenschist facies and have a weak northeast trending fabric and form topographic ridges that are surrounded by younger Cambrian to Carboniferous age sediments.

The entire belt has undergone upright folding and minor tilting during the Middle Paleozoic (Helmstaedt and Tella 1973). D. Kontak notes that “poles to primary layering suggest folding about a southwest plunging axis.” Some possible local Late Precambrian folding might have occurred prior to this, as folded quartz veins and weak foliation has been observed within the diorite. This folding suggests that the diorite might have been in a semi-consolidated state prior to the intrusion of the monzonite/ granite later on and was therefore emplaced syntectonically.

D. Lynch and J. Ortega, in their 1998 regional mapping of these rocks, suggest a major synclinal structure exists extending for 5 km to the northeast of the intrusive/volcanic contact.

22

Scale
Kilometres 2 0
TN
CW
CH
Hcr
Hca
Hcb
Hcg
Hcq
Hcd
Cu, Mo, Au
Cu,Au
DM
OM
CARBONIFEROUS
HORTON GROUP
CH
Conglomerate, sandstone, and shale; minor limestone
DEVONIAN
DM
MCADAM LAKE FORMATION: arkosic sandstone, conglomerate, shale, and felsic intrusions
ORDOVICIAN (?)
OM
MCADAMS BROOK FORMATION: quartz-rich siltstone and sandstone
CAMBRIAN
MACNEIL FORMATION: dark grey shale, siltstone, and limestone
MACLEAN BROOK FORMATION: quartz sandstone, siltstone, and shale
LATE HADRYNIAN
COXHEATH HILLS PLUTON
Granodiorite
Quartz monzodiorite
Dioritic rocks
Gabbro
COXHEATH GROUP
Hcr
Rhyolitic tuff, lapilli tuff, and flows; minor basaltic to dacitic layers/lenses and tuffaceous sedimentary rocks
Hca
Andesitic tuff, lapilli tuff, and flows; minor rhyolitic and basaltic lenses
Basaltic flows, tuff, and lapilli tuff; minor rhyolitic, dacitic, and andesitic lenses

From portion of Barr et al. 1996's Geology Map of Southeastern Cape Breton

MAP 4

LEGEND
Claim Outline
Tracts 67
CARBONIFEROUS
17 Strathlorne Fm Siltstone, Sandstone, Limestone
18 Grantmire Fm. Red,grey Sandstone, Conglomeratic Sandstone
15 Undifferentiated Carboniferous Sediments
DEVONIAN
14 McAdams Lake Fm. Arkosic Sandstone, Conglomerate, Shale, Felsic Tuff
ORDOVICIAN
13 McAdam Brook Fm. Siltstone, Sandstone, Slate, Felsic Tuff
POST HADRYNIAN INTRUSIVES
12 Gabbro medium to coarse grained Gabbro
11 Diabase - grey, massive and porphyritic Diabase
10 Feldspar Porphyry, grey to tan, med grained rhyolitic porphyry
9 Felsite (trachyte) grey/buff fine grained massive and porphyrytic dykes
HADRYNIAN
8 Granite to Granodiorite, grey, fine/med grained
7 Monzonite, med grained buff, porphyritic monzonite
6 Diorite, med to fine grained diorite, (6b) Syenodiorite - K enriched
HADRYNIAN VOLCANICS
5 Porphyritic Andesite
4 Porphyritic Rhyolite
3 Pyroclastics with minor Intercalated Andesite
2 Rhyolite, banded, red and tan
1 Basalt and andesite, massive and porphyritic, with intercalated Tuff
BEECHMONT
N
Burnt Point Resources Inc.
Lic 06892
McMillan Road Showing
Burnt Point Resources Inc.
Lic 05884
Morrison Brook Showing
MacKenzie Brook Showing
Pyrophyllite showing
Pyrophyllite showing
Pyrophyllite showing
Quarry
Lic 06891
Burnt Point Resources Inc.
Lic 06893
Burnt Point Resources Inc.
Lic 05884A
COPPER BROOK AREA
MOUNTAIN
MINE AREA
POND AREA
DEEP PIT ZONE
ARGYLE AREA
HUESTIS ZONE
CENTRAL ZONE
Lic. 05898
Burnt Point Resources Inc.
Height of Land
Height of Land
Height of Land
BLACKETTS
LAKE
0 200 400 600 800 1000
Scale - Metres
Coxheath Resources Ltd.
Coxheath Copper Prospect
Coxheath Hills, Cape Breton County
Cape Breton, Nova Scotia
NTS 11K /01B
Regional Geology - Lynch
Scale 1:10,000
John O'Sullivan
NAD 83 UTM
December 2006
Figure 11

H.R. Oldale (1967), based on the extensive work that Mariner Mines did on the claims, suggested that both the volcanics and the intrusive themselves have been folded about a large regional anticlinal structure. Limited regional mapping by Jensen during the Mispec reconnaissance program, indicates that the volcanics are more complexly folded and faulted than either of the two simplified structural interpretations above.

Property Geology

The Coxheath Resources property is underlain by mainly volcanics and intrusives of the Precambrian Coxheath Group. (Barr et al, 1996). Barr's regional geology is shown in Figure 10.

The oldest rocks (dated at 613 +/- 15 Ma) are found in the northeast third of the property. They consist of a thick sequence of predominantly volcanic flows and pyroclastics ranging from basaltic to rhyolitic in composition. They extend eastward covering an area 4 x 6.5 km. Whole rock analysis have indicated that they are of calc-alkaline affinities. (Thicke 1987, Dostal and McCutcheon 1990, Barr 1993) A continental-margin island arc setting is postulated, based on its trace element patterns (Dostal and McCutcheon 1990).

The accompanying geology map (Figure 11) is a composite general summary map of a very detailed geological mapping by Quinn/ Mowat et al (Quinn 1965) for Mariner Mines within the Coxheath claims and that of a regional reconnaissance mapping for the GSC by G. Lynch and J. Ortega (Ortega et al 1994) and S. Barr et al (1996).

Barr and Thicke subdivided the volcanics into 3 main units (Figure 11). Because bedding is difficult to observe on an outcrop scale within the volcanics, Jensen was not entirely confident in their interpretation of the stratigraphy or the interpreted structure. For descriptive purposes three of Barr et al.’s units have been retained for the present report. The synclinal structure shown on the map should be viewed with the qualifier above.

Unit 1 (their unit HCb – Barr et al. 1996) consists of massive fine grained dark green to black basalt and andesite interbedded with rare zones of vesicular basalt. Quinn, in 1963, was able to map a similar coloured and equally fine grained mafic tuff (Unit 1b) within these mafic flows. This is overlain and in certain areas interbedded with medium grey andesitic flows and tuffs, so the area mapped as unit 1 in Figure 11 should be viewed as a region of major dominance of each lithology type.

Felsic volcanic rocks follow Unit 2 (Hcr). They consist of medium grey porphyritic dacitic to rhyolite flows and tuffs. These rocks are light grey to yellowish green to maroon in colour. They have feldspar and quartz phenocrysts and in areas can show well developed flow banding and spherulitic textures.

Unit 3 (Hca) consists of similarly coloured pyroclastic rocks which vary widely from lithic volcanic breccias to lapilli tuff. Some thin siltstones are rarely found within these volcanics. Unit 4 is a tan coloured massive porphyritic rhyolite occurring as an inlier with the Coxheath intrusives.

Unit 5 is a porphyritic andesite also occurring within the pluton in the Klondyke Road area. Here the contact with the diorite has abundant xenoliths of this rock type, which are 10 to 30 cm in size indicating the proximity of the roof of the pluton.

The Coxheath Hills Pluton is divided by Jensen into three map units: diorite, monzonite, and granite to granodiorite. The bulk of the mineralization within the belt is contained within the Unit #6 diorite, which ranges from diorite to quartz diorite in composition and it is typically medium grained and dark grey in colour. It is noticeably finer grained near the volcanic contact with inclusion of andesite often being found in this area. Kontak describes the diorite as having a "seriate to hypidiomorphic granular texture with less than or equal to 5% amphibole and less than or equal to 30% plagioclase phenocrysts dominated by calcic plagioclase, An 30-38. The amphibole is mostly hornblende."

Near the mineralized areas, DeWolfe (2000) recognizes two stages of magmatic amphibole crystallization: orthomagmatic and hydrothermal, with small cavities within the diorite (<2-3 mm) filled with apatite bearing subhedral quartz, albite and flame perthite.

Quartz monzodiorite (Unit 7) occurs in the central portion of the pluton. It has been mapped previously as monzonite to syenodiorite. It appears to have a gradational contact with the diorite. Plagioclase feldspars have been altered to a greenish or more often a reddish colour and potassium feldspar is more abundant. This pervasive potassium feldspar might be a result of hydrothermal alteration or differentiation within the pluton.

Intruding this rock in the southwestern portion of the property are true granites and minor granodiorite. (Included together as Unit 8). The granitic rocks are generally medium grained and pink in colour, while the granodiorite is finer grained and light grey in colour. Post Hadrynian intrusives occur in a limited way throughout the property as crosscutting relationships with each other has not been observed. Age dating of these intrusives has not been done to date. They have been arbitrarily assigned unit numbers.

Felsite (trachytic) Unit 9, feldspar porphyry (Unit 10) and diabase (Unit 11) dykes all intrude these plutons and volcanic rocks. They range from 0.5 to 5 metres in thickness. Their upper age constraints have not been determined to date, but are pre- Carboniferous, as none have been found cutting Carboniferous sediments.

A medium grained gabbroic intrusive (Unit 12) occurs in the western portion of the claims. The contact relationship with the Precambrian intrusives is not exposed. It appears to be fresh and relatively unaltered unlike the older rocks and is seen to intrude a narrow zone of pre Mississippian (probably Devonian) arkosic sandstone and felsic tuffs (Unit14). Ordovician McAdam Brook Formation (Unit 13) rocks, consisting of quartz rich siltstones and fine grained sandstones with interbedded dark grey slate, was observed in the Gillis Lake area in the southwestern part of the property.

All these rocks are either overlain unconformably or are in fault contact with Carboniferous sedimentary rocks: the red siltstone and red and grey conglomeratic sandstone and conglomerates of the Grantmire Formation (unit 16) and the overlying grey and reddish siltstone and interbedded grey micritic limestone of the Strathlorne Formation (Unit 17).

Deposit Types

The Coxheath Copper Deposit lies within a volcanic-plutonic belt within the Avalon Terrain of the Canadian Appalachians. This belt runs through southern New Brunswick, along part of central Nova Scotia, through Cape Breton, along a portion of the southern part of Newfoundland, swinging up through the Avalon Peninsula. The geological environment has proven prospective for a variety of base metal and precious metal deposits of which the more significant are:

New Brunswick - Mount Pleasant - tin, tungsten, molybdenum, indium, Cape Spencer - gold.

Nova Scotia - Stirling Copper Mine, Deep Cove copper/molybdenum deposit, Coxheath, Oceanview.

Newfoundland - Hope Brook gold. Manuels - pyrophyllite

These areas show affinities to classic Copper/ Molybdenum porphyry systems and have a marked assemblage of exotic minerals, such as cobalt, bismuth, tungsten and indium.

The Coxheath Resources property shows potential for a copper/molybdenum porphyry type deposit. In addition, there are copper enriched en-echelon shear zones which have potential for shear hosted copper deposits.

In the northeast part of the property about 4 kilometres from the Main Coxheath Deposit, a number of strongly developed pyrophyllite bodies occur in shear zones in altered felsic volcanic rocks. These pyrophyllite bodies have been known for some considerable time, and were worked in the late 1800's on a limited basis.

They have never been systematically evaluated for their economic potential for current applications of pyrophyllite. The Manuels Pyrophyllite Deposit at Foxtrap on the Avalon Peninsula of Newfoundland has been worked for many years and occurs in an analagous geological setting to the Coxheath area.

39

CARBONIFEROUS
Sedimentary rocks
DEVONIAN
McAdam Lake Formation: conglomerate, shale
ORDOVICIAN
MacLeod Brook Formation: shale
LATE PRECAMBRIAN
Coxheath Pluton: diorite-gabbro; granite
Coxheath Hills Group: andesite, dacite, tuff
Fault
Mineral occurrence
Cu = copper Mo = molybdenum Au = gold Pyr = pyrophyllite
Sydney
Map Area
50km
Coxheath Cu-Au Mine
Pyr
Coxheath Mtn. Pyrophyllite (see Inset)
Cu-Mo+
Cu-Mo
Cu
Mo
Blacketts L.
Sydney Forks
125
4
N
W
E
S
1 0 1 2
Kilometres
DNR Trenches (2002)
Pyrophyllite Zone
Prospect Pit
DNR Trench (2002)
Stream
Crown Line
Quarry face
50 m

Map is direct copy of Figure 1 of G.O'Reilly, 2003

BURNT POINT RESOURCES INC.
PYROPHYLLITE OCCURRENCES
COXHEATH PROPERTY

Date: 2003
NTS: 11K01B

G.O'Reilly,NSDNR

Figure 9

Mineralization

Mineralization found on the Coxheath Property is primarily chalcopyrite and pyrite associated with shear zones in diorites, in a mixed sequence of intrusive rocks in a volcanic country rock sequence. There is intense evidence of east-northeast shear zones and the mineralization occurs as steeply dipping chalcopyrite-quartz-chlorite veins with tourmaline development in the Copper Brook Area.

Copper Brook Area (Shaft #2 Area)

The Copper Brook area mineralization consists of four NE-SW steeply dipping, sub parallel shear zones within the Coxheath Hills diorite. They appear to be splay shears off of the major Copper Brook Fault that cuts through the property (Figure 10).

The veins, occupying the shear zones, are en echelon splays off a major fault that cuts near the intrusive/volcanic contact just east of Shaft #2. They strike northeast and dip 70º-80º to SE or NW with ore shoots reported plunging 45º NE. They are approximately 30 metres apart from each other.

The mineralization occurs in northeast-southwest trending, steeply dipping shear zones that contain a stockwork of tourmaline-sulphide veins. Vein density is up to 150-200 per meter with some veins up to 20 cm wide, that are composed primarily of sulphides. These shear zones have intensive alteration of potassic and sodic feldspar within them and on their margins. DeWolfe (2000) has noted an enrichment of barium ( up to 4.5 wt % BaO). The tourmaline consists of veinlets a few mm to 10 cm and as irregular replacement masses. The sulphides generally show a spacial relationship with the tourmaline and consist primarily of pyrite with subordinate chalcopyrite and bornite. The sulphides are coarse textured and occur both as intimate intergrowths with the tourmaline and as isolated massive pods. These shear zones have intensive alteration of potassium and sodic feldspar within them. Some fault gouge occurs within these mineralized zones with fragments of host rock sometimes surrounded by mineralization.

Prophyllitic alteration is found within the diorite in between the main shear zones and crosscutting the mineralization. It consists of zones of intensive chlorite alteration, carbonate and epidote veining (magnetite, common in the unaltered diorite is notably not present in both the mineralized and alteration zones). Late quartz and carbonate mineralization and alteration are in turn locally faulted, often in an en-echelon array.

A quarry face exists at present, 100m northeast of Shaft #2. This quarry face provides an excellent section of the highly jointed and faulted dioritic host rock. Copper mineralization of the L-W Zone can be seen at two locations along the quarry wall.

Mountain Zone

A second high grade, but narrow vein type mineralization known as the Mountain Zone is located 396m to the east of Shaft #2, within andesite flows and tuffs. In 1891, three shafts were sunk on mineralized showings in a zone striking NNE. Shaft #3 was sunk to100 feet (30 m), Shaft #4, located 150m SSW to 40 feet (12.2 m) and Shaft #5, (located 180m further to the SSW) to 28 feet (8.5 m). These shafts are shown in Figure 7.

Southwestern Area

These targets are located about two kilometres to the southwest along strike from the Coppper Brook (Shaft #2) Area and consist of the Aquitaine/Argyle, Huestis, Deep Pit, Central and Pond Zones.

Three main zones of mineralization have been identified to date, mostly by work done by Mariner Mines early in 1960’s and by drilling and field work by Mispec Resources/Burnt Point Resources partnership, in 1995-1996.

The mineralization in these areas consists of sheeted vein zones containing Cu, Mo, Au and Ag over significant widths, similar to that found in other porphyry copper-gold deposits (Sillitoe, 1993). The fact that the mineralization is confined to more structurally controlled zones and the fact that the veinlets are mostly parallel to each other in preferred directions is typical of mineralogy commonly found at depth in porphyry-type systems. (Titley, 1994).

The mineralization of the southwestern area is similar to the mineralization described for the newly developed Ridgeway Gold Copper deposit of New South Wales. (Wilson et al. 2003). The sheeted vein mineralization consists of hundreds of veinlets per meter of mm to several cm size, consisting of quartz, epidote, chalcopyrite, bornite and molybdenite bearing veinlets, cutting the diorite intrusive. Intensive potassium feldspar and some sodic feldspar alteration rim these veinlets. In the area of thick veining, the host diorite rock appears to be a reddish monzogranite.

Central Zone

The Central Zone is located 1.85 km SSE of Shaft #2. It was discovered by Mariner Mines in 1965 in their property wide search for Cu, Mo porphyry style mineralization. Its mineralization consisted of vertically dipping, north trending zones of thin sheeted quartz, chlorite and chalcopyrite veinlets and sulphide coatings along thin fractures within potassic altered diorite. Two main zones of copper mineralization were intersected in a number of 45º inclined drill holes.

A mineralized zone of 32m (25m true width) with 0.55% Cu was intersected in DDH MM25 at 73m vertical depth. Within this zone two auriferous intersections, 6.0 m apart, were noted- 4.6m (3.5m true width), assayed 0.86% Cu and 0.11 oz/t Au and a second intersection of 3m (2.3 m true width) assayed 1.52% Cu and .15 oz/t Au. A third gold intersection in this hole was cut at 47.2m (30m) vertical depth and assayed 1.98% Cu and .21 oz/t Au over 1.52m ( 1.2m true width). The mineralization appears to trend N-S and dips 70º-80º to the east.

Deep Pit Zone

The Deep Pit Zone is located 1.5km along a 203º Az bearing, from Shaft #2. It is centered on a series of small pits probably dug in 1899 where significant Cu, Au and Ag were reported in 1901 from grab samples (Figure 8). Copper values ranged from 2.15% to 4.55% and gold values ranged from 0.036 oz to 0.223 oz/ton and silver from 3.0 to 16.0 oz/ton (Messervey, 1929).

The showings ranged from 0.5 to 4m in width and are structurally controlled with most of the mineralization trending N-S and dipping steeply. They are all found near wider, swampy linears and are probably associated with splays (200-300m strike length) off major faults occurring beneath them. One area of intensive brecciation was located at the margin of one such swampy linear 50m north of the best showing. The magnetic and VLF-EM survey results confirm these linears as faults.

The highest grade gold came from the margin of the Deep Pit itself where a 30cm size grab sample returned 15.1 g/ tonne Au, 2 ppm Ag, and 1.7% Cu. Mineralization occurs over a zone of at least 1.5m along the margin of the pit.

A better exposed zone (now called the Trench Zone) occurs 40m SE of the pit and is exposed sporadically for at least 50m along strike (a swampy linear is found between both zones trending 30 ºAz). Gold values of 0.14 to 0.31 oz/t ( 2.2 to 10.6g/tonne) were returned from large grab samples and copper ranged from 1.3 to 2.5%. Silver values average about 2 ppm (0.06 oz/t).

Aquitaine/Argyle Zone

The Aquitaine/Argyle zone is exposed in a series of very old pits and trenches at the end of the Klondyke Road about 2 km south of Shaft #2. Thin sheeted veins and hairline fracture coatings of quartz, chlorite and chalcopyrite, ± bornite and rarely molybdenum occurring on closely spaced vertical fractures in potassic altered diorite and monzonite that trend 007ºAz.

Drilling by Mariner Mines cut 32 m (true width of 22m) of 0 ..19% Cu in MM13 and 0.21% Cu over 41m ( true width 30m) in MM18 drilled 50m apart. Mispec drilling did extend this style at least 150m along strike. A similar style of mineralization trending parallel to theArgyle zone about 100m to the east has been cut by two holes 75m apart. It appears to be dipping 80º westward. Aquitaine DDH 77AC06 returned 0.20% Cu and 0.25oz/t (8.57 gm/t) Ag over 24m and Burnt Point hole K12 returned 32m of 0.13% Cu (now designated the Aquitaine Zone).

Pyrophyllite Showing

Zones of pyrophyllite mineralization occur in the northeastern part of the property, in intensely altered felsic volcanics. This area had been investigated in the late 1800's for fire clay, but has had no recent evaluation. Pyrophyllite is similar to talc and is used in the manufacture of ceramics.

The NSDNR trenched the pyrophyllite showing in the fall of 2002. A pyrophyllite occurrence just west of Mill Brook, was quarried on a small scale in the late 1800’s for making refractory brick. Seventeen other occurrences within the volcanics were mapped by Mijgley in 1917, but have not been relocated or sampled since. The trench revealed a approximately 15m wide highly altered zone (with a subvertical schistose fabric), that was traceable for at least 150 metres along a N-NW trend (Kontak 2004). Kontak concluded that the area has potential for a small to moderate sized, high quality pyrophyllite deposit.

The pyrophyllite deposit in the area shows similarity in setting to the deposit located at Manuels, Conception Bay, on the Avalon Peninsula of Newfoundland. This deposit was worked for many years as a source of industrial fillers used in the manufacture of paint and ceramics. There are sections of the deposit that provide excellent material for art sculpturing and ceramics. This is the only producing pyrophyllite deposit in Canada.

No modern evaluation of the deposit has been undertaken and it represents a potentially new industrial mineral product for Nova Scotia.

Exploration

Following an Agreement signed between Coxheath Resources Limited and Burnt Point Resources Limited in July 2006, Coxheath carried out a systematic Phase 1 exploration program during the period from July to February 2007.

This work consisted of:

1)	Detailed compilation of historical data and preparation of a comprehensive digital base map using NAD 83 UTM system as a base

2)	An Enzyme Leach Soil Geochemical orientation survey over the till covered area between the main target areas at the Copper Brook Zone and the Central Zone, 2 kilometres to the southwest

3)	Diamond drilling covering selected targets at the Copper Brook Zone, Deep Pit Zone, Aquitaine (Aquitaine/Argyle) Zone, Central Zone. A total of 3,753 metres of drilling was completed in 28 holes

4)	Metallurgical Bulk Sampling from exposed mineralized zones exposed on the Copper Brook Showing

Compilation of Data

Base maps were prepared using Nova Scotia Department of Natural Resources digitized 1:10,000 scale data based on the UTM NAD 83 Grid. Historical Exploration data was compiled and imported into this base. The Tract and Claim NSDNR digital grid on which the claim staking is based, was also imported giving a precise control of land holdings. Local topographic data was added from scanned 1:10,000 airphotos. Historical mineral exploration data was digitized also.

Enzyme Leach Soil Geochemistry

Enzyme Leach soil geochemistry is a relatively new technique which has been developed to detect sub-surface mineralized bodies which can be masked by thick or impermeable overburden. The 2 kilometre interval between the Copper Brook Zone and the Central and other zones to the southwest had been only partially explored due to thick overburden and was considered a suitable test area for an orientation Enzyme Leach Soil geochemical Survey.

Three test lines were sampled at 50 metre spacings on three lines across the strike of the geology. The survey was designed and was supervised by Peter J. Rogers Ph.D. of Chavin Consulting Limited, who has had extensive experience in the application of Enzyme Leach Geochemistry in a wide variety of geological environments. His report on the survey completed on the Coxheath Property is included as Appendix V in this report.

A total of 120 soil samples of “B” horizon soil were collected over 5 lines (three long lines and two shorter lines). The Enzyme Leach process involves analysis of a broad range of elements using a proprietary leachate solution. Various elements are ratioed and presented as profiles and ratio maps.

COXHEATH CHLORINE
COPPER BROOK MINE AREA
MOUNTAIN MINE AREA
POND AREA
DEEP PIT ZONE
Shaft No.2
Shaft No.3
Shaft No.4
Shaft No.5
Chlorine anomalies shown as Stars
Lic. 05898
Burnt Point Resources I
25000
67
5107200
5107000
5106800
5106400
5106200
703400
703600
703800
704200

Coxheath Resources Limited
Coxheath Copper Prospect

Enzyme Leach Geochemistry
Chavin Consulting Limited

Chlorine Anomalies
Scale 1:7,500

Figure 13

Chlorine is a critical element in definition of target areas. A plot of the chlorine anomaly from Dr. Rogers’ report is presented in Figure 13 of this report. This shows two stars indicating anomalies relating to potential drill targets reflecting mineralization at depth.

The key claim of this geochemical method is that it detects emanations from mineral deposits which migrate vertically upwards from the mineral source. The depth is undeterminable. For this reason, drill testing of these anomalies should be done using vertical drill holes.

The two anomalies identified lie on or close to the contact of Unit 14 (Devonian Sediments) and Unit 6 ( Post-Hadrynian diorite) ( Figures 11 and Figure 13). No significantly anomalous signatures were associated with the strike continuity between the Copper Brook Zone and the Central Zone.

The results of the survey are difficult to understand and rely a lot on having faith in the interpretation of specialized Enzyme Leach Geochemists.

The anomalies outlined on the survey are considered of medium priority. While more significant conventional targets exist and should be given priority, the Enzyme leach targets should be evaluated in conjunction with planned IP survey results and should be drill tested.

Diamond Drilling

A total of 28 diamond holes were completed on the property, under the conditions outlined in the contract between Coxheath Resources and Burnt Point Resources. Drill Hole locations are shown in Figure 14.

Drilling was concentrated on the four main target areas of Copper Brook Zone (eight holes), Deep Pit Zone (eight holes), Aquitaine/Aquitaine/Argyle Zone (eight holes) and Central Zone (four holes).

A total of 3,753 metres of NQ Wireline drilling was completed by Maritime Diamond Drilling of Hilden, Nova Scotia during the period from July 29, 2006 to December 15, 2006.

The results from the each of the drilling areas is summarized and a more detailed description of the results is included as Table 3. Drill Logs and assay intervals are in Appendix VI.

Copper Brook Zone Drilling

The Copper Brook Zone covers the area which includes the underground workings from the 1800's. A number of mineralized zones strike east-northeast as sub parallel shear zones in dioritic rocks. At least four zones have been identified as the more significant ones (from north to south being the LW Zone, the B, C and D zones). There are likely other sub parallel zones. The zones dip close to vertical and have been traced for 200 metres and are open along strike and at depth.

The drill hole locations are shown in Figure 14, which also shows the historical drilling and layout of the underground workings. Drilling is shown in more detail including significant intersections in Figure 15. The current holes intersected the main mineralized zones and in addition, a number of additional sub vertical mineralized zones were identified.

3-Phase Power Lines
Mountian Mine Area
Shaft #2 Head
C-Zone Exposed
B-Zone Exposed
LW-Zone Exposed
Drilling Crew Camp
Core Storage Facility
Klondike Trail
Core Logging & Cutting Facility
Plate 1 - Copper Brook Area

N
78
Lic 06893
Burnt Point Resources Inc.
Beechmont
MacMullen
Road
15
15
15
13
12
6
4,5
67
1a
6
6
6
6
6
7
7
7
7
8
COPPER BROOK MINE AREA
Shaft No.1
Shaft No.2
Shaft No.3
Shaft No.4
Shaft No.5
MOUNTAIN MINE AREA
POND AREA
HILLS
BEECHMONT
DEEP PIT ZONE
CENTRAL ZONE
AQUITAINE/ARGYLE AREA
703,421E
5,105,553N
Scale - Metres
0
250
500
Height of Land
Lic. 05898
Burnt Point Resources Inc.
5,108,000N
5,107,750N
5,107,500N
5,107,250N
5,107,000N
5,106,500N
5,106,000N
5,105,500N
5,105,000N
702,500E
703,000E
703,500E
704,000E
704,250E
704,500E
704,750E
Coxheath Resources Ltd.
Coxheath Copper Prospect
Coxheath Hills, Cape Breton County
Cape Breton, Nova Scotia
NTS 11K/01B
Geology and Diamond Drill Hole Plan
Scale 1:10,000
Figure 14
John O'Sullivan
August 2007

Mineralization consisted of pyrite and chalcopyrite in sub-vertical shears. Significant mineralized intersections are summarized in Table 3. Copper grades were in the 0.2 to 3.06% over 2 to four metre intervals. Hole CR06-27 intersected 0.91% copper and 4.0 ppm silver over 19 metres (13.5m true width) including a 4 metre interval (2.8 m true) grading 3.06% copper and 0.17 ppm silver. As holes were drilled at 45 degrees and the mineralized structures were dipping sub-vertically, the true width of intersections should be reduced to 0.707 of the intersected thickness.

Sections and plans showing various level assays and drill hole pierce points are shown in Appendix VIII.

The continuity of the established mineralized zones was confirmed and continued step out drilling is recommended to establish the strike and depth continuity of the zones.

Hole	Easting	Northing	Elevation	Depth	Dip	Azimuth	Started	Finished	Cumulative depth
CR06-01	704121	5107342	106	239	-60	125	29/07/06	06/08/06	239
CR06-02	704137	5107324	106	164	-45	125	06/08/06	12/08/06	403
CR06-03	704109	5107284	110	199	-45	121	13/08/06	26/08/06	602
CR06-04	704230	5107158	146	154	-69	308	27/08/06	31/08/06	756
CR06-05	704199	5107120	148	171	-50	308	05/09/06	10/09/06	927
CR06-06	703645	5105880	174	125	-45	112	11/09/06	22/09/06	1052
CR06-07	703645	5105880	174	119	-90	0	23/09/06	25/09/06	1171
CR06-08	703636	5105846	177	122	-45	112	26/09/06	03/10/06	1293
CR06-09	703661	5105905	171	108	-45	112	04/10/06	09/10/06	1401
CR06-10	703591	5105867	173	143	-45	122	10/10/06	18/10/06	1544
CR06-11	703618	5105828	177	149	-45	112	18/10/06	20/10/06	1693
CR06-12	703556	5105988	154	137	-45	110	21/10/06	23/10/06	1830
CR06-13	703449	5105942	161	51	-45	112	23/10/06	24/10/06	1881
CR06-14	703224	5105681	159	110	-45	115	25/10/06	30/10/06	1991
CR06-15	703206	5105663	157	143	-45	110	31/10/06	01/11/06	2134
CR06-16	703173	5105586	156	179	-50	105	02/11/06	04/11/06	2313
CR06-17	703172	5105660	155	101	-50	295	05/11/06	06/11/06	2414
CR06-18	703189	5105619	156	92	-50	295	07/11/06	08/11/06	2506
CR06-19	703263	5105721	159	65	-50	285	09/11/06	14/11/06	2571
CR06-20	703254	5105711	159	77	-50	97	14/11/06	16/11/06	2648
CR06-21	703147	5105513	156	179	-45	105	16/11/06	22/11/06	2827
CR06-22	703784	5105524	182	152	-45	280	24/11/06	26/11/06	2979
CR06-23	703932	5105545	187	161	-45	280	27/11/06	29/11/06	3140
CR06-24	703710	5105504	180	149	-45	95	30/11/06	02/12/06	3289
CR06-25	703774	5105450	185	119	-45	280	03/12/06	06/12/06	3408
CR06-26	704143	5107313	108	152	-45	122	08/12/06	10/12/06	3560
CR06-27	704178	5107290	108	95	-45	125	11/12/06	12/12/06	3655
CR06-28	704146	5107267	120	98	-45	125	13/12/06	15/12/06	3753

Table 3 - Drill Hole Summary

Summary Update Coxheath Resources Phase 1 Exploration Program

Area	Hole #	Total Drilled (m) & Angle (degrees)	Incl	From (m)	To (m)	Interval (m)	Cu %	Ag (ppm)	Au (ppm)	Mo (ppm)	Co (ppm)	Comments
Copper Brook	CR1	239m		33.3	34.3	1	0.16%	0.810	0.010	42.700	4.500	Three mineralized intersections.
Shaft & Quarry		59.5°		157.7	158.7	1	0.46%	0.360	0.020	16.100	15.600	Low grade and narrow.
				216	217	1	0.07%	0.220	0.006	19.850	14.500	Not significant. Adds to geological model
Copper Brook	CR2	164m		10.2	12.2	2	0.13%	395.050	0.016	1.740	57.400	Four mineralized intersections
Shaft & Quarry		45°	Incl.	10.2	11.2	1	0.22%	25.100	0.011	1.040	78.100	New zone of high grade silver. Elevated Cobalt
			Incl.	11.2	12.2	1	0.04%	765.000	0.021	2.440	36.700	
				114.5	115.5	1	0.24%	1.100	0.060	15.150	28.600	Hit old shaft workings between 116.5 -119m. Likely what was referred to as
				115.5	116.5	1	0.24%	trace	0.008	3.660	40.100	"middle vein" in previous reports. The "void" (richest part of vein) has been mined
				VOID- Shaft 2-2.5m								Good values on either side. Potentially significant.
				119	120	1	0.79%	1.210	0.043	19.650	83.400	
				124	129	5	0.79%	0.344	0.082	165.752	29.700	This 5m intersection of high grade copper and elevated moly intersects "B zone" at a vertical depth 30m below deepest workings in old shaft. Proves depth extension of zone
			Incl.	125	127	2	1.48%	0.435	0.167	382.500	41.250	
			Incl.	124	125	1	0.34%	0.170	0.037	50.400	23.600	
			Incl.	125	126	1	1.15%	0.370	0.122	489.000	38.400	
			Incl.	126	127	1	1.81%	0.500	0.211	276.000	44.100	
			Incl.	127	128	1	0.38%	0.490	0.031	7.140	23.600	
			Incl.	128	129	1	0.25%	0.190	0.010	6.220	18.800	
				150	153	3	0.19%	0.197	0.011	7.480	50.133	New disseminated style of mineralization
Copper Brook	CR3	199m		71	75	4	0.16%	7.915	trace	13.610	135.800	
Shaft & Quarry		45°	Incl.	71	72	1	0.13%	1.490	trace	14.150	36.200	
			Incl.	72	73	1	0.27%	23.700	trace	28.200	294.000	Most of hole silver- rich
			Incl.	73	74	1	0.05%	2.800	trace	7.350	69.500	"B zone" cut off by andesitic dyke intrusion 30m below 340 shaft level
			Incl.	74	75	1	0.17%	3.670	0.007	4.740	143.500	Narrow zones- low copper
				193.5	197.5	4	0.10%	3.083	trace	8.288	43.125	One intersection 72-73m high silver/cobalt
			Incl.	193.5	194.5	1	0.03%	3.740	0.008	6.990	59.300	
			Incl.	194.5	195.5	1	0.08%	1.180	0.008	4.980	40.200	
			Incl.	195.5	196.6	1.1	0.19%	6.930	0.024	9.280	44.300	New style of disseminated mineralization (193-197)
			Incl.	196.6	197.5	0.9	0.10%	0.480	trace	11.900	28.700	
Copper Brook	CR4	154m		10.8	11.8	1	0.108%	2.440	0.010	14.350	18.400	Trenched on surface top "A zone"?
Shaft & Quarry		69°		96	97	1	0.115%	2.290	0.018	4.020	24.400	Various intersections of good grade copper
				105.7	118.7	13	0.036%	0.557	0.001	4.222	20.954	
			Incl.	105.7	106.7	1	0.202%	5.030	0.028	8.120	21.900	
			Incl.	113.7	114.7	1	0.16%	0.460	0.009	22.300	26.200	
				119.5	120.5	1	1.02%	25.200	0.053	20.600	45.500	High grade intersection copper and silver
				125	127	2	0.45%	3.440	trace	21.425	35.100	
			Incl.	125	126	1	0.15%	2.390	trace	7.350	18.400	between 119-127m excellent copper/silver (host rock in between is currently being assayed)
			Incl.	126	127	1	0.75%	4.490	0.053	35.500	51.800	
				139.9	141.9	2	0.65%	0.260	0.008	49.450	36.750	2 meter zone of good grade copper 25m below shaft #2
			Incl.	139.9	140.9	1	0.63%	0.280	0.008	37.100	33.700	
			Incl.	140.9	141.9	1	0.66%	0.240	0.008	61.800	39.800	
Copper Brook	CR5	171m		37	38	1	0.165%	1.4	0.011	8.95	61.5	
Shaft & Quarry		45°		55.8	56.8	1	0.210%	7.7	trace	41.2	42.2	
				72	73	1	0.114%	0.6	0.006	4.14	32.9	
				80	81	1	0.501%	2.1	0.019	11.55	46	This hole was drilled 110m south of Shaft #2 70m strike length beyond Baynes
				91	94	3	0.080%	4.333	0.014	15.870	129.900	feasibility report and 50m south of CR4. Based on high grade intersections
				110.8	113.8	3	0.448%	0.633	0.031	16.320	63.567	encountered at various levels, several more samples have to be analyzed
			Incl.	110.8	111.8	1	1.230%	0.800	0.064	34.600	100.000	
				128	130	2	0.169%	1.950	0.015	10.060	51.800	
				157	158	1	0.757%	3.000	0.005	11.200	63.600	
				163.6	164.6	1	0.530%	trace	0.006	3.770	35.700	
Deep Pit Zone	CR6	125m		10.5	30.5	20	0.19%	0.210	0.066	15.870	8.400	"Deep Pit Zone" originally discovered with trenches in late 1800s. Follow-up trenching by Jensen in mid 1990's.
		45°	Incl.	10.5	20.5	10	0.29%	0.270	0.099	7.430	10.960	Trenches ran 1-15g/ton gold + .5-1% copper. This is the first time this zone has been drilled tested with
			Incl.	10.5	16.5	6	0.36%	0.250	0.133	5.475	14.417	very intriguing results. Definitely proving up continuity of wide low grade intersections of copper with good gold
			Incl.	10.5	13.5	3	0.43%	0.167	0.056	4.977	13.267	values but not as high as would be expected from trench samples. Re-sampling of quartz intersections
			Incl.	10.5	11.5	1	0.80%	0.300	0.017	3.230	13.300	recommended. Overall very encouraging results for stage one drilling program
				93.6	96.6	3	0.16%	0.367	0.150	1.210	18.100	
			Incl.	95.6	96.6	1	0.36%	0.700	0.249	0.870	12.700	"Long Zone"

25/09/07 5:11 AM

Area	Hole #	Total Drilled (m) & Angle (degrees)	Incl	From (m)	To (m)	Interval (m)	Cu %	Ag (ppm)	Au (ppm)	Mo (ppm)	Co (ppm)	
Deep Pit Zone	CR7	119m		10	30	20	0.215%	0.280	0.108	12.005	6.210	"Deep Pit Zone"
		90°	Incl.	11	14	3	0.82%	0.767	0.015	5.610	10.400	
			Incl.	11	12	1	1.31%	1.100	0.011	6.780	18.900	
				53	55	2	0.15%	0.150	0.035	2.970	14.550	
				68	72	4	0.15%	0.100	0.512	1.790	10.700	
				79.5	80.5	1	0.20%	0.300	0.346	1.420	15.300	
				92	93	1	0.11%	0.200	0.052	1.860	26.700	
				101	114	13	0.17%	0.300	0.254	6.226	15.254	
			Incl.	108	113	5	0.26%	0.300	0.426	11.192	15.080	
			Incl.	110	113	3	0.35%	0.500	0.619	16.673	14.767	"Trench Zone"?
			Incl.	112	113	1	0.57%	0.400	1.125	4.370	15.400	
Deep Pit Zone	CR8	122m		6	12	6	0.17%	0.133	0.075	12.237	15.783	Remnant "Deep Pit" zone. Degraded by cross fault clay alteration
		45°		59	72	13	0.21%	0.385	0.073	2.650	22.669	
			Incl.	68	71	3	0.53%	0.567	0.084	3.100	25.533	"Trench Zone"
				70	71	1	1.04%	0.500	0.059	1.920	26.100	
				82.5	85.5	3	0.20%	0.500	0.156	2.037	22.100	
			Incl.	82.5	83.5	1	0.47%	0.800	0.232	2.650	20.800	
				95	101	6	0.12%	0.683	0.166	1.663	16.233	"Long Zone"
				113	116	3	0.13%	0.500	0.164	4.177	19.833	Note higher gold background
Deep Pit Zone	CR9	108m		12.5	16.5	4	0.22%	0.175	0.507	2.918	7.825	
		45°		23	27	4	0.30%	0.375	0.997	6.810	10.425	
			Incl.	24	26	2	0.50%	0.650	1.269	8.360	8.000	"Deep Pit Zone". In fine grained diorite/volcanic contact
			Incl.	24	25	1	0.68%	0.600	0.882	13.500	6.300	note higher Au
				54	56	2	0.16%	0.200	0.064	1.415	5.850	
				74	78	4	0.08%	0.050	0.195	1.215	17.250	"Trench Zone"?
Deep Pit Zone	CR10	143m		6	7	1	0.21%	0.800	0.272	148.500	18.900	
		45°		11	25	14	0.07%	0.186	0.140	4.051	18.043	"New Zone"
				35	44	9	0.18%	0.078	0.047	127.028	16.944	
			Incl.	35	38	3	0.42%	0.100	0.046	338.503	14.767	
			Incl.	35	36	1	0.11%	trace	0.107	996.000	16.800	
				37	38	1	1.14%	0.300	0.032	14.300	14.000	
				54	56	2	0.12%	trace	0.135	8.265	17.400	
				60	66	6	0.14%	0.283	0.165	3.355	13.600	"Deep Pit Zone"?
				71	72	1	0.26%	0.900	0.397	1.080	12.700	
				105	113	8	0.20%	0.500	0.192	3.699	15.625	
			Incl.	105	110	5	0.26%	0.580	0.267	1.524	13.340	
			Incl.	107	109	2	0.36%	0.800	0.593	1.145	12.250	"Trench Zone"
			Incl.	108	109	1	0.36%	1.100	0.777	0.970	12.000	
				115	119	4	0.12%	1.043	0.069	3.353	17.100	
				126	130	4	0.19%	0.760	0.136	38.653	24.825	
Deep Pit Zone	CR11	149m		21	34	13	0.13%	0.128	0.149	35.672	15.208	"Deep Pit Zone"
		45°	Incl.	21	29	8	0.18%	0.151	0.200	54.048	17.688	
			Incl.	28	29	1	0.13%	0.140	0.018	186.000	19.500	
				59	61	2	0.28%	0.425	0.088	1.645	16.150	
				68.5	74.5	6	0.21%	0.977	0.119	3.722	18.583	"Trench Zone"
			Incl.	72.5	73.5	1	0.35%	2.050	0.408	1.240	12.700	
				117	126	9	0.12%	0.426	0.049	11.591	20.311	"Long Zone"
AC 03-04 Area	CR 12	130m										
		45°										Being Assayed
AC 03-04 Area	CR13	70m										
		45°										Being Assayed
Aquitaine/Argyle	CR14	110m		7	15	8	0.35%	0.318	0.042	15.501	13.525	
		45°		23.6	24.6	1	0.28%	0.450	0.021	9.290	15.100	
				31	49	18	0.22%	0.149	0.019	10.561	14.461	
			Incl.	31	42	11	0.27%	0.174	0.026	11.805	14.918	Shows copper values over wide intersections. Consistently mineralized
				85	88	3	0.24%	0.100	0.171	59.537	9.100	
				109	110	1	0.10%	0.060	0.032	3.090	5.000	
Aquitaine/Argyle	CR15	143m		10	44	34	0.20%	0.386	0.031	14.124	11.329	
		50°	Incl.	20	44	24	0.27%	0.809	0.075	30.434	18.686	
			Incl.	28	40	12	0.40%	0.558	0.068	24.129	10.808	Wider low grade intersections with andesitic dyke intrusion between 39 and 65m
			Incl.	36	39	3	0.62%	0.863	0.115	26.000	9.467	
				65	77	12	0.12%	0.128	0.017	3.107	11.775	
				108	109	1	0.21%	0.140	0.021	17.600	5.800	

25/09/07 5:11 AM

Area	Hole #	Total Drilled (m) & Angle (degrees)	Incl	From (m)	To (m)	Interval (m)	Cu %	Ag (ppm)	Au (ppm)	Mo (ppm)	Co (ppm)	Comments
Aquitaine/Argyle	CR16	179m		7	69	62	0.09%	0.187	0.008	15.278	10.803	
		50°	Incl.	10	29	19	0.12%	0.358	0.014	7.590	10.674	
			Incl.	60	69	9	0.22%	0.182	0.015	62.783	13.322	
				103	117	14	0.16%	0.202	0.000	99.009	9.564	Wide, low grade copper. Combination of Argyle and Aquitaine zones with
			Incl.	103	104	1	0.07%	0.240	0.000	394.000	14.700	some elevated moly
			Incl.	106	107	1	0.11%	0.160	0.000	188.500	8.800	
			Incl.	111	117	6	0.26%	0.250	0.000	50.003	8.600	
				158	163	5	0.13%	0.134	0.000	33.354	11.580	
			Incl.	158	159	1	0.14%	0.120	0.000	141.500	11.300	
Aquitaine/Argyle	CR17	101m										Being Assayed
		50°										
Aquitaine/Argyle	CR18	92m										Nothing of significance. North end of "Argyle Zone"
		45°										
Aquitaine/Argyle	CR19	69m		6	62	56	0.21%	0.333	0.016	9.308	16.134	
		45°	Incl.	27	38	11	0.48%	0.823	0.033	7.058	19.600	
			Incl.	31	36	5	0.72%	1.426	0.044	6.122	19.700	Virtually entire hole mineralized over 62m with higher grade copper over
			Incl.	34	36	2	1.21%	2.905	0.056	2.560	18.200	smaller intersections
			Incl.	34	35	1	1.78%	5.020	0.072	2.780	16.500	
Aquitaine/Argyle	CR20	77m		15	35	20	0.11%	0.081	0.016	14.247	14.530	Low grade, wide intersections.
				43	44	1	0.33%	0.990	0.013	39.700	25.200	
Aquitaine/Argyle	CR21	179m		15	32	17	0.093%	0.246	0.008	4.791	8.629	
		45°	Incl.	15	23	8	0.15%	0.293	0.012	9.249	8.525	
				37	64	27	0.10%	0.331	0.005	18.008	9.956	Could have up to 105m from 15-120m of low grade copper once intervening
				52	59	7	0.14%	0.616	0.002	34.609	11.357	gaps are sampled as recommended. Program has extended strike length
				68.5	74.5	6	0.10%	0.168	0.000	51.755	6.117	considerably with good tonnage potential.
				97	100	3	0.105%	0.253	0.000	1.673	9.967	
				112	114	2	0.510%	0.220	0.005	2.630	6.400	
				114	115	1						
				115	120	5	0.114%	0.210	0.000	30.732	5.740	
				172	173	1	1.14%	0.440	0.276	64.250	29.500	High grade intersection at depth
Central Zone	CR22	152m		85.5	87.5	2	0.013%	0.265	0.000	3283.500	11.700	Just moly intersection of interest.
		45°	Incl.	86.5	87.5	1	0.010%	0.450	0.000	6240.000	7.900	2m of .33% Mo including 1m of .62% Mo metal
Central Zone	CR23	161m		10	16	6	0.19%	0.312	0.062	11.160	10.883	
		45°	Incl.	12	13	1	0.57%	1.010	0.093	62.800	10.800	
				72	142	70	0.24%	0.698	0.206	31.950	16.537	
			Incl.	85	141	56	0.27%	0.776	0.186	38.136	16.600	Incredible hole with both wide zone of lower grade over 70m combined with
			Incl.	85	90	5	0.96%	2.336	0.799	82.120	14.600	several high grade zones with good gold values
			Incl.	98	99	1	0.31%	1.050	0.337	1.310	14.900	
			Incl.	99	100	1	0.81%	2.180	0.809	2.460	14.600	
			Incl.	109	118	9	0.74%	1.843	0.349	120.978	17.000	
			Incl.	112	115	3	1.39%	3.270	0.376	256.167	15.867	
Central Zone	CR24	149m		4	51	47	0.21%	1.317	0.181	10.719	17.211	
		45°	Incl.	4	26	22	0.30%	1.959	0.254	9.119	15.927	
			Incl.	15	26	11	0.41%	2.473	0.304	11.983	15.445	This hole drilled 180m from CR23 with same characteristics
			Incl.	15	21	6	0.55%	3.433	0.351	14.687	15.383	
			Incl.	20	21	1	1.00%	4.400	0.730	55.800	15.500	
Central Zone	CR25	119m		31	32	1	0.04%	0.310	0.018	1110.000	18.100	
		45°		32	38	6	0.20%	0.847	0.235	7.003	18.633	
				40	44	4	0.19%	0.443	0.194	15.538	19.825	High Moly
				106	107	1	0.01%	0.130	0.000	1690.000	18.900	Adds to geological picture
				117	120	3	0.17%	0.563	0.597	13.247	19.233	
			Incl.	118	119	1	0.32%	1.020	1.405	6.540	16.100	
Copper Brook	CR26	152m		34	42	8	0.02%	1.331	0.006	2.641	36.763	Silver rich zone
		45°		45	46	1	0.17%	1.260	0.007	3.020	46.200	Low grade copper, silver, cobalt
				92	95	3	0.50%	0.707	0.042	12.637	38.500	3m of .5% copper before hitting old workings of "B Zone". Richer copper mined
			Incl.	93	94	1	1.02%	1.190	0.098	29.600	65.500	already. Values on either side point to wider mineralized zone
				95.5	97	1.5	VOID					340' level
				97	98	1	0.16%	1.270	0.005	18.750	24.700	
				144.2	145.2	1	0.17%	3.58	0.028	48.4	139	Low copper with Ag values

25/09/075:11 AM

Area	Hole #	Total Drilled (m) & Angle (degrees)	Incl	From (m)	To (m)	Interval (m)	Cu %	Ag (ppm)	Au (ppm)	Mo (ppm)	Co (ppm)	Comments
Copper Brook	CR27			48	64	16	0.91%	4.004	0.049	89.12375	38.825	
		95m	Incl.	48	52	4	3.06%	10.505	0.173	334.250	61.000	
		45°	Incl.	49	52	3	3.76%	11.940	0.174	334.667	64.900	Very well mineralized sections. Convincingly proves high grade "B Zone" much wider than Baynes average sampling width of 1.5m. Also, elevated gold, silver, moly, and cobalt
			Incl.	49	50	1	4.15%	14.250	0.248	484.000	55.600	
			Incl.	55	60	5	0.29%	1.778	0.010	4.072	34.180	
			Incl.	62	64	2	0.32%	1.490	0.008	22.280	25.100	
				88	89	1	0.03%	1.590	0.012	64.000	219.000	Low Copper. Elevated silver/cobalt
Copper Brook	CR28	98m		20	21	1	0.07%	4.080	0.008	1.350	32.300	
		45°		44	50	6	0.28%	1.227	0.028	23.935	55.967	Hole stopped short of target due to shifting of drill rig. Several very interesting zones incountered
				76	85	9	0.33%	2.981	0.011	8.411	31.122	
			Incl.	76	79	3	0.69%	1.887	0.021	18.747	41.200	
				97	98	1	0.31%	1.460	trace	9.670	23.900	

Table 4 - Summary of significant Drill Intersections

25/09/075:11 AM

Deep Pit Zone Drilling

The Deep Pit Zone is located 1.5 kilometres southwest along strike (203 Deg azimuth) from the Copper Brook Zone. Previous trenching and grab sampling in this area had shown values of 2% copper, gold 0.041 to 0.44 oz/ton and silver to 1.0 oz/ton). Geology showed westerly dipping sheeted quartz, feldspar and chlorite bearing veinlets in potassic altered diorite. Alteration (potassic and silicification) in this area is more intense than at the Copper Brook Zone. Subordinate andesite was intersected in some of the holes.

Eight holes were drilled in the target area (CR06-06 to CR06-13). All holes intersected low grade copper mineralization the more significant of which are

CR06-06 -	0.8% copper over 1.0 metre

0.19% copper over 20 metres

CR06-07 -	0.82% copper, 0.77 ppm silver over 3.0 metres

0.21% copper over 20 metres

CR06-10 -	0.42% copper, 338 ppm molybdenum over 4.0 metres

CR06-08 -	0.21% copper over 13 metres

CR06-11-	0.13% copper over 13 metres

CR06-12 -	0.66% copper, 2.25 ppm gold over 3.0 metres

True thickness of these intersections is not known.

Aquitaine/Argyle Zone Drilling

This area is located 500 metres to the southwest of the Deep Pit Zone.

A total of eight holes were drilled in this area.

This zone is characterized by chlorite rich quartz veinlets (2-3 mm) along subvertical microfaults on the contact between monzonite and diorite. Younger unmineralized andesite dykes.

Low grade copper mineralization was intersected in all holes. The more significant intersections being

CR06-14 -	0.22% copper, 0.19 ppm gold over 18.0 metres

CR06-15 -	0.20% copper, 0.33 ppm silver, 0.03 ppm gold over 34.0 metres

CR06- 16 -	0.16% copper over 14.0 metres

CR06- 19 -	0.21% copper over 56 metres, including

1.21% copper, 2.9 ppm silver, 0.056 ppm gold over 2.0 metres

CR06-20 -	0.11% copper over 20 metres

0.33% copper, 1.0 ppm silver over 1.0 metre

CR06-21 -	0.10% copper over 27 metres and

0.51% copper, 0.22 ppm silver over 2.0 metres.

Due to the stockwork nature of the veining, the true thickness of the zones is not known.

Central Zone

The Central Zone is located 400 metres south of the Deep Pit Zone and is underlain by dioritic rocks. The area had previously been drilled by Mariner Mines Limited in 1962, which intersected 0.55% copper over 32 metres (25 metres true width), which included 1.52% copper and 0.15 oz/ton gold over 3 metres (2.3 metres true width).

Four holes were drilled by Coxheath on this target area and confirmed widespread low grade copper mineralization. Mineralization consists of sheeted veinlets of quartz, chlorite, pyrite and chalcopyrite with lesser bornite, magnetite and molybdenite. Potassic alteration is common, as is chloritic alteration. The shears dip at 70 to 80 degrees to the west.

A one metre section in Hole CR06-22 intersected 0.01% copper, 0.45 ppm silver and 0.624% molybdenum. Hole CR06-23 cut 0.24% copper, 0.69 ppm silver and 0.20 ppm gold over 70 metres (50 metres true width). Hole CR06-24 intersected 0.21% copper, 1.3 ppm silver, 0.18 ppm gold over 47 metres (35 metres true width). This included a shorter section of 0.55% copper over 6 metres. In hole CR06-25 a one metre section assayed 0.169% molybdenum at 106 metes depth.

There is widespread low grade copper in this area with significant molybdenum and gold values. further drilling is recommended.

Sampling Method and Approach

Diamond drill core was brought to the core shack at the end of end of shift and laid out on a broad flat area of the quarry beside the core-logging shack. This large space allowed for multiple holes to be laid out in this manner for lithological and mineralogical comparison purposes.

The core was logged in a 12 x 13 foot core examination building, which was erected on site before drilling commenced. This consisted of a bench for logging with framed plastic sheeting over the roof and partial wall area to let in natural light. Following logging, significant sections were selected for sampling.

The entire core was photographed, aluminum tags stapled over wooden interval blocks to keep a permanent record.

Drilling was carried out in the Copper Brook Zone(8 holes), Deep Pit Zone (6 holes), Aquitaine/Argyle Zone (10 holes) and the Central Zone (4 holes). All mineralized intervals were sampled.

Drill core recovery was good and the samples are considered to fairly represent the mineralized intervals. Mineralization was disseminated throughout the core and there is no evidence that any sampling bias due to nugget effect or other variation in mineral content was a factor.

Mineralization is predominantly present in dioritic rocks, in some cases weakly mineralized over many metres. To ensure control on longer sections of mineralization, a one metre sampling interval was chosen for most of the core. A summary of results with significant intersection intervals is presented in Table 4.

Sample preparation, Analysis and Security

Lyndon Jensen, consulting geologist to Coxheath Resources Limited, supervised the logging and sampling procedures.

The first few holes were sampled using a conventional core splitter, after which a diamond core saw was utilized.

The samples of half core were placed in heavy duty polyethylene sample bags immediately after sampling and the bags were sealed using zip lock fasteners.

On completion of sampling, the core was stacked on pallets and stored in a 40 x 60 metal Quonset hut erected on site.

The samples were packaged in boxes, numbered and completely wrapped with packing tape and taken directly to the Purolator shipping office in Sydney.

The samples were shipped to ALS Chemex Laboratory in Val d’Or, Quebec. The sampling procedure consisted of pulverizing the whole sample (usually 2 to 3 kg range), fine crushing so that 70% or more < 2 mm fraction. The samples were reduced using a riffle splitter to 1000 g of sample. They were then pulverized to 85% < 75 microns.

These prepared samples were internally shipped to ALS Chemex laboratory in Vancouver where 250 g was assayed using their “4 acid digestion method”.

A suite of 47 elements (Analysis code ME-M561) was tested using induced coupled plasma method. Because of the extra long time waiting for results and also as a duplication check on this method Cu and Ag were also run using aqua regia followup by AAS (analysis AA45 code) with similar results generally being found. Copper over 1% was run using their ore grade 4 acid package Cu AA62 with AAS finish. A cut of 50 grams of the sample was analysed by fire assay with AA finish on the dissolved bead.

ALS Chemex laboratory is a certified laboratory under ISO 9002 standards.

A total of 45 samples were chosen to be sent to Dalhousie Mineral Engineering Centre Lab in Halifax to compare copper and gold results. Several samples with both high and low values were selected from each hole. For the most part the results showed good similarity with both labs. A few samples were significantly different. Samples were analysed using aqua regia digestion followed with atomic absorption determination.

Dalhousie Mineral Engineering Laboratory is not a certified laboratory. It does follow ISO 17025 guidelines and uses CanMet certified reference standards.

Security of the core was assured by the fact that the drillers lived in a trailer right beside the core shack. On every second weekend when the drillers/crew had break the property access road was gated and locked and the area checked daily by the landowner who lives 100 metres from the entrance to the quarry The security procedures and proper handling of the core samples were inspected in the field by the author and found to be satisfactory and conforming with current industry standards.

Data Verification

The author (John O’Sullivan) visited the property on October 12th, December 4th, 5th, 12th and 13th. Patrick Hannon visited the property on October 12th, December 12th and 13th. Drilling sites were visited and sampling procedures and general adherence to standard good practice methodology were checked and found to be consistent with industry standards. Supervision of bulk sampling procedures was carried out by Patrick Hannon of Minetech International who has prepared the section on Bulk Sampling.

Adjacent Properties

Coxheath Resources Limited hold a contiguous group of claims in the Coxheath Hills. Within the claim holdings, is a single claim licence, formerly held by Burnt Point Resources, which is now held by Thomas Faulkner.

Mineral Processing and Metallurgical Testing

A bulk sample was recommended by MineTech and sampling was carried out by Coxheath Resources. Mr. Hannon and the author witnessed the bulk sample work and the erection of the core storage facility during their December visit. The sample was obtained to determine the metallurgy and metal recovery that could be expected during processing. The recommended program included the collection of several trench samples from the shear zones exposed on the quarry floor. The sample locations are shown in Figure 15.

N
MM-34
B-02
MM-32
CR-1
CR-2
MM-31
CR-26
CR-27
CR-3
CR-28
B-01
K-03
AR-6
K-01,02
AR4,5
K-04
AR13,14
Anth-6
AR 15
Anth-7
B-05
CR-4
CR-5
Shaft No.2
BULK SAMPLE
2% Copper
Bulk Samples
"L-W" Vein
B Zone
0.08% Cu /158 g Ag/5 m
0.42% Cu / 4.5 m
0.14% Cu /10 m
@ 120 vert. depth
0.66% Cu/6 m
0.3% Cu / 5 m
4.95% Cu/ 5 m
0.19% Cu /3 m
0.15% Cu / 14 m @ 200 m depth
0/15% Cu / 7.9g AG / 4 m
0.1% Cu /12 m
0.33% Cu / 3g Ag / 9 m
0.29% Cu / 6 m
4.2% Cu /1.4 m
1.52% Cu / 3 m
3.22% Cu / 3 m
0.24% Cu /0.17g Au /10.5g Ag /4 m
3.06% Cu /0.17g Au /10.5g Ag /4 m
0.4% Cu / 5 m
???
0.19% Cu / 5 m
0.1% Cu / 2.2g Au / 4 m
0.7% Cu / 3g AG / 3m
Drill intersections 0.1% Cu / 2.2g Au / 4 m
0.45% Cu / 3 m
0.8% Cu / 4.3 g Ag / 3 m
0.24% Cu / 0.17g Au /10.5g Ag /4 m
0.5% Cu / 2 m, 0.64% Cu / 2 m
0 20 40 60 80 100
Scale - metres
5,107,250N
5,107,250N
5,107,100N
704,000E
704,250E
704,300E
NTS. NAD 83 UTM
Coxheath Resources Ltd.
Coxheath Copper Prospect
Coxheath Hills, Cape Breton County
Cape Breton, Nova Scotia
Copper Brook Area
Drill Hole and
Bulk Sampling Locations
Scale 1:1,500
Minetech Int.
NTS 11K /01B
Aug 2007
Figure 15

Representative samples of 50 to 100 kilograms of mineralized rock with minimal oxidation were collected on site and placed in one tonne plastic tote bags. The bags were sealed and transported to the Mineral Engineering Centre, Dalhousie University where each bag was weighed, then crushed to minus 10 mesh.

The minus 10 mesh material was then cone and quartered 20 times, and the mixed material placed in 1000 gram portions in plastic bags.

All samples were assayed for copper, molybdenite and cobalt, gold and silver. A screen analysis was completed to determine if any size fraction was preferentially mineralized. A series of flotation tests were then completed on two samples that assayed near the predicted average grade. Bulk sample results are contained in Appendix VII, - Bulk Sampling Report, Coxheath copper-gold Property.

Flotation work was carried out by Cyril Cole, former manager of the Mineral Engineering Centre, under the direction of Ed Thornton, P.Eng., a metallurgist with MineTech. The results of the bulk sampling test showed that 92% of the copper can be recovered. A concentrate grade of 30% copper can be achieved.

Mineral Resource and Mineral Resource Estimates

No mineral resource estimates have been calculated for the Copper Brook deposit. Additional drilling is required to adequately define the resource.

Interpretation and Conclusions

The Coxheath property has had a long history of exploration by a number of companies. Several zones of interest have been outlined, but to date, other than the Copper Brook/Shaft #2 deposit, no other deposits have been defined. It appears that in the past exploration phases, that financing ran out before the area was fully understood.

Drilling has shown widespread copper mineralization associated with northeast striking shear zones within dioritic rocks and indicate a potential for shear related copper/gold and/or porphyry related copper/molybdenum deposits. This area has strong affinities with the Mount Pleasant tin/tungsten/indium style of mineralization of New Brunswick, and has a pyrophyllite occurrence similar to the Manuels deposit in Newfoundland.

All three areas fall within a global sinuous geological belt termed the Avalon Zone, which extends from South Carolina, through Southern New Brunswick, parts of Nova Scotia, South Coast and Avalon Peninsula of Newfoundland. This belt historically has produced a number of mines with very varied mineral assemblages. The Hope Brook gold mine which operated in the Grand Bruit area of the southern shore of Newfoundland is in a similar suite of rocks.

The Coxheath Property has many of the characteristics of these varied deposits and warrants a systematic evaluation for porphyry copper/molybdenum, shear hosted copper/gold and for the industrial mineral pyrophyllite.

There is a large database of drilling information available (>100 holes) which is currently being compiled into a significant set of sections.

The significant target area over which drill intersected copper values have been outlined, extends over a 2.5 kilometre strike length and has potential to extend further.

To date, the investigations have been confined to the Copper Brook/ Shaft #2 Zone and a second target zone two kilometres to the southwest comprised of the Aquitaine/Argyle, Deep Pit and Central Zones.

From July to December 2006, Coxheath Resources Limited has carried out Enzyme Leach geochemical surveys, Bulk Sampling of near surface mineralization at the Copper Brook/Shaft #2 deposit for metallurgical purposes and Diamond Drilling of 28 diamond holes in the Copper Brook, Aquitaine/Argyle, Deep Pit and Central Zones.

The Enzyme Leach soil geochemical survey, carried out in the thicker till area between the Copper Brook and Central Zones, produced a couple of anomalies characterized by chlorine lows which have been recommended by Dr. Rogers for Drill testing. The interpretation of these surveys is complex as the data is so detached from the more normal metal enrichment anomalies.

These targets should be tested by diamond drilling.

The drilling program of 28 holes was conducted in a systematic fashion over four of the main mineralized zones. In the Copper Brook Zone the historical mineralized zones were confirmed and additional zones were recognized. The general tenor of the mineralization is in the 0.2 to 0.5% copper range with local shorter sections to 3.06%. Additional drilling is required to test strike and depth continuation of mineralization.

Drilling in the Central, Aquitaine/Argyle, and Deep Pit Zones confirmed widespread low grade copper mineralization with localized molybdenum, silver and gold enrichment. Further definition drilling is required.

The Copper Brook Zone mineralization was bulk sampled and tested for metallurgical properties to determine concentration grades and recoverable metal. The results showed that 92% of the copper can be recovered. A concentrate grade of 30% copper can be achieved.

Recommendations

The recent geochemical, diamond drilling and metallurgical testing have enhanced the potential of the Coxheath Prospect. Additional diamond drilling is recommended in each of the main target areas to extend the size of the mineralized zones.

In the Copper Brook Zone, in-fill drilling is required to better define the known mineralized zones. This data, combined with assay data from the underground drift sampling should be used to calculate a resource estimate on the deposit.

The Mountain Zone, 600 metres to the south of the Copper Brook Zone has not been drilled in the recent program and is recommended for testing.

The strike continuation between the Copper Brook Zone and the Central Zone has not received concerted exploration and should be investigated.

An induced polarization program using the latest high penetration techniques is recommended for each of the main target areas.

The program should be carried out in a phased approach.

Phase 1

Induced Polarization surveying over a belt covering the main target areas with step-out surveying where additional anomalies are encountered.

Cost	$250,000

Diamond drilling of holes to extend mineralized zones in the main Target areas.

The prime focus is to further delineate the extent of the mineralized zones in the Copper Brook Area. This would consist of grid drilling on a 25 to 50 metre strike interval the area to the northeast and southwest of the known zones. This would be supplemented with infilling of the already established zones to allow enough confidence to establish enough definition to calculate a resource. A total of 20 to 25 holes would be required for this testing with a total footage of around 3600 metres, The cost of this drilling would be approximately $450,000. Figure 16 shows the two areas requiring drilling.

LEGEND
Historical Drill Holes MM-32
Coxheath Drill Holes 2006 CR-1
Proposed drill areas Copper Brook Area
Drill holes spaced on 25 and 50 metre strike spacing aimed to cut mineralized zone at between 50 and 150 metre depths.
Holes in northern area to be drilled at 125° azimuth
Holes in southern area to be drilled at 300° Azimuth
Underground 260 Level
Shaft No.1
5,107,500N
N
704,250E
B-04
K-05
15
1a
B-03
MM-34
B-02
MM-32
CR-1
CR-2
CR-26
CR-27
CR-28
CR-3
MM-31
COPPER BROOK MINE AREA
AR4,5
5,107,250N
Shaft No.2
K-04
AR13,14
AR 15
B-05
CR-4
CR-5
704,000E
DDHAnt1
K-11
Shaft No.3
DDHAR1,2
DDHAnt2
K-08
5,107,000N
DDHAnt3
DDHAR3
K-07
Shaft No.4
DDHAR11
K-09
DDHAR12
DDHAnt4
K-06
AC-01
B-06
DDHAnt5
MOUNTAIN MINE AREA
6
1
K-10
MM35
Shaft No.5
B-07
B-16
4,5
0
250
B-08
Scale - Metres
B-15
B-09
5,106,500N
POND AREA
B-10
Coxheath Copper Prospect
Coxheath Hills, Cape Breton County
Cape Breton, Nova Scotia
NTS 11K /01B
Figure 16
Proposed Diamond Drilling Copper Brook Area
John O'Sullivan
October 2007

The northern of the two areas would have holes at 45 to 60 degrees dip at an azimuth of 125 degrees to test the zones between 50 and 150 metres depth.

The southern zone would be approached the same way, the exception being that the drill holes in this area would be more strategically placed , drilling northwest at an azimuth of 300 degrees.

Approximately 20 to 25 drill holes of NQ wireline core, ranging from 150 to 400 metres depth would be required on this program. The actual drill hole locations will need to be adjusted according to the results from the drilling as it progresses.

The Aquitaine/Argyle, Deep Pit, Central Zone and Mountain Zone should be drill tested. A total of 1500 metres of drilling is proposed for these areas at a cost of $250,000.

Data from prior drilling on these areas is currently being compiled and specific proposed drill targets have not been yet identified, as they will be based primarily on the results of the proposed Induced Polarization Survey.

The above expenditures are related to the Geophysics and drilling contractor costs. With additional costs related to construction of drill roads, pads, equipment costs, equipment rental, assays sample shipping, employee costs, geological consulting and site management, a total budget of $1,750,000 is recommended as detailed in Table 5 which lists expenditures to date and forecast expenditures to finish the Phase 1 Program.

The proposed start-up date for this drilling phase would be May 2007.

Phase 2

Phase 2 work will be dependent on results from the Phase 1 Program and would consist of establishment of a resource estimate on the Copper Brook Area, additional surface drilling as required and de-watering of the underground workings and systematic underground sampling. The cost of this phase would be $1,500,000.

'COXHEATH DEPOSIT' PHASE 1 EXPENDITURES FORECAST

			Expenditures	Budgeted	TOTAL Budgeted
			To Date	Additional	Expenditures
TOTAL EXPENDITURES	As of Sept. 30	As of Dec. 31		Expenditures	Phase 1

Assay & Transit	$31,290.35	35,817.05	35,817.05	20,000.00	55,817.05
Casual Labour	15,058.37	15,058.37	15,058.37	5,000.00	20,058.37
Diamond Drilling	256,174.05	256,174.05	256,174.05	443,825.95	700,000.00
Employee Salaries	46,807.50	63,724.50	63,724.50	20,000.00	83,724.50
Equipment Rental	10,640.00	14,355.78	14,355.78	5,000.00	19,355.78
Equipment	0.00	1,523.80	1,523.80	1,000.00	2,523.80
Geologist Communications	240.30	240.30	240.30	200.00	440.30
Geologist Food & Accom.	22,745.62	23,207.40	23,207.40	7,800.00	31,007.40
Geo. Supplies	5,679.34	14,189.00	14,189.00	10,000.00	24,189.00
Geo. Assistant	14,880.00	19,200.00	19,200.00	6,000.00	25,200.00
Geologist Consulting	55,250.00	62,050.00	62,050.00	40,980.02	103,030.02
Geo. Travel	4,039.62	4,039.62	4,039.62	3,000.00	7,039.62
I.P. Consulting	229,728.47	229,728.47	229,728.47	20,000.00	249,728.47
Surveying	11,700.00	11,700.00	11,700.00	2,000.00	13,700.00
Logistical Support	56,000.00	52,000.00	52,000.00	15,000.00	67,000.00
Payroll expenses	3,347.17	4,457.81	4,457.81	2,000.00	6,457.81
Core Storage	5,075.00	2,574.71	2,574.71	1,000.00	3,574.71
Water Testing - Site	0.00	820.16	820.16	700.00	1,520.16
Site & Project Management	150,000.00	243,902.26	243,902.26	25,000.00	268,902.26
Roads	33,635.32	33,635.32	33,635.32	1,000.00	34,635.32
Supplies	5,395.77	6,204.81	6,204.81	2,000.00	8,204.81
Travel Expenses	19,029.60	21,890.62	21,890.62	2,000.00	23,890.62
					0.00
	$976,716.48	1,116,494.03	$1,116,494.03	$633,505.97	$1,750,000.00

Table 5 Coxheath Deposit Phase 1 Expenditure Forecast

45a

REFERENCES

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Barr, S.M. and Raeside, R.P. 1989 Tectonostratigraphic terranes in Cape Breton Island, Nova Scotia: implications for the configuration of the northern Appalachian Orogen; Geology, v. 17, p 822-825

Bayne A.S. and Co. 1963- Report of Preliminary Exploration on Mariner Mines Coxheath Property NSDNR Assessment Files 11 K/01 B 13-C-27 (06)

Bayne A.S.,Mowat, J.R and Fraberg, M.H. 1963- Report on Mariner Property NSDNR AF 13-C-27 (07)

Beaton W.W. and Walz A. 1929- Report on Coxheath Mines NS Department of Mines, N NSDNR Assessment Files 11 K/01 B 13-C-27(02)

Beaton W.W. and Sugden F.J. 1930 Coxheath Copper Mine, Cape Breton, N.S. Transactions of the Canadian Institute of Mining and Metallurgy, #218 , pp 834842,1930

Cameron H.D. and Lowe G.E. 1930 - Report on Arno Copper Deposit NS Department of Mines Assessment Files 11 K/01 B l 3-C-27 (03)

Chatterjee, A. K. and Oldale, H. R. 1980: Porphyry copper-molybdenum ± gld mineralization at Coxheath; Geological Association of Canada Mineralogical Association of Canada, Field Trip Guidebook, v. 6, p. 3-10.

Clarke T.R. 1973 - Engineering Assessment and Proposed Mine Production Project, Coxheath Mines Property, NSDNR AF # 481054

Cole E.J. 1949- Copper at Coxheath in N. S. Dept. of Mines Annual Report 1949 pp 104-107

DeMont, G.J. 1993- K01-01 Coxheath, Cape Breton County, NSDNR Open File 93-029 Selected Metallic Mineral Occurrences of Cape Breton Island, N.S. on NTS Map Sheets 11 F/09, 11 F/1 0, 11 F/1 5, 11 F/1 6, 11 K/01, pp 155 to 175

DeWolfe, J. C. 2000: Geological investigation of the Coxheath Cu-Mo-Au deposit, Cape Breton Island, Nova Scotia: Structurally controlled porphyry-type mineralization; Unpublished B.Sc. thesis, St. Mary's University, Halifax, 128 p.

Dilles, J. H. and Einaudi, M. T. 1992: Wall-rock alteration and hydrothermal flow paths about the Ann-Mason porphyry copper deposit, Nevada: A 6 km vertical reconstruction; Economic Geology, v. 87, p. 1963-2001.

Dostal, J., Keppie, J.D. and Zhai, M 1992 Geochemistry of mineralized and barren, Late Proterozoic felsic volcanic rock in southeastern Cape Breton Island, Nova Scotia, Canada, Precambrian Research v56, p 33-49

Dostal, J., Keppie, J.D. and Murphy, J.B. 1990- Geochemistry of Late Proterozoic basaltic rocks from southeastern Cape Breton Island, Nova scotia. Canadian Journal of Earth Science, v. 23. p. 619-631

Dube, B., Dunning, G., and Lauziere, K. 1998: Geology of the Hope Brook Mine, Newfoundland, Canada: a preserved Late Proterozoic high sulphidization epithermal gold deposit and its implications for exploration; Economic Geology, v. 93, p. 405-436.

Gustafson, L. B. and Titley, S. R 1978: Preface; in Porphyry deposits of the southwestern Pacific Islands and Australia; Economic Geology, v. 73, p. 597-599.

Hayba, D. O., Bethke, P. M., Heald, P. and Foley, N. K. 1985: Geologic, mineralogic, and geochemical characteristics of volcanic-hosted epithermal precious-metal deposits; in Geology and Geochemistry of Epithermal Systems, eds. B. R. Berger and P. M. Bethke; Reviews in Economic Geology, v. 2, p. 129-167.

Hedenquist, J. W., Arribas, A., Jr., and Reynolds, T. J. 1998: Evolution of an intrusion-centered hydrothermal system: Far Southeast-Lepanto porphry and epithermal Cu-Au deposits, Philippines; Economic Geology, v. 93, p. 373-404.

Hollister, V. F., Potter, R. R. and Barker, A. L. 1974: Porphvry-type deposits of the Appalachian Orogen; Economic Geology, v. 69, p. 618-630.

Hudgins, A.D. 1964- Report on the Diamond Drilling Program by Bateman Bay Mining Co. in the Coxheath Area, Cape Breton, N.S. NSDNR Assessment Files

Jensen, L.R. 1996 Mispec Resources Incorporated Drill Program Beechmont(Coxheath) Property, Cape Breton County, N.S. NSDNR Assessment Files

Jensen, L.R. 1996b Mispec Resources Incorporated reconnaisance prospecting,rock, stream and tree sampling Beechmont(Coxheath) Property, Cape Breton County, N.S. NSDNR Assessment Files

Jensen, L.R. 1996c Mispec Resources Incorporated Deep Pit Grid, Geological mapping, mineralization, magnetometer and VLF-EM survey, and proposed drilling, Beechmont Property, Cape Breton Co., N.S. NTS 11K01B, N.S. NSDNR Assessment Files

Keppie, J. D. and Dostal, J. 1991: Late Proterozoic tectonic model for the Avalon terrane in Maritime Canada; Tectonics, v. 104, p. 842-850.

Kirkham, R. V. and Soregaroli A. E. 1975: Preliminary assessment of porphyry deposits in the Canadian Appalachians; Geological Survey of Canada, Paper 75-1, Pa A, p. 249-252.

Kontak, D. J., DeWolfe, J. C. and Longstaffe, F. 2001: Geological investigations of the Coxheath Cu-Mo-Au system, Cape Breton Island, Nova Scotia: structurally controlled porphyry-type mineralization; Geological Association of Canada-Mineralogical Association of Canada, Abstract Volume, v. 26, p. A78.

Kontak, D.J., DeWolfe, J. and Finck, P.W. 2002 The Coxheath Plutonic- Volcanic Belt (NTS 11 K/01): A Linked Porphyry-Epithermal Mineralized System of Precambrian Age. NSDNR Mineral Resources Branch, Report of Activities 2002, Report 20003-1 p69-87

Kontak, D.J., Finck, P.W. and DeWolfe, J. 2004 Pyrophyllite occurrences in the Coxheath area, Cape Breton Island, NSDNR Open File Report ME 2004-1, 18p

Lowell, J. D. and Gilbert, J. M. 1970: Lateral and vertical alteration - mineralization zoning in porphyry ore deposits; Economic Geology, v. 65, p. 373-408.

Lynch, G. and Ortega, J. 1997: Hydrothermal alteration and tourmaline-albite equilibria at the Coxheath porphyry Cu-Mo-Au deposit, Nova Scotia; Canadian Mineralogist, v. 35, p. 79-94.

Messervey, J.P. 1929- Copper in Nova Scotia , Nova Scotia Department of Mines Pamphlet # 7, 40 pp

Mijgley, J. 1917, Report on the fire clays at Scotch Mountain, Coxheath CB, Nova Scotia Department of Mines Assessment Report 11K01B 09-C-27 (04)

O'Brien, S. J., Dube, B. and O'Driscoll, C. F. and Mills J. 1998: Geological setting of gold mineralization and related hydrothermal alteration in Late Neoproterozoic (Post 640 Ma) Avalonian rocks of Newfoundland, with a review of coeval gold deposits elsewhere in the Appalachian Avalonian belt in Current Research, Newfoundland Department of Mines and Energy, Report 98-1, pp 93-124

O'Brien, S. J., Dube, B. and O'Driscoll, C. F. 1999: High-sulphidization, epithermal-style hydrothermal systems in Late Neoproterozoic Avalonian rocks on the Burin Peninsula, Newfoundland: Implications for gold exploration; in Current Research, Newfoundland Department of Mines and Energy, Report 99-1, p. 275-296.

Oldale H.R. 1966- Geology and Mineralization of a Diorite-Monzonite Pluton in the Coxheath Hills, Cape Breton, N.S. GAC Convention Sept 9-13, 1966, Halifax, N.S.

Oldale H.R., 1967- Report on Diamond Drilling Mariner Mines Ltd, Coxheath, NSDNR Assessment Files 11 K01/Bl3-C-27 (11)

Oldale H.R., 1967b- Report on Diamond Drilling Mariner Mines Ltd, Coxheath, NSDNR Assessment Files 11K01/B-C-27 (12)

Oldale H.R., 1967- A Centennial of Mining, Exploration and Development Coxheath Hills, Cape Breton. The Mining Society of Nova Scotia Transactions Vol. 70, pp 314-322.

Oldale H.R., 1967b Copper, Coxheath, Cape Breton County, N.S., Report on Mariner Mines Ltd. Properties NSDNR Assessment Report 11K/01B 13-C-27(11)

Oldale H.R., 1967c Copper, Coxheath, Cape Breton County, N.S., Report on Diamond Drilling for Mariner Mines Ltd. NSDNR Assessment Report 11K/01B 13-C-27(112

O’Reilly, G.A. 2003, Coxheath Mountain pyrophyllite: economic possibilities; in Nova Scotia Minerals Update, v20, no 1 winter 2003, NSDNR Mineral Resources Branch , p5.

Ortega, J. and Lynch, G. L. 1994a: Geological map of the Coxheath area, Cape Breton, Nova Scotia; Nova Scotia Department of Mines and Energy Open File Map 94-007.

Ortega, J. and Lynch, G. L. 1994b: Mineralogical map of the Coxheath area, Cape Breton, Nova Scotia; Nova Scotia Department of Mines and Energy Open File Map 94-008.

Ortega J. and Lynch G. 1994- Alteration Patterns at Coxheath Porphyry Cu-Mo Au Deposit, NSDNR Report 94-2, p 35

Pollock,D.W. 1977- Report on Diamond Drilling, Drill Logs and Assays, Aquitaine Company of Canada NSDNR Assessment Report 11 K/01 B 07-C-27(03)

Pollock, D.W. 1977 - Report on Diamond Drilling + Logs, Assays Sections Aquitaine Company of Canada, NSDNR Assessment Reports 11K/01B 07-C-27 (03)

Quinn H.A. 1966- The 1965 Exploration Program of Mariner Mines at Coxheath Hills, C.B., N.S. NSDNR Assessment Report 11K01B 13-C-27(09)

Riddell, J.E. 1973- Recommended Exploration Program Coxheath Mine Property NSDNR AF # 481053

Riddell, J.E. 1975 - Exploration Report Coxheath , Cape Breton Soil, Stream Sediment, Rock Geochemistry, IP and Magnetic Interpretations , NSDNR AF 13-C-27 (20)

Riddell, J.E. 1984 - Report on Coxheath Property for Coxheath Gold Holdings Ltd. Assessment Report 84-114

Sillitoe, R. H. 1973: Tops and bottoms of porphyry copper deposits; Economic Geology, v. 68, p. 799-815.

Sillitoe, R. H. 1976: Andean Mineralization: a model for metallogeny of convergent plate margins; in Metallogeny and Plate Tectonics, ed. D. F. Strong; Geological Association of Canada, Special Paper 14, p. 59-100.

Sillitoe, R. H. 1993: Gold-rich porphyry copper deposits: geological model and exploration implications; in Mineral Deposit Modeling, eds.R.V. Kirkham, W. D. Sinclair, R. 1. Thorpe and J.M. Duke; Geological Association of Canada, Special Paper 40, p. 465-478.

Titley, S. R. and Beane, R. E. 1981: Porphyry copper deposits; Economic Geology 75 Anniversary Volume, p. 214-269.

Thicke, M.J. 1987- Geology of the Late Hadrynian Met volcanic and Granitoid Rocks of the Coxheath Hills-Northeastern East Bay Hills Area, Cape Breton Island, Nova Scotia. MSc Thesis, Acadia University

Thompson D. 1988- Geological Report on Quarrying Activities Adjacent to the Coxheath Mine Property, Cape Breton County, Coxheath Gold Holdings Ltd., NSDNR Assessment Files

Tuach, J., Dean, P.L., Swinden, H.S., O’Driscoll, C.F., Kean, B.F. and Evans, D.T.W., 1988:Gold mineralization in Newfoundland: a 1988 review, Current Research Newfoundland Department of Mines Mineral Development Division, Report 88-1, P 279-306

Vidal, T. and Sillitoe, R. 1991: Gold-rich porphyry systems in the Maricunga Belt, northern Chile; Economic Geology, v.86, p. 1238-1260.

Vidal, T., Sillitoe, R. H., Betzhold, J. and Viteri, E. 1991: The porphyry gold deposit at Marte, Northern Chile; Economic Geology, v. 86, p. 1271-1286.

White, N. C. and Hedenquist, J. W. 1995: Epithermal gold deposits: styles, characteristics and exploration; Society of Economic Geologists Newsletter, no. 23, p. 1, 9-13.

Wilson, A.J., Cooke D.R. Harper B.L. 2003.: The Ridgeway gold- copper deposit: a high-grade alkalic porphyry deposit in the Lachlan fold belt, New south Wales, Australia; Economic Geology v.98, p 1637-1666

Author Signature Page

The report,

“Coxheath Copper Project, Cape Breton County, Cape Breton, Nova Scotia, - A Compilation and Review of Exploration Potential, for Silvor Foxx Capital Corp.,” was prepared by Minetech International Limited, on behalf of Silvor Foxx Capital Corp.

The Principal Author is John O’Sullivan P. Eng., who prepared the Data Compilation and the Geological sections of the report. The Mineral Processing and Metallurgical sections of the report were supervised by Patrick J. Hannon P. Eng.

CERTIFICATE of AUTHOR

1.	I, John R. O’Sullivan of 12 Charlois Court, Dartmouth, Nova Scotia, hereby certify that:

I am an Associate of:
Minetech International Limited
1190 Barrington
Halifax, NS
B2W 2R4

2.	I graduated with a degree in Geological Engineering from the University of Michigan Technological University, 1971 and Haileybury School of Mines (Senior Mining Technocian), 1968.

3.	I am a Life Member of the Association of Professional Engineers of Nova Scotia, Member # 3720.

4.

I have worked as a geological engineer for a total of 36 years since my graduation from university. My experience includes set up and operation of analytical laboratories for Northgate Exploration Ltd and Esso Resources Limited, field geologist, and senior geologist Northgate exploration in Canada, Australia, Ireland, 1968 to 1980 and Esso Resources Limited 1980 to 1986. (lead/zinc, uranium, gold, tin, nickel/copper). President, Rainbow Resources Limited, a company conducting mineral exploration in Nova Scotia (1986 to present). Director, New Signet Resources 1990 to 1992. Geological consultant 1986 to present, with exploration projects in base and precious metals throughout most of Canada, Ireland and Chile.

5.

I have read the definition of "qualified person" set out in National Instrument 43-101 ("Nl 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

6.

I am responsible for the preparation of all sections (with the exception of the “Mineral Processing and metallurgical Testing”) of the technical report titled “Coxheath Copper Project, Cape Breton County, Cape Breton, Nova Scotia” and dated October 3, 2007 (the "Technical Report") relating to the Coxheath Copper Prospect, Coxheath, Nova Scotia. I visited the Coxheath property on October 12, 2006, December 4, 5, 12, 13, 2006 for 5 days.

7.	I have not had prior involvement with the property that is the subject of the Technical Report. I do not hold a beneficial in the mineral property that is the subject of this report.

8.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.	I am independent of the issuer applying all the tests in section 1.5 of National Instrument 43-101.

10.	I have read National Instrument 43-101 and Form 43-l01F1 and the Technical Report has been prepared in compliance with that instrument and form.

11.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

MINETECH INTERNATIONAL LIMITED
HALIFAX, CANADA

1190 Barrington St., 4th Flr.
Halifax, NS, Canada
B3H 2R4
Phone: 902-492-4049
Facsimile: 902-492-9302
www.minetechint.com

Certificate of Qualifications of Co-Author

I, Patrick James Francis Hannon of 1152 Cartaret Street, Halifax, in the Province of Nova Scotia, do hereby certify that:

1) I am a Professional Engineer (Mining and Geological) registered in the Province of Nova Scotia, (registration No. 2734), and the Province of Ontario, (registration No. 18260018).

2) I am a graduate of the Dalhousie University, Halifax Nova Scotia (M.A.Sc., Mining Engineering), Queen's University at Kingston (B.Sc. Geological Engineering), and the Haileybury School of Mines (Senior Mining Technician).

3) I have worked as an engineer for 35 years, in Canada, USA, SE Asia, Central Asia, FSU and West Africa. Between 1972 and 1983 I was employed with Imperial Oil Limited as senior geologist, chief mine geologist, and mine superintendent. Between 1983 and 1987, I was employed by the Nova Scotia Department of Mines and Energy as Manager of Mining Engineering. Between October 1987 and May of 1989, I was employed as Chief Mining Engineer for the consulting firm A.C.A. Howe International Limited and continue to work for that firm on an associate basis. Since May 1989 until the present (August 2007), I have been President of MineTech International Limited. I have had mining assignments in various parts of the world. Assignments have including valuation of mining properties at various stages of development, management of an open pit mine, technical consultant on mine safety regulations and team leader for mine feasibility studies. Between 2004 and 2006, I was Vice President, Exploration for Claude Resources Inc., for whom I negotiated and administered Joint Venture agreements. Between 2004 and 2006 and I was also President of ScoZinc Limited and looked after the Scotia zinc-lead mine until the sale of the company to Acadian Gold Corporation.

4) I am responsible for the metallurgical section of the Technical Report.

5) I visited the property on October 12th, 2006 and December 4th, 5th, 12th and 13th 2006. A total of 5 days were spent on site.

6) I am not aware of any Material fact not in the Technical Report that would make the report misleading.

Appendix I

Coxheath/Burnt Point Agreement

MEMORANDUM of UNDERSTANDING (MOU)

Between: Burnt Point Resources Inc. 1550 Bedford Highway, Suite 820, Bedford, Nova Scotia, B4A 1E6 (hereafter referred to as **BPR**)

AND

Coxheath Resources Ltd. 147 Shore Drive, Bedford, Nova Scotia, B4A 2E6 (hereafter referred to as **CRL**)

Whereas: **BPR** and its associates have mineral contiguous claims situated in Coxheath, Nova Scotia which they are desirous of further developing (see attached claims as Schedule A).

The Parties hereto agree and commit their companies to the foregoing as follows;

1. **BPR** is desirous to 'option' 100% of the mineral claims situated in Coxheath, Nova Scotia.

2. **CRL** is desirous to exclusively review such an opportunity and respond in due course, subject to mutually acceptable terms and conditions with the intent to enter into an 'Option and Joint Venture Agreement' with BPR. During such review period, **BPR** agrees to furnish **CRL** with all relevant data requested.

3. It is the understanding of both parties, that the economic basis of the such an 'Option and Joint Venture Agreement' will include but not be limited to as follows;

   i) A two phase development in order to obtain a 100% earn-in. All option and earn in 'work commitments' will be divided between the two phases. The time lines of both the two phases will be mutually agreed by both parties prior to the execution of the 'Option and Joint Venture Agreement'.

   ii) An option payment of one million dollars will be paid to **BPR** and further, that **CRL** will expend a minimum of two million dollars in accordance with 'work commitments' specifically at the Coxheath property.

   iii) NSR to be negotiated and finalized in the 'Option and Joint Venture Agreement'.

4. It is hereby acknowledged by the parties hereto that the 'Option and Joint Venture Agreement' when executed, will thereby upon signing of such become the only agreement between the parties superceding this 'MOU'.

5. It is further agreed by the parties hereto that an 'Operating Agreement' will be executed in due course, concurrent with the 'Option and Joint Venture Agreement'. Operatorship to be mutually agreed within the 'Option and Joint Venture Agreement.'

This Agreement is the only agreement between the parties hereto and shall be subject to the laws of Nova Scotia, Canada.

Agreed and accepted this 26 day of May, 2006 by;

Burnt Point Resources Ltd.	Coxheath Resources Ltd
L. MacLean, President	H. Cabrita, President & CEO

Option and Joint Venture Agreement
This agreement made as of 19 day of July 2006

Between: **Burnt Point Resources Inc.** 1550 Bedford Highway, Suite 820, Bedford, Nova Scotia, B4A 1E6 (hereafter referred to as **BPR**)

AND

Coxheath Resources Ltd. 147 Shore Drive, Bedford, Nova Scotia, B4A 2E6 (hereafter referred to as **CRL**)

Whereas: **BPR** and its associates have mineral claims situated in Coxheath, Nova Scotia which they are desirous of further developing (see attached claims as Schedule A)

and

Whereas: **CRL**, a newly formed mineral exploration company, is desirous of earning a 100% (one hundred percent) total interest in the **BPR** Coxheath claims under the following terms and conditions;

1. Phase One

Cash option minimum payment of $500,000 plus a work commitment of up to $500,000 to earn a 50% Working Interest in the claims subject to **BPR** retaining a 3% Net Smelter Return (NSR). The work commitment is to be completed on or before March 31st, 2007.

CRL will be the designated operator. A standard 'Operating Agreement' will be entered into between **BPR** and **CRL**. In order to qualify to proceed to Phase Two, all Phase One commitments will have been completed, unless mutually agreed too in writing by **BPR** and **CRL**.

2. Phase Two

Cash option payment of $500,000 plus a minimum work commitment of $1,500,000 to earn the remaining and additional 50% Working Interest. **CRL** will have until April 15th, 2007 to commit to Phase Two and one year to complete the 'Work Commitment, to be no later than April 15th, 2008.

If the decision is made by **CRL** to proceed to Phase Two of the development, then **CRL** will be entitled to remain as operator of the program, development, claims and any and all interests in the property. If a decision is made not to exercise the Phase Two option by **CRL** then **BPR** will revert, as operator and a standard 'Operating Agreement' will be entered into between **BPR** and **CRL**.

3. Net Smelter Royalty (NSR)

This agreement is subject to a 3% (three percent) NSR. **CRL** has the right but not obligation to purchase one third, being 1% (one percent) of the 3% (three percent) NSR directly from **BPR** within 60 (sixty) calendar days from the date of a bankable feasibility that is executed by **CRL**. The price formula for the 1% NSR to be paid by **CRL** to **BPR** is agreed and fixed firm at $1,000,000.00 (one million dollars)

(Page 1 of 2)

1

4. General Provisions

Currency is Canadian Dollars.

This Agreement shall become operational when executed by **CRL** and **BPR** and the receipt by **BPR** of a non-refundable deposit of $50,000; said deposit to be applied to the $500,000 'Cash Option' Earn-in of Phase One.

All expenditures by **CRL** in relation to the Coxheath Property shall be deemed to be allocated towards the 'work commitment' amounts to be expended by **CRL** as referred to in this Agreement under clauses 1. Phase One and 2. Phase Two. Exceptions to this will be **CRL** registered office overheads that are deemed not to be part of the Flow Through CEE allowable expenditures.

All expenditures in excess of the $500,000.00 work commitment referred to in this Agreement under the clause 1. Phase One shall be considered to be expenditures towards the **CRL** 'work commitment' requirement referred to in this Agreement under the clause 2. Phase Two.

Both parties agree to enter into whatever additional documentation that may be required to implement the intent of this agreement.

It is hereby agreed by both parties herein that this document dated as below, also declares the same named agreement between BPR & CRL dated July 18th, 2006, NULL & VOID.

This Agreement is the only agreement between the parties hereto and shall be subject to the laws of Nova Scotia, Canada.

Agreed and accepted this 19 day of July, 2006 by;

Burnt Point Resources Ltd.	Coxheath Resources Ltd
L. MacLean, President	H. Cabrita, President & CEO

(Page 2 of 2)

2

Coxheath Resources Ltd.

Driven By Our Core Values

April 3rd, 2007

COPY

Mr. Lauchlin MacLean,
President
Burnt Point Resources, Inc
Suite 820, 1550 Bedford Hwy,
Bedford, NS, B4A 1E6

RE: 'Option and Joint Venture Agreement' dated July 19, 2006.

Dear **Mr. MacLean**,

As discussed, I write to you today to confirm our agreement of the foregoing;

1. An addendum will be executed between our respective companies with the following revisions of certain terms;

    i) The 2nd option payment of $500,000.00 balance currently due which equates to $400,000.00, will be paid in full on or before April 30th, 2007 and further, that our company will complete the required 'work commitments' on or before December 31st, 2007.

    ii) For consideration of the above accelerated 'option payment' and 'work commitment' program, your company hereby agrees to convey to our company an 80% earned interest in the Coxheath claims as referenced in our agreement captioned above.

2. Your company's confirmation of above can be acknowledged in the space provided below, and the enclosed ADDENDUM (2 originals) to the above captioned agreement between our companies.

Best regards,

Harry Cabrita
President & CEO

Agreed and accepted this 5 day of April, 2007 by ;

Burnt Point Resources Ltd.

L. MacLean, President

147 Shore Drive Bedford, Nova Scotia, Canada, B4A 2E6
Tel: (902) 880 7888, Fax: (902) 422 9208, Email: info@coxheath.ca

1

Appendix II

NSDNR Mineral Claims Verification

NOVA SCOTIA
Natural Resources

PO Box 698
Halifax, Nova Scotia
B3J 2T9

902 424-7735 F
www.gov.ns.ca
73300-28..06

October 30, 2006

Mr. John O'Sullivan
12 Charlois Court
Dartmouth, NS B2W 2R4

Dear Sir:

RE: EXPLORATION LICENCES - 11 K 1 B - BURNT POINT RESOURCES

Further to your letter dated October 23, 2006, please be advised of the following:

Licensee	Tract	Claims	Licence No.
Burnt Point Resources Inc.	55	Q	06893
	66	AHJQ	
	79	AHJ	
	78	KLMP Q	
	91	A	
	92	BCD	
Burnt Point Resources Inc.	94	NOP	06892
	93	JQ	
Burnt Point Resources Inc.	93	ABC	06891
	76	JKLM NOPQ	
	75	JKLM N	
	74	LMNO	
	95	C	
Burnt Point Resources Inc.	78	J	05884A
Burnt Point Resources Inc.	92	A	05884
	93	DEFG H	
	94	ABCD EFGH JKLM Q	
	95	DEM	
	75	OPQ	
Burnt Point Resources Inc.	54	JKLM NOPQ	05898
	67	All Claims	
	68	LMNO	
	77	CDEF GHJK LMNO PQ	
	78	ABCD EFGH

Exploration licence nos. 05884, 05884A, 05898, 06891, 06892, and 06893 are all in good standing as at October 23, 2006, and are all located on claim reference map 11 K 1 B. I trust this is the information you require, and remain,

Yours truly,

R. Ratcliffe
Registrar of Mineral
and Petroleum Titles

RR/jlk

Page 2 of 2

Appendix III

Bayne, A.S. Mineral Resource Estimate 1963

Mariner Mines Limited
Coxheath Copper Mine

A. S. Bayne, P.Eng.
March 30, 1963

ESTIMATE OF EXCAVATION - SHAFT NO. 2 WORKINGS
(As of N.S. Dept. Mines Survey, 1947)

DRIFTS, CROSSCUTS & RAISES:

Lineal Length & Cubic Volume of 6- x 7-foot Openings:-

LEVE L	DRIFTS (feet)	CROSSCUTS (feet)	RAISES (feet)	TOTAL (feet)	CUBIC VOLUME EXTRACTED (cubic feet)
120	153	80	-	233	9,786
140	487	190	50	727	30,534
190	595	895	182	1,672	70,224
260	1,135	440	-	1,575	66,150
340	1,600	1,465	-	3,065	128,730
TOTALS: -	3,970	3,070	232	7,272	305,424 cubic feet.

Shaft #2 Length x Width x Vertical Depth (12' x 8' x 477')... **45,792 cubic feet.**

BACKSTOPES:

LOCATION	LENGTH (feet)	AVERAGE WIDTH (feet)	HEIGHT ABOVE DRIFT-BACK (feet)	VOLUME EXCAVATED (cu.ft.)	(tons)	
120 - f t . Leve l						
"'C" Vein(South)- 20-		10	13	2,600	260	
"'C" Vein(North)- 50-		16	8	6,400	640	
140-ft. Level						
"'C" Vein(North)-	73	8	13	7,592	759	
					1,656	
190-ft. Level						
"B" Vein(South)-	83	8	15	9,960	996	
I"D" Vein(South)-	22	8	13	2,288	229	
					1,225	
				28,840	**28,840**	**cubic feet.**

ESTIMATED TOTAL VOLUME OF EXCAVATION FROM MINE: **380,056 cubic feet.**

ADD CONTINGENCY (overbreak, slashing, sloughing etc.) 38,006 cubic feet.

ESTIMATED GRAND TOTAL OF EXCAVATION : **418,062(420,000) cubic feet.**

MAXIMUM VOLUME OF WATER IN MINE @ 7.48 gallons/cu. ft. **3,141,600 (3,250,000) gallons (U.S.)**

101

Mariner Mines Limited
Coxheath Copper Mine

A. S. Bayne, P.Eng.
March 30, 1963

CALCULATION OF COPPER VALUES
(Based on 102 samples by the Nova Scotia Dept. of Mines)
TONS & WEIGHTED AVERAGE GRADE OF ORE INDICATED BY UNDERGROUND DEVELOPMENT

AVERAGE VEIN GRADE	PROBABLE ORE	POSSIBLE' ORE	INFERRED ORE	TOTAL TONS	
	(tons)	(tons)	(tons)	(tons)	(% copper)
"C"	9,438	16,340	-	25,778	**2.89**
"B"	10,535	19,073	13,139	42,747	**3.37**
"L-W"	6,716	19,739	-	26,45	2.95
"Middle"	2,190	2,190		4,380	3.59
TOTALS:-	**28,879**	**57,342**	**13,139.**	**99,360**	**3.145% Cu.**

ANALYSIS OF ESTIMATES

Vertical Depth of Shaft No. 2	477 feet
Vertical Depth of lowest mine level developed -	340 feet
Vertical Depth of Ore per these Estimates -	390 feet
Maximum Length on Strike developed (260- & 340-ft. Levels)	850 feet
Lengths of Ore Sections used in Estimates -	27 feet to 485 feet
Average Width Sampled, (used as mine width in Estimates) -	4.25 feet
Total Inferred Tons per Vertical Foot, (from sum of - Tons/V.ft. of individual mine sections estimated)	568.8 tons/vertical ft.
TONS PER VERTICAL FOOT INDICATED BY THESE ESTIMATES	**254.8 tons/V. ft.**

IT IS SUBMITTED, THEREFORE, THAT THE ESTIMATES ARE REASONABLY CONSERVATIVE, AS THE INFERRED TONNAGE, ASSUMING 100% VERTICAL CONTINUITY, IS 221,848 TONS

MINE POTENTIAL - INDICATED & INFERRED

Authoritative reports and maps show that the veins, opened up by Shaft No. 2 development, can be traced on surface for 2,500 feet southwest and 1,100 feet to the northeast of the Shaft. Reports prior to 1901 indicate that either "B" or "C" vein was intersected between 60- and 175-foot depth at Shaft No. 1, which is about 1,100 feet N.E.

Total length of strike represented by Estimated Tons at Shaft No. 2 - **850 feet.**

THEREFORE, INDICATED, INFERRED & POTENTIAL TONS, (390- ft.-depth), OVER 3,500-FOOT LENGTH: 99,360 x 3,500/850................ 409,129 TONS

102

-Mariner Mines Limited
Coxheath Copper Mine

A. S. Bayne, P.Eng.
March 30, 1963

DEFINITION OF PROBABLE, POSSIBLE & INFERRED ORE

In all three classifications, the considered mine sections are visible from drifts, in the copper-bearing material, at two or more levels, except the "Middle" Vein, 50 feet N.W. of "B" Vein on the 340-foot level. In "LWA" calculations,-"L" the length, was never assumed to extend beyond the drift opening; also not over 5 feet past the end sections of the respective overall drift-lengths sampled, except in the "Middle Vein". The width, "W', used in calculations, is the sampled width. The assay, "A", is that recorded in files and on level Plans, from the sampling and survey by the Nova Scotia Department of Mines, in 1947. In applying "LWA" calculations to "Tons per Vertical Foot", the vertical extension of ore above or below the respective drift level was never assumed to be more than 50 ft, except in "C" Vein from the 120-foot Level to Surface, where this was an original discovery vein on which Shaft No. 2 was sunk.

1. **Probable Ore** was delimited by the sampled end-sections in drift-lengths within which the average distance between sections was chiefly 10-foot and occasionally 20-foot centres. The exceptions are- the "L-W" Vein on the 340-foot Level, in which only three drift-lengths were sampled at sections on 15- to 30-foot centres; also in the "Middle Vein" at the same level, in which only two sections were sampled on 37-foot centres. This classification would be termed "ore in sight" or "developed ore", if all the drifts on all levels had been systematically sampled from end-to-end, on /10- to 20-foot centres.

2. **Possible Ore** was not, as often practiced, estimated by assuming extension .of length or depth to greater distance than 50 feet. Rather, it could be called "probable" ore, if the drifts on all five levels had been systematically sampled from end-to-end. For instance, the "C" Vein, developed on four levels to the 340-foot horizon, was not sampled on the 190-foot Level, but was intersected by a crosscut on the 340-foot Level where a sample yielded good copper content across a 4-foot width. "B" Vein was the most thoroughly sampled vein of all, on the 190- and 260-foot levels, but was not sampled on the 140-foot Level and only on one section at the 340-foot Level, although it is known to outcrop on surface. "L-W"' Vein was sampled only on the 340-foot Level, in three lengths totalling 165 feet over a total drift-length of 485 feet. This vein is reported, by W.W. Beaton, P.Eng. and F.J. Sugden in their paper "Coxheath Copper Mine, Cape Breton, N.S."(Trans. C.I.M.M., 1930), to be the "most promising for large tonnage of any yet encountered."

3. **Inferred Ore** was the classification applied only to the lower 90 feet of "B" Vein, because, based on the Beaton & Sugden paper, which also stated that "the new vein" (which could only be the "L-W"Vein) "has been developed along the 340-foot Level for a length of 650 feet." By 1930, when operation was last suspended, the "L-W" Vein drift had been developed for a total length of 850 feet. It was therefore considered reasonable to apply this along a length of 205-feet additional to the 280 feet total of the spaced closely-sampled lengths.

The reason for the limited assumptions noted above is because N.S.Dept. of Mines make it clear that lack of permissible time and poor pumping equipment prohibited, in 1947, complete dewatering of the bottom level; washing and scaling to permit adequate visual examination. Therefore, there is little doubt that the samples were diluted by material impoverished by from 17 to 54 years of leaching

Appendix IV

Underground Level Plans

106

C ZONE
140 LEVEL
110' (33.5m)
- 2.54%Cu
NO 2 SHAFT
ARNO "C" VEIN
Back 303 Solid 297
FW Face 322
SAMPLE ANALYSES
SAMPLE NO LENGTH(inches) % COPPER
92 36 1 09
94 42 3 11
95 48 3 21
97 66 1 99
104 72 5 38
C ZONE
120 LEVEL
60' (18.2m)-1.85%Cu
NO 2 SHAFT
ARNO "C" VEIN
FW 300
HW 300
SAMPLE ANALYSES
SAMPLE NO. LENGTH(inches) % COPPER
93 48 2 24
96 48 0 78
98 36 0 87
99 42 1 18
100 30 0 93
101 42 1 93
102 42 2 48

Direct copy of E.J. Cole's NSDNR UNDERGROUND SAMPLING, 1949

BURNT POINT RESOURCES INC.

COXHEATH COPPER MINE

LEVEL PLANS 120 & 140 LEVELS

20 0 20 40 60 80
Scale in feet

MAP 5

107

SAMPLE ANALYSES
SAMPLE NO. LENGTH(inches) % COPPER
84 48 0.53
85 36 0.96
86 54 2.13
87 48 0.81
88 42 0.25
89 54 1.09
90 42 3.58
B ZONE
C ZONE
D ZONE
ARNO "B" VEIN
ARNO "C" VEIN
ARNO "D" VEIN
125' (38.1m)- 2.14%Cu
NO 2 SHAFT
Solid edge 248
Wall & Solid 237
Wall & Back 260
Back 242
Back & bench 261
Brow 256
Stope wall & back 255
BURNT POINT RESOURCES INC.
COXHEATH COPPER MINE
LEVEL PLAN — 190 LEVEL
Scale in feet

Direct copy of E.J. Cole's NSDNR UNDERGROUND SAMPLING, 1949

MAP 6

108

SAMPLE NO	LENGTH(inches)	% COPPER
1	10	0.72
2	24	1.21
3	15	0.81
4	8	0.85
5	24	0.06
6	8	0.53
7	12	0.12
8	24	8.76
9	36	0.44
10	27	1.40
11	17	0.11
12	36	0.07
13	8	0.03
14	24	0.09
16	8	0.22
17	8	1.87
18	12	0.75
19	12	0.28
20	15	6.37
21	36	6.00
40	12	4.05
42	21	10.40
43	28	0.02
44	20	5.02
45	23	15.50
46	20	8.70
47	25	16.50
48	20	8.25
49	17	10.75
50	27	3.24
51	12	4.36
52	53	1.34
53	12	0.55
54	30	11.90
55	12	1.34
56	24	6.75
57	27	3.98
58	24	1.41
59	27	0.68
60	30	0.84
61	24	0.25
62	30	0.52
63	48	0.41
64	18	3.67
65	35	1.00
66	41	3.11
67	19	1.18
68	48	1.93
69	48	1.10
70	24	1.12
71	24	1.37
72	24	1.43
73	54	4.95
74	42	0.75
75	24	6.30
76	28	6.50
77	48	1.55
78	36	1.21
79	12	2.80
80	8	1.80
81	54	1.77
82	54	3.02
83	12	1.49

ARMO "B" VEIN
B ZONE
137' (41.7m)- 4.29%Cu
93' (28.3m)
- 2.20%Cu
50 ' (15.2m)
– 1.07% Cu
NO. 2 SHAFT
BURNT POINT RESOURCES INC.
COXHEATH COPPER MINE
LEVEL PLAN — 260 LEVEL
20 0 20 40 60 80
Scale in feet

Direct copy of E.J. Cole's NSDNR UNDERGROUND SAMPLING, 1949

MAP 7

109

L-W ZONE
B ZONE
ARNO "L-W" VEIN
ARNO "B" VEIN
Sump bottom El. 84
Back 110 Solid 102
Back-110 Solid 102
Back El. 108 Solid 101
Back El. 107 Solid 99
NO. 2 SHAFT
BURNT POINT RESOURCES INC.
COXHEATH COPPER MINE
LEVEL PLAN — 340 LEVEL
Scale in feet

SAMPLE ANALYSES

SAMPLE NO.	LENGTH (inches)	% COPPER
22	36	10.02
23	15	0.62
24	12	0.53
25	42	1.72
26	48	2.83
27	36	1.31
28	48	3.58
29	48	2.05
30	45	4.74
31	36	5.39
32	24	0.47
33	48	1.37
34	36	0.59
35	24	0.84
36	48	0.34
37	54	0.28
38	36	3.98
39	30	0.82

Direct copy of E.J. Cole's NSDNR UNDERGROUND SAMPLING, 1949

MAP 8

Appendix V

Enzyme Leach Geochemistry

Chavin Report 2007-1.
Coxheath Resources Ltd.: Geochemical
Study of South Eastern Cape Breton Island,
Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

By

Peter J. Rogers, Ph.D.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using The Enzyme Leach Extraction on B Horizon Soils.
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	2
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Executive Summary

Coxheath Resources Limited commissioned a geochemical survey to examine the potential for undiscovered mineralized zones under the area between the Coxheath Mine area and the Deep Pit Zone areas of their claims in Cape Breton Island.

Company geologists took some 120 samples of B horizon soils under the direction of Dr. Rogers for the application of the Enzyme Leach partial extraction technique to aid in the detection of mineralized bodies below this cover mask.

A total of 120 samples were collected over some 5 lines of which Lines 1, 2 and 3 were of sufficient length to enable the method to function correctly. The other lines, 4 and 5 were the site of soil variance studies as part of the rigorous quality control system recommended by Dr. Rogers.

The analytical data supplied by Actlabs of Ancaster, Ontario, passed most quality control procedures and enabled several areas of potential for follow up drilling to be elucidated in the study area.

Lines 1 and 2 which are closet to the Mine area in the north east of the claim block have an Enzyme Leach anomaly pattern of similar type and dimensions to those of buried Porphyry Copper deposits commonly encountered beneath cover gravel sheets in the Atacama Desert of Chile.

The Enzyme Leach is a very cost effective application for this type of exploration scenario and has detected the south westward extension of the mineralization from the Copper Shaft area. This 500m down regional strike extension of potential mineral bearing ground will add significantly to the value of the property.

Extensive Quality Control procedures and testing confirms the data to be suitable for the purpose and that element levels are consistent with values obtained from similar studies in Nova Scotia. The field duplicates and star variance studies performed confirm the low to medium variance for most elements and that most anomaly patterns detected are therefore consistent and significant.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	3
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Table of Contents.

1.	Introduction.		Page 4.
2.	Location and Access.		Page 4.
3.	Climate, Topography and Vegetation.		Page 4.
4.	Legal Property Description and Ownership.		Page 5.
5.	Property History and Previous Work.		Page 6.
6.	Regional Geology.		Page 8.
7.	Property Geological Setting.		Page 9.
8.	Mineralization.		Page 11.
9.	Surficial Environment.		Page 12.
10.	Orientation Surveys.		Page 13.
11.	Field Procedures.		Page 15.
12.	Laboratory Procedures Partial Extraction Samples.		Page 16.
13.	Quality Control System.		Page 16.
14.	Soil Variation Estimation.		Page 18.
15.	Quality Control Results.		Page 18.
	15.1.	Introduction.	Page 18.
	15.2.	Analysis of Reported Values.	Page 19.
	15.3.	Analytical Duplicate Results Supplied by Actlabs.	Page 20.
	15.4.	Field Duplicate Results.	Page 21.
16.	Soil Sampling Results.		Page 24.
	16.1.	Line 1.	Page 24.
	16.2.	Line 2.	Page 24.
	16.3.	Line 3.	Page 26.
17.	Discussion of Results.		Page 26.
	17.1.	General Comments.	Page 26.
	17.2.	Line 1 Summary.	Page 27.
	17.2.	Line 1 Summary.	Page 28.
	17.2.	Line 1 Summary.	Page 28.
18.	Conclusions.		Page 29.
19.	References.		Page 30.

Tables.

Table 1.	Claim Details Coxheath Resources Ltd. Option.	Page 6.
Table 2.	Exploration History Coxheath Resources Ltd. Coxheath property.	Page 8.

Figures.

Figure 1. Geological map of Nova Scotia.	Page 5.
Figure 2. Location map of geochemical survey lines.	Page 7.
Figure 3. Location map of the mineral showings.	Page 9.
Figure 4. Landscape Model Thin Stratified Drift.	Page 13.
Figure 5. Plan and Section View of Ribbon till Dispersion.	Page 13.
Figure 6. Copper dispersion at Coxheath Deposit.	Page 14.
Figure 7. Molybdenum dispersion at Coxheath Deposit.	Page 14.
Figure 8. Pathfinder Elements at Coxheath Deposit.	Page 14.
Figure 9. Main Core Pathfinder Elements at Coxheath Deposit.	Page 15.
Figure 10. Idealized Typical Soil Profile.	Page 16.
Figure 11. One-sided variance design.	Page 17.
Figure 12. Soil variance sampling system and example.	Page 18.
Figure 13. Typical Electrochemical Cell Model based on Ontario conditions.	Page 19.
Figure 14. Groupings for Enzyme Leach analysis.	Page 19.
Figure 15. Arsenic laboratory Duplicates.	Page 21.
Figure 16. Example Star 2 Variance Plot of Metals.	Page 23.
Figure 17. Approximate relationship Enzyme Leach anomalies with depth of burial.	Page 25.
Figure 18. Position of the main Oxidation Anomaly and target Apical Anomaly Line 1.	Page 27.
Figure 19. Position of the main Oxidation Anomaly Line 2.	Page 28.
Figure 20. Position of the main Oxidation Anomaly and target Apical Anomaly Line 1.	Page 29.

Appendices.

Appendix 1.	Line Plots, 22pp.
Appendix 3.	Precision Plots Field Duplicates 14pp.
Appendix 5.	Field Data Variables, 8pp.

Appendix 2.	Precision Plots Actlabs Duplicates, 15pp.
Appendix 4.	Star Variance Plots, 9pp.
Appendix 6.	Analytical data, 10pp.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	4
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

1.        Introduction.

This report was commissioned by Mr. Harry Cabrita, President and CEO of Coxheath Resources Limited following a serendipitous meeting when Dr. Peter J. Rogers, President of Chavin Consulting was introduced to Harry and Jim Matheson by Greg Isenor, President and CEO of Merrex Gold Inc. after Dr. Rogers had completed a visit to discuss the Jubilee deposit in his Bedford office. Discussions ensued as to the merits of using the partial extraction geochemistry method called the Enzyme leach which Dr. Rogers has used extensively throughout South America and also in Nova Scotia when he was employed as the province’s geochemist. Dr. Rogers was asked to provide a quote for the application of this geochemical technology to an intractable area completely drift covered between the Argyll Zone and the Coxheath Mine Zone. An initial report, Chavin Report 2006-7 was presented to Coxheath staff at a meeting in Bedford and the application discussed thoroughly including planning a field program to be carried out by company geologists. The Enzyme Leach was selected based on the success at Jubilee and at Gays River and Canfield Creek whereby several buried targets were elucidated. Accordingly staff geologists sampled B horizon soils from some 5 lines in the company’s claim area. Following receipt of the analyses from the Actlabs Inc. laboratory Dr. Rogers completed a review of the data quality and the application of the geochemical sampling lines completed. This report represents the results from this analysis.

Lastly as part of this process Mr. John O’Sullivan, the principal company consultant with the permission of Mr. Harry Cabrita, President and CEO of Coxheath Resources kindly provided his prepared 43-101 summary of the geology, location and claim status of the property found in sections 2, 3, 4, 5, 6, 7 and 8 of this report. His generosity is gratefully acknowledged by the author.

2.        Location and Access.

The Coxheath Copper Project is a copper, gold and molybdenum property, with an additional potential for aggregate and pyrophyllite deposits. It is located in Cape Breton County, Cape Breton Island, Nova Scotia, Canada. The property lies 13 kilometers southwest of the city of Sydney on NTS Zone 20 sheet 11K/01B (Figure 1). The claims are centred on 46 deg. 05" North Latitude and 60 deg. 21.5" West Longitude. There are paved roads to the property and there are electrical sources, manpower sources and deep water shipping facilities available locally.

3.        Climate, Topography and Vegetation.

As a part of the Province of Nova Scotia the area has a Continental Maritime climate with severe winters and warm summers with extremes of temperature moderated by the nearby Atlantic Ocean. From late November to late March the average temperature ranges from 3° to - 15°C with 15°-20 °C range temperatures found in summer with a maximum of 30°C.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	5
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Figure 1. Geological map of Nova Scotia including principal structural terranes, mineral deposits and stratigraphic units, after Keppie and Muecke, 1979.

The Coxheath property consists of a northeast striking plateau of 120 to 170 metres altitude running along the length of the area with steep to gently dipping slopes to about 80 metres altitude along the northwest boundary of the claims. The forest cover is typically Boreal Forest with mixed conifers of Spruce, Balsam Fir and Larch intermixed with Maple and White Birch. Much of the area is covered with secondary growth mixed forest with locally cut areas and towards the northeast is some farmland.

4.        Legal Property Description and Ownership.

The licenses are currently held in the name of Burnt Point Resources Inc. and are under option to Coxheath Resources Limited. The property consists of 119 claims held in six licenses and is in good standing until March 2007.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	6
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Table 1. Claim Details Coxheath Resources Ltd. Option.

Licence	Tract	Claims	#Claims	Anniversary Date
5884	75 92 93 94 95	OPQ A DEFGH ABCDEFGHJKLM Q DE M	25	Mar 07, 2007
05884A	78	J	1	Mar. 07, 2007
5898	54 67 68 77 78	JKLM NOPQ All LMNO CD EFGH JKLM NOPQ ABCD EFGH	50	Mar. 04, 2007
6891	74 75 76 77 95	LMNO JKLM N JKLM NOPQ ABC C	21	June 14, 2007
6892	93 94	JQ NOP	5	June 14, 2007
6893	55 66 78 79 91 92	Q A H J Q KLM PQ A H J A BCD	17	June 14, 2007
Total			119

5.        Property History and Previous Work.

This topic is dealt with at length in the O’Sullivan 43-101 report and for the sake of brevity the Table 2, produced by John is included here. As stated earlier Coxheath Resources Ltd. has optioned the property from Burnt Point Resources Inc. and has an extensive exploration program planned, focussed on the main target areas. This will include geochemical surveys, diamond drilling of the main target areas and bulk sampling and de-watering of the Copper Brook Shaft #2. This geochemical survey is part of that endeavour to find new mineralized areas beneath cover between the Argyle and Copper Shaft areas (Figure 2).

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	7
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Burnt Point Resources Inc
Lic 06893
MINE AREA
Lines 4 & 5
Line 1
Line 2
Line 3
MOUNTAIN
MINE AREA
POND AREA
Lic. 05898
Burnt Point Resources Inc.
67
DEEP PIT ZONE
Soil Geochemistry

Figure 2. Location map of geochemical survey lines, drawing supplied by J.O’Sullivan, Coxheath Resources Ltd.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	8
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Table 2. Exploration History Coxheath Resources Ltd. Coxheath property.

Date	Company	Work Completed
1875		Copper first discovered
1881- 1901	Coxheath Copper Mining Co., Eastern Development Company.	Five shafts sunk. Shaft #2 developed on 5 levels to 477 ft. (146 metres). There is 1.64km of underground development.
1928	Arno Mines Ltd.	Mining Plant erected. Dewatered #2 Shafts and deepened it to 477 ft. Additional drifting and cross cutting of 1341 metres on 190, 260 and 340 Levels. Diamond drilling of 11 holes for 938 metres. (Arno Series)
1947	Nova Scotia Dept Mines	Shaft #2 dewatered. Drifts and cross-cuts sampled. Magnetics, SP surveys
1952	Anthonian Mines Ltd	498 m drilling is short holes Mountain Vein area. (Anth Series)
1963- 1965	A.S. Bayne and Co.	Line cutting, geochem, magnetics, Reserve calculation (non NI43- 101 compliant) Probable and possible ore@ 99,360 tons / 3.145% Cu* Inferred reserve@ 221,848 tons * Potential tonnage 410,000 tons
1964	Bateman Bay Mining Co.	Diamond Drilling 12 holes totalling 1083 m (B Series) NSDNR Drilling
1965	Mariner Mines Ltd. Bethlehem Copper Corp.	54 line miles grid. 2600 soil geochem samples 100 x400 ft grid.
37 km IP survey - 9 anomalies Magnetic Survey. Diamond drilling 40 holes total 4443 metres (MM Series)
1968 Five holes (306 metres) in Hole MM7 Area
1973	T.R Clarke & Associates for J.E. Riddell	Feasibility study based on Baynes 1963 review of 1947 sampling.
1976	Aquitane Company of Canada	IP survey - 9.08 line km. Diamond Drilling 8 holes totalling 1011.9m (AC Series)
1986		Aggregate quarry developed adjacent to Shaft#2 area. Ore stockpile removed.
1987- 1988	Coxheath Gold Holdings Ltd. (J.E. Riddell)	Airborne magnetic, VLF EM, Resistivity
1995	Mispec Resources Inc/ Burnt Point Resources.	Diamond drilling 17 holes totalling1439.7 metres (K Series), drilled in Shaft #2 Area, Mountain Vein Area and Argyle Area
1996- 1997	Burnt Pond Resources Inc./ Mispec	Prospecting, Geological mapping. 6.6 km baseline. Stream sediment sampling. Biogeochemical sampling. Magnetic and ground VLF EM survey

6.        Regional Geology.

The Coxheath property is located within the westernmost Late Precambrian (Hadrynian) volcanic-plutonic belt in Eastern Cape Breton Island, N.S of the Avalon Terrane of the Canadian Appalachians (Figure 1). The late Hadrynian (~620 Ma) consists of a volcanic suite of rhyolite, andesite, basalt flows, tuffs and minor volcanoclastics intruded by a large coeval composite pluton of dioritic to granitic composition all metamorphosed to green schist or sub-green schist facies. The Hadrynian lithologies have a weak northeast trending fabric and form topographic ridges are surrounded by younger Cambrian to Carboniferous age sediments. The entire belt underwent upright folding and minor tilting during the Middle Paleozoic. Lynch and J. Ortega (1998) postulate the presence of a major synclinal structure exists extending for 5 km to the northeast of the intrusive/volcanic contact while Oldale (1967) suggested that the volcanics and the intrusive had been folded into a large regional anticlinal structure. Jensen (1996) found that the volcanics are more complexly folded and faulted than either of the two previous structural interpretations discussed above.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	9
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

7.         Property Geological Setting.

The Coxheath Resources property is underlain by mainly volcanics and intrusives of the Precambrian Coxheath Group formed in a continental-margin island arc setting (Barr et al, 1996 ) with the oldest rocks (dated at 613 +/- 15 Ma) found in the northeast third of the property (Figure 3).

Figure 3. Location map of the mineral showings, drawing supplied by J.O’Sullivan, Coxheath Resources Ltd.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	10
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

The oldest rocks consist of a thick sequence of predominantly volcanic flows and pyroclastics calc-alkaline affinities ranging from basaltic to rhyolitic in composition extending eastward covering an area 4 x 6.5 km (Thicke 1987, Barr et al. 1996). Barr (1996 et al.) subdivided the volcanics into 3 main units as follows:

Unit 1 consists of massive fine grained dark green to black basalt and andesite interbedded with rare zones of vesicular basalt.
Unit 2 is made up of light gray to yellowish green to maroon felsic volcanic rocks of medium gray porphyritic dacitic to rhyolite flows and tuffs. They contain feldspar and quartz phenocrysts often with well developed flow banding and spherulitic textures.
Unit 3 consists of light gray to yellowish green to maroon pyroclastic rocks varying from lithic volcanic breccias to lapilli tuff with rare intercalated thin siltstones.

The rest are intrusive rocks and include several more units as follows:

Unit 4 is a tan coloured massive porphyritic rhyolite occurring as an inlier with the Coxheath intrusives.
Unit 5 is a porphyritic andesite also occurring within the pluton in the Klondyke Road area.
Unit 6 diorite is part of the Coxheath Hills Pluton which Jensen divides into three mappable units: the diorite, monzonite, and granite to granodiorite. The bulk of the mineralization within the belt is contained within the diorite unit which ranges from diorite to quartz diorite in composition and it is typically medium grained and dark gray in colour. It is noticeably finer grained near the volcanic contact with inclusion of andesite often being found in this area. Kontak describes the diorite as having a “seriate to hypidiomorphic granular texture with less than or equal to 5% amphibole and less than or equal to 30% plagioclase phenocrysts dominated by calcic plagioclase, An30-38. The amphibole is mostly hornblende.” Near the mineralized areas, DeWolfe (2000) recognizes two stages of magmatic amphibole crystallization: orthomagmatic and hydrothermal with small cavities within the diorite (<2-3 mm) filled with apatite bearing subhedral quartz, albite and flame perthite.
Unit 7 is a quartz monzodiorite which occurs in the central portion of the pluton. Plagioclase feldspars have been altered to a greenish or more often a reddish colour and potassium feldspar is more abundant. This pervasive potassium feldspar might be a result of hydrothermal alteration or differentiation within the pluton.
Unit 8 is composed of true granites and minor granodiorite found in the southwestern portion of the property and are generally medium grained and pink in colour, while the granodiorite is finer grained and light gray in colour.

The rest of the mapped units consist of limited outcrop post Hadrynian rocks which intrude the previous Units 1 to 8 and which range from 0.5 to 5 metres in thickness. No age dating is available but are thought to be pre- Carboniferous as none have been found cutting the overlying Carboniferous sediments.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
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Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	11
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Unit 9 is a felsite (trachytic) body.
Unit 10 is feldspar porphyry
Unit 11 consists of diabase dykes.
Unit 12 consists of a medium grained gabbroic intrusive and which occurs in the western portion of the claims. It appears to be fresh and relatively unaltered unlike the older rocks and is seen to intrude a narrow zone of Unit 14 rocks.
Unit 13 consists of the Ordovician McAdam Brook Formation which is quartz rich siltstones and fine grained sandstones with interbedded dark gray slate.
Unit14 is mapped as pre Mississippian (probably Devonian) arkosic sandstone and felsic tuffs.

The Carboniferous sedimentary rocks cover the older rocks either unconformably or are in fault contact with the underlying volcanic and intrusive lithologies.

Unit 16 is the Grantmire Formation with red siltstone, red and gray conglomeratic sandstone and conglomerates of the overlying Unit 17.
Unit 17 is the Strathlorne Formation with gray and reddish siltstone and interbedded gray micritic limestones.

8.        Mineralization.

The Coxheath Property contains primarily chalcopyrite and pyrite associated with shear zones in diorites, in a mixed sequence of intrusive rocks in a volcanic country rock sequence. There is intense evidence of east-northeast shear zones and the mineralization occurs as steeply dipping chalcopyrite-quartz-chlorite veins with tourmaline development in the Copper Brook Area. In the east of the property, there is a 15 metre wide zone of high grade pyrophyllite in sheared felsic volcanics. This zone is open and has been traced for more than 500 metres. There are other showings in the east of the property with intense sulphide and sericite alteration in felsic volcanics which show potential for Volcanogenic Massive Sulphide deposits (Figure 3).

Copper Brook Area (Shaft #2 Area).
The Copper Brook area mineralization consists of four NE-SW steeply dipping, sub parallel shear zones within the Coxheath Hills diorite which contain a stockwork of tourmaline-sulphide veins with an enrichment of barium of up to 4.5 wt % BaO (DeWolfe, 2000). The sulphides have a spatial relationship with tourmaline and they consist primarily of pyrite with subordinate chalcopyrite and bornite. The shear zones contain intensive alteration of potassium and sodic feldspar while propylitic alteration (chlorite alteration, carbonate and Epidote) is found within the diorite in between the main shear zones and crosscutting the mineralization. Late quartz and carbonate mineralization and alteration can also be locally faulted.

Mountain Zone.

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Scotia Using Enzyme Leach B Horizon Soils
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Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	12
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

This is located 396m to the east of Shaft #2 with high grade, but narrow vein type mineralization within andesite flows and tuffs.

Southwestern Area.
Located two kilometres to the southwest and along strike from the Main (Shaft #2) and consists of the Argyle, Huestis, Deep Pit, Central and Pond Zones. The mineralization consists of sheeted vein zones containing Cu, Mo, Au and Ag in quartz, epidote, chalcopyrite, bornite and molybdenite over significant widths of possible porphyry copper affinities

Central Zone.
Located 1.85 km SSE of Shaft #2 and consists of vertically dipping, north trending zones of thin sheeted quartz, chlorite and chalcopyrite veinlets and sulphide coatings along thin fractures within potassic altered diorite.

Deep Pit Zone.
This is located some 1.5km from Shaft #2 as a series of showings from 0.5 to 4m in width with structurally controlled mineralization which trends N-S and has a steep dip. This area contains Au, Cu and Ag.

Argyle Zone.
This zone is exposed as a series of very old pits and trenches at the end of the Klondyke Road about 2 km south of Shaft #2 and occurs as thin sheeted veins and fracture coatings of quartz , chlorite and chalcopyrite, ± bornite and rarely molybdenum in closely spaced vertical fractures in potassic altered diorite and monzonite.

Pyrophyllite Showing.
Zones of pyrophyllite mineralization occur in the northeastern part of the property, in intensely altered felsic volcanics.

9.        Surficial Environment.

The most common landscape model of the surficial environment in Nova Scotia is one of a thin till anomaly which normally occurs virtually directly over the ore deposit but is often smeared down-ice by mechanical dispersal glacial action. The soil anomaly is typically much larger than the bedrock source and it becomes less pronounced due to mechanical dilution from unmineralized material incorporated during ice transport. These are the typical ribbon type pattern with the anomaly becoming weaker and more erratic down-ice (Rogers and Dunn, 1993). Displacement by down slope creep can occur in areas with only moderate topography. Additionally chemical weathering of mechanically dispersed mineralized rock fragments in the till can provide an aerially much more extensive metal source for hydromorphic dispersion. These secondary, displaced hydromorphic anomalies may be similarly more extensive than in a residual environment. In Nova Scotia for this particular model the anomaly response and displacement is variable but is usually of the order of 500m or less.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
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Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	13
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Figure 4. Landscape Model Thin Stratified Drift (after Fletcher et al., 1986).

Figure 5. Plan and Section View of Ribbon Till Dispersion.

10.      Orientation Surveys.

Unfortunately no orientation studies are available in the public domain for this type of soil sampling. However in 1983 a small orientation study using stream sediments at the Coxheath deposit was performed (Rogers and Macdonald 1984). Various elements show a distinct dispersion pattern downstream of the Coxheath deposit including the principal pathfinders, copper and molybdenum.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	14
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Figure 6. Copper dispersion at Coxheath Deposit (Rogers and MacDonald 1984).

Figure 7. Molybdenum dispersion at Coxheath Deposit (Rogers and MacDonald 1984).

The deposit has dispersion downstream of at least 2km into the drainage of Grantmire Brook for both copper and molybdenum. The pathfinder element suite for this deposit is as follows:

Figure 8. Pathfinder Elements at Coxheath Deposit (Rogers and MacDonald 1984).

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
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Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	15
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Note that in general the deposit has a positive enrichment of most elements with the notable exception of barium. Conversely barite is found downstream of the Coxheath deposit (Fig. 9) suggesting that the chemical analysis applied was insufficient to dissolve much barium. As the later results will show Barium is a specific pathfinder for potential ore in the Enzyme Leach analysis.

Figure 9. Main Core Pathfinder Elements at Coxheath Deposit (Rogers and MacDonald 1984) and a Scanning Electron Microscope shot of barite in the heavy mineral concentrate downstream of the deposit.

11.      Field Procedures.

As in all geochemical surveys prior to field sampling all jewelry should be removed and only stainless steel or paint free equipment used to collect samples. For Nova Scotia a good soil auger or better post auger is a standard requirement along with a steel pry bar in case of stone laden soils. A small trowel and knife are also useful to clean off the selected surface prior to sampling. All soils should be placed in Kraft wet strength paper bags after appropriate labeling.

In partial extraction geochemistry the actual sampling horizon is the geochemically most active layer, which is the Bf one in most soils in Nova Scotia. In most cases a surface organic and a bleached A horizon will be present and which also have a variable thickness. As a general rule the sample should be taken where the maximum orange or orange red layer is found, normally at an approximate spade depth or around 20 cms. An amended scheme first developed by Stan Hoffman in Fletcher et al., (1986) was incorporated into the field sampling with the observations taken listed in Appendix 5 and the full details in Appendix 2, Chavin Report 2006-7. Samples were collected by Coxheath staff following discussions with Dr. Rogers and following the procedures laid out in Chavin Report 2006-7 Appendices 1 and 2. Essentially all samples were taken from the Bf horizon of soils whenever possible whose depth was recorded (Appendix 5).

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	16
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Figure 10. Idealized Typical Soil Profile.

12.      Laboratory Procedures Partial Extraction Samples.

After B-horizon soil materials are collected, they are air dried below 40°C prior to undergoing the Enzyme Leach extraction using hydrogen peroxide and the enzyme mixture. The resultant solutions are analyzed by ICP/MS (Appendix 6). Trace amounts of amorphous manganese dioxide coatings in the sample are selectively removed and as these coatings collapse, trapped trace elements are released into the Enzyme Leach extractant (www.actlabs.com).

13.      Quality Control System.

The preferred Quality Control system is that of the Geological Survey of Canada (Garrett, 1973 and Garrett et al, 1980) because it links the analytical variance with the sampling variance and will detect all errors quickly (Fig. 11). Field duplicates for stream sediments, soils and vegetation are taken at a new site close by, for waters a sample taken immediately after the first one. For RC drill samples a separate spilt from the bulk sample. For core this would be a quarter core split assuming that a half core is retained for logging and reference. Note in the case of coarse gold this system is going to be subject to the nugget effect, the effect of which would have to be established in an orientation study. For project purposes the 2 Field or Sampling Duplicates are combined and the mean value taken as the actual value. Analytical Error is estimated using both the Sampling or Field Duplicates which are treated as 2 separate samples monitoring the analysis by taking one of the 2 Field or Sampling Duplicates prepared by the laboratory and then splitting this sample into the Analytical Duplicate space numbered 1, 21, 41, 61, 81, 101 etc. This sample is then analyzed along with the 2 Field or Sampling Duplicates as normal (Appendices 2 and 3) Analytical Drift is measured with a Control or Standard Sample which is inserted in a slot usually determined by a random number generator program. It is recommended to have 3 Control Standards at the Background Value or Cut Off Grade, an Intermediate Value and a High Value, levels to be determined during the Orientation Study for the project.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	17
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Figure 11. One-sided variance design after Garrett, 1974 and Garrett et al 1980.

The small batch size keeps the number of potentially samples to a minimum and has a rapid response time. In the field this system is easily grasped, as there is never a sample numbered 1, 21, 41, 61, 81 or 101 etc submitted. The Control Standards are always inserted later and there should always be an empty space in the batch submitted. The small batch size of 20 samples also allows for rapid checking of sample and shipping lists. Additionally for sample shipping a system of wooden trays each with holes for the prepared sample bottle are used for shipping and also storage. In operational and budgetary terms the one-sided variance scheme requires at least 20% of the total samples be dedicated to this purpose (Fig. 11). For vegetation it is recommended to insert a control reference sample in each group of 10 samples, i.e. 2 per batch. When funds allow then for soils and sediments a similar approach could be adopted.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	18
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

14.      Soil Variation Estimation.

To further test the main source of variance for the soils a variance study is required whereby a series of 5 samples is taken in a star shaped sampling pattern as illustrated below in Figure 12.

Figure 12. Soil variance sampling system and example.

As a general rule it is advisable to conduct at least 1 study within the halo of the body and one outside to estimate background and mineralization variations. In the present survey (Figure 3) a total of 3 Variance Stars were taken as follows:

Star 1 Line 3 at 150S.
Star 2 Line 4 at 50NW
Star 3 Line 5 at 25S

Both lines 4 and 5 are very short lines taken in the area of the Coxheath deposit and well within the mineralized zone. Unfortunately the actual lines themselves are too short for additional targeting purposes.

15.      Quality Control Results

15.1.                     Introduction

In general the values from the Enzyme Leach analysis of soils delivered by Actlabs are acceptable in terms of quality control testing procedures. The actual reported values (Appendix 6) are themselves quite low when compared to previous studies in the Atacama Desert (Rogers 1999) but are of the same range as other studies in Nova Scotia and the rest of Canada (Rogers 2000, 2001; Cameron et al, 2004). The most likely explanation for this is that the presence of a high water table in the area has resulted in an inhibited oxidation process and can be considered as a waterlogged cell scenario. The most likely model for the Cape Breton survey area is the one recently published by Kelly et al, (2006) but with the water table close to or at the surface.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	19
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Figure 13. Typical Electrochemical Cell Model based on Ontario conditions, from Kelley et al 2006.

15.2.                     Analysis of Reported Values

For each soil sample collected for this Enzyme Leach project a total of 61 element determinations are supplied by Actlabs (Appendix 6). Of these a total of 9 elements – 15% of the total provided – have no detectable values at all and which include, notably, the Precious and Noble Metals: Gold (Au), Palladium (Pd), Platinum (Pt) plus Ruthenium (Ru) and Osmium (Os). The rest of the group includes the Metals grouping with Indium (In), Mercury (Hg), Chromium (Cr) and lastly Scandium (Sc) of the High Field Strength (HFS) grouping (Fig. 14).

Additionally another 17 elements – 28% of the total provided - have very low values close or at to the Detection Limit of the particular elements. They are evenly spread across the elements groupings used in the Enzyme Leach data analysis which is given in Figure 14.

Figure 14. Groupings for Enzyme Leach analysis (Clark, pers comm.).

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Scotia Using Enzyme Leach B Horizon Soils
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Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	20
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
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Of the Oxidation Suite grouping Tellurium (Te), Tungsten (W), Antimony (Sb) and Rhenium (Re) have very low or absent values. For the Metals grouping Tin (Sn), Bismuth (Bi) and Germanium (Ge) are found while for the HFS grouping Niobium (Nb), Tantalum (Ta) and Hafnium (Hf) have similar low values. The Rare Earth Elements (REE) has 5 elements which are in the area of close to or below Detection Limit and include: Europium (Eu), Terbium (Tb), Holmium (Ho), Timonium (Tm) and Lutetium (Lu). Lastly Silver (Ag) of the Precious Metal grouping completes the very low values for this grouping seen for the whole project.

As a general rule the Enzyme Leach will not extract either gold or silver when it is present in the sample as the free or native metal. It is normally only sampled when either of the Precious Metals is contained in a sulphide host which is then oxidized releasing the ions into solution for capture on the amorphous Manganese Dioxide receptor compound with subsequent incorporation into the Enzyme Leach extraction. The presence of a waterlogged cell environment has already been noted above and the lack of significant Precious Metal values in the Enzyme Leach extraction confirms the dampening effect of the local environment. This does not mean that either gold or silver is not present just that this particular extraction method does not sample it efficiently.

Further analysis of the lower values elements enables 2 divisions to be made which impacts on their usefulness in the anomaly detection exercise. One group contains mostly absent values with only a few positive results as follows: Ag (2), Te (2), W (1), Sn (5), Ge (2), Bi (10), Ta (9) and Nb (32) meaning that they are virtually discounted from the anomaly definition. In the case of Bismuth most of the positive values are from a single area only which again could be of significance in the final analysis. The other group is one with mostly low values but only a few readings below Detection Limit as follows: Sb (1), Re (4), Hf (2), Eu (1), Ho (4), Tb (8), Tm (85) and Lu (90). Even when these elements have low values the consistent distribution means that they can be used, with caution, in the anomaly definition stage.

15.3.                     Analytical Duplicate Results Supplied by Actlabs.

In general terms the QA-QC data supplied by the laboratory as a series of 9 duplicate pairs show very tight or low variance results as shown in the precision plots of Appendix 2. Most elements have all pairs well within the 25% Confidence Limits of the mean and as shown in the example Figure 15.

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Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
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Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	21
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Figure 15. Arsenic laboratory duplicates.

The only elements to show slight deviations from this trend are found in Cadmium, Gallium, Lithium, Molybdenum and Lead (Appendix 2). The only elements which should merit a reanalysis would be for 1 pair of values for Selenium and Titanium. The data supplied by the laboratory did not include any duplicates in the middle sample range which could be due either to omission or internal policy. In any case the variance patterns from the Field Duplicates and the Star Variance studies present a different picture of much higher variances between samples than the laboratory internal control system is indicating. This may be in part due to partial pressure effects at the atmosphere-soil interface where the capture of largely gaseous born metals by amorphous Manganese Dioxide grain coatings.

15.4.                     Field Duplicate Results.

In this process a total of 6 duplicate pairs were sampled at a frequency of 1 set per 20 batch sample size following procedures of the Geological Survey of Canada (Garrett, 1974). The results are presented as precision plots with a 25% Confidence Limit envelope in Appendix 3.

It is worth investigating why the precision patterns in the Field Duplicate data plots are radically different than the laboratory duplicates (Appendix 2). The plots were ranked according to the number of pairs found outside the 25% limit envelope and can be considered as a crude Reliability Index for the dataset as a whole with the following groupings obtained:

CHAVIN CONSULTING LIMITED
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Scotia Using Enzyme Leach B Horizon Soils
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Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	22
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
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Highest Confidence	1 pair outside	Lead, Uranium and Zirconium
High Confidence	2 pairs outside	Chlorine, Bromine, Neodymium and Yttrium
Good Confidence	3 pairs outside	Barium, Cerium, Iodine, Lanthanum,
Arsenic, Rubidium, Thorium, Vanadium and Samarium.
Average Confidence	4 pairs outside	Cobalt, Lithium, Nickel, Praseodymium,
Selenium, Strontium and Titanium.
Low Confidence	5 pairs outside	Manganese
Lowest Confidence	6 pairs outside	Cadmium, Copper and Zinc

Of greatest concern is the extreme variability shown by the important Metals - Cadmium, Copper and Zinc. It is worth noting that it is not uncommon for the Enzyme Leach extraction to deposit metals as a precipitate during the enzyme extraction due to variations in pH of the solvent solution, hydrogen peroxide (Clark, pers comm.).

15.5.                     Variance Star Results

For this procedure a group of 5 samples are taken as a star pattern with an approximate 1 m distance between stations as shown in Figure 12. In this survey a total of 3 variance stars were taken and the results are shown in Appendix 4 which contains all of the plotted data.

As is the case with the other Quality Control procedures applied to the data there are a number of below detection limit values, a fair number near zero or very low and about 50% of the dataset with well distributed populations. In terms of the analysis all elements were plotted for each Enzyme Leach element grouping as outlined in Figure 14 with a logarithmic scale to easily compare different response levels. Somewhat surprisingly there appear to be very few significant variation patterns in all 3 areas sampled. This is normally not the case for partial extraction surveys. The following example is typical of most patterns.

Figure 16. Example Star 2 Variance Plot of Metals.

CHAVIN CONSULTING LIMITED
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Scotia Using Enzyme Leach B Horizon Soils
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Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	23
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
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16.      Soil Sampling Results

All elements with positive values were plotted using MS Excel and for each of the major lines 1 to 3 they are plotted in Appendix 1. Lines 4 and 5 were too short to be of any usefulness in detecting the presence of an oxidation cell and were not plotted. For each line the elements are discussed using the element classification given in Figure 14 above.

16.1.                     Line 1.

Line 1 Halogen Elements. This grouping has low values which define a small low in the baseline area 0 to 50N which is called the central area. A series of apical anomalies is seen in these and other elements which are interpreted as outlining a series of faults at 400S, 550S and 700S, these are called the Southern Faults.

Line 1 Oxidation Suite Elements. This grouping shows a broad central low in several elements with a central (? fault) apical at 50N. Se and V show this broad low from 550N to 400S while Mo and As demonstrates a zoning with their low from 550N to 300S. In contrast Th and to a lesser degree, Sb shows a more diffuse and ramped low from 350N to 50S.

Line 1 Rare Earth Elements. This grouping best demonstrates the presence of an oxidation low as a series of paired lows which well developed in all elements from 450N to 250S with the central apical at 50N.

Line 1 High Field Strength Elements. In a similar fashion to the REE and Oxidation Suite this grouping exhibits a similar pattern of paired lows in Hf, Nb, Zr, and Y from 450N to 250S with the central apical at 50N. By way of contrast Ti exhibits a more diffuse pattern with a low from 50N to 400S, possibly reflecting the presence of Ilmenite and magnetite in the postulated host batholithic pluton below surface.

Line 1 Large Ion Lithophile Elements. This grouping has a muted response with Mn and Ba showing a typical fault anomaly at 700S while Ba shows a large apical at 50 to 0N, possibly due to feldspars alteration. Be and to a lesser extent Cs reveal a small ramped low from 100N to 200S, possibly due to a small intrusive body, in an area with a corresponding high in Li and Se.

Line 1 Metals Elements. Like so many elements this grouping mostly has apical anomalies related to the Southern Faults. However Co and Zn both have a small low from 150N to 100S while Ga, Pb, Cu and Ni also have a small low from 200N to 50S. The small low in Bi and Cd from 50N to 50S is considered as aiding in locating a drilling target.

16.2.                     Line 2.

The patterns and anomaly types on Line 2 are very similar to those on Line 1 and this indicates that the intrusive body postulated to be centred along the baseline area is also found as a strike extension further south from Line 1. The form and character of the anomalies on Line 2 do however indicate that the body is perhaps at a deeper level than on Line 1. Figure 17 gives an approximation as to the relationship between depth and the shape and form of Enzyme Leach anomalies (Clark pers comm.).

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	24
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Figure 17. Approximate relationship Enzyme Leach anomalies with strength cell and indirectly depth of burial (Clark, pers comm.).

Line 2 Halogen Elements. As is the case with the values on Line 1 these elements have a low and muted response while Cl exhibits a diffuse low pattern from 450N to 300S. I and Br have the same pattern with a marked single point low at 100N.

Line 2 Oxidation Suite Elements. Both Mo and V show paired symmetrical lows from 450N to 250S with a central apical anomaly at 100N. All of the elements U, Th, Sb, Se and to a lesser extent, As show a similar pattern of an apical anomaly centred on the baseline area. Line 2 Rare Earth Elements. The form of the anomaly is a diffuse oxidation cell low but with the form of a series of apicals in all elements in the form of a platform anomaly. All elements have a marked low at 100N. The higher values of REE on this line might indicate the influence of buried volcanic rocks on the Enzyme leach anomalies.

Line 2 High Field Strength Elements. Hf, Zr, Nb and, to a lesser extent Y, all show a marked low from 450N to 300S with a more diffuse minor low from 150S to 250S.

Line 2 Large Ion Lithophile Elements. Both Ba and Mn show a broad low 550N to 550S. Cs, Be and Li exhibit a more diffuse low from 450N to 100S while Sr and, to a lesser extent Rb, have a smaller low from 450N to 0.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	25
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Line 2 Metals Elements. For this grouping all metals occur in the anomaly halo which could mean a deeper burial than on Line 1 (Fig. 17). Bi, Tl, Cd and, to a lesser extent, Ga and Ge do have the pattern of a vague low from 450N to 300S while Pb, Cu and, to a lesser extent Ni and Co have a better defined low from 450N to 200S. Of the entire group Zn has the most defined low from 350N to 200S.

16.3.                    Line 3.

Line 3 Halogen Elements. The entire group has a low and muted response

Line 3 Oxidation Suite Elements. Of this group U, Th, Mo, Se and, to a lesser extent As, have a marked low from 200N to 250S while V has a smaller footprint with a low from 200N to 50S with a central apical anomaly at the baseline. Sb has a different pattern of platform type apical anomalies.

Line 3 Rare Earth Elements. All of this group, especially Nd, Ce and La exhibit a well developed low from 250N to 250S and all with a central apical at the baseline.

Line 3 High Field Strength Elements. This group has a varied pattern with a strong apical in Ti at 150N and at 25S with a small low developed at the baseline. The remainder of the group, Zr, Hf, and Y have platform high of apicals possibly indicating a buried rhyolite body with and a possible VMS target here.

Line 3 Large Ion Lithophile Elements. The entire group shows apical patterns with a Sr apical from 250 to 100N with the maximum at 150N. The rest including Cs, Be and Li also have apicals from 250N to 100N.

Line 3 Metals Elements. Here both Co and Zn exhibit the pattern of a broad low from 500N to 0 with a strong apical at 150N. By way of contrast Ga and Cu have apical anomalies at 250N.

17.      Discussion of Results.

17.1.                     General Comments.

On all 3 lines the Halogen Group show a consistent pattern of low values across board which is similar to results from other studies in Nova Scotia (Jubilee, Canfield Creek and Gays River) and also at the Cross Lake VMS deposit in Ontario (Cameron et al, 2004). This is in great contrast to the 100’s of thousands of ppm found in Chile and the rest of South America (Rogers 1999, 2000; Cameron et al, 2004). In the tropical climate found in Chile and South America it is not unusual to have at least 300 m of oxidized soil profiles which facilitates the development of strong electrochemical cells (Fig 17). In contrast this could not be further from the situation in Cape Breton and the rest of Canada where the cells are formed in a waterlogged reducing environment (Fig. 13). This dominance of the local climatic environment explains the low halogen values as these elements are extremely soluble in water and the gases containing these elements are rising to the atmosphere ground interface and are immediately diluted in amount thereby yielding very low values.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	26
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

The other observation from this study is the distinct lack of precious metal response either Au or Ag. As a general rule native metal particles are not sampled by the Enzyme Leach extraction solution. Precious metal anomalies in the Enzyme leach are only produced when phases are released to the extraction solution due to the oxidation of pyrite. We have noted that the study area contains mostly reducing environment waterlogged cells so it is even more unlikely that any anomalies will be produced even when the target mineralization is known to contain precious metals, especially Au.

17.2.                     Line 1 Summary.

The overall anomaly pattern at the Coxheath area is a broad symmetrical pattern of an oxidation low (Fig. 18) which is very reminiscent of the anomaly halo at the Spence Porphyry Copper mine in northern Chile. The paired Oxidation Low type pattern stretches from 550N to 400S, about 1 km in dimension which is typical of a Porphyry size halo. Additionally the Oxidation Anomaly is developed in the elements Se, V, Mo, As, REE, Hf, Nb, Zr and Y, some of which are also found at Spence (Cameron et al, 2004).

The line also has a distinct Combination Anomaly with a strong Ba apical at around 50N which is taken to indicate the fault within which the intrusive body was emplaced and also that this is a good targeting tool. Most of the Metals Group, Ga, Pb, Cu, Ni, Bi, Cd Co and Zn all have the form of a low which means that most metals are in fact found in the halo, also analogous to multiple Porphyry Coppers targets in Chile and elsewhere.

The southern end of the line has several and repeated apical anomalies which is interpreted as indicating the presence of faults or major joints. At position 700S the largest fault is indicated by several apical anomalies in Cl, Br, I, Mo, As, REE, Mn, Ba, Co, Zn, Bi and Cd. Other faults are indicated at 400S by apical anomalies in Cl, Br, I, Ga, Pb, Cu, Ni, Bi and Cd and at 550S by Cl, Br, I, Ga, Pb, Cu and Ni anomalies.

Figure 18. Position of the main Oxidation Anomaly and target Apical Anomaly Line 1.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	27
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

17.3.                     Line 2 Summary.

Just as in the case of Line 1 a similar anomaly pattern is noted as that of a broad symmetrical paired low pattern stretching from 450N to 300S (Fig. 19). It is also of the same dimension as that of the main oxidation low on Line 1 at 1 km. It is deduced that the same intrusive batholith and potential Porphyry Copper type mineralization continues from Line 1 south west to Line 2 and represents a substantial target. The Oxidation Anomaly is well developed on the elements Cl, Br, I, U, Th, Sb, Se Hf, Zr, Nb Ba, Mn, Cs, Be, Li, Sr and, to a lesser extent in Rb, As and Y. However on this line all of the Metals Group appears in the halo including Bi, Tl, Cd Pb, Cu and Zn, and, to a lesser extent, Ga, Ge, Ni and Co. The anomaly on Line 2 is somewhat smaller than that on Line 1 which could indicate that the oxidation cell is of lesser dimensions and therefore is deeper in aspect (Fig. 17).

A Combination Anomaly is present with distinct apicals in Mo, V, U, Th, Sb, Se and, to a lesser extent, As which is possibly due to the presence of a central fault at around 100 to 50N and which is used as a targeting tool.

The southern faults are also seen but to a lesser degree at 500S with apical anomalies in Cs, Be and Li. This could even be due to a small evolved body at this location.

Figure 19. Position of the main Oxidation Anomaly Line 2.

17.4.                     Line 3 Summary.

The anomaly pattern on this line is quite different than that of Lines 1 and 2 as the Oxidation Combination anomaly found from 200N to 250S is, at a 500m width, considerably narrower than the 1 km width of the other 2 lines. The Oxidation Anomaly is seen in the elements U,

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	28
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Th, Mo, Se, V, REE, Co and Zn, and, to a lesser extent As. The apical part of the Combination Anomaly is formed by Sb, Ti, Zr, Hf, Y, Sr, Cs, Be, Li, Zn, Ga and Cu.

The different scale and type of anomaly on this line is indicative of possible VMS deposit which have Oxidation Anomalies in the order of 500m. The element pattern is also zoned which is also typical of this type of anomaly. Lastly the High Field Strength elements Zr, Hf and Y in addition to Rare Earth Elements are also indicating a possible rhyolite signature.

Figure 20. Position of the main Oxidation Anomaly and target Apical Anomaly Line 1.

18.      Conclusions.

This project resulted in the successful application of the Enzyme Leach partial extraction geochemistry to the Coxheath Resources Limited claim area, Cape Breton Island, Nova Scotia.

The 120 B horizon soil samples collected were of sufficient spacing and quantity to detect several Combination type Enzyme Leach anomalies very similar in dimension and element pathfinders to those for a buried Porphyry Copper body.

Lines 1, 2 and 3 were of sufficient length to detect the oxidation halo from a buried sulphide body beneath the cover sediments and rocks while Lines 4 and 5 although too short for Enzyme leach work did provide quality control data on the variation between samples and therefore of the validity of the method.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	29
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Line 1 shows an oxidation halo from 550N to 400S, 1 km long in the elements Se, V, Mo, As, REE, Hf, Nb, Zr and Y. A distinct Combination Anomaly with Ba apical at around 50N which is taken as good targeting indication. This anomaly is almost certainly representing the extension some 250m to the south west of the Mine area mineralization.

Line 2 has a similar anomaly pattern to Line 1 from 450N to 300S and is thought to be from the same intrusive batholith which continues another 250m south west from Line 1 and represents a substantial target. The elements Cl, Br, I, U, Th, Sb, Se Hf, Zr, Nb Ba, Mn, Cs, Be, Li, Sr and, to a lesser extent in Rb, As and Y are all present as in Line 1. Combination Anomalies with Mo, V, U, Th, Sb, and Se and, to a lesser extent, As are present at 100 to 50N and are taken as a targeting tool.

Line 3 has a quite different anomaly pattern than Lines 1 and 2 with a smaller Oxidation Combination anomaly found only from 200N to 250S which is 500m in width and half the size of the oxidation lows on lines 1 and 2. The elements U, Th, Mo, Se, V, REE, Co and Zn, and, to a lesser extent As are present with a Combination Anomaly with Sb, Ti, Zr, Hf, Y, Sr, Cs, Be, Li, Zn, Ga and Cu. The anomaly on Line 3 is possibly that of a VMS deposit with the High Field Strength elements Zr, Hf and Y and the Rare Earth Elements indicating a possible rhyolite signature.

It is recommended that all 3 target areas at or around 50 to 100N on all 3 lines be tested for the presence of an oxidizing sulphide body by drilling a vertical hole which can then be investigated further by step out angled holes.

The southern parts of all lines have several, repeated apical anomalies in several elements which is interpreted as indicating the presence of faults or major joints. The faults are found at 400, 550 and 700S. There does not appear to be much potential in this Pond Area.

Extensive Quality Control procedures and testing confirms the data to be suitable for the purpose and that element levels are consistent with values obtained from similar studies in Nova Scotia. The field duplicates and star variance studies performed confirm the low to medium variance for most elements and that most anomaly patterns detected are therefore consistent and significant.

It is recommended that for all surveys of this type on the property that the lines sampled be at least 1 kilometer in length in order to adequately sample the large oxidation anomalies found from buried bodies.

The Enzyme Leach is a very cost effective application for this type of exploration scenario and has detected the south westward extension of the mineralization from the Copper Shaft area. This 500m down regional strike extension of potential mineral bearing ground will add significantly to the value of the property.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	30
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

19.      References

Barr, S. M., White, C. E. and Macdonald, A. S. 1996. Stratigraphy, tectonic setting, and geological history of Late Precambrian volcanic-sedimentary plutonic belts in southeastern Cape Breton Island, Geological Survey of Canada Bulletin 486, 84 p.

Cameron, E.M., Hamilton, S.M., Leybourne, M.I, Hall, G.E.M. and McClenaghan M.B. 2004. Finding deeply buried deposits using geochemistry. Geochemistry, Exploration, Environment, Analysis, Vol. 4 2004 pp. 7-32.

DeWolfe, J. C. 2000. Geological investigation of the Coxheath Cu-Mo-Au deposit, Cape Breton Island, Nova Scotia: Structurally controlled porphyry-type mineralization; Unpublished B.Sc. thesis, St. Mary's University, Halifax, 128 p.

Fletcher, W.K., Hoffman, S.J., Mehrtens, M.B., Sinclair, A.J. and Thomson, I. 1986. Exploration Geochemistry: Design and Interpretation of Soil Surveys. Reviews in Economic Geology, V. 3. Society of Economic Geologists, 180pp.

Garrett, R.G. 1973. The determination of sampling and analytical errors in exploration geochemistry (discussion). Econ. Geol. 68(2), p. 282-283.

Garrett, R.G., Kane, V. E. and Zeigler, R. K. 1979. Management and analysis of regional geochemical data (abst). Geol. Soc. Amer., Abs v. 11(7), p.430.

Jensen, L.R. 1996. Mispec Resources Incorporated Drill Program Beechmont (Coxheath) Property, Cape Breton County, N.S. NSDNR Assessment Files

Kelley, D. L., Kelley, K. D., Coker, W.B., Caughlin B and Doherty, M.E. 2006. Beyond the Obvious Limits of Ore Deposits: The Use of Mineralogical, Geochemical, and Biological Features for the Remote Detection of Mineralization. Econ. Geolo. Vol. 101, pp. 729–752

Keppie, J. D. and Muecke, G. K. (Compilers) 1979, Geological Map of Nova Scotia; N.S. Dep. Mines and Energy, Scale 1:500 000.

Lynch, G. and Ortega, J. 1997. Hydrothermal alteration and tourmaline-albite equilibria at the Coxheath porphyry Cu-Mo-Au deposit, Nova Scotia; Canadian Mineralogist, v. 35, p. 79-94.

Oldale H.R., 1967- A Centennial of Mining, Exploration and Development Coxheath Hills, Cape Breton. The Mining Society of Nova Scotia Transactions Vol. 70, pp 314-322.

Rogers, P.J. 1999. The Use of Selective Extraction Geochemistry in Deep Cover Prospecting in South America. Comunicaciones, No. 50, Univ. de Chile, 1999, p.101-104.

CHAVIN CONSULTING LIMITED
Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of South Eastern Cape Breton Island, Nova
Scotia Using Enzyme Leach B Horizon Soils
10902 Highway 215, South Maitland, RR 4 Shubenacadie, Nova Scotia, Canada B0N 2H0.
Phone/Fax: 902 261 2692. Internet: chavin@ns.sympatico.ca

Chavin Report 2007-1. Coxheath Resources Ltd.: Geochemical Study of	31
South Eastern Cape Breton Island, Nova Scotia Using The Enzyme Leach
Extraction on B Horizon Soils.

Rogers, P.J. 2000. Cost Effective Mineral Exploration for the next Millennium: The Application of Partial Selective Extraction Geochemistry in Deep Cover Prospecting in South America. Mining Millennium Proceedings, Prospectors and Developers Association of Canada, March, 2000, Toronto, Ontario 8 pp.

Rogers, P.J. 2001. “Doughnuts” in the Desert : Success in the Application of Partial Extraction Geochemistry to Deep Cover Mineral Exploration. Program with Abstracts. IGES 2001, May 2001, Santiago, Chile.

Rogers, P.J. and MacDonald, M. A. 1984. Stream Orientation Sampling, Orientation Studies and Geochemical Associations from Selected Deposits on Cape Breton Island, Nova Scotia. Current Research, Part B, Geol. Surv. Can., Pap. 84-1B, 65-74.

Rogers, P.J. and Dunn, C. E. 1993. Trace element chemistry of vegetation applied to mineral exploration in eastern Nova Scotia, Canada. J. Geochem. Explor., v 48, 71-95.

Thicke, M.J. 1987- Geology of the Late Hadrynian Met volcanic and Granitoid Rocks of the Coxheath Hills-Northeastern East Bay Hills Area, Cape Breton Island, Nova Scotia. MSc Thesis, Acadia University.

Respectfully submitted,

Peter J. Rogers, Ph.D.
South Maitland,
Nova Scotia.
January 14, 2007

Peter J. Rogers

Appendix VI

Diamond Drill Logs and Assays

Diamond Drill Log CR06-01
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Copper Brook

Hole #	CR06-01
Datum	NAD 83 UTM
Easting	704121	Drilling Contractor	Maritime Drilling
Northing	5107342	Hole Size	NQ Wireline
Azimuth	125	Logged by	Lyndon Jensen
Dip Angle	-60	Core stored	onsite at Property
Depth	239
Date Started	29/07/06	Dip Tests	@239 -58
Date Finished	6/8/2006	Page 1 of

0	4.8	overburden
4.8	10.65	fine to medium grained light gray massive quartzite
10.65	12.23	porphyritic diabase dyke
12.23	44.0

fine to med gr gray massive quartzite bedding ca 40º dips 80º W? with few rare 10 – 20 cm thick quartz and tourmaline with py and cp veins along fault zones subparllel to bedding and dipping ca 70º-80º (40º -50º W?)

44.0	47.15	andesite dyke along fault ca 45º (80º W?)
47.15	50.45	f gr diorite cut by k-feld rich felsic dyke ca 45º
50.45	55.13	andesite dyke
55.13	57.81	f gr diorite with heavy alteration of chl and epidote with 16 cm qtz and tl vein with 15% dessiminated py.
57.81	58.7	andesite dyke
58.7	102.8

f to med gr k-feld rich diorite (perhaps syenite?) heavily fractured with quartz, tourmaline veins (few cm) ca 40º cut by faults and epidote ca 45º opposite direction chloritic veining also present ca 70º cut by calcite veinlets ca 45º

102.8	103.05	andesitic dyke (faulted margin)
103.05	111.2	f to md gr diorite
111.2	111.34	andesite dyke (has vesicles)
111.34	114.0	diorite with 10 cm tourmaline and py vein
114.0	120.4	andesite dyke contact ca 40º
120.4	124.8	diorite with numerous calc chlorite veins
124.8	128.75	sheared diorite ca 45º several breccia zones cemented with chlorite, kaolinite, calcite and quartz

128.75	131.54	v fine grained diorite
131.54	141.0	fine grained diorite with several 20 cm thick epidote altered zone ca 5º and thick k-feld alteration along fract ca 80º (1.5 cm thick)
141.0	152.48	med grained diorite with trace chl and cp veinlets.
152.48	159.0	brecciated diorite. hem, tourmaline, chlorite and rare py veinlets
159.0	180.32	f gr grey diorite with rare narrow breccia zone with chlorite and gray silica cement
180.32	184.3	massive diorite with calc veins ca 65º cut by younger ca 25º
184.3	185.0	hem cemented brecciated diorite ca 5º
185.0	191.0	diorite
191.0	192.76	faulted chloritized diorite, multiple fract directions ca 45º, 75º, 15º
192.76	195.82	diorite with few 2 cm ep and calc veins
195.82	195.90	silicified diorite
175.9	202.26

fresh massive diorite cut by few cm thick-feld tourmaline veinlets ca 70º (these are cut by calc vein with tourmaline on rims 45º ca cut in turn by py veinlets ca 70º opposite direction). 3 cm magnetite vein

202.26	203.75	diorite with sodic feld alteration ca 85º with trace magnetite and epidote
203.75	214.64	fresh diorite with few up to 20 cm thick zones of k-feld and sodic feldspar alteration with few 1 to 2 mm cp veinlets ca 75º
214.64	218.47	diorite with abundant k-feld alteration, sauceritized green feldspar and epidote. Contains 12 tourmaline veins 1 to 3 cm thick 45º to 60º ca with up to 5 to 40% disseminated pyrite.
218.47	225.2	diorite with trace 1.5 cm qtz, tourmaline and py and cp veinlets ca 80º
225.2	239.0	f to med grained diorite with few 10 cm zones of epidote alteration (one 2 cm2 py rich fine grained xenolith of f gr diorite)
239.0		EOH

Note: heavy montmorillinite alteration noted at 96 – 102 m, 107 – 129 m, and 189 – 194 m

Total Depth drilled 239M
CR1	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
1	33.3	34.3	0.010	0.81	1570	42.7	4.5
2	214.5	215.5	0.009	0.44	285	10.25	14.6
3	215.5	216.5	0.0000	0.18	14.4	8.20	14.40
4	216	217	0.006	0.22	739	19.85	14.50
5	217	218	0.005	0.32	244.0	78.00	15.20
6	218	219	0.0000	0.07	13.8	5.96	14.40
7	157.7	158.7	0.02	0.36	4590	16.10	15.60

Diamond Drill Log CR06-27
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Copper Brook

Hole #	CR06-27
Datum	NAD 83 UTM
Easting	704178	Drilling Contractor	Maritime Drilling
Northing	5107290	Hole Size	NQ Wireline
Azimuth	125	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	95
Date Started	11/12/2006	Dip Tests	@96 -37
Date Finished	12/12/2006	Page 1 of

0	4.0	overburden
4.0	8.1	md gr diorite 25% mafics, both chloritized and sericitized along fractures ca 25º and 45º opposite direction. Rare 0.2 cm tl and py vein ca 70º
8.1	8.4	fault zone ca 55º in diorite with qtz vein and calc vein ca 45º
8.4	14.3	massive md gr diorite (bluish green) with patches of magnetite up to 1 cm
14.3	18.1

md gr diorite with stockwork of qtz and calc veins with py ca 70º and k feld selvages cut py epi vein ca 25º. Also few 5 mm feld veins with chl on margins and 2 cm with disseminated sulphides up to 10% in adjacent host rock ca 65º

18.1	22.5	md gr diorite with few 0.5 to 3 cm quartz/tourmaline vein with approx 20% py ca 70º k-feld alt on margins
22.5	23.6	fine gr diorite reddish colour
23.6	27.0	fine gr diorite autobrecciated, few faults at 24.7 (2 cm of montmorillinite ca 65º)
27.0	31.3	fine gr diorite with k-feld along fracture with some with ka and hem
31.3	31.5	fault zone ca 45º with hem and ka
31.5	48.0	diorite with rare k-feld altered zone of 2 to 3 cm with minor py and calc vein ca 10º and 30º with hem and cp
48.0	51.8

diorite with heavy qtz and tl veining zone. Individual veins average 3 to 5 cm thick ca 70º with 2% sulphides cut by 2 to 3 cm of massive sulphides cp and py ca 65º fault zone at 50.2 with kaolinite some of quartz/tourmaline vein brecciated and recemented by qtz and ka with 5% disseminated py

51.8	58.8	diorite brecciated and faulted at 51.8 m 10 cm of kaolinite autobrecciated throughout interval with abundant ka veining ca 20º to 30º and rarer 0.2 to 3 cm qtz, tl and sulphides veins.

1

58.8	60.5	diorite (k-feld rich) brecciated with few 5 cm qtz and tl vein ca 60º ka along margins
60.5	62.2	diorite with 50 cm zone of qtz and tl ca 70º? With patches of cp and cut by brecciated zones of ka, qtz and feld with sulphides ca 5º
62.2	65.7	diorite k-feld stained and autobrecciated, some stockwork of ka and montmorillinite and limonite ca 25º and 10º
65.7	68.0	massive diorite sugary textured k-feld rich
68.0	70.5	diorite autobrecciated with ka and chl veining shear zones of ca 40º
70.5	70.9	porphyritic andesite dyke ca 45º?
70.9	76.63	md gr diorite highly fractured with stockwork of chl ca 40º calcite ca 45º and ka with hem ca 5º to 15º. At 76.63 m 2 cm fault ca 25º with kaolinite
76.63	86.9

silicified md gr diorite with k-feld rich alteration zones up to 20 cm scattered throughout interval. Along with thin 2 cm qtz and tl vein with sulphides and k-feld alteration on margins ca 70º cut by calc vein and py ca 50º

86.9	87.7	md gr diorite with a 20 cm quartz/tourmaline vein with 15% sulphides at 87.5 m
87.7	91.5	md gr diorite with rare thin tl vein with k-feld selvages
91.5	95.0	md gr diorite massive with stockwork of calcite and epi veins ca 30º and 45º and some hem along fractures ca 35º, 45º
95.0		EOH

2

Total depth drilled 95M
CR27	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
946	47	48	0	0.05	54.8	1.56	25.4
947	48	49	0.17	6.2	9440	333	49.3
948	49	50	0.248	14.25	41500	484	55.6
949	50	51	0.163	12.3	38900	256	52.3
950	51	52	0.11	9.27	32500	264	86.8
951	52	53	0.008	0.99	491	9.02	61.5
952	53	54	0	0.21	361	3.1	23.3
953	54	55	0	0.1	118	2.52	24.6
954	55	56	0.009	4.69	3460	3.64	30.2
955	56	57	0.005	0.55	1500	6.22	28
956	57	58	0.026	2.71	5760	4.39	37.7
957	58	59	0.007	0.62	2910	2.55	47.6
958	59	60	0.005	0.32	941	3.56	27.4
959	60	61	0.005	0.41	273	3.51	25.1
960	61	62	0.007	0.46	464	5.91	21.6
961	62	63	0.005	1.78	1200	4.16	22.8
962	63	64	0.01	1.2	5270	40.4	27.4
963A			0.008	0.51	1560	27.1	24.6
963B			0	0.04	18.5	1.64	17.4
963C			0	0.05	53.6	1.52	18.7
963	64	65
964	69.5	70.5	0.018	0.17	324	2.85	20.5
965	70.5	71.5	0	0.08	194	0.95	25.4
966	71.5	72.5	0	0.04	17.8	1.26	21.3
967	79	80	0	0.06	76.6	5.38	20.6
968	80	81	0	0.12	194	1.93	20
969	81	82	0.005	0.72	778	3.6	101
970	82	83	0	0.14	120	0.99	19.4
971	83	84	0	0.37	139.5	1.53	21.4
972	84	85	0	0.23	45.1	1.41	21.3
973	85	86	0.012	0.02	59.5	1.27	20.3
974	86	87	0	0.05	63.9	1.45	21
975	87	88	0	0.1	53.8	57.8	27.4
976	88	89	0.012	1.59	263	64	219
977	89	90	0	0.37	248	1.66	35.3
978	90	91	0	0.1	63.2	1.71	26.5
979	91	92	0	0.41	270	2.05	26

Diamond Drill Log CR06-26
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Copper Brook

Hole #	CR06-26
Datum	NAD 83 UTM
Easting	704143	Drilling Contractor	Maritime Drilling
Northing	5107313	Hole Size	NQ Wireline
Azimuth	122	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	152
Date Started	8/12/2006	Dip Tests	@152 -40
Date Finished	10/12/2006	Page 1 of

0	6.0	overburden
6.0	8.2	fine to md gr diorite with few tl veinlets ca 55º 20% mafics with trace magnetite
8.2	13.2	fine to md gr diorite with stockwork of epi, calc, ka, trace tl and py
13.2	15.1	fine to md gr diorite autobrecciated fault ca 15º has few fragments of tl and qtz vein and fine py in matrix and coarse grain diorite fragments
15.1	25.0	fine gr massive diorite with 0.5 cm calc vein ca 45º with rarer tl veins ca 35º, 50º with k-feld alteration on margin with py. 24.0 m to 25.0 m has few hem and calc veins ca 5º
25.0	26.38	diorite with 7 cm qtz vein brecciated with calc, tl and cp and py
26.38	28.6	porphyritic andesite dyke with some montmorillinite lower contact ca 25º
28.6	31.5	fine to md gr diorite with few py and tl vein ca 40º (fractures ca 45º both directions and 5º)
31.5	36.1	fine gr diorite with qtz and tl veins 0.2 to 0.5 cm with tan colour alt rimmed with k-feld alt plus chl and disseminated py, cp, rare magnetite
36.1	39.5	diorite with 20 cm zone of k-feld alteration with tl vein with py veinlets ca 55º. Several 5 cm tl veins ca 40º, 20º with 10% py. K-feld on margins
39.5	42.9	diorite autobrecciated with light tan coloured feld and tl veining with sulphides ca 45º
42.9	45.0	reddish stained diorite md gr with hairline tl and calc veinlets ca 55º, tl veins have calcite and py selvages
45.0	45.1	fault zone ca 85º with kaolinite
45.1	46.9	diorite with stockwork of tl, qtz and calc vein in turn faulted with thin mylonitized zones ca 50º
46.9	50.0	md gr diorite with few k-feld vein 0.5 cm ca 45º and k-feld altered diorite cut by tl and py veinlets ca 45º

50.0	58.5	diorite with few andesite fragments 10 cm breccia zone at 55.8 m ca 30º with hematite and montmorillinite
58.5	63.3	grey massive diorite with stockwork of epi and ka. Fault zone of 10 cm ca 60º at 62.44 m
63.3	67.5	reddish md gr diorite with few chl and py veins ca 60º
67.5	75.4	diorite with autobrecciation. Mafics are sericitized stockwork of calc and epi and kaolinite and hem
75.4	93.2	diorite fairly fractured with faults ca 80º, 35º, 10º, some autobrecciated with calc and chl ca 55º and faulting 5º to 10º with ka and calc
93.2	95.7

diorite with abundant 10 to 15 cm tl veining with fine cp and py ca 50º near margin cut by calc ca 60º opposite direction. Some thin 0.3 cm cp veinlets ca 90º has 2 types of calc veins white and rose coloured

95.7	98.0	drift opening (340 foot level)
98.0	102.9	diorite with 1 to 4 cm tl veins ca 70º with cp in middle and also disseminated with hem and k-feld selvages. Displaced by epi and ka vein ca 35º opposite direction
102.9	103.35	diorite autobrecciated with ka and qtz veins with tl and calc veinlets
103.35	113.8	fine to md gr diorite with stockwork of calcite and epi ca 45º and rare tl veinlets with k-feld and sulphides on margin ca 60º
113.8	114.4	md gr diorite
114.4	114.74	fault zone. 5 cm mylonite ca 45º with qtz and chl
114.74	115.0	diorite (chl rich) with few tl calc and ka
115.0	118.6	fault zone and highly brecciated diorite with abundant chl, ka and montmorillinite with some 2% py in matrix. Few tl vein fragments caught up in fault
118.6	121.9	andesite with faulted contact with epi cal, montmorillinite veins
121.9	122.3	very fine gr diorite
122.3	123.5	porphyritic andesite
123.5	123.7	fine gr diorite
123.7	128.0	andesite
128.0	130.56	porphyritic andesite contact ca 60º
130.56	136.5

porphyritic andesite and diorite mixed (“hybrid rock”) has segregations of coarse gr k-feld and qtz cut by stockwork of calc, qtz hem ca 60º also disseminated py (up to 2% scattered sporaticaly throughout interval) faults at 131 m ca 55º and 40º opposite direction

136.5	137.1	fine gr massive andesite? (volcanic ?) calc veining ca 40º
137.1	142.1	very fine gr silicified andesite tuff? With stockwork of qtz, epi ca 45º and 40º opposite direction with ka
142.1	145.2	very fine gr light grey quartzite weak foliation ca 45º to 60º? (tuffaceous?)
145.2	147.2	very fine gr silicified andesitic volcanics? Autobrecciated with abundant calc and epi vein ca 25º and 60º (some folded) also 1 cm dark chl vein ca 70º
147.2	152.0	very fine gr quartzite (tuffaceous?) with zones of autobrecciation cemented with fine silica and in turn cut by calc and epi0.5 cm veins ca 65º
EOH

Total depth drilled 152M
CR26	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
702	16	17	0.007	0.91	191.5	0.78	25.9
703	22	23	0	0.19	43.4	1.57	29.1
704	23	24	0	0.1	20.2	0.84	25.1
705	29	30	0	0.15	41.4	1.64	21.5
706	30	31	0	0.09	37.1	1.08	22.7
707	31	32	0	0.2	275	15.7	56.7
708	32	33	0	0.08	107.5	1.04	20.5
709	33	34	0	0.54	84.9	1.31	21.5
710	34	35	0	1.72	249	2.11	34.6
711	35	36	0.005	1.03	391	3.39	52.9
712	36	37	0.008	1.44	74.8	1.81	49.2
713	37	38	0	0.19	49.9	0.94	21.6
714	38	39	0.011	3.9	129.5	1.33	43.1
715	39	40	0	0.49	143.5	2.24	23
716	40	41	0.014	1.46	153	4.61	46.1
717	41	42	0.011	0.42	22.5	4.7	23.6
718	42	43
719	43	44	0	2.75	347	1.93	19.3
720	44	45	0.005	0.53	187	11.9	66.9
721	45	46	0.007	1.26	1650	3.02	46.2
722	46	47	0	0.14	68	1.19	21.3
723	47	48	0	0.16	61.3	6.23	27.8
724	50	51	0	0.59	20	1.44	45.4
725	51	52	0	0.18	58.5	1.6	22.7
726	56.5	57.5	0	1	213	5.38	19.5
727	65	66	0.015	1	549	4.4	45.5
728	90	91	0	0.06	53.4	1.7	18.1
729	92	93	0.019	0.36	3310	3.68	27.8
730	93	94	0.098	1.19	10200	29.6	65.5
731	94	95	0.009	0.57	1580	4.63	22.2
732	95	96	0	0.13	768	9.52	20.2
733	97	98	0.005	1.27	1550	18.75	24.7
734	100.8	101.8	0	0.12	647	3.9	22.1
735	121.5	122.5	0.005	0.64	822	9.24	25.1
736	125	126	0	0.57	480	2.59	68.1
737	126	127	0	0.26	100.5	2.84	8.6
738	127	128	0	0.05	178.5	3.32	18.1
739	128	129	0	0.63	244	1.96	18.5
740	144.2	145.2	0.028	3.58	1710	48.4	139
741	148	149	0	0.09	44.6	1.14	17.3

Diamond Drill Log CR06-25
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Central Zone

Hole #	CR06-25
Datum	NAD 83 UTM
Easting	703774	Drilling Contractor	Maritime Drilling
Northing	5105450	Hole Size	NQ Wireline
Azimuth	280	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	119
Date Started	3/12/2006	Dip Tests	@119 -40
Date Finished	6/12/2006	Page 1 of	25

0	4.0	overburden
4.0	44.0

light grey siliceous md gr diorite (mafic averaged 15%). Sportaic thin 1 to 3 mm quartz, chlorite and cp and bn veinlets ca 20º to 25º occur throughout this interval. 38 to 44 m had the largest concentration with veinlets 1 to 2 cm apart. Calcite coated fractures cut these veinlets ca 60º opposite direction. This subinterval also had spotty k-feld alteration especially where veining was more intense. At 31.7 m 2 cm qtz vein ca 80º contained coarse textured molybdenite

44.0	55.5	andesitic dyke contact ca 65º
58.2	70.3	md gr equigranular massive diorite
70.3	80.0	same as above but cut by several brecciated 5 cm light tan coloured feldspar veins ca 15º one at 70.3 m and another at 79.6 m
80.0	101.0

md gr dark grey chlorite rich diorite autobrecciated and cut by small fault and breccia zones. (some breccias have ca 15º and have fine qtz and calcite in their matrix. It is also cut by very abundant and irregular hairline epi and calc veinlets.

101.0	105.5	md gr diorite
105.5	107.8

md gr diorite cut by 0.5 cm to 2.0 cm orthoclase feldspar veins. These cut the core at 20º and also 60º. At 106 m one of these veins are up to 10 cm and contain 8 cm patches of milky quartz with coarse textured molybdenite ca 65º

107.8	119.0	md gr dk grey diorite. This interval is highly chloritized with several 1 to 3 cm magnetite bearing quartz veins occurring at 114.5 m and 116 m area.
119.0		EOH

Total depth drilled 119M
CR25	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
742	13	14	0	0.1	165.5	2.65	20.4
743	31	32	0.018	0.31	380	1110	18.1
744	32	33	1.165	3.33	6140	10.65	18.9
745	33	34	0.059	0.28	661	8.85	18
746	34	35	0.025	0.25	540	4.25	17.3
747	35	36	0.044	0.36	1245	3.35	19
748	36	37	0.071	0.36	2320	9.75	19.4
749	37	38	0.043	0.5	1390	5.17	19.2
750	40	41	0.088	0.45	2770	12.6	21
751	41	42	0.203	0.52	1940	13.15	19
752	42	43	0.393	0.37	2030	26.3	19
753	43	44	0.093	0.43	919	10.1	20.3
754	106	107	0	0.13	72.8	1690	18.9
755	107	108	0	0.11	58	8.03	22.5
756	117	118	0.22	0.39	808	10.3	20
757	118	119	1.405	1.02	3230	6.54	16.1
758	119	120	0.166	0.28	935	22.9	21.6
759	120	121	0.007	0.14	160.5	35.5	30.5

Diamond Drill Log CR06-24
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Central Zone

Hole #	CR06-24
Datum	NAD 83 UTM
Easting	703710	Drilling Contractor	Maritime Drilling
Northing	5105504	Hole Size	NQ Wireline
Azimuth	95	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	149
Date Started	30/11/06	Dip Tests	@149 -40
Date Finished	2/12/2006	Page 1 of

0	4.0	overburden
4.0	50.4

md gr diorite well mineralized down to 50.4. the veining consists of 1 to 3 mm quartz/chlorite and cp and bn veinlets spaced 1 to 4 cm apart with ca of 85º also scattered throughout are 0.5 to 1 cm quartz. These are usually at 65º ca. k-feld alteration is associated with both types of veining and generally trends ca 80º

50.4	52.0	fine gr siliceous and pervasively chloritized medium grey diorite.
52.0	72.0

md gr massive equigranular diorite. At 56.0 m get 10 cm andesite fragment. At 62.8 m get 5 cm bluish quartz vein ca 90º At 69.5 m get a 12 cm zone of thin chloritic mineralized veinlets ca 85º and 50º. At 72.0 m get a 10 cm quartz vein with heavy magnetite ca 90º

72.0	80.0	md gr massive equigranular diorite with little or no veining. (mafics 30%)
80.0	92.2	md gr k-feld altered diorite with abundant irregular epidote veining through to 83.2 m. From 80.0 m to 80.3 m abundant hairline quartz/chlorite and sulphide veinlets ca 85º
92.2	96.2	md gr diorite. At 95.8 m to 96.2 m get abundant 1 to 2 mm chl and cp veinlets ca 85º
96.2	101.0	andesite dyke
101.0	140.0

md gr diorite. It is cut by two chlorite and cp and magnetite bearing 10 to 15 cm thick quartz veins ca 80º to 85º. The margins have thin 1 to 2 mm quartz, chlorite and sulphide veinlets up to 10 cm from their margins. They occur at 107 m, 110 m and 129.7 m

140.0	142.2	andesite dyke
142.2	149.0	md gr dark grey diorite with stockwork of chl and calc veinlets autobrecciated to the end of the hole
149.0		EOH

Total depth drilled 149M
CR24	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
618	4	5	0.608	3.6	4080	6.53	17.4
619	5	6	0.309	1.7	2220	5.25	17.1
620	6	7	0.071	0.9	1315	2.4	15.8
621	7	8	0.036	0.3	576	1.57	14.9
622	8	9	0.792	4.8	5950	3.1	11.1
623	9	10	0.099	0.8	1140	2.01	17.7
624	10	11	0.161	2	2570	1.39	16.5
625	11	12	0.032	0.4	525	16.85	16.6
626	12	13	0.029	0.5	799	26.2	18.1
627	13	14	0.086	0.4	640	1.8	18.2
628	14	15	0.016	0.5	601	1.7	17.1
629	15	16	0.127	4.6	6860	14.65	15
630	16	17	0.475	2.7	6070	4.56	16.4
631	17	18	0.258	2.6	2580	3.33	15.7
632	18	19	0.223	2.8	2470	7.65	14.9
633	19	20	0.293	3.5	5300	2.13	14.8
634	20	21	0.73	4.4	9960	55.8	15.5
635	21	22	0.161	1.1	1640	12.5	10.3
636	22	23	0.074	0.6	1230	6.47	18.1
637	23	24	0.256	1.5	2690	4.46	15.7
638	24	25	0.562	2.2	4150	17.2	16.7
639	25	26	0.19	1.2	1675	3.06	16.8
640	26	27	0.052	0.6	959	97	17.5
641	27	28	0.013	0	298	4.32	18.7
642	28	29	0.465	2.1	4930	6.21	17.3
643	29	30	0.607	1.2	2840	5.04	18.3
644	30	31	0.126	0.5	1530	1.74	13.2
645	31	32	0.141	1	1920	1.88	17.8
646	32	33	0.079	0.7	986	2.92	17.2
647	33	34	0.187	0.7	1395	5.02	18
648	34	35	0.03	0.5	154	1.33	13.7
649	35	36	0.035	0.3	481	1.56	15.5
650	36	37	0.054	0.8	817	2.06	18.3
651	37	38	0.014	0.2	248	1.34	18.9
652	38	39	0.129	2.1	2080	11.6	18.7
653	39	40	0.035	0.5	605	3.33	18.8
654	40	41	0.023	0.6	667	18.5	13.7
655	41	42	0.025	0.4	560	1.84	19
656	42	43	0	0	136	3.9	20.7
657	43	44	0.32	1.7	2080	23.1	19.9
658	44	45	0.183	1.2	4070	3.41	19.3
659	45	46	0.095	1	1745	32.7	20.4
660	46	47	0	0	135	19	21.9
661	47	48	0.02	0.3	274	31.1	17.9
662	48	49	0.01	0.3	474	9.7	24.1
663	49	50	0.197	1.7	2280	9.19	20.7
664	50	51	0.071	0.4	881	5.39	19
665	60	61	0	0	196	21.9	22.2
666	61	62	0.01	0.3	198	3.05	22.7

667	62	63	0.078	0.6	764	23.1	20.3
668	63	64	0	0	78	2.76	25.4
669	64	65	0.041	0.8	1915	12.55	20.2
670	65	66	0	0	125	4.42	24.5
671	66	67	0	0.2	360	3.47	25.3
672	67	68	0	0.3	919	5.15	22.7
673	68	69	0.008	0.2	343	2.1	23.7
674	69	70	0.095	0.6	1775	6.7	15.2
675	70	71	0.021	0.2	335	2.36	19.7
676	71	72	0.007	0.2	98	1.58	22.7
677	72	73	0.008	0.3	627	10.45	17.9
678	73	74	0.006	0.2	107	3.48	26.3
679	74	75	0.07	0.6	1610	2.4	28.9
680	80	81	0.04	1.1	461	2.24	16.5
681	87	88	0.019	0.5	261	55.6	18.1
682	91	92	0.054	0.3	1545	291	23.7
683	92	93	0.013	0.3	488	12.35	13.9
684	93	94	0.037	0.5	487	7.22	18.2
685	94	95	0.037	0.4	516	2.74	17.1
686	95	96	0.243	0.6	853	1.91	19.5
687	101	102	0.046	0.2	279	16.25	17.6
688	104	105	0.189	0.7	742	6.34	20.8
689	107	108	0.428	0.9	3410	8.49	20.1
690	108	109	0.01	0	132	20.3	22
691	109	110	0.02	0.2	487	2.96	20.2
692	110	111	0.008	0	300	4.07	21.8
693	111	112	0.007	0	111	4.84	24.3
694	116	117	0.168	0.55	647	6.8	20.8
695	121	122	0.009	0.13	108.5	4.08	23.5
696	124	125	0.039	0.15	405	18.7	22
697	125	126	0.028	0.13	183	1.55	20.7
698	126	127	0.112	0.27	388	2.39	24
699	127	128	0.078	0.33	315	4	20.8
700	128	129	0.398	0.93	2150	6.23	19.1
701	136	137	0.192	0.49	507	4.16	21

Diamond Drill Log CR06-23
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Central Zone

Hole #	CR06-23
Datum	NAD 83 UTM
Easting	703932	Drilling Contractor	Maritime Drilling
Northing	5105545	Hole Size	NQ Wireline
Azimuth	280	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	161
Date Started	27/11/06	Dip Tests	@161 -43
Date Finished	29/11/06	Page 1 of

0	4.2	overburden
4.2	39.6

med grained equigranular massive diorite with approximately 30% chloritized and sericitized hornblende. It is cut by 1 to 3 mm veinlets of chlorite and calc ca 35º and 25º ca and cut by small faults ca 58º 40º and 75º and 65º opposite direction. Also cut by rare up to 0.5 cm bluish quartz/calcite veinlets with trace py and cp with epi and k-feld selvages. At 10.5 m get 7 cm brecciated quartz/feldspar vein ca 25º with magnetite and minor pyrite, cp. At 12.5 m several 2 to 3 cm calc/quartz, feld, magnetite veins had 30% cp and bn within it (ca 25º) From 27 m to 41 m few 0.5 cm quartz and feldspar veins ca 25º

39.6	65.0

md gr diorite as above but with scattered zones of 10 to 20 cm either hematite stained feldspars or zones of more chlorite and magnetite. Diorite is also a bit more indurated than above interval. Veinlets of 1 to 3 cm of chlorite with calcite in middle and selvages outward of k-feld (some with approximately 15% carbonitization and then more quartz rich diorite.)

65.0	74.0

same as above but start to get at approximately 20 cm spacing, 2 to 4 mm quartz/calcite vein with k-feld selvages ca 20º (some 45º and 65º ca as well) These veinlets are cut by calcite and chlorite veinlets ca 65º opposite direction parallel to minor faults.

74.0	76.0

same md gr diorite but flooded with more k-feld and quartz alteration. Heavily mineralized qtz and chl veinlets (cp and bn) with magnetite ca 25º and 45º throughout the zone cut by thin calc and hem vein ca 75º also by 1 to 3 cm qtz veins ca 45º

76.0	85.86

md gr light flesh coloured diorite (more k-feld altered?) cut by scattered 1 to 5 mm quartz, chlorite and sulphide and magnetite veinlets ca 15º and 30º. These are displaced by faults ca 70º with epi, calcite and hem.

85.86	94.55

md to coarse gr diorite at 85.8 get 9 cm highly fractured quartz vein with 15% sulphides ca 25º with 10% cp and 1% bn. From 86.0 m to 90.7 heavily mineralized zone. At 89.0 m these qtz/chl/sulphide veinlets are slightly folded against a fault ca 80º with epi along it. (indicates some epi alteration is younger than the sulphide mineralization) At 94.0 m get 3 cm qtz vein with heavy magnetite with 10% of cp within it at ca 40º. At 94.5 m get 5 cm fault gouge ca 60º with abundant kaolinite and mont.

94.55	104.0	md gr equigranular massive diorite cut sparse stockwork chlorite veins cut by epidote veining in opposite direction. At 98.3 m get several 1.5 cm qtz and 2% disseminated cp and epi on margin ca 25º
104.0	119.6

md gr diorite cut by heavily irregular chloritized hairline veinlets 10 to 30º ca with sulphides (somewhat autobrecciated). At 112.7 m get 17 cm of sheared diorite with abundant chlorite ca 75º cut by calcite veinlets and kaolinite.

119.6	120.93	andesite dyke very fine grained. Upper contact 73º ca, lower one 43º
120.93	130.15	md gr diorite well mineralized thin chl and qtz and cp veinlets ca 20º to 35º
130.15	130.8	andesite dyke ca 40º
130.8	131.8	chloritized sheared ca 20º diorite heavily qtz veined brecciated with trace sulphides
131.8	136.08	light tan coloured md gr silicified diorite with abundant stockwork of k feldspar and calcite veinlets (some pods of magnetite) and rare 2 cm qtz veins with cp ca 20º
136.08	143.1	diorite autobrecciated and abundant faulting. Matrix consists of mostly chlorite with both fine silica and mostly calcite in vug fillings 143.0 to 143.1 10 cm shear zone of massive chl and ka ca 50º
143.1	161.0

md gr diorite 10 to 15% mafics cut by sparse stockwork of chl veinlets. Few scattered thin qtz/chlorite sulphide veinlets ca 20º. A few fault breccia zones approximately 20 cm thick occurred at 149 m and 150.7 m ca 25º with chl and ka present in fault gouge.

161.0		EOH

Total depth drilled 161M
CR23	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
548	10	11	0.037	0.11	461	0.74	9.8
549	11	12	0.078	0.21	827	0.72	8.9
550	12	13	0.093	1.01	5670	62.8	10.8
551	13	14	0.073	0.06	546	1.25	11.2
552	14	15	0.035	0.34	3070	0.85	11.8
553	15	16	0.058	0.14	995	0.6	12.8
554	31	32	0	0	87.2	1.39	21.6
555	73	74	0.061	0.15	648	1.63	21.4
555B	72	73	0.124	0.29	978	5.05	18
556	74	75	0.515	0.97	4210	45.4	17.9
557	75	76	1.745	1.74	3590	18.35	15.2
558	76	77	0.024	0.08	151.5	1.07	19
559	77	78	0.075	0.14	457	1.19	19
560	78	79	0.087	0.15	457	1.03	18.3
561	79	80	0.18	0.22	788	3.69	20.1
562	80	81	0.153	0.23	731	15.3	15.3
563	81	82	0.389	0.61	1220	3.21	16
564	82	83	0.239	0.35	845	1.31	15.9
565	83	84	0.2	0.22	596	1.28	17.6
566	84	85	0.231	0.38	694	1.39	17.6
567	85	86	0.552	1.67	5550	144.5	13.3
568	86	87	0.365	0.99	5040	140	14.5
569	87	88	1.55	4.66	19900	71	14.4
570	88	89	1.08	2.71	9900	14.7	15.2
571	89	90	0.448	1.65	7550	40.4	15.6
572	90	91	0.173	0.8	1800	7.81	15.4
573	91	92	0.052	0.98	870	7.07	15.6
574	92	93	0.074	0.84	1175	6.59	17.9
575	93	94	0.044	0.35	1225	5.36	18.8
576	94	95	0.031	0.08	338	2.7	15.7
577	95	96	0.067	0.11	200	1.28	14.8
578	96	97	0.076	0.11	118	0.96	17.3
579	97	98	0.028	0.09	105	0.86	17.6
580	98	99	0.337	1.05	3080	1.31	14.9
581	99	100	0.809	2.18	8070	2.46	14.6
582	100	101	0.016	0.1	164.5	2.17	19.7
583	101	102	0.111	0.3	477	0.97	18.9
584	102	103	0.06	0.25	337	1.03	18.4
585	103	104	0.034	0.14	436	2.12	19.9
586	104	105	0.04	0.13	375	1.18	19.8
587	105	106	0.054	0.31	690	6.94	17.2
588	106	107	0.102	0.37	647	4.16	19
589	107	108	0.051	0.22	587	5.89	20
590	108	109	0.057	0.19	402	3.62	19.3
591	109	110	0.264	0.52	6290	41.7	16.8
592	110	111	0.532	1.39	3490	44.6	17.2
593	111	112	0.719	0.79	5660	51.9	15.4
594	112	113	0.1	0.94	13200	134	17
595	113	114	0.721	2.74	14500	93.5	16.6

596	114	115	0.307	6.13	13900	541	14
597	115	116	0.085	0.9	1100	6.2	19.3
598	116	117	0.27	2.69	6620	158.5	17.3
599	117	118	0.141	0.49	2200	17.4	19.4
600	118	119	0.11	0.3	258	1.45	21.2
601	119	120	0.019	0.2	225	1.3	21
602	120	121	0.011	0	148	0.39	30.5
603	121	122	0.013	0	275	2.61	20.3
604	122	123	0.008	0	47	0.73	19.4
605	123	124	0	0	48	1.26	18.7
606	124	125	0.021	0	150	0.85	16.6
607	125	126	0.037	0.2	229	3.24	17.4
608	126	127	0.044	0.2	210	2.95	20.9
609	127	128	0.085	0.3	681	127	21.6
610	128	129	0.382	0.3	2650	41.5	18.9
611	129	130	0.059	0.5	1670	24.2	16.6
612	130	131	0.067	0.6	2000	72.6	28.3
613	131	132	0.191	3.2	4440	153.5	14.5
614	132	133	0.006	0.3	324	22.2	14.5
615	133	134	0.006	0	93	4.75	15.8
616	134	135	0	0	427	2.16	13
616A	139	140	0.013	0.3	185	101	20.3
616B	140	141	0.015	0.2	1000	8.07	19.3
616C	141	142	0.02	0	297	2.58	18.1
616D	142	143	0.036	0	275	1.71	15.4
616E	143	144	0.018	0	302	4.66	17.8
616F	144	145	0.018	0.2	59	112.5	19.2

Diamond Drill Log CR06-22
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Central Zone

Hole #	CR06-22
Datum	NAD 83 UTM
Easting	703784	Drilling Contractor	Maritime Drilling
Northing	5105524	Hole Size	NQ Wireline
Azimuth	280	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	152
Date Started	24/11/06	Dip Tests	@152 -35
Date Finished	26/11/06	Page 1 of

0	4.0	overburden
4.0	20.2

md to coarse gr equigranular diorite with sparse thin 1 to 3 mm quartz and chl veinlets with cp and bn cutting the core at 20º to 25º. Also veinlets of 2 to 5 mm calcite with epidote on margins cut the core in a similar direction

20.2	65.0	md gr diorite with sparse stockwork of unmineralized chlorite and quartz veinlets and calcite veins
65.0	75.0	md gr diorite as above but autobrecciated with heavier chlorite veining than previous interval.
75.0	76.80	andesite dyke very fine grain
76.8	87.0

md gr diorite autobrecciated with several diffuse 5 to 10 cm k-feld altered zones. At 83.5 m get 3 cm qtz vein with Mo ca 60º with epi on its margin. At 86 m to 87 m there is a zone of quartz vein flooding where 2 to 5 cm irregular Mo bearing milky qtz vein cut the core at approx 20º to 45º. It has associated k-feld selvages

87.0	152.0

md gr diorite with diffuse zones of k-feld and epi alteration ranging from 3 cm to 10 cm. At 105 to 107 m several 2 to 3 cm coarse grained orthoclase feldspar vein cut the core at 45º. 150 m to 152 m have some autobrecciation and vugs filled with calcite and kaolinite

EOH

Total depth drilled 152M
CR22	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
857	85.5	86.5	0	0.08	160.5	327	15.5
858	86.5	87.5	0	0.45	101	6240	7.9

Diamond Drill Log CR06-21
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Aquitaine Zone

Hole #	CR06-21
Datum	NAD 83 UTM
Easting	703147	Drilling Contractor	Maritime Drilling
Northing	5105513	Hole Size	NQ Wireline
Azimuth	105	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	179
Date Started	16/11/06	Dip Tests	@179 -40
Date Finished	22/11/06	Page 1 of

0	4.5	overburden
4.5	31.7

md to coarse gr monzonite at 4 to 17 m with a few 2 to 10 m chlorite greissen zones parallel to subvertical fractures. The entire interval was mineralized with thin subparallel 1 to 2 mm qtz and chl and py and cp and lesser bn ca 45º the vein spacing varied from 1 to 5 cm. From 29.5 m to 29.7 m andesite dyke. From 29.7 m to 31.7 m monzonite with only sparse chlorite veinlets

31.7	32.5	very fine gr andesite (contact ca top ca 70º bottom approx 45º)
32.5	45.5	md gr monzonite with sparse quartz/chlorite veining and several chlorite greissen zones of 2 to 4 cm. Some 1 cm coarse gr py occurs in the middle of these greisens.
45.5	56.2	md gr monzonite with some 20 cm qtz, muscovite greissen zones surrounding 1 cm calcite veins ca 85º (has some up to 2% disseminated py and cp within it)
56.2	56.4	fault zone heavily chloritized (mylonitic?) ca 50º
56.4	57.0	monzonite autobrecciated and heavily chloritized.
57.0	64.2	md to coarse gr monzonite heavily mineralized with qtz, chl and cp veinlets ca 45º and 65º
64.2	65.0	andesite dyke
65.0	69.5	coarse gr highly greissenized monzonite with both chlorite and sericite cut a stockwork of epi and calc veinlets
69.5	83.0

md gr silicified hybrid rock mixture of monzonite and diorite. It consists of abundant 2 to 6 mm qtz vein regularly trending ca 65º with some sulphides and Mo. Host rock appears heavily sericitized as well.

83.0	89.2	md gr massive sesecitized monzonite

89.2	92.3	andesite dyke. Faulted lower contact ca 10º with calcite vein parallel to it.
92.3	121.0	light grey md gr quartz and sericite rich monzonite cut by sparse chl and cp veinlets ca 20º
121.0	128.0	md to coarse gr hybrid rock mixture of monzonite and diorite
128.0	132.5	major faulted zone heavily chloritized and sheared and brecciated diorite? Cut by abundant epi and calc veining
132.5	137.0	andesite dyke
137.0	173.0

md gr dark grey equigranular diorite with stockwork of calcite veinlets. At 172.7 m 20 cm quartz and feldspar vein ca 65º with approximately 5 cm massive dark chl on margins. Both the vein and the chl selvage have 20% dissiminated cp and approximately 5% py

173.0	179.0	very dark grey heavily chloritized md gr diorite (mafic content approximately 40%)
EOH

Total depth drilled 179M
CR21	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
859	8	9	0	0.06	32.1	15.8	11.2
860	9	10	0	0.05	88.8	25.2	11.9
861	10	11	0	0.05	53	2.73	11.6
862	11	12	0	0.06	246	3.76	11.2
863	12	13	0	0.12	125.5	3.81	14.5
864	14	15	0.007	0.34	365	6.95	7.8
865	15	16	0.007	0.73	1670	46.5	8.3
866	16	17	0	0.26	1270	7.71	10
867	17	18	0.005	0.11	744	1.82	8.1
868	18	19	0.027	0.34	2320	6.57	8.3
869	19	20	0.018	0.23	1810	3.38	8.5
870	20	21	0.014	0.25	1510	4.83	7.9
871	21	22	0.013	0.21	1250	1.84	8.3
872	22	23	0.014	0.21	1220	1.34	8.8
873	23	24	0.01	0.13	692	1.08	9.2
874	24	25	0.007	0.18	567	1.11	8.7
875	25	26	0	0.17	244	0.93	8.2
876	26	27	0.005	0.1	351	0.59	8.3
877	27	28	0.006	0.27	824	0.98	8.8
878	28	29	0.005	0.11	623	1.24	16.8
879	29	30	0	0.1	392	0.49	9.2
880	31	32	0.005	0.78	239	1.04	9.3
881(A)	33.5	34.5	0	0.11	29.6	0.37	19.2
881(B)			0	0.12	624	12	9
882	34.5	35.5	0.008	0.22	1070	6.49	9
883	37	38	0.022	0.16	1760	5.63	13.9
884	38	39	0.006	0.1	898	1.9	9.3
885	39	40	0.006	0.08	839	0.62	7.5
886	40	41	0.024	0.21	1570	2.59	9.3
887	41	42	0.016	0.27	1540	5.62	6.8
888	42	43	0	0.27	1520	4.85	10.5
889	43	44	0	0.16	918	4.34	8.3
890(A)	44	45	0.01	0.34	371	47.6	12.2
890(B)	45	46	0	0.11	591	3.16	8
891	46	47	0	0.09	842	73.2	9.2
892	47	48	0.006	1.38	1040	40.4	11.2
893	48	49	0	0.07	296	2.02	9.1
894	49	50	0	0.05	261	13.6	9.2
895	50	51	0	0.04	208	1.52	9.3
896	51	52	0	0.05	165.5	0.89	9.4
897	52	53	0.005	0.11	535	1.31	9.5
898	53	54	0.006	0.24	896	86.4	8.9
899	54	55	0	0.22	1500	43.6	8.8
900	55	56	0	2.36	2150	81.1	15.2
901	56	57	0	0.75	2900	18.9	15.6
902	57	58	0	0.1	782	3.23	10.3
903	58	59	0	0.53	836	7.72	11.2
904	59	60	0	0.12	421	2.19	9.2
905	60	61	0	0.11	367	1.48	8.8

906	61	62	0	0.23	334	2.84	10
907	62	63	0.018	0.41	1990	13.5	9.5
908	63	64	0.009	0.37	1290	16	8.6
909	67.5	68.5	0	0.11	255	1.63	9.7
910	68.5	69.5	0	0.27	1380	46.2	9.7
911	69.5	70.5	0	0.17	870	10.85	8.3
912	70.5	71.5	0	0.12	791	94.3	5.5
913	71.5	72.5	0	0.18	925	96.8	4.5
914	72.5	73.5	0	0.07	784	8.78	3.6
915	73.5	74.5	0	0.2	1160	53.6	5.1
916	74.5	75.5	0	0.05	118	39.6	5
917	75.5	76.5	0	0.06	145	18	5.3
918	76.5	77.5	0	0.09	145.5	19.35	5.2
919	77.5	78.5	0	0.03	258	4.89	4.7
920	78.5	79.5	0	0.07	1330	64.5	4.3
921	79.5	80.5	0	0.03	257	9.49	4.5
922	83	84	0	0.85	345	124.5	5.5
923	88	89	0	0.03	194	1.54	5
924	94	95	0	0.06	232	3.4	3.8
925	95	96	0	0.16	305	2.66	5.8
926	96	97	0	0.23	251	1.25	9.1
927	97	98	0	0.43	1170	3.11	9.7
928	98	99	0	0.11	752	0.97	4.4
929	99	100	0	0.22	1230	0.94	15.8
930	100	101	0	0.21	447	1.38	5.1
931	104	105	0	0.73	523	1.68	4.7
932	105	106	0	0.09	270	1.26	5.1
933	112	113	0	0.06	1940	1.26	6
934	113	114	0.009	0.38	8260	4	6.8
935	115	116	0	0.28	1320	3.47	8.2
936	116	117	0	0.39	812	1.62	5.9
937	117	118	0	0.15	1100	3.77	5.5
938	118	119	0	0.09	1110	53.2	4.6
939	119	120	0	0.14	1370	91.6	4.5
940	123	124	0	0.04	155.5	20.4	11.1
941	145	146	0	0.04	50.7	1.11	25.9
942	154	155	0	0.04	10.9	8.4	30.8
943	167	168	0	0.06	34.8	1.61	27
944	172	173	0.276	0.44	11400	64.25	29.5
945	173	174	0	0.05	227	1.06	29.2

Diamond Drill Log CR06-20
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Aquitaine Zone

Hole #	CR06-20
Datum	NAD 83 UTM
Easting	703254	Drilling Contractor	Maritime Drilling
Northing	5105711	Hole Size	NQ Wireline
Azimuth	97	Logged by	Lyndon Jensen
Dip Angle	-50	Core stored	onsite at Property
Depth	77
Date Started	14/11/06	Dip Tests	@77 -48
Date Finished	16/11/06	Page 1 of

0	5.7	overburden
5.7	15.1	andesite dyke md grey fine gr porphyritic
15.1	24.4

monzonite cut by hairline qtz, chl, and sulphide veinlets ca 30º to 40º. Host rock is also more pervasively altered than in CR19 and CR14 (down to 17.5 m with approx 15% disseminated epidote and has approx 25% mafics) At 16.3 m 7 cm qtz vein ca 35º with py, trace cp, mo. The vein is brecciated with chlorite in matrix. This monzonite is also cut sporatically by a few 1 cm orthoclase veinlets ca 65ºand a k-feld rich felsic dyke ca 60º at 24.2 m (this felsic dyke is also cut by mineralization)

24.4	34.5	diorite autobrecciated and heavily chloritized and cut by irregular mineralized veinlets partially disrupted by the multiple fracturing
34.5	39.0

dirote highly tectonized zone consisting multiple mylonitic from a few cm to 50 cm wide with trends of 35º, 50º and 60º ca. even quartz, chl and mineralized veins are sheared and the mylonite itself is faulted off by faults ca 50º in the opposite direction

39.0	41.9	diorite. Very dark grey to black, highly chloritized up to 90º with 10% epi cut by 1 cm calcite vein ca 65º
41.9	55.6	diorite massive sugary textured mafics are 15 to 20% and altered by both chlorite and sericite. A few faults 15 cm ca 30º with kaolinite at 54.4 m and at 55.0 cut by some 2 mm quartz magnetite veining
55.6	74.6	md gr diorite cut by stockwork of epi and calcite and chl veining. One 40 cm fault zone at 65.86 m is highly brecciated with hem and chl in matrix ca 45º
74.6	77.0	diorite highly tectonized zone contain breccia zone of 15 cm to 30 cm as above but also with some kaolinite
EOH

Total depth drilled 77M
CR20	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
980	15	16	0.011	0.05	474	1.79	12.5
981	16	17	0.009	0.28	2190	246	12.6
982	17	18	0.008	0.04	754	1.95	11.1
983	18	19	0.011	0.03	415	1.3	9.8
984	19	20	0.012	0.03	508	1.11	11.4
985	20	21	0	0.03	335	1.24	10.4
986	21	22	0.006	0.1	1220	3.45	12.9
987	22	23	0.007	0.08	649	1.34	11.1
988	23	24	0.013	0.07	1090	2.21	13.7
989	24	25	0.006	0.07	803	1.76	16.2
990	25	26	0.012	0.07	2820	3.39	15.8
991	26	27	0.015	0.04	929	3.57	17.7
992	27	28	0.013	0.05	957	1.44	16.1
993	28	29	0.011	0.03	708	1.42	17
994	29	30	0.008	0.05	1440	6.55	17.1
995	30	31	0.019	0.12	775	1.75	15.9
996	31	32	0.017	0.1	853	1.46	16.6
997	32	33	0.04	0.08	1360	1.02	16.8
998	33	34	0.039	0.17	1450	1.11	17.5
999	34	35	0.053	0.13	2410	1.08	18.4
1000			0.034	0.08	1790	2.76	18.4
1001A			0	0.04	52.8	8.78	14.1
1001B			0	0.04	424	28.8	18
1002	42	43
1003	43	44	0.013	0.99	3300	39.7	25.2
1004	54.5	55.5	0	0.08	15.5	1.39	21.4

Diamond Drill Log CR06-19
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Aquitaine Zone

Hole #	CR06-19
Datum	NAD 83 UTM
Easting	703263	Drilling Contractor	Maritime Drilling
Northing	5105721	Hole Size	NQ Wireline
Azimuth	285	Logged by	Lyndon Jensen
Dip Angle	-50	Core stored	onsite at Property
Depth	65
Date Started	9/11/2006	Dip Tests	@69 -49
Date Finished	14/11/06	Page 1 of

0	5.8	overburden
5.8	6.05	monzonite with few quartz/chlorite, cp veinlets ca 40º cut by few nonmineralized chl veins ca 50º opposite direction
6.05	8.0	md gr diorite equigranular with abundant mineralized veinlets ca 30º and 40º spaced approx 5 cm apart
8.0	8.6	md to coarse gr mononite with abundant quartz/chlorite and cp veinlets ca 50º cut by chlorite and epi veinlets ca 50º opposite direction. Contact with diorite is faulted ca 60º
8.6	9.2	diorite
9.2	9.73	monzonite
9.73	25.65	fine to md gr monzonite. At 10.45 m get 35 cm fault zone with qtz, serpentine, montmorillinite ca 60º. 12.56 m to 13.4 m mylonite zone 10 to 20 cm ca 60º and 40º
25.65	41.3

diorite silicified with several 30 cm monzonite dykes ca 33º (25 m to 26 m area) 32 m to 36 m has exceptionally close spaced qtz, chl and cp veinlets all cut the core axis at 30º. The density is down to 0.5 to 1.5 cm over some 20 cm intervals. At 34.7 get a 4 mm cp only vein ca 45º. One 10 cm qtz and cp vein also cut the core at the same direction. Few large 10 cm andesitic xenoliths at 38 m to 39 m. From 37.1 m to 38.4 m rare mineralized veinlets ca 40º including a 1.5 cm qtz vein with coarse textured py and cp.

41.3	43.6	md gr monzonite indurated with abundant quartz/chlorite and sulphide veinlets ca 35º
43.6	47.1	diorite light grey, siliceous. At 44 m get 25 cm felsic dyke cut by chl with py, cp and bn ca 30º

47.1	64.2

md gr monzonite. Very well mineralized throughout this interval. It consists again of 1 to 3 mm quartz/chlorite and cp, bn, py veinlets cutting the core axis at 30º to 40º. The veinlets are particularly concentrated in the 44 to 56 m area. At 44.0 m get several shear zones over a 60 cm interval ca 30º that has intense k-feld alteration resulting in coarse textured orthoclase intermixed with the mineralized veinlets. Some minor dark green chloritic and py greissen zones (2 to 4 cm) sporatically cut the main mineralization trend at 45º (opposite direction)

64.2	65.0	fine to md gr silicified diorite with sauceritized feldspars and sericitized hornblende
65.0		EOH

CR19	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
760	6	7	0.01	0.21	1255	1.51	13.4
761	7	8	0.033	0.23	1335	1.84	16.9
762	8	9	0.017	0.17	908	1.57	9.7
763	9	10	0.005	0.11	218	0.81	11.3
764	10	11	0.012	0.17	941	1.99	15
765	11	12	0.022	0.36	3050	4.09	16.1
766	12	13	0.015	0.2	1485	1.05	16.9
767	13	14	0	0.07	53.8	0.68	8
768	14	15	0.006	0.2	382	1.35	13.3
769	15	16	0.018	0.51	1300	2.92	19.9
770	16	17	0.018	0.18	422	1.8	19
771	17	18	0.018	0.93	1070	2.9	17.9
772	18	19	0.01	0.31	439	2.19	20.3
773	19	20	0	0.17	167	2.14	19.8
774	20	21	0	0.12	160.5	2.54	18.5
775	21	22	0	0.43	333	2.32	21.3
776	22	23	0	0.24	733	1.95	20.1
777	23	24	0	0.14	666	1.54	20.5
778	24	25	0	0.09	334	2.79	22
779	25	26	0.007	0.13	619	1.94	21.3
780	26	27	0	0.22	624	2.76	21.5
781	27	28	0.042	0.21	2660	1.64	21.4
782	28	29	0.009	0.26	1815	2.09	20
783	29	30	0.03	0.64	4140	3.16	12.6
784	30	31	0.013	0.32	3100	22.4	22.1
785	31	32	0.013	0.49	6040	16.85	20.5
786	32	33	0.046	0.31	3250	5.84	20.7
787	33	34	0.05	0.52	2540	2.8	20.9
788	34	35	0.072	5.02	17800	2.78	16.5
789	35	36	0.039	0.79	6420	2.34	19.9
790	36	37	0.031	0.18	2460	6.14	20.5
791	37	38	0.017	0.31	2770	11.6	20.5
792	38	39	0.008	0.08	1350	1.74	12
793	39	40	0.005	0.17	1320	2.63	21.6
794	40	41	0.005	0.16	1080	4.26	19.8
795	41	42	0.011	0.21	2320	3.59	16.6
796	42	43	0	0.05	1530	3.06	18.9
797	43	44	0.012	0.09	1400	4.96	18.6
798	44	45	0.037	0.76	5820	1.79	11.1
799	45	46	0.008	0.08	1720	4.54	18.7
800	46	47	0.011	0.18	3150	9.06	16.4
801	47	48	0	0.02	291	7.3	13.3
802	48	49	0.013	0.04	1200	7.88	14.4
803	49	50	0.006	0.2	5610	32.8	11.9
804	50	51	0.022	0.62	5660	39.4	11.7
805	51	52	0.01	0.14	1740	47.6	11
806	52	53	0.022	0.16	1900	15.5	11.2
807	53	54	0.039	0.25	2420	45.6	10.1
808	54	55	0.017	0.17	1910	9.67	10.5
809	55	56	0.015	0.21	3400	18.5	10.8

810	56	57	0.04	0.32	2320	105.5	10.4
811	57	58	0.005	0.19	520	1.72	10.8
812	58	59	0	0.05	284	18.1	11.4
813	59	60	0	0.14	772	11.35	11.9
814	60	61	0	0.07	161.5	2.33	11.2
815	61	62	0.033	0.04	137.5	2.05	10.9
816	62	63	0	0.04	56.8	1.6	10.3
817	63	64	0	0.09	50.3	1.7	9.5

Diamond Drill Log CR06-18
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Aquitaine Zone

Hole #	CR06-18
Datum	NAD 83 UTM
Easting	703189	Drilling Contractor	Maritime Drilling
Northing	5105619	Hole Size	NQ Wireline
Azimuth	295	Logged by	Lyndon Jensen
Dip Angle	-50	Core stored	onsite at Property
Depth	92
Date Started	7/11/2006	Dip Tests	@92 -40
Date Finished	8/11/2006	Page 1 of

0	5.0	overburden
5.0	27.75

md to coarse gr monzonite. with 15% quartz and 15% mafics. The mafics are altered both to chlorite and sericite. The feldspars have greenish sauceritized cores with light coloured rims and dissiminated kaolinite. It is cut by very sparse and quartz, chl and py veinlets ca 40º. Only rare spacks of cp were observed in these veins

27.75	29.56	andesite dyke. Has calcite filled vesicles. Contact cuts the monzonite ca 50º
29.56	30.3	highly altered k-feld dyke? (80% greissenized with quartz and muscovite and 5% chlorite)
30.3	50.0	md gr monzonite (has few fragments of partially assimilated diorite)
50.0	53.1	andesite dyke contact ca 65º. Bottom contact faulted.
53.1	57.27	md gr diorite. Fault zone at 53.8 m 70 cm ca 35º with folded qtz and calc veins kaolinite and montmorillinite
57.27	58.54	monzonite and diorite mixed, possible k-feld rich dyking
58.57	59.6	andesite dyke faulted and brecciated lower contact
59.6	72.8

fine gr diorite. Light grey to tan coloured, sugary texture (perhaps even granodioritic) it is cut by few granitic dykes 10 to 30 cm ca 20º and a few chloritized greissen along faults ca 60º with minor hematite staining. At 59.6 m get 22 cm fault gouge and chl and montmorillinite ca 60º

72.8	73.25	andesitic dyke with vesicles contact ca 60º
73.25	92.8

md gr diorite equigranular cut by numerous 5 to 15 cm chloritic greissen some of which have 2 to 3% disseminated py mostly occurring along fracture ca 60º. Some coarse textured pyrite up to 5 mm occupy the core areas of these greisens

		EOH

Total depth drilled 92M
CR18	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
391	7	8	0	0.07	472	2.19	8.2
392	8	9	0	0.08	644	0.74	8.8
393	9	10	0	0.04	247	0.96	8.4
394	10	11	0	0.04	296	0.47	8.2
395	11	12	0	0.08	471	1.18	9
396	12	13	0	0.03	210	0.64	7.8
397	13	14	0	0.03	150	2.66	7.2
398	14	15	0	0.09	186	7.67	8.6
399	15	16	0	0.05	123	0.62	8.8
400	16	17	0	0.11	215	1.06	8.1
401	17	18	0	0.04	186.5	1.5	8.2
402	18	19	0	0.06	130	0.85	8
403	19	20	0	0.05	213	1.26	8.4
404	20	21	0	0.09	207	0.61	7.7
405	21	22	0	0.05	115.5	1.58	7.6
406	22	23	0.012	0.12	602	0.97	9.2
407	23	24	0	0.03	248	1.98	9.1
408	29.7	30.7	0	0.04	134.5	2.38	8.2
409	72.7	73.7	0	0.58	107.5	5.19	18.6
410	80	81	0.017	0.43	551	21	24.1

Diamond Drill Log CR06-17
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Aquitaine Zone

Hole #	CR06-17
Datum	NAD 83 UTM
Easting	703172	Drilling Contractor	Maritime Drilling
Northing	5105660	Hole Size	NQ Wireline
Azimuth	295	Logged by	Lyndon Jensen
Dip Angle	-50	Core stored	onsite at Property
Depth	101
Date Started	5/11/2006	Dip Tests	@101 -48
Date Finished	6/11/2006	Page 1 of

0	5.1	overburden
5.1	6.8

md gr diorite equigranular 1 to 2 mm bluish green feldspars some patches up to 4 mm. mafics chloritized and sericitized very rare cp veinlets ca 70º, fractures and qtz veinlets ca 45º and epi and calcite veinlets ca 50º

6.8	8.3	md gr diorite with abundant light tan coloured epi and calc stockwork ca 60º, 20º. 20 cm breccia ca 45º with abundant dark chlorite at 7.7 m
8.3	10.3	massive diorite fine to md gr with few dark chlorite vein ca 60º 45º with calc along it and epi vein ca 45º opposite direction
10.3	10.5	fault with kaolinite and some chlorite greissen ca 30º
10.5	11.9	massive diorite. Sauceritized feldspars rimmed by lighter colour feldspar.
11.9	13.4	diorite. Silicified chl and calc veining parallel to faulting ca 55º
13.4	14.0	diorite autobrecciated 2% illmenite highly chloritized along fault ca 15º, calcite vein displaced by fault ca 50º
14.0	17.5	diorite with epi, chl, and calc veins ca 45º. At bottom of interval 1 cm granitic vein ca 90º cut by fault with calcite vein ca 25º. Trace speck of cp and muscovite
17.5	25.23

diorite with few rare andesite xenoliths, chl veins along faulting ca 25º with trace py approx 20% mafics some of which are altered to muscovite, rare 1 cm qtz vein with sericite on margin ca 55º. Rare specks of cp parallel to fault ca 50º

25.23	26.37	diorite silicified, 7 cm mylonite zone ca 75º with qtz, calc, hem
26.37	27.0	diorite with 2 ages of calc vein with bluish green qtz on margin (3 to 4 cm) with some epi alteration with rare disseminated py and cp (up to 2%) ca 20º
27.0	31.5	diorite silicified with few stockwork calc and chl. Shearing with chl ca 50º

31.5	31.73	aplite dyke ca 68º cut by epi vein ca 40º
31.73	35.0	diorite with older calc vein ca 30º cut by younger calc vein 45º opposite direction; has few 1 to 5 cm breccia zones ca 45º with multigenerational calc and qtz veins.
35.0	36.18	diorite silicified with few k-feld and chl veins ca 45º
36.18	37.5	fault zone ca 55º to 60º highly chloritized 80% with calcite, kaolinite and montmorillinite veins
37.5	41.6

diorite md grey silicified with few zones of carbonitization in 40.8 m area, cut by 2 periods of calcite veining one associated with chert ca 60º, other is bluish colour and associated with epi ca 50º opposite direction

41.6	41.75	qtz vein zone ca 60º with epi, k-feld and trace cp. Mylonitized margin.
41.75	45.0

md gr diorite cut by chl and py veinlets and qtz and k-feld veins 3 mm ca 70º, cut by calcite vein ca 25º. 15 cm fine gr aplite dyke at 42.9 m ca 70º cut by qtz vein and in turn cut by chlorite vein with trace cp

45.0	47.0

diorite with 8 cm aplitic? Phase (light colour with few specks of bornite ca 80º) At 45.07 m 1 cm granitic vein with cp on margin. At 45.2 cut by few qtz and chl veins with cp ca 70º some calc on margin

47.0	51.7

diorite with stockwork calcite vein some with trace cp ca 40º some 3 mm qtz py and cp veinlets parallel to shearing ca 45º. At 46.76 m 1 cm qtz vein with cp, py chl and hem on margin. At 49.0 m get 4 cm breccia zone with kaolinite and qtz and chl with rare cp ca 50º, trace tourmaline in 50.0 m

51.7	52.56	monzonite contact faulted 50º with kaolinite has 6 cm shear zone with dark chlorite ca 40º at 52.4 m greissenized margin with qtz vein and sericite
52.56	54.37	monzonite and diorite mixed> has rare chl and cp, hem vein ca of 2º and microveining of qtz ca 65º with speck of py and cp. At 54.2 get 5 cm qtz with chl, epi and py in middle
54.37	57.57	diorite md grey equigranular with few 1 cm qtz and feld vein ca 40º some with cp rare chl and trace cp hairline veinlets ca 55º
57.57	58.06

diorite dark grey, highly chloritized contact of this phase is ca 60º with few 2 cm qtz veinlets with py and dark chl ca 40º associated with faulting same direction. Some 10 cm chlorite greisens with 3% py 0.5% cp ca 30º shear zone at base 6 cm w3ith 1.5 cm qtz vein with chl, hem py and trace bn

58.06	59.9	diorite with 15% mafics, cut by few 1 cm quartz/feldspar vein with chlorite and trace cp and bn ca 45º cut by calc and epi ca 65º
59.9	60.27	diorite silicified with 1 cm aplite ca 65º
60.27	60.8	diorite with dark grey. Abundant chloritic alteration cut by qtz and calcite vein ca 75º and few greissenized qtz and calcite vein with dark chlorite, py, and trace cp on margins ca 65º
60.8	62.16

diorite silicified 8 mm massive cp within qtz vein ca 60º at 61.47 and hairline chl and cp vein ca 55º scattered throughout. Cut by calcite and kaolinite vein and 1 cm qtz vein with trace molybdenite with trace chl and epi on margin ca 60º

62.16	63.47	diorite silicified and some carbonitization with few 2 cm folded qtz veins with specks of cp with 17 cm chloritic greissen zones ca 60º

63.47	64.5	diorite with fractures of 2 cm bleaching (carbonitized plagioclase feldspars) rimmed by k-feld for 2 cm ca 55º cut by thin shear zones 1 cm ca 40º with chl and fine sulphides
64.5	65.8	diorite with heavily sauceritized feldspars and carbonitization (microfractures filled with calcite)
65.8	65.92	diorite breccia zone ca 55º, cut by 2 generations of calcite
65.92	68.4	diorite with abundant kaolinite and chlorite veinlets ca 20º to 30º, and rarer hem veins ca 80º, some k-feld alteration over a 90 cm zone at 66.0 m, small 15 cm “healed” breccia zone at 67.4 m ca 60º
68.4	69.8	diorite highly sheared and chloritized ca 55º with few patches of qtz and py and trace cp. Has a 15 cm mylonitized qtz vein at 69.1 m ca 45º with 4% py 2% cp
69.8	70.05	fine gr diorite with stockwork of calcite veins
70.05	75.1	andesite dyke cut by various shear zones ca 35º to 40º with calcite, qtz and epi
75.1	79.1	diorite sugary texture with epi and calc veins ca 65º cut by epi and kaolinite ca 45º opposite direction and few 0.5 cm faults ca 80º, 60º
79.1	80.33	diorite dark grey highly chloritized, with shearing ca 60º and associated chl, qtz and trace sulphides
80.33	82.56	diorite light grey equigranular cut by stockwork of calc with epi margins
82.56	87.65

diorite autobrecciated with some 20 cm breccia zones ca 50º with kaolinite and calcite in matrix, stockwork of calcite and epidote ca 25º. 1.5 cm qtz vein ca 15º with cp and molybdenite cut by kaolinite along fault and in turn cut by calcite vein. Some 10 cm chloritic greissen ca 60º with trace py

87.65	92.66	diorite fine grain sugary textured equigranular with stockwork of rare hairline qtz and cp ca 45º and 60º
92.66	93.42	diorite with up to 4 cm qtz vein with chl on margin ca 60º
93.42	96.0	diorite fault zone ca 40º with 2 mm qtz and py and cp ca 60º. Rare 1 cm qtz and feld vein ca 25º. At 94.45 m get 5 cm breccia zone
96.0	97.05	diorite autobrecciated dark grey and chloritized cut by 1 cm bluish grey calc vein ca 50º some slightly folded, some faulting ca 65º epi and trace cp
97.05	100.46	diorite medium grey silicified cut by calcite and epidote vein
100.46	101.0	diorite autobrecciated with some hem paralleling faults ca 70º and kaolinite ca 45º
EOH

Diamond Drill Log CR06-16
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Aquitaine Zone

Hole #	CR06-16
Datum	NAD 83 UTM
Easting	703173	Drilling Contractor	Maritime Drilling
Northing	5105586	Hole Size	NQ Wireline
Azimuth	105	Logged by	Lyndon Jensen
Dip Angle	-50	Core stored	onsite at Property
Depth	179
Date Started	2/11/2006	Dip Tests	@179 -49
Date Finished	4/11/2006	Page 1 of

0	4.5	overburden
4.5	4.7	monzonite (40% plagioclase, 40% k-feld, 10% qtz, 10% mafics, hornblende and biotite)
4.7	4.87	andesite dyke fine grained
4.87	7.45	monzonite md gr with few dark chlorite ca 30º, with calcite vein ca 15º and few chloritic greissen along 50º ca fault. A few 10 cm fine gr monzonite phases
7.45	7.6	monzonite. Greissen zone. Abundant chl and some silica on margins ca 45º
7.6	10.16

monzonite with stockwork calc and few xenoliths of diorite (hence monzonite is younger than diorite). Has a few 6 cm qtz vein with greissen and carbonitization. Py on margin ca 80º, rare qtz and chl and cp veinlets ca 50º and possible anhydrite

10.16	10.4	monzonite 5 cm breccia zone with chl and calc veinlets, a 10 cm quartz/feldspar dyke with 50% dark chl greissen ca 60º 10 cm mylonite qtz and epi rich zone at bottom ca 80º
10.4	12.4

monzonite md grey. Greenish carbonitized plagioclase feld 30% rimmed by lighter coloured plagioclase, 1% illmenite, microfractures of qtz with py 0.5 cm apart ca 70º trace patches of cp and epi. Has numerous chloritic greissen zones and py 2 to 8 cm ca 50º

12.4	17.0	monzonite coarse gr with hairline qtz, chl and cp veinlets ca 60º spaced every 2 cm
17.0	19.7	monzonite with 1 to 5 cm chloritic greissen around fractures ca 60º with sericite, py and cp

19.7	23.2	monzonite with sparse chl and sulphides veinlets. These end at 23.2
23.2	26.2	monzonite autobrecciated ca 15º and chl and py vein and chl greissen throughout. At 26.0 get 20 cm qtz rich greissen with disseminated py
26.2	28.1	monzonite. Well mineralized qtz, chl and sulphides every 2 cm ca 70º
28.1	34.0	monzonite. Few 2 cm feld vein and few hairline qtz and molybdenite veining
34.0	36.7	monzonite equigranular 15% mafics 3 to 4 mm in size at 35.0 m 2 mm qtz vein with cp and bn ca 65º. Rare mineralization
36.7	40.4	monzonite with well mineralized qtz, chl and sulphides veinlets ca 70º. Few patches of kaolinite and sericite altered hornblende
40.4	40.9	monzonite with white feldspar (albite?) and minor sericite alteration, few py, cp veinlets
40.9	44.1	monzonite autobrecciated with chl and py greissen along fracture ca 70º bottom half abundant stockwork of calc and epi
44.1	47.54	mononite with few hematite patches and stockwork of qtz, chl and hem
47.54	47.7	aplite dyke. Sugary texture. Greissenized with sericite and chlorite cut by qtz vein with py ca 60º, qtz greissen parallel to fault ca 35º cut across these veins
47.7	50.75	monzonite with 2 to 10 cm quartz/sericite greissen with trace py ca 50º and trace kaolinite
50.75	52.2	monzonite silicified with sparse chlorite and sulphides veinlets ca 70º
52.2	58.8	monzonite silicified with calcite and epidote veinlets
58.8	60.2	monzonite very fine grained andesite dyke with vesicles mixed. Andesite contact ca 60º
60.2	62.4	monzonite with rare 3 mm qtz and chl with py and molybdenite ca 40º
62.4	63.3	andesite dyke contact ca 50º bottom contact 40º suggests intruded along previous faulted host rock.
63.3	69.1	monzonite with abundant quartz, chl and sulphides veinlets ca 50º, with py, cp and bn
69.1	75.1	andesite dyke ca 65º contact (multiple injections) lower contact is ca 35º
75.1	76.7	monzonite sheared with two types of calite veins white and pink. Some mylonite ca 20º qtz greissen at lower contact with trace cp
76.7	79.95	andesite fine gr very dark grey with abundant magnetite contact faulted ca 40º
79.95	81.45	monzonite with sulphides veinlets ca 70º
81.45	83.8	mononite autobrecciated and feldspar rich with silica and serpentine broken up 1 cm qtz vein with molybdenite vein fragments in breccia (abundant pale bluish white ploagioclase)
83.8	84.3	monzonite, same as above but autobrecciated and silicified
84.3	94.0	mozonite fine grained feldspar rich hardly any mafics altered to feldspar and sericite. Few 1 cm mylonitic zones ca 50º also some faults ca 5º with calcite and epi along it
94.0	99.68	monzonite silicified sugary textured with stockwork of qtz and epi and carbonitization. At 98.3 m, few 1 cm qtz vein with molybdenite ca 45º cut by calcite vein ca 25º opposite dirtection
99.68	99.78	monzonite fault zone ca 25º with kaolinite

99.78	106.0	monzonite silicified with abundant green feldspars and well mineralized with qtz chl and sulphides veinlets (with py, cp and bn) ca 60º cut by calc and hem veining ca 25º
106.0	109.3

diorite fine grained slightly porphyritic abundant greenish plagioclase feldspar sugary textured 3% mafics mostly sercitized and trace kaolinite (might be grannodiorite?) Get 1 cm qtz vein ca 60º with py, cp and bn At 106.0 m some qtz veining ca 40º. Bn with hem stain on margins, asp? 10 cm mylonite at 108.0 m ca 60º

109.3	113.0	diorite same as above with py and hem veinlets approx 10 cm apart ca 30º with albitic alteration with trace py and cp few 0.5 cm qtz vein with py, cp and molybdenite ca 40º at 109.3 m
113.0	116.75	diorite same as above, more siliceous in 40 cm zones, has some 1 cm patches of mafics with py and cp
116.75	117.6	diorite siliceous light grey with some shearing with serpentine ca 80º with epi, py
117.6	118.7	diorite md to dark grey stockwork of calcite and epi, silicified with patches of chl and hem with py and cp
118.7	120.0

diorite md grained. (core somewhat carbonitized 93.7 m to 119.5 m) with 50 cm zones of silicified yellow green feldspar rich diorite with some kaolinite rimming around phenocrysts with rare 1% illmenite and qtz and cp veinlets ca 75º

120.0	122.3	diorite highly altered and serpentitized with 1% illmenite, few mylonitized 10 cm zones ca 60º cut off by faults 30º and 50º with calc and kaolinite along them
122.3	122.83	diorite light grey silicified and some greissen mafics altered to sericite and kaolinite, few dark chl patches 0.5 cm with py, bn and hem
122.83	125.15

diorite dark grey md gr, feldspar heavily altered with dark chlorite. 5 cm fault zones with kaolinite and montmorillinite at 123.3 m and stockwork of qtz vein 2 to 3 mm ca 50º and 20º opposite direction, some 3 cm breccia zones cemented with calcite and fine silica ca 65º, 80º at 124.4 m, also a 33 cm silica rich zone at 124.6 ca 55º

125.15	125.56	diorite. Pink more k-feld alteration
125.56	131.5	monzonite fine to medium grained siliceous. Has few breccia zones ca 30º and rarer chl and qtz veinlets ca 35º some with py and cp ca 45º every 15 cm
131.5	148.75	monzonite and diorite mixed (hybrid rock) approx 20% mafics with rare 2 to 3 mm qtz vein with cp ca 60º cut by calcite and kaolinite vein.
148.75	149.0	andesite dyke contact ca 65º
149.0	151.2	monzonite, autobrecciated with rare qtz and chl and cp vein ca 60º
151.2	152.6	monzonite with xenoliths of diorite
152.6	158.0	monzonite with few 2 cm breccia zones qith dark chlorite ca 55º at 154.0 m, dark chlorite vein ca 45º, 70º not mineralized, trace cp on fracture ca 60º
158.0	165.7	monzonite has few dioritic phases at 159.2 m (56 cm) and 162.0 m (20 cm) with dark green altered feldspars trace chl and qtz with cp veinlets throughout

165.7	169.69	monzonite somewhat tectonized shearing and mylonitic ca 45º, some with montmorillinite in 0.5 cm to 14 cm zones
169.69	171.1	qndesite dyke
171.1	172.26	diorite fine gr
172.26	176.8	diorite md gr with abundant calcite and qtz veins 1 to 2 cm with massive \ py on margins and dark chl greissen into host rock ca 55º, more rarely 20º ca
176.8	179.0	diorite dark grey and heavily chloritized and carbonitized with few 2 mm qtz vein with py, cp ca 35º
179.0	EOH

Total depth drilled 179M
CR16	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
411	7	8	0	0.08	57.1	0.89	15.8
412	8	9	0	0.16	280	1.5	12.8
413	9	10	0	0.05	277	1.36	13.2
414	10	11	0.012	1.61	1645	7.02	10.4
415	11	12	0.005	0.6	1355	4.31	9.7
416	12	13	0.007	1.04	400	11.5	10.8
417	13	14	0.012	0.17	639	2.54	9.5
418	14	15	0.009	0.17	958	4.44	8.8
419	15	16	0.008	0.24	1010	4.35	10.2
420	16	17	0.005	0.1	575	2.62	10.4
421	17	18	0.024	0.44	1280	56.1	10.8
422	18	19	0.012	0.12	709	2.5	10.7
423	19	20	0.005	0.16	885	8.82	10.2
424	20	21	0.007	0.08	447	1.12	10.1
425	21	22	0.021	0.15	1640	1.62	10.1
426	22	23	0.027	0.16	1700	1.82	10.2
427	23	24	0.023	0.07	380	0.53	9.5
428	24	25	0.023	0.2	1650	3.26	11
429	25	26	0.011	0.17	1310	2	11.4
430	26	27	0.024	0.74	2840	21.1	17.2
431	27	28	0.019	0.36	2180	6.99	11.8
432	28	29	0.013	0.23	855	1.57	10
433	29	30	0	0.04	60.3	0.62	10.5
434	30	31	0	0.02	64.2	0.43	9.5
435	31	32	0.005	0.1	495	15	9.8
436	32	33	0	0.13	536	1.73	9.9
437	33	34	0	0.02	41.2	0.61	9.5
438	34	35	0.006	0.05	86.8	0.95	9.7
439	35	36	0	0.1	366	3.25	9.3
440	36	37	0.007	0.13	850	3.24	9.3
441	37	38	0.015	0.28	954	3.35	8.8
442	38	39	0	0.04	68.7	0.58	8.8
443	39	40	0.006	0.08	387	1.41	9.1
444	40	41	0	0.12	318	1.21	8.7
445	41	42	0.008	0.32	568	3.33	12.3
446	42	43	0	0.1	350	1.79	8.8
447	43	44	0	0.09	162	0.73	8.6
448	44	45	0.005	0.04	157.5	0.82	8.3
449	45	46	0	0.06	139	1.03	8
450	46	47	0	0.01	49.7	0.86	5.7
451	47	48	0	0.13	454	26.9	11.1
452	48	49	0	0.1	273	3.29	8.5
453	49	50	0.005	0.17	429	3.05	12.3
454	50	51	0.006	0.15	364	72.8	13.2
455	51	52	0.006	0.1	390	73.3	10.7
456	52	53	0.007	0.03	286	2.9	9
457	53	54	0	0.04	326	1.19	9.3
458	54	55	0.006	0.05	441	1.87	8.8
459	55	56	0	0.05	579	1.19	8.2

460	56	57	0	0.08	493	1.37	9.4
461	57	58	0	0.08	496	1.81	9.8
462	58	59	0	0.1	511	1.9	9.5
463	59	60	0	0.05	376	1.73	20.9
464	60	61	0.007	0.15	1065	3.35	16.8
465	61	62	0.028	0.47	4450	199	10.5
466	62	63	0.009	0.16	1080	43.3	24.6
467	63	64	0.016	0.23	2970	88.6	18
468	64	65	0.027	0.13	3550	49.6	10.1
469	65	66	0.014	0.17	1490	139.5	11.4
470	66	67	0.024	0.18	3110	17.55	8.7
471	67	68	0.007	0.09	1255	13	10.4
472	68	69	0.005	0.06	643	11.15	9.4
473	85	86	0	1.5	901	8.82	6.5
474	86	87	0	0.21	900	3.33	6.8
475	87	88	0	0.05	774	6.38	7.6
476	95	96	0	0.03	263	472	5.8
477	96	97	0	0.67	100	345	6.9
478	97	98	0	0.02	143.5	312	6
479	98	99	0	0.05	298	312	6.9
480	99	100	0	0.18	335	81.2	6
481	100	101	0	0.18	152	176	7.4
482	101	102	0	0.05	228	166	6
483	102	103	0	0.03	137.5	34.6	5.8
484	103	104	0	0.24	740	394	14.7
485	104	105	0	0.15	912	43.8	17.6
486	105	106	0	0.22	687	17.4	6.7
487	106	107	0	0.16	1115	188.5	8.8
488	107	108	0	0.09	489	37.9	6.8
489	108	109	0	0.12	750	90.9	6.8
490	109	110	0	0.25	1085	308	14.1
491	110	111	0	0.1	612	5.6	6.8
492	111	112	0	0.14	1320	4	6.9
493	112	113	0	0.16	1845	12.4	8.2
494	113	114	0	0.24	1970	3.75	9.4
495	114	115	0	0.36	4510	3.47	9.4
496	115	116	0	0.36	4030	8.4	9.4
497	116	117	0	0.24	2140	268	8.3
498	120	121	0	0.09	344	14.05	7.2
499	121	122	0	0.06	47.9	15.45	6.9
500	122	123	0	0.24	942	7.78	11.5
501	128	129	0	0.05	416	4.19	12.4
502	139	140	0	0.22	1550	32.7	10.5
503	147.6	148.6	0	0.78	1120	21.1	14.6
504	158	159	0	0.12	1380	141.5	11.3
505	159	160	0	0.13	1180	3.69	10.5
506	160	161	0	0.08	845	13.55	11.7
507	161	162	0	0.04	715	1.73	10.8
508	162	163	0	0.3	2590	6.3	13.6

Diamond Drill Log CR06-15
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Aquitaine Zone

Hole #	CR06-15
Datum	NAD 83 UTM
Easting	703206	Drilling Contractor	Maritime Drilling
Northing	5105663	Hole Size	NQ Wireline
Azimuth	110	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	143
Date Started	31/10/06	Dip Tests	@143 -38
Date Finished	1/11/2006	Page 1 of

0	4.6	overburden
4.6	10.6	md grey porphyritic andesite cv 10º, qtz vein epi ca 35º opposite direction
10.6	15.5

md gr monzonite, phenocrysts upto 2 mm, 15% mafics with both chl and sericite alteration microveing of calcite ca 25º. Abundant 1 to 2 mm qtz, chl veinlets with cp and bn ca 45º (in some 0.5 m zones spaced 1 to 2 cm apart) cut by 0.5 cm calc vein along faults ca 45º opposite direction with few rare 10 cm chl greissen zones (50% chl and 10% py ca 60º) at 11.0 m and 15.5 m)

15.5	18.8	md gr monzonite with calcite and epi veins ca 30º and 70º
18.8	18.9	fault zone with 3 cm qtz vein with 40% py 2% cp, margins greissenized for 3 cm with dark green chl, sericite and py 1% ca 30º
18.9	19.4	md gr monzonite
19.4	28.9

md gr monzonite well mineralized 1 to 3 cm spacing as in interval 10.6 m to 15.5 m ca 45º cut by a few qtz and calcite veins with cp ca 60º and a few 10 cm chloritic greisens at 20.5 m and 21.0 m ca 35º and 50º

28.9	40.0	md gr monzonite very well mineralized as above spacing 0.5 cm to 3 cm apart ca 45º to 55º some alt of albite
40.0	43.45

md gr monzonite (feldspars sauceritized green cores rimmed by white rims) some minor 3 mm biotite. Few sulphides veins 20 cm spacing ca 50º. 5 to 9 cm chloritic rich greissen shear zones at 42.9 m, 43.1 m, 43.36 m ca 60º

43.45	51.45	fine gr andesite dyke ca 37º contact in 35º with 10 cm chill margin (trachytic?)

51.45	55.05	green grey porphyritic andesite dyke (20% phenocrysts) cut by qtz, epi and calcite stockwork ca 35º irregular contact ca 60º
55.05	56.1	monzonite with 1 cm chl and qtz v with 90% cp ca 65º and 1 to 2 mm quartz/chlorite sulphide veinlets spaced 5 cm ca 65º cut by calcite veinlet.
56.1	64.1	fine gr porphyritic andesite dyke contact ca 40º (5cm chill margin) 60% phenocrysts 2 – 3 mm with few calc and hem veins
64.1	65.6	coarse gr monzonite with sparse hairline chl and sulphide vein ca 60º with some sericite along them
65.6	66.1	coarse gr monzonite with dark chlorite and qtz vein stockwork with py trace molybdenite ca 60º cut by qtz vein with py, kaolinite ca 45º opposite direction
66.1	67.33	coarse gr monzonite autobrecciated trace bismuthenite faulted at bottom of interval ca 30º
67.33	69.6	sheared altered monzonite 2 cm of mylonite ca 50º (k-feld replaced with bluish grey plagioclase, quartz sugary texture) rare illmenite
69.6	71.0	diorite with chl and sulphide veinlets spaced 3 cm apart ca 50º fault cut them ca 35º opposite direction
71.0	74.9	light grey monzonite abundant fract and shearing ca 40º, 70º rare cp, chl, veinlets 50º ca with 5 cm mylonite ca 50º with chl and py
74.9	76.2	monzonite with few chl qtz cp ca 40º and less mikneralized vein ca 70º opposite direction
76.2	78.6	monzonite highly chloritized and cut by heavy stockwork of calcite and epidote (3 to 4 cm thick) 5 cm mylonite zone ca 40º faulted by fracture ca 20º opposite direction with calcite along it
78.6	80.5	equigranular “hybrid rock” mix of diorite and monzonite sugary textured 15% mafics with abundant calcite veining ca 55º, 45º and shearing ca 20º (mylonitized)
80.5	82.25	“hybrid rock” highly silicified and mylonitized ca 40º stockwork of chlorite and epidote ca 50º
82.25	82.4	diorite k-feld rich
82.4	87.0	“hybrid rock” with 30% mafics stockwork of chlorite, calcite and kaolinite
87.0	92.0

diorite equigranular with stockwork chlorite, calcite with few chloritized shear zones 1 cm ca 45º trace calcite, chlorite and cp veins ca 30º, some k- feld alteration some zones 30 to 50 cm of silicification (Rock appears to be somewhat greissenized)

92.0	94.37

green grey diorite highly chloritized and serpenitized, feldspars albitized? 10% larger phenocrysts of hornblende with fine py few zones of 5 cm dark chl with py ca 35º and rare qtz, chl, cp veins ca 45º opposite direction. 12 cm greissen zone ca 70º with kaolinite and trace py at 94.1 m

94.37	104.0	md grey diorite (k-feld rich equigranular) with hem and mont ca 35º, 3 cm mylonite zone parallel fault ca 35º. Bottom half have few 2 to 5 cm shear zone with kaolinite and mont ca 30º
104.0	107.32	diorite silicified sugary textured. Has 12 cm aplite dyke brecciated margin ca 75º
107.32	108.0	diorite highly autobrecciated with 5 cm mylonitized zone ca 60º with quartz and serpentine and calcite with sulphides possibly folded

108.0	110.2	fine to md gr highly altered greisenized and chloritized diorite with 1 to 2% py and cp and illmenite. Has 8 cm serpentine rich shear zone at 108.27 cm ca 60º and few 5 cm zones of “folded mylonite”
110.2	111.8

diorite fresh with few py patches of 0.3 cm mafics up to 30% some trace kaolinite, albite alteration along fractures trace qtz and chl veins with pyrite ca 80º some with greissenization ca 80º trace molybdenite, one 0.5 cm qtz veins with molybdenite and cp ca 75º

111.8	112.2	highly altered diorite (1% illmenite)
112.2	112.37	mylonitized diorite mylonite ca 60º cut by fault with kaolinite along it
112.37	113.35	diorite highly fractured and mylonitized chl and 2% py greissen ca 55º 1 to 7 cm mylonitized zones ca 60º and 80º with calcite vein cut by kaolinite bearing fault zone ca 45º
113.35	113.6	andesite dyke. Highly mylonitized with 20 cm fault gouge ca 40º with mont.
113.6	115.2	sheared andesite dyke with stockwork of 1 cm calcite vein and brecciated ca 50º has 1 cm broken up folded qtz vein and 1 cm chl and mylonite ca 60º
115.2	132.15	andesite dyke with stockwork of epi and younger calcite ca 45º, 25º cut by few faults ca 45º and 85º
132.15	134.0	andesite with large 0.5 cm plagioclase laths (altered to k-feld)
134.0	140.0	andesite dyke with 2 to 5 mm epi and qtz veining every 10 cm, faulted and cut by hematite, and calcite vein ca 25º opposite direction. Few 1 cm qtz vein ca 60º with specks of cp, py. Bismuthenite?
140.0		EOH

Total depth drilled 143M
CR15	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
341	10	11	0	0.13	789	6.58	18.5
342	11	12	0	0.19	674	6.6	10.5
343	12	13	0.008	0.09	697	3.28	12.5
344	13	14	0	0.09	296	4.24	10.9
345	14	15	0	0.17	614	5.29	11.6
346	15	16	0	0.2	124	3.1	11.9
347	16	17	0	0.1	151.5	5.83	11.2
348	17	18	0	0.39	28.9	3.12	11.2
349	18	19	0	0.23	122	3.09	14.7
350	19	20	0	0.2	444	13	10.6
351	20	21	0	0.7	852	13.45	12
352	21	22	0.027	0.42	1510	28.5	9.1
353	22	23	0.012	0.18	570	4.52	6.6
354	23	24	0.016	0.12	899	8.63	9.3
355	24	25	0.053	0.19	2290	13.1	11.1
356	25	26	0.041	0.18	1560	9.98	12
357	26	27	0.028	0.31	1930	15.1	12.9
358	27	28	0.021	0.35	1340	9.59	11.4
359	28	29	0.07	0.59	3100	40.7	12.3
360	29	30	0.038	0.34	2680	13.45	12
361	30	31	0.025	0.53	2260	21.1	10.2
362	31	32	0.055	0.38	3920	63.7	11.1
363	32	33	0.05	0.65	3990	16.75	12
364	33	34	0.034	0.32	2050	10.4	10.6
365	34	35	0.057	0.33	3540	10.8	13.2
366	35	36	0.094	0.45	3680	15.55	10.1
367	36	37	0.091	0.96	5170	17.4	9.8
368	37	38	0.107	0.89	6680	30.8	8.7
369	38	39	0.148	0.74	6750	29.8	9.9
370	39	40	0.045	0.52	3670	19.1	9.8
371	40	41	0.016	0.28	1250	4.19	9.6
372	41	42	0.005	0.21	545	3.51	9.6
373	42	43	0.006	0.52	1770	11.6	11.4
374	43	44	0.009	1.17	3340	14.35	16.9
375	55.1	56.1	0.019	0.57	2110	5.93	18.6
376	64	65	0	0.05	231	1.09	9.5
377	65	66	0.006	0.22	1780	4.67	9.5
378	66	67	0.01	0.3	1220	4.06	10
379	67	68	0.012	0.16	1010	5.5	9.8
380	68	69	0.009	0.06	573	1.33	11.3
381	69	70	0.025	0.14	1030	1.5	12.1
382	70	71	0.035	0.15	2000	3.01	12
383	71	72	0.036	0.17	1950	8.07	11.8
384	72	73	0.016	0.11	1040	2.09	11.2
385	73	74	0.012	0.09	813	1.65	13
386	74	75	0.013	0.04	735	1.88	11.4
387	75	76	0.012	0.04	970	1.71	12.2
388	76	77	0.012	0.06	1060	1.81	17
389	88	89	0.009	0.11	775	9.4	18.8

390	108	109	0.021	0.14	2070	17.6	5.8

Diamond Drill Log CR06-14
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Aquitaine Zone

Hole #	CR06-14
Datum	NAD 83 UTM
Easting	703224	Drilling Contractor	Maritime Drilling
Northing	5105681	Hole Size	NQ Wireline
Azimuth	115	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	110
Date Started	25/10/06	Dip Tests	@98 -39
Date Finished	30/10/06	Page 1 of

0	4.7	overburden
4.7	7.3

monzonite 15% mafics, md gr, feldspars are perthitic with some white rims hornblende is pervasively chloritized. It is well mineralized with abundant 0.3 to 0.4 cm qtz, chl and cp veinlets trace molybdenite ca 55º bottom 1.7 m highly fractured. Shear zone ca 75º at contact

7.3	7.73	andesite dyke faulted contact ca 50º
7.73	14.0	monzonite. well mineralized spaced approx 1 cm apart ca 45º cut by calcite vein ca 15º, one 3 cm chlorite zone at 12.3 m ca 50º
14.0	16.0	andesite dyke
16.0	23.65	andesite dyke md gr sugary textured cut by calcite and epi ca 30º to 45º. lower contact ca 80º
23.65	24.4	monzonite with qtz and cp veinlets ca 50º
24.4	31.0	andesite dyke brownish grey porphyritic cut by stockwork calcite and kaolinite lower contact ca 85º
31.0	40.5	monzonite medium to coarse grained well mineralized qtz, chl, cp veinlets every 1 to 2 cm apart ca 45º to 50º cut by some faults ca 30º with kaolinite (with some vugs filled with calcite)
40.5	40.6	monzonite. Fault zone ca 85º mylonitic with some dark chlorite with epi on margin
40.6	41.37	monzonite with few 3 to 4 cm qtz veins (fracture filling) top contact ca 45º lower 70º with 50% py, trace tetrahedrite?
41.37	43.8	monzonite with mineralized veinlets 1 to 10 cm apart ca 55º cut by faulting ca 40º opposite direction
43.8	44.6	monzonite autobrecciated irregular chl veinlets ca 20º
44.6	47.0	monzonite siliceous with dark chl vei with trace sulphides
47.0	49.0	monzonite autobrecciated with few dark chl breccia zone 70 cm at 48.3 m with trace py

49.0	52.6	diorite equigranular. Rare mineralized chl and cp veinlets spaced 3 to 5 cm ca 60º and kaolinite ca 35º and 80º
52.6	53.3	diorite autobrecciated
53.3	57.9	dirite with abundant fractures. Calcite, epi and hematite along them, one 5 cm qtz vein ca 70º cut by fault ca 45º, faults ca 10º. 56 m to 57.9 m highly autobrecciated
57.9	60.7	diorite with stockwork epi and multigenerational calc vein, and possible anhydrite? ca 25º
60.7	63.5	diorite autobrecciated, 20% mafics
63.5	70.3	diorite massive with faults with epidote and qtz and rare chl, cp veinlets, rare calcite and anhydrite? Vein ca 30º with epi on margin cut by calcite vein ca 5º
70.3	74.8	diorite with few epi, calcite and pink calcite, rare 0.5 cm anhydrite veins, qtz and chl vein ca 40º cut by younger calc vein ca 20º
74.8	76.0	diorite brecciated ca 50º recemented by hem. Hem vein ca 45º
76.0	79.84	diorite has few chl greissen zones 10 cm ca 50º, and some carbonitization

79.84	83.3	diorite reddish grey with rare 15 to 20 cm chloritic greisens parallel to fault ca 50º at 79.62 m and k-feld alteration with epi along fractures ca 25º, microveining of calcite throughout interval
83.3	85.6	diorite heavily chloritized cut by 1 cm calc vein, rare mylonite zone of 12 cm ca 40º at 83.3 m and 70 cm shear zone of abundant chl and montmorillinite ca 50º at 83.9 m
85.6	87.86	aplite dyke k-feld rich ca 50º with patches of chl and trace cp both disseminated and in 1 mm cp veinlets ca 50º, with some kaolinite
87.86	88.1	diorite breccia with qtz, calcite veinlets and chl and cp veinlets
88.1	89.2	andesite, highly sheared ca 45º some montmorillinite, calcite vein, margins brecciated (might be volcanic?)
89.2	90.7	andesite tuff? Top portion k-feld and hem staining with trace py and cp, montmorillinite and cut by vuggy kaolinite and kaolinite vein ca 45º
90.7	98.0

porphyritic rhyolite (massive k-feld rich very fine grained with only 2% mafics (volcanic?) cut by 0.25 cm bluish qtz and chl vein with trace cp ca 55º some albitization and kaolinization of feld on margins. Minor faults ca 90º, 40º

98.0	99.0	porphyritic rhyolite (fault zone) ca 55º epi and qtz veins recemented by qtz vein, has rare 1 cm granitic pod with cp
99.0	103.6	porphyritic rhyolite has abundant carbonitized and chloritized feld phenocrysts and rare chl and cp veinlets ca 55º, 70º
103.6	108.0	porphyritic rhyolite. fractures 65º and 50º
108.0	109.4	porphyritic rhyolite autobrecciated with stockwork of dark chlorite, qtz and cp spaced 5 cm ca 60º
109.4	110.0	rhyolite tuff? Quartz rich diffuse 2 cm veinlets ca 60º some with fine cp, hem and epi along crosscutting shear zones ca 50º
110.0		EOH

Total depth drilled 110M
CR14	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
308	7	8	0.011	0.13	2520	7.13	16.2
309	8	9	0.032	0.16	1890	7.48	12.7
310	9	10	0.036	0.35	3080	13	12.7
311	10	11	0.05	0.34	5510	35.4	15.4
312	11	12	0.046	0.33	4100	16.15	13.1
313	12	13	0.076	0.65	3930	15.25	12.8
314	13	14	0.04	0.24	2880	13	11.7
315	14	15	0.041	0.34	3830	16.6	13.6
316	23.6	24.6	0.021	0.45	2790	9.29	15.1
317	31	32	0.006	0.17	1070	4.18	21.1
318	32	33	0.028	0.16	3040	13.8	12.7
319	33	34	0.016	0.09	3040	8.12	10
320	34	35	0.032	0.25	3590	11.3	14.3
321	35	36	0.016	0.11	3470	4.48	14.1
322	36	37	0.054	0.2	5520	14.85	11.5
323	37	38	0.049	0.11	1860	4.38	12.2
324	38	39	0.041	0.12	1830	3.3	11.1
325	39	40	0.018	0.21	3340	3.09	12.6
326	40	41	0.017	0.16	2010	47.7	16
327	41	42	0.011	0.33	1430	14.65	28.5
328	42	43	0.01	0.08	609	12.6	12.5
329	43	44	0.014	0.09	1300	8.86	13
330	44	45	0.009	0.12	2340	13.35	13
331	45	46	0.009	0.12	2140	12.85	12.7
332	46	47	0	0.15	737	3.54	12.2
333	47	48	0.006	0.15	863	4.07	15
334	48	49	0.01	0.06	1140	4.97	17.8
335	85	86	0.221	0.1	2790	6.01	14.3
336	86	87	0.131	0.09	3280	24.1	3.6
337	87	88	0.162	0.11	1010	148.5	9.4
338	94.9	95.9	0.021	0.09	505	0.89	4.7
339	109	110	0.032	0.06	1040	3.09	5

Diamond Drill Log CR06-13
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Deep Pit Zone

Hole #	CR06-13
Datum	NAD 83 UTM
Easting	703449	Drilling Contractor	Maritime Drilling
Northing	5105942	Hole Size	NQ Wireline
Azimuth	112	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	51
Date Started	23/10/06	Dip Tests	@ 70 -40
Date Finished	24/10/06	Page 1 of

Not logged at this point.
It was spotted approximately 70 m SW of CR 12 and drilled at -45º to cut a cluster of well mineralized rhyolitic porphyry outcrop rubble. Both heavy quartz/chlorite sulphide veining and sulphide bearing albitic dyking cut these porphyries.

The hole started in some very highly faulted clay altered acid volcanics but quickly passed into a thick series of andesitic volcanics. The hole was halted at 51 m, once zone of outcrop rubble was passed still in andesite. The hole was capped in case hole has to be reentered, if warranted by information from further drilling. No mineralization at all was observed in this hole.

Diamond Drill Log CR06-12
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Deep Pit Zone

Hole #	CR06-12
Datum	NAD 83 UTM
Easting	703556	Drilling Contractor	Maritime Drilling
Northing	5105988	Hole Size	NQ Wireline
Azimuth	110	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	137
Date Started	21/10/06	Dip Tests	@130 -43
Date Finished	23/10/06	Page 1 of

0	4.5	overburden
4.5	6.75	porphyritic rhyolite, light pinkish grey with heavy mineralization of 1 to 2 mm qtz, cp and abundant bn every 1 cm ca 80º to 85º (highly fractured 5.0 m to 6.0 m with veinlets of hematite)
6.75	6.84	porphyritic rhyolite with 10 cm mylonite ca 50º has qtz, calcite and epi vein fragments cut by hematite and serpentine veining
6.84	7.6	porphyritic rhyolite well mineralized zone 0.2 cm to 1.0 cm qtz and bn veinlets spaced 2 cm to 5 cm ca 80º with chl on margins, one irregular younger qtz veins cuts bornite veins and slightly folded.
7.6	7.7	aplitic vein ca 80º with 0.2 cm mylonite with veinlets of calc, manganese oxide and tremolite?, kaolinite
7.7	8.7	porphyritic rhyolite well mineralized as above with some fractures ca 35º with manganese along them.
8.7	10.0	porphyritic rhyolitic tuff? With 1 cm dark green flattened pumice? Fragment replaced with magnetite aligned parallel to ca 15º cut by qtz cp and bn veinlets
10.0	11.62

porphyritic rhyolite with abundant 2 mm magnetite and bn veinlets ca 58º with few 30 cm albitic felsic dykes? At 10.2 m get few k-feld veinlets with bn and sericite ca 65º cut by qtz vein with bn ca 80º

11.62	12.2	andesite dyke faulted contact top ca 25º bottom 85º
12.2	16.5	porphyritic rhyolite siliceous with qtz and epi veinlets ca 25º, few kaolinite veinlets ca 70º at base get 10 cm breccia zone ca 25º, chlorite and hematite in matrix

16.5	17.7	porphyritic rhyolite pinkish grey “hybrid” rock with silicified andesitic tuff fragments ca 25º few k-feld veinlets with cp ca 75º few up to 1 cm with 15% sulphides at 17.5 m
17.7	18.36

porphyritic rhyolite fine to md gr light grey with heavy cp, bn veinlets ca 70º over a 20 cm zone. At 18.16 get 20 cm milky quartz vein ca 70º 5% bn on margin and center of vein coarse bn and molybdenite (15%)

18.36	24.3	porphyritic tuff? Rhyolitic md gr silicified and more k-feld rich. Has approx 10% 2 x 1 cm fragments cut by 2 to 3 cm qtz vein with cp and bn ca 90º in turn cut by calcite and serpentine vein ca 45º
24.3	29.4	porphyritic rhyolite with abundant k-feld rich zone 10 cm thick ca 90º some with up to 5% cp and bn, rare epi veinlets ca 45º, 70º
29.4	30.3	porphyritic rhyolitic tuff with approx 5% disseminated magnetite
30.3	33.12

porphyritic rhyolite with up to 30 cm silicified zones cut by qtz and k- feldspar veinlets with 1 to 2 % bn, cp ca 75º also 15 cm qtz vein with k- feld and epi and chlorite on margin and 10% disseminated py, cp and bn

33.12	34.0	rhyolite fault zone ca 25º mylonitized with 60% chlorite
34.0	40.2

andesite and rhyolite mixed? (“hybrid” rock) md grey chloritized cut by stockwork qtz and epi ca 20º bottom 2.2 m faulted (old one ca 70º with “healed” folded mylonitic 1 to 2 cm zones by mostly qtz and chlorite and k-feld.)

40.2	45.6	andesite fine gr dark grey non magnetic with calc and epi vein ca 15º, rare actinolite and serpentine veinlets 2 to 3 mm cuts qtz veins. 1 cm magnetite vein ca 65º at 45.0 m
45.6	60.8	andesite md gr with magnetite with chl and epi vein ca 70º and 2 mm qtz vein slightly folded. Get few qtz veins 2 to 4 cm ca 60º with some coarse grained bn and molybdenite at 54.1 m and 59.2 m
60.8	63.5	andesite with few 2 cm diorite veins ca 40º
63.5	67.0	andesite very fine grain with magnetite and some diorite mixed. Autobrecciated over 80 cm at 64.7 m, also some k-feld alteration 65.5 m to 66.7 m
67.0	71.2	andesite some silicification 70.9 m to 71.2 m
71.2	71.76	k-feld aplitic dyke some 0.5 cm chl vein with py and cp also 2 mm cp vein ca 60º
71.76	72.05	andesite with several 10 cm qtz and chl veins with up to 15% cp, trace bn, 0.5 % molybdenite ca 62º and 75º
72.05	76.56	andesite with abundant epi veins ca 45º at 73.7 m fault with kaolinite and montmorillinite 2 cm, 8 cmsiliceous zone ca 70º with hem vein. 16 cm fault zone at 76.45 m ca 80º
76.56	85.1	andesite dark grey with few folded qtz veins ca 45º cut by epidote vein ca 15º and hematite
85.1	86.0	andesite md grey with disseminated epi and qtz and calcite vein with cp ca 40º
86.0	86.85	andesite and diorite mixed
86.85	88.54	diorite md gr with hairline magnetite and bn and sericite ca 75º, 4 cm of dark chl greissen ca 70º at end of interval
88.54	88.8	diorite fine gr siliceous with disseminated bn

88.8	90.4	andesite, foliated ca 15º, siliceous few qtz veins with 1 cm bn
90.4	95.76	diorite, silicified with epi alteration along fractures with sericite ca 50º
95.76	96.1	diorite with 7 cm qtz and serpentine vein with some mylonite along margin
96.1	98.7	diorite medium to coarse grained with fair amount of disseminated sericite. At 98.6 m get 2 cm qtz vein ca 65º with molybdenite and cp cut by epi and hem vein
98.7	100.6	diorite with albitized and sericitized phenocrysts and rare andesite fragments. At 100.3 m get 18 cm k-feld rich zone with disseminated cp and coarse grained bn in centre. Alteration trends ca 70º
100.6	112.63	diorite, most of mafics are sericitized, rare fractures of chl and cp at ca 90º with epi alt ca 80º and 15º. At 112.4 m get 13 cm qtz ca 75º has 10% coarse 2% bn
112.63	117.0	diorite with hairline chl and cp ca 75º to 80º spaces 2 to 3 cm apart, with few andesitic fragments
117.0	117.75	diorite highly tectonized zone heavily chloritized ca 70º with 15 cm siliceous zone with disseminated cp 4% and 1% bn at 117.5 m
117.75	127.82	diorite siliceous mafics are sericitized with few qtz and epi and serpentine stockwork ca 70º and rare 3 cm mylonite zones ca 55º
127.82	131.43	diorite silicified with 8 cm dark chl hem stained ca 85º at 127.82 m
131.43	132.6	diorite mostly silicified with 10 cm heavily chloritized zones ca 55 diorite breccia ca 30º with qtz, calc and epi veining some montmorillinite
132.6	132.9	diorite breccia ca 30º with qtz, calc and epi veining
132.9	137.0	diorite highly chloritized and stockwork of qtz and calcite with abundant vugs fillings of kaolinite
137.0		EOH

Diamond Drill Log CR06-11
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Deep Pit Zone

Hole #	CR06-11
Datum	NAD 83 UTM
Easting	703618	Drilling Contractor	Maritime Drilling
Northing	5105828	Hole Size	NQ Wireline
Azimuth	112	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	149
Date Started	18/10/06	Dip Tests	@149 -44
Date Finished	20/10/06	Page 1 of

0	3.0	overburden
3.0	7.0	md gr bluish grey diorite with trace cericite also with few qtz veinlets 0.2 to 5 cm ca 80º with py and molybdenite
7.0	13.8	md gr diorite with epi on fractures ca 60º
13.8	22.73	dark grey diorite (40% mafics) with rare 0.5 cm qtz veinlets with k-feld alteration on margins ca 90º, calc veins and chl along faults ca 30º
22.73	24.05

pinkish grey silicified diorite sugary textured with few 0.2 to 3 cm qtz and feld veins with py and cp ca 85º and 50º. At 23.8 m 7 cm breccia calcite veining fractured up and recemented with flesh coloured calc and grey chalcedony

24.05	28.2	silicified diorite with zones of up to 20 cm of k-feld alteration cut in turn by plagioclase feldspar alteration that is carbonitized. All cut by qtz, chl veinlets with cp, bn, mo ca 85º and 50º
28.2	30.53	diorite with few 0.2 cm cp veinlets ca 55º cut by qtz veinlets with bn ca 75º opposite direction.
30.53	32.47

fault zone with abundant k-feld alteration (similar to CR 6 “deep Pit Zone”) minor cp and carbonitization with some autobrecciation and 20 cm thick mylonite zone ca 60º silica and kaolinite and chlorite and flesh coloured and hematite stained calcite vein.

32.47	34.0	diorite 2 cm k-feld vein with cp ca 75º (some carbonitization
34.0	36.9	chloritized fine gr diorite shearing ca 35º with some magnetite veins ca 70º. At 35.7 m breccia zone 2 cm ca 87º (calcite cement in turn cemented by silica and hem)
36.9	37.73	siliceous diorite 20% mafic with 2% illmenite
37.73	38.75	fault zone in highly altered (chl rich) diorite (with some carbonitization) ka, montmorillinite over a 16 cm zone at 38.4 m. at 38.75 m 5 cm qtz and epi cemented breccia ca 65º

38.75	41.2	light grey siliceous diorite (30% mafics)
41.2	41.3	fault with calcite vein slightly folded, dark chl and ka
41.3	45.75	diorite with 1 to 3 cm k-feld vein ca 75º with up to 10% disseminated cp with patches of magnetite, epi and calc veinlet ca 15º fault 2 cm ca 25º with epi
45.75	54.10	diorite few 20 cm granitic dykes ca 70º, 85º with some internal folding rare cp and py veining
54.10	54.9	diorite with stockwork of tan coloured alteration (plagioclase and/or epidote)
54.9	60.48	pink grey silicified fine gr diorite with hairline chl and sericite and cp ca 65º
60.48	60.56	breccia zone. ca 20º Older calc veins recemented by younger calc,
60.56	61.54	highly chloritized black diorite with hem staining and trace carbonitization.
61.54	72.4	diorite with epi alteration sporatic qtz, chl cp and bn veinlets ca 55º and 70º

72.4	74.7	diorite with abundant felsic dyking 15 to 10 cm thick cut by chl, magnetite, qtz with sulphides (few 3 cm qtz veins have up to 15% cp and trace sphalerite ca 80º)
74.7	75.6	faulted diorite ca 50º? with k- feld alteration
75.6	82.9	mg diorite with abundant coarse grained magnetite and veinlets. At 78.5, 30 cm feldspar rich diorite with epi patches with magnetite and cp, qtz vein with chlorite, mag, and cp on margins
82.9	86.0	diorite with abundant zones of epi alteration
86.0	89.3	diorite equigranular hairline chl veinlets ca 80º throughout interval (trace cp) one 5 cm quartz/feldspar vein has dark chlorite magnetite and cp in middle
89.3	98.1	md gr diorite with abundant magnetite (few patches up to 1 cm) few 7 cm pegmatitic zones of diorite crystals up to 1 cm in 91.3 m area
98.1	105.2	md gr fresh diorite (45% mafics) cut by qtz and epi veinlets ca 30º few k feldspar v ca 45º and rare 1 cm qtz v with cp and epi on margin ca 75º
105.2	107.8	md gr diorite
107.8	116.35	coarse grained porphyritic diorite (some patches have crystals up to 8 mm) some of pods have sericite alteration 50% mafics fault at 115.5 ca 55º
116.35	116.49	andesite dyke calcite vesicles fault contact ca 50º with ka
116.49	124.5	md gr diorite up to 50% mafics with few qtz, chl, and epi veins 1 cm with cp ca 60º few k-feld rich 20 cm zones in 122.4 area with some sericite alteration
124.5	125.9	md gr diorite with 30 to 60 cm zone originally k-feld now replaced by 15 cm zone of magnetite and qtz and feldspar vein with py and cp ca 60º
125.9	133.1	md gr massive diorite with stockwork of quartz/epidote veins ca 20º and 65º some ka around calc vein.
133.1	139.0	coarse gr porphyritic diorite (poikalitic textured sericitized feldspars)

139.0	142.2	fine to md gr equigranular diorite with chlorite veinlets and patchy k feldspar alteration with cp. Has few coarse textured patches of k-feld alteration some with muscovite.
142.2	142.6	andesite dyke top part is foliated ca 65º faulted lower margin with epidote and chlorite
142.6	149.4	md gr massive diorite (30% mafics) with stockwork of qtz and epi veinlets
EOH

Total depth drilled 149M
CR11	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
509	21	22	0.409	0.09	990	130.5	17.3
510	22	23	0.056	0.07	1560	16.3	18.7
511	23	24	0.048	0.12	1910	74	18.2
512	24	25	0.507	0.28	3340	3.76	15.3
513	25	26	0.446	0.28	2390	8.7	11.9
514	26	27	0.052	0.1	2120	6.37	19.8
515	27	28	0.065	0.13	1010	6.75	20.8
516	28	29	0.018	0.14	1260	186	19.5
517	29	30	0.011	0.05	509	19.8	16.7
518	30	31	0.137	0.24	775	5.64	8.2
519	31	32	0.171	0.09	413	1.37	9.1
520	32	33	0.017	0.04	119.5	2.52	7.9
521	33	34	0.005	0.04	321	2.03	14.3
522	38.6	39.6	0.076	0.05	437	1.16	12.2
523	59	60	0.114	0.32	3420	1.69	14.9
524	60	61	0.062	0.53	2180	1.6	17.4
525	68.5	69.5	0.088	0.97	1840	2.51	21.7
526	69.5	70.5	0.083	0.85	1780	7.93	20.2
527	70.5	71.5	0.026	0.46	986	1.85	22.5
528	71.5	72.5	0.042	0.88	1880	3.3	19.7
529	72.5	73.5	0.408	2.05	3490	1.24	12.7
530	73.5	74.5	0.065	0.65	2450	5.5	14.7
531	77	78	0.226	0.6	1560	1.97	13.6
532	78	79	0.43	0.71	2220	1.21	11.9
533	79	80	0.035	0.11	207	1.28	13.4
534	87	88	0.038	0.21	1020	6.26	22.8
535	88	89	0.008	0.03	213	1	24.2
536	97	98	0.01	0.11	974	2.05	28
537	116	117	0.011	0.03	241	4.94	27.4
538	117	118	0.029	0.14	1300	8.15	23.2
539	118	119	0.013	0.69	3690	13.3	24.6
540	119	120	0.027	0.25	501	6.89	22
541	120	121	0.081	0.55	1420	65.9	16.6
542	121	122	0.016	0.15	281	3.36	19.8
543	122	123	0.005	0.06	160	1.85	20.2
544	123	124	0.016	0.35	533	1.71	20.6
545	124	125	0.031	0.22	499	1.38	20.9
546	125	126	0.226	1.42	2270	1.78	14.9
547	126	127	0.012	0.21	501	1	13.5

Diamond Drill Log CR06-10
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Deep Pit Zone

Hole #	CR06-10
Datum	NAD 83 UTM
Easting	703591	Drilling Contractor	Maritime Drilling
Northing	5105867	Hole Size	NQ Wireline
Azimuth	122	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	143
Date Started	10/10/2006	Dip Tests	@ 143 -43
Date Finished	18/10/06	Page 1 of

0	4.0	overburden
4.0	7.0	faulted siliceous diorite ca 45º, with hem qtz vein with cp, bn, molybdenite ca 70º and a 4.5 cm qtz vein with molybdenite ca 85º
7.0	11.2	diorite with k-feld alt approx 10% mafic with rare 10 cm qtz vein ca 87º k feld veinlets ca 80º cut by calc vein irregular folded ca 25º and epi vein ca 40º
11.2	11.77	diorite with felsic dykes 30 cm (k-feld) chl and qtz veinlets with disseminated cp ca 85º faulted off by fracture with qtz ca 65º, 5º with epi
11.77	15.1	bluish green diorite with 1 cm feldspar vein qtz rimed with selvages of epi and chl with approx 15% disseminated cp ca 85º some of hornblende is both chloritized and sericitized
15.1	18.0	diorite with few 2 mm cp vein ca 70º and 85º
18.0	18.5	diorite with heavy qtz and magnetite veining (1.5 cm thick) ca 60º, some cp at intersection of cross cutting chl veining ca 80º
18.5	23.69	diorite with abundant epi veining (feldspar phenocrysts rare perthite) few qtz cp veinlets in 19.4 m to 21.0 m area ca 65º. Some dark chl veins ca 80º opposite direction
23.69	24.72	diorite with heavy magnetite vein ca 70º and some cp veinlets ca 85º
24.72	28.29	diorite mottled with patches of light coloured feldspar and few dark phenocrysts replaced with epi, some minor sericite alt.
28.29	35.36	massive relatively fresh md gr diorite (mafics approx 40%) with rare quartz/epidote veinlets with k-feld alt and cp on margins and a few 3 cm dark chlorite zones ca 70º with trace cp
35.36	37.23

light grey colour diorite with sericite and chlorite altered hornblende. Has one 2.5 cm qtz vein with 20% molybdenite and rims of chl and cp, bn ca 65º. Also 1 cm mag and calcite vein ca 75º cut by dark chl veins ca 50º opposite direction and few zones up to 10 cm of massive magnetite cut by epi and calc veinlets.

37.23	37.85

heavily chloritized diorite with rare kaolinite. Well mineralized zone. Abundant 0.5 cm qtz and k-feld vein with massive and disseminated cp and py ca 65º and 85º also cut by 2 cm flesh coloured calcite with white rims ca 70º similar to those seen in CR-6 11.0 m area.

37.85	43.36	fine gr siliceous diorite (only 5% mafics) with rare cp veinlets ca 90º and 70º and magnetite vein 60º. One 2.5 cm qtz vein with chlorite and molybdenite (10%) on margin, k-feld selvages ca 60º
43.36	50.12	massive fresh md gr diorite (40% chloritized mafics with 5% sericite) very sparse hairline cp vein ca 85º. 48.73 to 50.12 m ververal 1 cm qtz veins with molybdenite ca 90º
50.12	53.4	silicified diorite with several generations of calcite veining (1 cm rare qtz and magnetite with cp veins ca 70º
53.4	54.0	fault zone in k-feld rich diorite ca 40º with dark chl some calcite and cp ca 25º and 0.5 cm qtz with cp and bn ca 85º
54.0	54.6	diorite with abundant 1 cm qtz vein with cp, molybdenite ca 75º to 80º with magnetite on margins
54.6	57.57	siliceous diorite with feldspars with poikalitic texture and some sericite alteration trace qtz and cp veinlets ca 80º
57.57	58.62	brecciated diorite zone ca 40º to 60º highly chloritized approximately 80% with some kaolinite and calcite and qtz vein with rare cp. Foliation along lower contact ca 30º
58.62	59.7	diorite highly altered has 30% k-feld, 30% carbonitized feldspar and 40% chlorite and actinolite? and illmenite (alteration is ca 40º)
59.7	65.26	medium grey diorite with zones approx 20 cm of k-feld rich alteration containing 0.5 cm qtz vein with chl, mag and cp on margins ca 85º cut by thin chl and epi vein ca 65º
65.26	66.0	chloritized diorite (60% chl) with possible actinolite and carbonitized feldspar
66.0	68.3	faulted with calcite vein and epi ca 50º (chloritized and carbonitized diorite) also calc vein with possible anhydrite? Ca 80º
68.3	70.96	diorite with stockwork of calcite vein kaolinite and k-feld alteration along fractutres
70.96	71.9	diorite with k-feld veining and alteration with margins of carbonitized feldspar with disseminated chl and cp ca 70º
71.9	81.5	light grey massive diorite with a 6 cm actinolite vein at 75.76 m ca 72º
81.5	86.3	light grey sugary textured diorite cut by abundant hairline chl and cp veinlets ca 70º and 85º and some patches of disseminated cp
86.3	89.97	diorite with qtz and feldspar veins with chl and sulphides ca 75º
89.97	106.1

fine gr equigranular diorite (approx 20% mafics) with rare 2 to 4 cm k-feld vein with chl plus sulphides on margin near bottom of interval. Few feld veins are up to 10 cm with disseminated cp and actinolite in middle of them hairline chl, cp and py veins ca 85º

106.1	108.9	light grey silicified fine gr diorite (10% mafics) with abundant thin hairline chl and cp and bn veinlets ca 80º displaced by fractures ca 25º with calcite
108.9	109.3	fault zone in silicified and chloritized diorite; mylonitized ca 50º (fine qtz and chalcedony breccia cement with ka and trace sulphides.
109.3	112.76	bluish green massive mg porphyritic diorite. Feldspars have poikalitic texture and are sericitized. Some 2 cm feld veinlets are also sericitized with sparse cp
112.76	122.0

diorite with 3 to 4 cm felsic veins with initial potassic alteration with chlorite on margin. Followed by pale bluish light grey plagioclase (plus sericitized) cp is associated and rimmed with the latter ca 75º

122.0	122.1	fault zone with mineralized vein fragments caught up in it
122.1	126.0	fresh md gr diorite 30% mafics
126.0	131.5	diorite bluish grey with abundant heirline chl and cp and bn veinlets ca 74º. Quartz vein with cp, bn and a red sulphide? ca 50º
131.5	136.9	massive light colour equigranular diorite sugary texture random disseminated py and cp, rare qtz and epi ca 60º
136.9	137.7	faulted diorite ca 30º with chl and calc and py

137.7	139.5

massive equigranular diorite (green sauceritized feldspar with 15% kaolinized with few patches of magnetite. One 0.5 cm calcite with cp ca 60º, and 4 cm thick quartz vein with k-feld alteration on margin with 10% bn and 5% cp

139.5	143.0	bluish grey massive diorite (chloritized hornblende partially replaced by sericite as well)
EOH

Total depth drilled 143M
CR10	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
238	6	7	0.272	0.8	2120	148.5	18.9
239	7	8	0.148	0	295	0.98	13.2
240	11	12	0.111	0.5	1125	4.63	16.4
241	12	13	0.109	0	436	1.28	11.8
242	13	14	0.094	0.5	1260	4.64	18.1
243	14	15	0.072	0	698	4.24	18.8
244	15	16	0.284	0.6	2010	4.32	18.7
245	16	17	0.092	0	216	2.12	17.7
246	17	18	0.461	0	598	1.71	16.1
247	18	19	0.181	0.4	886	2.41	19.1
248	19	20	0.298	0	611	1.89	19.2
249	20	21	0.064	0	796	2.64	18.1
250	21	22	0.013	0	87	2.99	18.1
251	22	23	0.024	0	182	17.8	22.1
252	23	24	0.082	0.2	717	3.64	20.2
253	24	25	0.08	0.4	663	2.82	18.2
254	33	34	0	0	114	2.7	22.8
255	34	35	0.011	0	224	4.25	24.2
256	35	36	0.107	0	1145	996	16.8
257	36	37	0	0	121	5.21	13.5
258	37	38	0.032	0.3	11400	14.3	14
259	38	39	0.028	0.2	787	3.23	12.9
260	39	40	0.019	0	521	80.6	16.9
261	40	41	0.084	0	629	26.5	18.8
262	41	42	0.062	0.2	540	3.98	23.5
263	42	43	0.051	0	489	2.58	19.7
264	43	44	0.037	0	260	10.85	16.4
265	48	49	0.014	0	296	394	21.5
266	54	55	0.133	0	953	3.63	18.8
267	55	56	0.136	0	1495	12.9	16
268	56	57	0	0	131	2.95	23
269	57	58	0.116	0	141	6.85	13.2
270	58	59	0.006	0.2	386	1.99	14.7
271	59	60	0.053	0	372	3.64	12.2
272	60	61	0.038	0	790	8.48	23
273	61	62	0.352	0.4	1770	3.77	14.1
274	62	63	0.293	0.4	1670	1.14	12.3
275	63	64	0.269	0.7	2230	2.4	13
276	64	65	0.009	0	281	2.02	9.2
277	65	66	0.027	0.2	1470	2.32	10
278	70	71	0.033	0	929	1.46	14.7
278B	71	72	0.397	0.9	2580	1.08	12.7
279	81	82	0	0.5	332	3.36	20.4
280	82	83	0.011	0.2	1480	1.7	13.9
281	83	84	0.015	0	196	1.99	18.6
282	84	85	0.026	0.3	171	1.14	15.4
283	85	86	0.078	0	358	0.93	11.8
284	86	87	0.047	0.2	227	1.06	14.3
285	87	88	0.008	0.2	1260	1.68	13.1

286	99	100	0.027	0.7	3670	1.97	11.8
287	100	101	0.032	0.4	1040	2.24	12.6
288	104	105	0.015	0.2	435	1	11.8
289	105	106	0.032	0.4	1980	2.37	11.6
290	106	107	0.016	0.5	2130	1.7	13.4
291	107	108	0.409	0.5	3600	1.32	12.5
292	108	109	0.777	1.1	3630	0.97	12
293	109	110	0.101	0.4	1630	1.26	17.2
294	110	111	0.167	0.3	1930	16.6	18.4
295	111	112	0.016	0.3	383	4.05	22.4
296	112	113	0.017	0.5	1100	1.32	17.5
297	115	116	0.052	1.3	410	0.95	22.4
298	116	117	0.016	0.17	251	2.36	21
299	117	118	0.028	0.6	1560	8.16	13.2
300	118	119	0.178	2.1	2740	1.94	11.8
301	126	127	0.16	1.21	1980	2.22	19.5
302	127	128	0.134	0.79	2110	5.12	25.4
303	128	129	0.166	0.69	2470	3.27	28
304	129	130	0.085	0.35	1050	144	26.4

Diamond Drill Log CR06-09
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Deep Pit Zone

Hole #	CR06-09
Datum	NAD 83 UTM
Easting	703661	Drilling Contractor	Maritime Drilling
Northing	5105905	Hole Size	NQ Wireline
Azimuth	112	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	108
Date Started	4/10/2006	Dip Tests	@ 108 -43
Date Finished	9/10/2006	Page 1 of

0	4.5	overburden
4.5	4.9	pink felsic porphyry with 10% magnetite and hem fracture ca 45º
4.9	14.0

diorite with andesite fragments mixed. (diorite appears to only have approx 10% mafics) some alignment of andesite fragments ca 50º. Some chlorite and trace cp ca 65º at 13.9 m. 13 cm k-feld dyke ca 65º with trace disseminated py and cp, bn

14.0	23.8	andesite with some stringers of diorite. Minor faulting ca 5º
23.8	26.1	heavily altered andesite with chl and k-feld, hem, calc veinlets
26.1	30.7	andesite and rare chl veinlets ca 70º qtz and feld vein ca 65º
30.7	37.15	md gr grey granodiorite with fine magnetite (little or no mafics) sugary textured
37.15	47.0	fine gr siliceous diorite with rare andesite frags, rare veinlets of chl, specularite, calc
47.0	48.4	fine to md gr chloritized diorite with approx 10 to 20% kaolinite
48.4	48.48	fault zone with kaolinite
48.48	50.3	fine gr diorite sugary texture 10% disseminated epi and fine kaolinite.
50.3	50.5	Fault zone mylonitic ca 85º
50.5	54.0	fine gr diorite approx 5% mafic with abundant magnetite and chl
54.0	58.24	massive fine gr diorite with some magnetite veinlets ca 45º and 75º, rare cp
58.24	63.66	f gr diorite, sugary textured approx 5% mafic with approx 10% andesite fragments some stretched ca 30º. Feldspar has poikalitic texture
63.66	66.6	diorite with 10% andesite fragments, foliation 30º to 45º ca.
66.6	71.0	andesite cut by few k-feld veinlets ca 40º, epi (some slightly folded) and qtz and calc vein ca 55º, rare magnetite veinlets
71.0	71.4	fault zone ca 3º

71.4	73.3	andesite. Some parts are amygdaloidal with up to 1 cm qtz filled vesicles few dioritic stringers
73.3	75.7	andesite and diorite mixed. Few cp veinlets ca 55º mag vein cut by chl ca 70º and qtz/epidote vein 25º
75.7	87.83	andesite and diorite mixed with epi and calc vein ca 45º
87.83	87.9	fault zone mylonitic ca 60º
87.9	89.1	andesite
89.1	93.6	andesite and diorite mixed with few calc, epi and qtz veins, trace chl and py
93.6	96.5	qtz veined and k-feld veined diorite zone with some veinlets of actinolite? ca 65º has rare py and sodic feldspar patches with disseminated cp, trace bn veinlets. Quartz veining cutting all ca 30º
96.5	105.7	porphyritic andesite with few epi vein ca 60º and calc vein ca 90º
105.7	108.0	fine gr siliceous diorite highly fractured with trace py and molybdenite on fracture ca 70º and 25º
108.0		EOH

Total depth drilled 108M
CR9	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
215	8.5	9.5	0.023	0	197	1.83	11
216	9.5	10.5	0.044	0.2	735	1.97	11
217	12.5	13.5	1.335	0.3	1735	4.85	6.9
218	13.5	14.5	0.022	0	2920	4.78	6.6
219	14.5	15.5	0.214	0	1395	0.93	7.3
220	15.5	16.5	0.458	0.4	2620	1.11	10.5
221	23	24	0.29	0	837	5.27	11.1
222	24	25	0.882	0.6	6800	13.5	6.3
223	25	26	1.655	0.7	3280	3.22	9.7
224	26	27	1.16	0.2	1220	5.25	14.6
225	53	54	0.028	0	165	0.98	10.9
226	54	55	0.104	0.2	2750	1.93	6.1
227	55	56	0.024	0.2	404	0.9	5.6
228	56	57	0.015	0	233	2.87	7.2
229	74	75	0.312	0	765	1.77	19.8
230	75	76	0.048	0	546	1.33	18.1
231	76	77	0.314	0.2	1270	1.15	11
232	77	78	0.107	0	626	0.61	20.1
233	78	79	0.083	0	244	0.6	20.5

Diamond Drill Log CR06-08
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Deep Pit Zone

Hole #	CR06-08
Datum	NAD 83 UTM
Easting	703636	Drilling Contractor	Maritime Drilling
Northing	5105846	Hole Size	NQ Wireline
Azimuth	112	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	122
Date Started	26/09/06	Dip Tests	@ 122 -43
Date Finished	3/10/2006	Page 1 of

0	4.0	overburden
4.0	9.7	md gr diorite few 1.5 cm qtz vein ca 80º with fine molybdenite k feldspar, chl, epi, and cp in host rock selvage. Epi and ka vein ca 25º
9.7	9.85	fault zone ca 70º with ka and hem, cal vein
9.85	10.8	diorite with k-feld alteration in 10 cm zones with disseminated magnetite and fine cp cut by 2 mm chl and cp and bn veinlets ca 65º
10.8	14.4	somewhat brecciated md gr diorite k-feld rich cut by microveining of calcite ca 80º and dark chl ca 80º and 15º with trace cp
14.4	14.7	highly chloritized diorite 90% chl with minor epidote and calcite. Margin of a fault and 7 cm brecciated qtz and calc vein
14.7	15.6	diorite with highly altered k-feld dyke (with ka, calc and illmenite)
15.6	16.95	siliceous bluish grey sugary textured diorite with some sericite alteration with few k-feld rich zones. These are heavily chloritized and have up to 5% fine grain illmenite
16.95	17.42	highly chloritized diorite (90% chl) with 5% fine illmenite and microveining of calcite
17.42	20.4	fine gr diorite with qtz, hem vein ca 75º and few 1.5 cm k-feld veins with hem, magnetite ca 85º
20.4	25.65	bluish grey diorite with few fault zones at 24.3 m and 25.65 m ca 25º
25.65	29.1	pink k-feld rich fine gr diorite with rare specularite veinlets ca 70º
29.1	33.28	diorite with few aplitic dykes 10 – 15 cm with patches of cp, bn some aplitic zone brecciated and cemented by fine gr grey qtz ca 80º with trace molybdenite and small altered chl and hem and cp and bn
33.28	39.2	blue grey diorite with epi and ka veinlets
39.2	45.0	diorite with fine magnetite, sericite and rare chlorite and cp veinlets ca 40º

45.0	56.54	diorite with qtz and epu veinlets ca 65º
56.54	59.95	blue grey diorite with few qtz veins one 7 cm vein has patches of k feldspar, magnetite and cp ca 70º also cut by hairline cp v ca 55º also qtz and epi vein with trace molybdenite ca 50º
59.95	64.5	diorite with sericitized hornblende rare chlorite with cp, bn 0.5 cm veinlets ca 70º
64.5	65.3	diorite with possible diffuse felsic dykes ca 60º 30 – 40 cm thick highly calcareous with approx 5% illmenite
65.3	65.6	andesite dyke ca 55º
65.6	66.25	well mineralized zone highly altered diorite with hem and chl and magnetite some epi with disseminated cp over 15 cm
66.25	74.7	bluish grey diorite with fine magnetite veinlets cut by chl and cp veinlets 50º ca feldspars thoroughout interval show a poikalitic texture
74.7	82.82	fine to medium gr diorite blotchy and sugary textured, some sericite alteration
82.82	89.78	light grey albitized diorite cut by rare chl and cp veinlets ca 60º and a 3 cm qtz vein with cp ca 90º
89.78	95.85	light grey diorite, feld rich perthitic feldspars surrounded by albite rims. Rare cp and chl veins ca 75º
95.85	99.0	diorite cut by several 8 to 12 cm thick felsic dykes ca 80º originally albitic cut by k-feld
99.0	100.6	diorite with k-feld alteration and chl patches with disseminated cp 2%
100.6	104.6	massive bluish green diorite with sericitized hornblende
104.6	108.3	fault zone sericitized diorite (2.2 m of missing core)
108.3	111.3	diorite hornblende show poikalitic texture with both sericite and chloritic alteration
111.3	115.4	mildly brecciated diorite with k-feld with chl and cp along fault zones ca 50º and 70º
115.4	122.0	massive diorite with epi alt around fracture ca 40º (hornblende is sericitized)
122.0		EOH

Total depth drilled 122M
CR8	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
174	5	6	0.02	0	349	82.3	18.9
175	6	7	0.026	0.2	1345	1.97	13.9
176	7	8	0.032	0	583	3.89	17.3
177	8	9	0.05	0	1255	10.2	19.9
178	9	10	0.094	0.6	3000	15.05	13.9
179	10	11	0.144	0	2560	3.51	15.1
180	11	12	0.105	0	1740	38.8	14.6
181	30	31	0.034	0	697	4.23	24.1
182	31	32	0.005	0	251	1.11	15.8
182B	32	33	0.04	0.7	1795	110	12
183	44.7	45.7	0.034	1.1	2100	2.99	18
184	45.7	46.7	0.037	0.2	871	2.2	20.5
185	56	57	0.079	1	2700	2.5	24.6
186	57	58	0.013	0	237	1.81	25.7
187	58	59	0.012	0	215	1.36	28.5
188	59	60	0.027	0.4	502	1.28	24
189	60	61	0.061	0.6	888	3.51	24.4
190	61	62	0.191	1.4	3510	1.66	17.1
191	62	63	0.038	0.3	823	1.52	24.5
192	63	64	0.02	0.3	332	1.87	24.5
193	64	65	0.147	0.3	591	6.31	20.1
194	65	66	0.124	0	2510	2.94	15.7
195	66	67	0.018	0	1425	1.95	18.4
196	67	68	0.015	0	222	1.9	23
197	68	69	0.072	0.6	1170	3.21	23.4
198	69	70	0.121	0.6	4200	4.17	27.1
199	70	71	0.059	0.5	10400	1.92	26.1
200	71	72	0.053	0	528	2.21	26.4
201	80.5	81.5	0.014	0	210	1.19	27.4
202	81.5	82.5	0.02	0	180	1.62	35.3
203	82.5	83.5	0.232	0.8	4650	2.65	20.8
204	83.5	84.5	0.115	0.3	814	1.56	24.3
205	84.5	85.5	0.122	0.4	681	1.9	21.2
206	95	96	0.141	0.7	1030	1.08	13.7
207	96	97	0.24	0.7	1630	1.19	14.1
208	97	98	0.04	0.2	285	1.86	18.8
209	98	99	0.172	1	1670	2.94	12.5
210	99	100	0.104	0.6	711	1.41	17.1
211	100	101	0.301	0.9	2010	1.5	21.2
212	113	114	0.09	0.5	1800	6.4	19.4
213	114	115	0.236	0.7	1485	3.62	19.7
214	115	116	0.167	0.3	697	2.51	20.4

Diamond Drill Log CR06-07
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Deep Pit Zone

Hole #	CR06-07
Datum	NAD 83 UTM
Easting	703645	Drilling Contractor	Maritime Drilling
Northing	5105880	Hole Size	NQ Wireline
Azimuth	0	Logged by	Lyndon Jensen
Dip Angle	-90	Core stored	onsite at Property
Depth	119
Date Started	23/09/06	Dip Tests	@ 119 -89
Date Finished	25/09/06	Page 1 of

0	4.5	overburden
4.5	10.8	md gr diorite with stockwork qtz, chl and calcite veins ca 50º cut by faulting ca 20º
10.8	14.0

fine gr siliceous diorite cut by numerous porphyritic aplitic dykes (albite rich) contains a 25 cm well mineralized zone at 11.2 m has 3 to 4 cm thick quartz/albite veins ca 40º with up to 15% disseminated cp and trace bn. Cut by fault at 13.4 m ca 60º with hematite and kaolinite

14.0	15.9	siliceous fine gr diorite with epi and calc
15.9	19.2	light grey aplitic porphyry, red mottling due to k-feld alteration, cut by few hairline chl with cp and bn ca 60º, with some later calc and hem along fractures ca 50º
19.2	20.33	diorite with cp veinlets ca 60º displaced by fault with calcite and andalusite? ca 25º
20.33	20.45	fault zone ca 45º hem stained
20.45	21.2	fine gr diorite with epi and ka trace chl and cp veins ca 40º
21.2	32.0	aplitic porophyry and diorite mixed. Cut by magnetite veinlets qtz chl hem cp mo ca 30º to 35º
32.0	39.5

md gr massive diorite; feldspar greenish cores with white rims) original hornblende altered to mixture of chl and sericite 10 cm qtz, epi rich vein at 36.6 m with few 4 cm3 massive sulphides pods ca 30º

39.5	42.0	diorite (sauceritized feld rimmed by lighter coloured feld)
42.0	47.0	light grey colour fine gr diorite some chl and aplitic veining ca 35º
47.0	57.1	md gr diorite with rare 0.5 to 1.5 cm qtz veins ca 45º with cp, bn and magnetite, epi
57.1	60.0	pink fine gr aplitic diorite mostly k-feld rich cut by calc veins with cp ca 70º

60.0	62.43	fine to md gr siliceous diorite with andesite fragments foliated ca 50º with rare disseminated fine gr magnetite and thin cp veinlets.
62.43	62.5	fault zone ca 35º breccia cut by qtz calc and albite with cp and bn veinlets
62.5	63.8	fine gr diorite with few 3 cm k-feld veins and trace sulphides
63.8	67.3	foliated diorite with andesite fragment (foliation ca 50º)
67.3	67.5	fault zone ca 35º
67.5	68.55	diorite with up to 15 cm felsic dykes magnetite on margin cut by albite vein ca 25º opposite direction and 23 cm dark chl alteration with montmorillinite
68.55	71.6	sodic altered medium grey fine gr diorite with abundant magnetite veins ca 75º and 50º cut by epi vein ca 35º opposite direction. Also rare chl and cp veining ca 55º
71.6	77.55	fine gr diorite with rare qtz and magnetite vein cut by calc veining
77.55	80.57	diorite with chl, qtz with cp and bn veinlets ca 48º, hem and ep and magnetite on margins
80.57	82.0	light grey colour fine gr diorite one 30 cm felsic dyke with patches of sericite and illmenite
82.0	82.8	fault zone. Chl and montmorillinite with ka and calc
82.8	85.4	highly chloritized medium gr diorite some areas up to 90% mafic. 10% sericite and trace montmorillinite
85.4	86.1	andesite dyke
86.1	89.7	chloritized diorite with several 20 cm aplitic dyke with rare hem and cp partially brecciated with qtz and calc vein
89.7	90.27	andesitic dyke
90.27	91.5	diorite
91.5	94.7	andesite dyke ca 65º with epi and calc veining
94.7	109.1	md gr mottled k-feld alteration diorite with abundant qtz chl and cp veinlets ca 35º cut by calc veinlets ca 25º opposite direction. (at 99.7 m 14 cm mylonite zone ca 45º)
109.1	109.67	md gr pink diorite with some chloritized alteration around calc vein ca 25º
109.67	109.69	fault ca 50º with calc, ka, chl
109.69	112.0	diorite few qtz veins with k-feld alt on margin ca 40º with rare cp
112.0	113.28	tectonozed diorite zone brecciated and sheared throughout mylonite zone of 112.3 ca 50º 112.7 m red soft clayey gouge ca 60º some chl ka and montmorillinite in cross cutting fracture ca 35º
113.28	115.1	diorite with thin k-feld vein ca 70º and rare cp vein ca 35º cut by hairline hem and epi ca 60º
115.1	117.08	light grey silicified aplitic diorite cut by 0.5 cm qtz vein ca 50º
117.08	119.0	light grey diorite cut by qtz and calc vein (perhaps ca 45º) with k-feld and epi on margin
119.0		EOH

Total depth drilled 119M
CR7	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
125	9	10	0	0	130	21.8	22.2
126	10	11	0.007	0.3	1115	13.1	19.8
127	11	12	0.011	1.1	13100	6.78	18.9
128	12	13	0.008	0.3	4440	4.57	5.3
129	13	14	0.025	0.9	6910	5.48	7
130	14	15	0.018	0.3	483	2.5	6.5
131	15	16	0.02	0	290	2.08	3.7
132	16	17	0.037	0	515	24.5	3.1
133	17	18	0.018	0	491	1.92	1.8
134	18	19	0.096	0.3	512	2	3
135	19	20	0.108	0	466	8.16	9.4
136	20	21	0.071	0	323	2.69	15.2
137	21	22	0.356	0.4	1205	21.9	4.8
138	22	23	0.282	0	1605	11.75	2.8
139	23	24	0.16	0.5	2080	30.3	3.6
140	24	25	0.051	0.3	2520	12.1	5.4
141	25	26	0.007	0	721	63.7	3.6
142	26	27	0.256	0.2	1020	19.9	2.7
143	27	28	0.432	0.3	2200	3.94	2.6
144	28	29	0.159	0.7	2090	1.28	2
145	29	30	0.032	0	837	1.45	3
146	30	31	0.062	0.2	219	45.9	3
147	53	54	0.016	0	508	1.42	16.7
148	54	55	0.054	0.3	2520	4.52	12.4
149	68	69	0.541	0.2	488	1.64	7.6
150	69	70	0.565	0.2	1145	1.73	8.2
151	70	71	0.574	0	2650	2.11	12.6
152	71	72	0.369	0	1635	1.68	14.4
153	77.5	78.5	0.103	0	424	2.15	16.1
154	78.5	79.5	0.089	0	272	2.43	15.4
155	79.5	80.5	0.346	0.3	2020	1.42	15.3
156	92	93	0.052	0.2	1110	1.86	26.7
157	98	99	0.092	0	426	2.61	16.5
158	99	100	0.111	0	282	1.08	14.9
159	100	101	0.087	0	514	1.22	15.4
160	101	102	0.054	0	637	1.45	15.6
161	102	103	0.24	0.4	2010	1.15	14.9
162	103	104	0.31	0.8	1650	1.1	15.1
163	104	105	0.154	0.4	1170	1.83	16.8
164	105	106	0.289	0.5	1990	7.62	15.2
165	106	107	0.093	0.3	877	7.22	17
166	107	108	0.024	0	389	1.82	16.4
167	108	109	0.114	0	1130	4.79	15.8
168	109	110	0.159	0	1020	1.15	15.3
169	110	111	0.611	0.9	2970	40.9	14.6
170	111	112	0.12	0.2	1975	4.75	14.3
171	112	113	1.125	0.4	5660	4.37	15.4
172	113	114	0.012	0	610	2.79	11.9

Diamond Drill Log CR06-06
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Deep Pit Zone

Hole #	CR06-06
Datum	NAD 83 UTM
Easting	703645	Drilling Contractor	Maritime Drilling
Northing	5105880	Hole Size	NQ Wireline
Azimuth	112	Logged by	Lyndon Jensen
Dip Angle	-40	Core stored	onsite at Property
Depth	125
Date Started	11/9/2006	Dip Tests	@ 125 -36
Date Finished	22/09/06	Page 1 of

0	3.6	overburden
3.6	8.94	md gr diorite feldspars have albitic cores surrounded by perthite hornblende is altered to chlorite and andalusite. Few hairline cp veinlets ca 70º
8.94	10.8	md gr silicified and albitized diorite cut by hairline calcite veinlets ca 80º
10.8	11.0	well mineralized zone consists of albitized diorite with 15% chlorite and up to 10 to 30% disseminated py and cp
11.0	12.07	siliceous and albitized diorite cut by stockwork of quartz, chlorite, hematite and microveinlets of calcite ca 60º
12.07	14.28	md gr greenish grey diorite cut by abundant thin cp veinlets every 4 cm with sodic and epidote alteration along them ca 80º
14.28	16.7	light grey sodic altered diorite cut by 0.5 to 1.0 cm chlorite and epidote vein ca 75º and rarer quartz and epidote ca 65º
16.7	18.7	very sodic rich light grey diorite. Quartz and chlorite veinlets ca 65º cut by chlorite and epidote veinlets ca 70º opposite direction 5 cm apart. Also cp and chlorite veinlets ca 75º
18.7	19.2	brecciated diorite with 0.5 cm cp and bn veinlets ca 75º cut by quartz and epidote vein ca 40º opposite direction
19.2	19.82	heavily sodic altered diorite wuth thin quartz and sulphide veinlets (cp and bn and rare py) ca 80º
19.82	21.1	albitic dyke? Highly siliceous cut by thin quartz and chlorite with cp veinlets ca 70º and in turn by microveinlets of calcite ca 25º
21.1	22.84	light grey sodic altered diorite with 15% mafics. Rare hairine cp and chlorite vein every 2 cm ca 90º

22.84	25.7	md gr porphyritic diorite (some phenocrysts up to 5 mm) cut by epidote veins ca 30º with veinlets of chlorite and epidote ca 72º
25.7	26.16	sodic altered diorite with some autobrecciation. Silica and hematite cement
26.16	26.47	mylonitic fault ca 80º with another at 26.3 m ca 45º chlorite and silica vein, one 3 cm quartz calcite vein ca 70º has coarse bornite
26.47	27.0	heavily sodic and and potassic altered diorite (possibly a dyke?) cut by quartz veins ca 50º and 30º. Chlorite and cp vein ca 85º
27.0	28.95	light grey fine to md gr porphyritic diorite ,chlorite magnetite cp veinlets ca 80º displaced by quartz and epidote veins ca 25º
28.95	29.7	light grey highly sodic altered diorite with some 5 cm zones of k-feld and chlorite with 10% disseminated cp cut by quartz veinlets with trace molybdenite
29.7	33.28	fresh md gr diorite. Albitic feldspar have green sauceritized cores. Contains 35% hornblende
33.28	33.76	md gr diorite (feldspar and green cores rimmed by albite) hornblende all chloritized.
33.76	35.7	md gr diorite with some k-feld alteration and rare veinlets 1 cm quartz and cp (on margin) ca 75º with patches of magnetite up to 1 cm rare calcite and hematite veining parallel to 35º ca fractures
35.7	41.5	diorite with abundant xenoliths of andesite ( some up to 5 cm x 4 cm) some elongated ca 30º patches of heavy magnetite
41.5	43.9	fine gr pink diorite (bluish green feldspars)
43.9	44.42	heavily chloritized diorite with few veins of quartz and calcite ca 70º with magnetite, cp and bn cut by few siliceous breccia zones
44.42	47.2	fine gr hybrid rock mixture of andesite and diorite
47.2	49.26	andesite and hybrid rock of diorite/andesite with trace epidote and cp
49.26	49.3	mylonite zone ca 45º to 60º chlorite alteration on margins.
49.3	51.0	some albitized diorite with hairline cp ca 80º
51.0	70.5	diorite and andesite xenoliths cut by calcite and epidote veinlets ca 60º
70.5	72.7	pink diorite (only 15% mafics)
72.7	78.4	light grey diorite with few magnetite veinlets ca 75º with epidote on margins plus cp
78.4	80.45	md gr massive bluish grey diorite (approx 35% mafics) with rare cp veinlets ca 45º
80.45	85.0

fine gr diorite with few diffuse xenoliths of magnetite rich andesite rare chlorite and cp veins ca 65º; calcite and chlorite veins ca 40º; two 1 cm quartz veins with cp, molybdenite, displaced by fault ca 45º with calcite

85.0	85.85	k-feld dykes with 15% fine magnetite (feldspars are pink in centre with lighter pink perthitic rims) microveining of calcite ca 70º W. 17 cm dark grey diorite in middle
85.85	89.1	fine to md gr diorite
89.1	90.35	brecciated diorite fault zones at 89.2 m, 90.0, and 90.5 with quartz, hematite, cp and bn veinlets (0.5 to 1 cm)
90.35	94.1	massive dark grey diorite (feldspars have diffuse contacts)
94.1	96.2	diorite with some sodic alteration (some specks of kaolinite) and abundant chlorite and cp, epidote veinlets ca 70º and some 60º opposite direction

96.2	101.92	md gr diorite with stockwork of calcite, epidote ca 65º and 30º, kaolinite along faults ca 15º, rare k-feld veins with chlorite and sulphides
101.92	105.3	diorite with a 35 cm aplitic dykes (k-feld rich) ca 55º cut by hairline sodic feldspar veinlets
105.3	112.6	md gr diorite (abundant fine magnetite) within quartz epidote veining ca 30º and 55º. Few patches of magnetite have fine disseminated cp
112.6	120.75	md gr diorite (sugary textured feldspars have very diffuse contacts) rare quartz and chlorite veinlets ca 70º (with no sulphides)
120.75	120.8	andesite dyke ca 85º
120.8	125.0	diorite with epidote and calcite veinlets ca 15º, 25º
125.0		EOH

Total depth drilled 125M
CR6	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
91	9.5	10.5	0.009	0	410	2.54	20
92	10.5	11.5	0.017	0.3	7980	3.23	13.3
93	11.5	12.5	0.046	0	2000	7.42	9.6
94	12.5	13.5	0.106	0.2	2810	4.28	16.9
95	13.5	14.5	0.156	0.2	1850	2.37	17.5
96	14.5	15.5	0.402	0.2	1920	6.14	12.2
97	15.5	16.5	0.071	0.6	5240	9.41	17
98	16.5	17.5	0.05	0.2	1730	8.57	9.1
99	17.5	18.5	0.067	0.4	2380	9.38	5.7
100	18.5	19.5	0.035	0.3	2140	9.4	5.7
101	19.5	20.5	0.035	0.3	914	14.1	2.6
102	20.5	21.5	0	0	99	1.45	7.8
103	21.5	22.5	0.012	0.2	464	4.7	9.6
104	22.5	23.5	0.075	0.2	1420	4.18	4
105	23.5	24.5	0.019	0.4	959	1.89	9.4
106	24.5	25.5	0.018	0	1420	1.66	5.5
107	25.5	26.5	0.043	0	1180	7.29	5.1
108	26.5	27.5	0.048	0	1100	1.97	3.4
109	27.5	28.5	0.037	0.2	373	4.47	3.1
110	28.5	29.5	0.061	0.2	433	1.86	3.2
111	29.5	30.5	0.025	0.3	1010	73.2	7.3
112	30.5	31.5	<0.005	<0.2	35	1.21	11.7
113	31.5	32.5	0.09	0	248	1.42	10.6
114	32.5	33.5	0.02	0	213	3.04	13.6
115	33.5	34.5	0.03	0.2	308	3.66	6.7
116	34.5	35.5	0.006	0	525	1.61	7.5
117	90.6	91.6	0.125	0	654	1.34	21.1
118	91.6	92.6	0.026	0	495	2.61	27.7
119	92.6	93.6	0.018	0	646	3.26	27.8
120	93.6	94.6	0.137	0.2	733	1.23	22.4
121	94.6	95.6	0.063	0.2	509	1.53	19.2
122	95.6	96.6	0.249	0.7	3560	0.87	12.7

TI	0	0.6	329	1.92	28
T2	0	3.2	956	5.13	75.7
T3	0	0.7	100	2.72	33.9
T4	0.018	3.5	136	202	36
T5	0	10.1	123	6.81	11

Diamond Drill Log CR06-05
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Copper Brook

Hole #	CR06-05
Datum	NAD 83 UTM
Easting	704199	Drilling Contractor	Maritime Drilling
Northing	5107120	Hole Size	NQ Wireline
Azimuth	308	Logged by	Lyndon Jensen
Dip Angle	-50	Core stored	onsite at Property
Depth	171
Date Started	5/9/2006	Dip Tests	@171 -48
Date Finished	10/9/2006	Page 1 of

0	2.67	overburden
2.67	28.45	andesitic volcanics cut by tl, qtz, ep, calc veinlets and rare sulphide 75º - 85ºE veinlets cut by magnetic veinlets. The volcanics have a vague 65º to 85º E dip
28.45	79.25	medium grained diorite with ep, calc, hem and rare py, cp, tl veining
79.25	90.8	fine grained diorite with abundant younger subvertically dipping epidote and calcite veining. These cut older sparse qtz/tl with py and cp with k- feld alteration selvages
90.8	113.8	f gr diorite with some lesser medium grained diorite pods.
113.8	113.97	andesite dyke 85º dip to W
113.97	114.3	diorite
114.3	120.7	andesite dyke 60º dip to E with stretched/flattened vesicles, faulted margins
120.7	136.0	f gr diorite with rare qtz/tl, sulphide veins cut by ep, hem, calc veining (reddening of feldspar along hem rich fractures)
136.0	143.3	andesite dyke 60º dip E faulted margin. (The andesite is cut by chlorite, hem, calc, and ep veinlets but no sulphides)
143.3	157.35	f grained diorite
157.35	158.7	sub-vertical fault zone with 30 cm feldspar vein with patches of chlorite py and cp.
158.7	163.67	andesite dyke 60º dip to E
163.67	165.82	diorite with few feld and sulphide veinlets
163.82	165.75	andesite dyke
165.75	171.8	diorite autobrecciated somewhat with k-feld veinlets with sulphides, hem, epi and calc

171.8	EOH

Total depth drilled 171M
CR5	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
67	13	14	0.005	0.3	67	1.9	16.5
68	14	15	0.005	0.3	25	3.84	11.6
69	15	16	0	0.8	247	4.05	26.3
70	16	17	0	0.2	95	2.85	27.4
71	29.8	30.8	0	2.1	740	4.62	37.9
72	37	38	0.011	1.4	1650	8.95	61.5
73	55.8	56.8	0	7.7	2100	41.2	42.2
74	72	73	0.006	0.6	1140	4.14	32.9
75	79	80	0	0.8	158	3.04	24
76	80	81	0.019	2.1	5010	11.55	46
77	81	82	0	0	315	6.02	21.1
78	89	90	0.008	0.6	624	34.8	26
79	90	91	0	0	139	7.74	18.8
80	91	92	0.006	1.1	618	10.7	53.7
81	92	93	0.02	7.6	1330	29.6	172
82	93	94	0.016	4.3	441	7.31	164
83	110.8	111.8	0.064	0.8	12300	34.6	100
84	111.8	112.8	0.013	0.7	716	6.03	51.9
85	112.8	113.8	0.015	0.4	420	8.33	38.8
86	128	129	0.013	1.6	558	1.57	50.8
87	129	130	0.017	2.3	2820	18.55	52.8
88	130	131	0	0.5	474	5.38	22.6
89	157	158	0.005	3	7570	11.2	63.6
90	163.6	164.6	0.006	0	5300	3.77	35.7

Diamond Drill Log CR06-04
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Copper Brook

Hole #	CR06-04
Datum	NAD 83 UTM
Easting	704230	Drilling Contractor	Maritime Drilling
Northing	5107158	Hole Size	NQ Wireline
Azimuth	308	Logged by	Lyndon Jensen
Dip Angle	-69	Core stored	onsite at Property
Depth	154
Date Started	27/08/06	Dip Tests	@ 154 -65
Date Finished	31/08/06	Page 1 of

0	4.6	overburden
4.6	6.5	andesitic volcanic cut by few felsic dykes with rare tourmaline and py veinlets and calcite; patches of k-feld alteration
6.5	6.9	porphyritic fine gr andesite dyke ca 65º
6.9	11.9

andesitic volcanic with spotty k-feld alteration in patches and a few felsic dykes ca 45º with rare hairline tourmaline and py veinlets ca 5º and 15º also minor breccia zones ca 45º cemented with quartz, calcite and kaolinite

11.9	17.3	bluish grey medium grained diorite with epidote and tl vein ca 30º some chlorite veinlets ca 25º
17.3	24.7	light grey medium grained massive diorite with trace chlorite, tourmaline and py veinlets ca 25º and epidote and calcite veins ca 70º
24.7	25.1	faulted diorite ca 85º with vugs of calcite and hematite
25.1	34.4	bluish grey medium grained diorite with few andesitic xenoliths and patches of chlorite and magnetite and scattered quartz, epidote veins ca 45º and 60º
34.4	34.9	breccia zone ca 65º with epidote and chlorite
34.9	40.35	massive medium grained diorite with rare patches of chlorite and fine magnetite rare quartz and tourmaline veinlets ca 75º and 30º bordered by epidote and calcite and trace py
40.35	47.4	massive diorite reddish stained and epidote along abundant fractures ca 60º, 85º
47.4	49.1	light grey diorite with rare tourmaline stockwork ca 40º veins up to 1 cm
49.1	54.25	medium grained diorite with rare 2 cm quartz/tourmaline vein with sulphides and k-feld on margins ca 20º and 40º

54.25	56.46	medium to coarse grained diorite with quartz, chlorite veinlets with calcite and epidote on margins ca 50º, rare cp veinlets ca 25º and rare tourmaline vein ca 65º
56.46	70.0	medium grained diorite with 0.5 to 3.0 cm quartz vein with calcite, chlorite in center and epidote on margin ca 30º and rare zones of heavy chlorite alteration ca 40º
70.0	74.13	fresh medium grained diorite with rare zones up to 10 cm of sodic alteration with few dark patches of actinolite? epidote and chlorite
74.13	75.1	andesite dyke ca 45º with quartz filled vesicles; faulted lower contact with chlorite and kaolinite
75.1	84.0	medium grained diorite with trace tourmaline and py veins k-feld on margins ca 20º and 35º
84.0	89.6	fine to medium grained light grey diorite
89.6	91.16	fine to medium grained diorite with few zones up to 20 cm heavy chlorite alteration with epidote and trace py

91.16	95.7	andesitic dyke with abundant fracturing and some quartz and calcite veins ca 45º. (some quartz veins are folded)
95.7	97.5	highly faulted brecciated diorite (1 m missing core) contains few 10 to 15 cm quartz/tourmaline and sulphides veins highly broken up.
97.5	99.85	fine to medium grained diorite
99.85	105.8	fine grained diorite with few vein and breccia zones containing quartz/epidote veins with some greenish chalcedony. Also few tourmaline veinlets with cp ca 2º cut by calcite vein 20º ca.
105.8	113.47	medium grained silicified diorite with few up to 2 cm tourmaline and cp veins ca 20º, rare sodic alteration
113.47	113.8	andesite dyke ca 60º with vesicles
113.8	114.4	60 cm quartz, epidote, k-feld vein with patches of cp ca 10º
114.4	118.45	andesite dyke
118.45	120.5	fine grained diorite with both k-feld and sodic alteration cut by 1 – 2 cm tourmaline vein with pods of cp ca 10º
120.5	122.8	andesitic dyke
122.8	129.5	fine grained diorite with few dark chlorite veins ca 60º. At 126.6: 6 cm tourmaline vein with 30% sulphides ca 30º and some k- feldspar and chlorite veins stockwork 30º and 80º ca
129.5	136.36	fine grained diorite
136.36	137.0	andesite dyke ca 65ºwith vesicles of chalcedony rimmed by epidote. Fault contact with kaolinite
137.0	140.9	pinkish grey diorite with some zones of sodic alteration (5 cm) with up to 25% sulphides and some hematite and chlorite
140.9	149.72	medium grained diorite
149.72	151.54	andesite dyke dyke ca 65º
151.54	154.0	fine grained diorite with some faulting ca 45º with abundant kaolinite
154.0		EOH

Total depth drilled 154M
CR4	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
51	4.6	5.6	0	0.95	351	4.44	34
52	5.6	6.6	0	0.32	192	11.05	15.1
53	10.8	11.8	0.01	2.44	1080	14.35	18.4
54	40	41	0	0.26	86	1.16	24.2
55	41	42	0	1.05	459	1.63	42.6
56	48	49	0.012	0.87	539	2.58	43.9
57	49	50	0.013	1.15	706	1.22	36.9
340	65	66	0	0.07	26.1	2.1	25.4
58	96	97	0.018	2.29	1150	4.02	24.4
59	105.7	106.7	0.028	5.03	2020	8.12	21.9
60	113.7	114.7	0.009	0.46	1600	22.3	26.2
61	119.5	120.5	0.053	25.2	10200	20.6	45.5
305	123	124	0	0	195	7.26	13.1
306	124	125	<0.005	0.3	254	4.94	13.7
62	125	126	0	2.39	1485	7.35	18.4
63	126	127	0.053	4.49	7520	35.5	51.8
64	127	128	0	0.37	253	30.8	29.7
307	128	129	0	0.5	240	6.51	15.1
65	139.9	140.9	0.008	0.28	6340	37.1	33.7
66	140.9	141.9	0.008	0.24	6620	61.8	39.8

Diamond Drill Log CR06-03
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Copper Brook

Hole #	CR06-03
Datum	NAD 83 UTM
Easting	704109	Drilling Contractor	Maritime Drilling
Northing	5107284	Hole Size	NQ Wireline
Azimuth	121	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	199
Date Started	13/08/06	Dip Tests	@ 192 -34
Date Finished	26/08/06	Page 1 of	3

0	7.0	overburden
7.0	8.38	f gr quartz rich quartzite bedding ca 70º (approx 65º dip to W)
8.38	8.95	andesite dyke
8.95	11.0	quartzite
11.0	19.8	faulted zone brecciated diorite heavily chloritized with kaolinite and hematite veining, has few frags of tourmaline and sulphides within it
19.8	20.0	k-feld rich diorite with 8 cm tourmaline vein with k-feld selvages with 20% dessiminated py.
20.0	25.89	fresh fine to medium grained diorite with minor py and cp in hairline veinlets
25.89	26.0	aplitic dyke ca 25º py and cp on margin
26.0	29.5	medium grained diorite with 1% disseminated py and trace cp veinlets ca 45º
29.5	42.5	medium grained diorite with few 0.5 cm tourmaline with py and trace cp veinlets ca 60º every approx 1 m apart
42.5	42.68	andesitic dyke ca 80º
42.68	44.0	highly brecciated diorite. Fault ca 45º with kaolinite and epidote
44.0	51.8	light grey medium grained diorite
51.8	53.42	reddish pink diorite with several 3 cm tourmaline veins with mostly py ca 70º cut by hairline py and cp ca 40º opposite direction
53.42	54.65	medium grained diorite with rare stockwork tourmaline and py veinlets
54.65	56.2	brecciated and faulted silicified red diorite trace cp along fractures
56.2	61.94	diorite with several quartz and k-feld rich 4 to 10 cm veins and cut by 2 mm tourmaline vein and pyrite ca 62º
61.94	62.4	andesite dyke (brecciated) ca 30º fault

1

62.4	66.7	medium grained pink diorite (k-feld along fracture ca 85º) with chlorite, epidote and calcite veinlets and hematite ca 30º
66.7	70.38	very k-feld rich diorite
70.38	77.0	pink fine grained highly veined and fractured diorite with very abundant quartz/tourmaline veins ca 45º and 60º with py and cp (0.5 to 13 cm) also some rare calcite veinlets with cp ca 40º
77.0	83.4	light grey fine grained diorite with zones up to 30 cm of albitized diorite
83.4	107.78	fine grained diorite stockwork veining and faults of chlorite, calcite , epidote and rarer tourmaline (3 periods of faulting ca 50º cut by ca 15º)
107.78	108.0	fault breccia diorite with abundant chlorite and kaolinite and epidote ca 65º
108.0	109.6	fine grained diorite
109.6	112.2	medium grained fresh diorite
112.2	124.6	fine grained grey diorite with chlorite and epidote veins ca 45º
124.6	125.23	“albitized” diorite with several 4 cm tourmaline and sulphide veins ca 65º plus specular hematite vein ca 40º
125.23	130.0	light gray fine grained massive diorite cut by hairline tourmaline, hematite and calcite
130.0	130.48	fault ca 45º
130.48	135.46	fine grained diorite with abundant epidote and calcite veins along faults ca 35º and 75º
135.46	136.04	fault gouge chlorite and kaolinite ca 30º
136.04	140.1	highly fractured diorite with hematite and epidote and some montmorillinite ca 5º, 45º and 30º opposite direction 3 cm quartz/tourmaline vein with 5% cp at 140 m
140.1	151.12	similar to above but with more hematite and chlorite veining
151.12	160.2	fine garined massive diorite with sporadic narrow breccia zones of chlorite, hematite, calcite and kaolinite.
160.2	160.5	fault zone with chlorite and epidote ca 50º
160.5	164.8	diorite with zones of epidote alteration ca 45º and hematite along fractures of 45º and 35º ca
164.8	165.95	heavily fractured and hematite veined diorite, some chlorite ca 55º
165.95	173.5	andesite dyke
173.5	174.6	exotic block of fine grained quartzite highly fractured
174.6	178.3	porphyritic tracyte contact 25º ca
178.3	181.2	very fine grained siliceous diorite? With hairline tourmaline veinlets ca 80º and stockwork of calcite and epidote
181.2	189.1	k-feld rich fine grained diorite with stockwork of thin tourmaline and py and calcite and epidote veins. (tourmaline veinlets of ca 70º displaced by faulting ca 10º)
189.1	190.7	brecciated diorite with abundant kaolinite (Copper Brook Fault?) has rare tourmaline and sulphide vein fragments
190.7	194.0	massive medium grained diorite? And andesitic volcanic mixed. area very siliceous cut by epidote and specular hem veining
194.0	198.5	very fine grained dolomitic? Highly indurated and altered quartzite cut by rare quartz/tourmaline veinlets with py and trace cp ca 80º

2

Total Depth drilled 199M
CR3	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
29	19.77	20.77	0	1.12	172	2.24	27.3
30	24	25	0	1.95	30.6	1.37	27
31	35.1	36.2	0.005	0.36	343	2.26	17
32	41.4	42.4	0	2.05	597	1.86	28.6
33	49	50	0	0.12	216	1.52	18.3
34	50	51	0	0.11	49.4	1.71	18.5
35	51	52	0.009	2.83	517	8.26	42.2
36	52	53	0	2.67	174.5	13.35	23.7
37	53	54	0.01	5.43	164.5	7.82	46.2
38	57.2	58.2	0.005	1.83	28.7	3.01	22.5
39	58.2	59.2	0.005	1.65	26.8	7.76	18.9
40	71	72	0	1.49	1305	14.15	36.2
41	72	73	0	23.7	2700	28.2	294
42	73	74	0	2.8	484	7.35	69.5
43	74	75	0.007	3.67	1740	4.74	143.5
44	104	105	0.023	0.24	48.5	94.8	28.2
45	124.5	125.5	0.028	1.45	710	4.63	130
46	187	188	0	9.19	101.5	1.12	11.4
47	193.5	194.5	0.008	3.74	283	6.99	59.3
48	194.5	195.5	0.008	1.18	823	4.98	40.2
49	195.5	196.5	0.024	6.93	1880	9.28	44.3
50	196.5	197.5	0	0.48	1010	11.9	28.7

Diamond Drill Log CR06-02
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Copper Brook

Hole #	CR06-02
Datum	NAD 83 UTM
Easting	704137	Drilling Contractor	Maritime Drilling
Northing	5107324	Hole Size	NQ Wireline
Azimuth	125	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	164
Date Started	6/8/2006	Dip Tests	@ 164 -39
Date Finished	12/8/2006	Page 1 of

0	5.0	overburden
5.0	8.0	conglomerate with medium to coarse sand matrix with rounded and subrounded diorite clasts (0.5 to 3 cm size) at 8.0 m fault gouge 4 cm ca 26º
8.0	9.2	brecciated diorite with chlorite and hem in matrix.
9.2	12.0	silicified fine grained diorite with few thin quartz, tourmaline and py veinlets ca 15º and 50º, 25 cm quartz and tourmaline vein with 30% py ca 50º
12.0	27.5	f gr gy diorite with stockwork fractures with hairline tourmaline, py and k- feldspar veinlets, chlorite and py and cp (ca 35º, 75º) every 5 to 10 cm
27.5	28.68	andesite dyke
28.68	30.7	pink diorite with tourmaline veining with cp and py at margins and disseminated in host rock.
30.7	31.2	andesite dyke
31.2	39.0	diorite with rare epidote veinlets ca 25º cut by calcite veinlets ca 45º
39.0	40.5	andesite dyke ca 45º
40.5	42.2	diorite with calcite veinlets
42.2	44.3	andesite dyke highly fractured with calcite and epidote veinlets
44.3	60.1	diorite
60.1	62.0	fault (brecciated diorite with chlorite and kaolinite with rare tourmaline and sulphide veining
62.0	66.1	diorite cut by 1 cm tourmaline vein with k-feld selvages ca 40º with 5 to 10% py and trace cp
66.1	70.4	fine to medium grained diorite with green (sauceritized) feldspar
70.4	71.5	diorite cut by k-feld rich veins ca 30º and some quartz and tourmaline and sulphide veining.

71.5	72.1	brecciated diorite
72.1	82.0	diorite with chlorite and epidote veining and trace hematite
82.0	102.5	fresh diorite with rare hematite epidote and calcite vein
102.5	104.0	underground drift
104.0	105.76	silicified diorite with rare hairline chlorite and pyrite veinlets
105.76	105.95	andesite dyke
105.95	107.05	diorite with tourmaline and chlorite veinlets with py ca 25º
107.05	108.8	andesite
108.8	112.8	diorite
112.8	113.38	fine grained porphyritic andesite contact 45º
113.38	114.9	highly chloritized diorite (14 cm has up to 20% dessiminated sulphides)
114.9	115.36	andesite with vesicles
115.36	116.77	medium grained diorite with some 1 cm quartz, tourmaline and k-feld with sulphides ca 85º cut by calcite and hematite veinlets ca 45º
116.77	119.3	andesite with stretched vesicles
119.3	120.2	diorite with two 4 to 10 cm thick tourmaline and pyrite veins (py 15 – 60%)
120.2	125.54	diorite with abundant 1 to 4 cm thick tourmaline and sulphide veinlets ca 70º and 30º cut by calcite vein 50º opposite direction
125.54	125.78	brecciated diorite with gray silica cement, tourmaline and sulphides vein frags within zone.
125.78	128.94	diorite with abundant thin (0.5 cm) tourmaline and sulphide veining ca 65º to 75º
128.94	131.7	diorite
131.7	132.1	healed breccia zone in diorite with quartz and chlorite matrix ca 60º
132.1	136.0	diorite with stockwork calcite and epidote veinlets
136.0	136.84	shear zone ca 80º with chlorite and kaolinite with few tourmaline and pyrite vein fragments
136.84	140.4	medium grained diorite with abundant quartz and epidote veinlets
140.4	144.26	diabase dyke contact
144.26	145.0	diorite
145.0	151.66	mixture of diabase and diorite breccia zone, matrix is diorite with upto 10 to 15% disseminated pyrite
151.66	153.0	medium grained porphyritic diorite with patches of albite and tourmaline with 3% py and trace cp 152.3 to 153.0 m light grey silicified with 15% fine disseminated sulphide throughout host rock
153.0	156.63	andesite dyke with chlorite and epidote and calcite veining
156.63	158.5	silicified diorite with a few 1 – 2 mm pyrite veinlets ca 30º displaced by calcite veinlets with cp 20º ca
158.5	164.5

fine grained dolomitic quartzite cut by 0.5 to 3 cm boxwork tourmaline veining some with quartz in center and k-feld on margins with trace sulphides (ca 65º to 70º) these are in turn cut by calcite and epidote veins ca 30º and 70º in opposite direction

164.5		EOH

Total Depth drilled 164M
CR2	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
234	10.2	11.2	0.011	25.1	2210	1.04	78.1
8	11.2	12.2	0.021	765	444	2.44	36.7
235	12.2	13.2	0	0.3	102	0.96	18.8
236	13.2	14.2	0	0	81	0.98	18.4
237	14.2	15.2	0	2.5	1130	1.11	37.6
617	20	22	0	0.56	118.5	1.08	21.2
9	22	23	0.006	3.97	261	1.7	22.9
123	114.5	115.5	0.06	1.1	2420	15.15	28.6
124	115.5	116.5	0.008	0	2420	3.66	40.1
10	119	120	0.043	1.21	7920	19.65	83.4
11	120	121	0.005	0.12	138	1.67	32.2
12	121	122	0	0.14	184	3.35	21.7
13	122	123	0	0.02	85.2	1.49	20.4
14	123	124	0	0.06	524	2.26	20.1
15	124	125	0.037	0.17	3410	50.4	23.6
16	125	126	0.122	0.37	11500	489	38.4
17	126	127	0.211	0.5	18100	276	44.1
18	127	128	0.031	0.49	3840	7.14	23.6
19	128	129	0.01	0.19	2460	6.22	18.8
20	145	146	0	0.01	68.9	1.3	17.2
21	146	147	0.006	0	47.7	1.11	14.3
22	147	148	0	0	44.5	1.27	14.1
23	148	149	0	0	43.1	0.77	18.5
24	149	150	0	0.03	159	1.23	15.3
25	150	151	0.012	0.29	2660	11.7	47.7
26	151	152	0.007	0.13	1360	3.06	55.5
27	152	153	0.015	0.17	1710	7.68	47.2
173	157	158	0	0.4	60	0.85	22.1
28	158.2	159.2	0	1.36	212	4.55	20.2

Diamond Drill Log CR06-28
Coxheath Resources Limited
Coxheath Copper/ Gold Property
NTS 11K/1B Cape Breton, Nova Scotia

Target Area	Copper Brook

Hole #	CR06-28
Datum	NAD 83 UTM
Easting	704146	Drilling Contractor	Maritime Drilling
Northing	5107267	Hole Size	NQ Wireline
Azimuth	125	Logged by	Lyndon Jensen
Dip Angle	-45	Core stored	onsite at Property
Depth	98
Date Started	13/12/06	Dip Tests	@98 -40
Date Finished	15/12/06	Page 1 of

0	4.5	overburden
4.5	6.0	fine to md gr pinkish grey diorite with few 0.2 to 0.5 cm thick tl and qtz vein with k-feld alteration with 10% disseminated py ca 75º to 80º cut by calc and epi ca 60º
6.0	11.3	fine to md gr diorite with thin hairline tl and py veinlets heavily fractured ca 45º, 25º, 60º
11.3	20.2	fine to md gr diorite with few hairline tl and py and cp ca 70º cut by epi calc ca 30º
20.2	23.8	fine to md gr diorite with few up to 2 cm tl and py veins in ca 70º with epi on margins and over a 30 cm zone stockwork of tl and py with k-feld on margins
23.8	28.0	fine to md gr diorite
28.0	28.2	fault zone with ka
28.2	43.0	fine to md gr diorite with rare hairline tl and py vein ca 85º and calcite. At 39.5 m 20 cm qtz and k-feld vein with trace py ca 50º
43.0	43.1	fault ca 55º with kaolinite
43.1	45.6	dioite with several 1 cm to 8 cm qtz vein with trace py, heavy chl on margins ca 60º
45.6	50.0	fine to md gr diorite with abundant k-feld rich veins 0.2 to 2.0 cm cut by tl with sulphides veinlets ca 60º to 70º
50.0	52.0	highly fractured diorite with epi calc and ka veins parallel to faults ca 45º and 15º
52.0	54.76	andesite dyke very fine gr contact 50º with stockwork calc
54.76	55.7	diorite with 10 cm qtz and tl with 50% py
55.7	60.6	md gr diorite with stockwork of calcite, hematite ca 45º and 10º ka and chl plus rare brecciated 3 to 4 cm feld vein with chl on margins ca 55º

60.6	75.9	md gr massive diorite with few hem and chl veinlets ca 60º
75.9	78.9	fine gr diorite k-feld rich cut by thin tl vein with up to 25% disseminated cp with k-feld selvages
78.9	81.1	diorite with few 2 to 3 cm quartz/tourmaline vein ca 65º with chl on margins with 10% py and 5% cut by stockwork of calcite ca 55º and 10º
81.1	83.7	dorite with hairline magnetite veins and qtz vein with magnetite and cp ca 70º plus few tl and cp veins ca 70º spaced 10 cm apart
83.7	83.73	faulted diorite with kaolinite
83.73	84.34	two quartz veins approx 20 cm each with patches of tl and cp
84.34	84.6	k-feld rich diorite cut by hem and calc vein ca 10º
84.6	98.0	massive md gr diorite with two 25 cm qtz and tl vein approx 97.2 m ca 65º with trace py and cp
98.0		EOH

Total depth drilled 98M
CR28	Intervals (meters)		Au (ppm) Gold	Ag (ppm) Silver	Cu (ppm) Copper	Mo (ppm) Moly	Co (ppm) Cobalt
818	4.5	5.5	0	0.1	107.5	1.75	24.6
819	17	18	0	0.06	115.5	5.11	21
820	18	19	0	0.15	19	3.92	27.7
821	19	20	0	0.12	17.5	5.65	18.7
822	20	21	0.008	4.08	698	1.35	32.3
823	21	22	0.006	0.75	23.5	2.33	39.5
824	22	23	0.007	0.33	41.8	1.89	26.6
825	31	32	0	0.07	39	1.03	22.3
826	32	33	0	0.07	35.2	1.05	22.2
827	33	34	0	0.17	61.6	1.27	18.9
828	34	35	0	0.11	24.8	1.14	18.4
829	35	36	0.006	0.31	293	1.84	29.9
830	36	37	0	0.08	578	3.02	20.5
831	37	38	0	0.05	44	2.02	17.7
832	38	39	0	0.1	233	13.1	24
833	39	40	0	0.13	41.6	2.32	22.4
834	40	41	0	0.1	23.9	15.6	25.2
835	41	42	0	0.04	23.9	2.74	18.7
836	42	43	0	0.07	26.7	6.22	19.2
837	43	44	0	0.05	19.1	18.55	22
838	44	45	0.059	1.89	2720	50.3	58.1
839A	45	46	0.005	0.28	1610	10.55	43.5
839B			0.028	0.21	2610	2.35	16.4
840	46	47	0.029	1.84	3560	6.06	120.5
841	47	48	0	0.05	105	3.3	18.8
842	48	49	0.039	1.22	4260	50.3	42.6
843	49	50	0.034	2.08	4650	23.1	52.3
844	55	56	0.019	83.3	2910	14.9	93
845	56	57	0	1.37	41.4	3.65	53.8
846	57	58	0	0.67	64.8	7.46	35.6
847	76	77	0.024	0.75	8430	8.65	51.2
848	77	78	0.014	0.94	3790	9.79	33.8
849	78	79	0.024	3.97	8610	37.8	38.6
850	79	80	0	0.57	731	1.62	25.5
851	80	81	0.005	1.35	1300	5.2	31.7
852	81	82	0	0.17	1970	4.55	20.8
853	82	83	0	0.19	103	1.43	24.1
854	83	84	0.017	4.64	2760	4.46	29.7
855	84	85	0.011	14.25	2010	2.2	24.7
856	97	98	0	1.46	3100	9.67	23.9

Appendix VII

Bulk Sampling Report

Bulk Sample Report
Coxheath Copper-Gold Property
Cape Breton County, Nova Scotia
Latitude 46° 05' 00" North
Longitude 60° 21' 30" West

Completed For
Coxheath Resources Ltd.
Bedford, Nova Scotia

By: Cyril Cole, B.Sc.,
Edward J. Thornton, P.Eng.
Patrick J.F. Hannon, M.A.Sc., P.Eng.
MineTech International Limited

July 10, 2007

1

Introduction

This report summarizes the metallurgical tests completed for Coxheath Resources Ltd.1. The tests were commissioned by Mr. Harry Cabrita, President & CEO of Coxheath. The property hosts

The Coxheath plutonic-volcanic belt (CPVB) occurs in eastern Cape Breton Island and is the westernmost of several Late Precambrian (Hadrynian) volcanic-plutonic belts that together form part of the Avalon Terrain of the Canadian Appalachians. These belts may be considered ancient analogues of the Andean-type continental margin tectonics where numerous porphyry deposits are located. The rocks form basement blocks that define prominent topographic highs surrounded by younger Cambrian to Carboniferous sedimentary rocks. Within these rocks are variable amounts of polymetallic mineralization that correlate in terms of metal endowment and style with porphyry (e.g., Coxheath) and massive sulphide (VHMS; Stirling) types of deposits (Kontak, 2004).

A number of rocks from the sample set were cut and polished. Photographs of these rocks are included as Appendix 2. A variety of rocks were encountered, including granite, monzonite basaltic to rhyolitic and pyroclastic volcanics.

Mineralization consists of pyrite, chalcopyrite, minor sphalerite and tourmaline in steeply dipping quartz veins which occupy wide shear zones. Molybdenite, minor gold and silver are also present. Mineralization is found in as disseminated grains and in closely spaced hairline veinlets with quartz, chlorite and tourmaline vein filling.

Coxheath Resources Ltd. has Approximately 3,000 tonnes of mineralized material from the “B” and “LW” zones was blasted to obtain fresh bulk sample for bench scale metallurgical test work. Bench scale metallurgical work was completed by the end of February 2007. Samples were collected in new plastic sample bags, marked and taped shut and transported to the Mineral Engineering Centre, Dalhousie University for assay. Patrick Hannon, M.A.Sc., P.Eng., Qualified Valuator and Qualified Person carried out a site visit on October 12, 2006. During the visit, diamond drill core, trenches and outcrops were examined. Samples were taken from outcrops.

Four samples were successfully obtained by cone and quartering for testing and these were then transported to the Mineral Engineering Centre of Dalhousie University. After delivery of the sample, all samples were assayed for copper, cobalt, molybdenum, silver and bismuth. Two samples were selected for further work, sample CBS 1A and sample CBS 3. Care was taken to ensure that the samples were fresh with little or no oxidation.

The overall plan was to obtain 90+% recovery and a flotation concentrate running 30+% copper. Copper and molybdenite would be floated together, followed by cleaning and regrinding followed by molybdenite flotation. If warranted, a separate float would have to be made for cobalt. If Cerium is present as a phosphate, another float could be made for this mineral.

Approximately 100 kg of representative sample was crushed to minus 10 mesh. The minus 10 mesh material was then be cone and quartered 20 times, and the mixed material was placed in 1000 gram portions in plastic bags. All the samples were assayed for copper, molybdenite and cobalt.

___________________________________
1 147 Shore Drive, Bedford, Nova Scotia, Canada, B4A 2E6.

2

Test Procedure
1)        Two-1000 gram samples were ground separately for twenty minutes each. The samples were then combined and the ground product added to a lab scale flotation cell. The sample was floated for five minutes with 2 drops of reagent 3302, This was followed by another 5 minute float with the addition of another drop of Reagent 3302 followed by another 5 minute float with an extra drop of reagent 3302.

Each flotation product was weighed and assayed. The magnetic portion was removed from the flotation tailing with a hand magnet to recover magnetite and pyrrhotite. On the magnetic tailings float the remaining sulphides using 0.02 lb./ton of amyl xanthate and M.I.B.C. as a frother for 5 minutes.

2)        The procedure was repeated with the grinding time increased to 30 minutes.

3)        The procedure was repeated with the grinding time increased to 40 minutes.

Each test then had four flotation concentrates and one magnetic concentrate. All products were weighed and assayed for copper, molybdenite and cobalt.

The tailings were screened at 100 mesh, 200 mesh 325 mesh, and minus 325 mesh and assay each screened fraction for copper, molybdenum and cobalt.

4)        The procedure was repeated using reagent Z 200.

5)        The procedure was repeated using reagent Aero 5500 promoter.

Size analysis was completed on the samples to determine if a certain size fraction contained more mineralization than the average.

Conclusion
Flotation test results indicate that approximately 92% of the copper can be recovered, with a concentrate grade of approximately 30% copper.

3

Atlantic Ocean
NEW WATERFORD
SYDNEY MINES
NORTH SYDNEY
SYDNEY
Sydney Harbour
North West Arm
South Arm
St Andrews Channel
Coxheath
Beechmont
Beechmont North
Frenchvale
Blacketts Lake
Sydney River
Sydney Forks
Howie Centre
Westmount
Coxheath Resources Ltd.
Coxheath Area Claims
Cape Breton County,
Nova Scotia, Canada

Coxheath Property
Beechmont North
Frenchvale
Beechmont
Watershed Area
Sydney Forks
Lic.06892
Lic.05884
Lic.05884A
Lic. 06891
Lic. 06893
Lic. 05898
BURNT POINT RES JUN 14/06
BURNT POINT RESOURCES MAR7/06
BURNT POINT
RES JUNE14/06
BURNT POINT RESOURCES
JUNE 14/06
BURNT POINT RESOURCES INC MAR 4 06
1 Mile

Coxheath Resources Limited
Coxheath Prospect
11K/01B Cape Breton NS
Claim Location Map

Figure 1 Oct. 2006

5

MINE AREA
Pit face
Bulk Sample 2% Copper
.08 CU% / 158g Ag / 5 M
.42 CU% / 4.5 M
.14 CU% / 10 M (@120 Vertical Depth)
.66% CU / 6M
.3% CU / 5 M
4.95% CU / 5g Ag / 1 M
.19% CU / 3 M
.15% CU / 14 M (@ 200 Vertical Depth)
.33% CU / 3g Ag / 9 M
4.2% CU / 1.4 M
.24% CU / .17g Au / 10.5g Ag / 4 M
3.06% CU / .17g Au / 10.5g Ag /4 M
.4 CU% / 5 M
???????
.1 % CU / 2.5g Au / 4 M
.24% CU / .17g Au / 10.5g Ag / 4 M
.5% CU / 2 M
.44% CU / 2 M
.15% Cu / 7.9g Ag / 4 M
.10% Cu / 12 M
.29% Cu / 6 M
1.52% Cu / 3 M
3.22% Cu / 3 M
.19% Cu / 5 M
.7% Cu / 3g Ag / 3 M
.45% Cu / 3 M
.08% Cu / 4.3g Ag / 3 M
Scale Metres
1:1000
Grid is NAD 83 UTM Zone 20
Coxheath Resources Ltd.
Coxheath Copper Prospect
Coxheath Hills, Cape Breton County
Cape Breton, Nova Scotia
Compilation and Diamond Drill Hole Plan Copper Brook

9

26-Jan-07

Attention: P. Hannon

Re: Results of Analysis on submitted samples. Daniel ChevalierManager, Minerals Engineering Centre

7

Sample	Ag (ppm)	Bi (ppm)	Co (ppm)	Cu (Wt. %)	Mo (ppm)	Ni (ppm)	Pb (Wt. %)	Zn (Wt. %)
CBS-1a Rougher Tail	10	63	28	0.029	34	121	0.021	0.010
CBS-1a Magnetic Conc.	3	102	263	0.045	629	9856	0.006	0.013
CBS-1a Sulphide Conc.	160	234	359	0.281	42	136	0.046	0.033
CBS-1a Rougher Conc. #3	318	422	264	0.649	73	288	0.098	0.081
CBS-1a Rougher Conc. #2	454	550	358	0.964	48	185	0.106	0.107
CBS-1a Rougher Conc. #1	876	915	477	2.187	26	440	0.156	0.269
CBS-3 Head	36	107	1317	2.042	155	31	0.005	0.008

DALHOUSIE
University

MINERALS ENGINEERING CENTRE

Dalhousie University
1360 Barrington Street
G.H. Murray Bldg., Rm. G101
Halifax, Nova Scotia
B3J 1Z1

www.minerals.engineering.dal.ca
Tel: 902.494.3955
Fax: 902.494.3506
Email: mec@dal.ca

Detection Limits for Various Elements

(Total digestion using HCl, HNO_3, HF, $HClO_4$ acids)

Atomic Absorption Spectrophotometry

	Element	Detection Limit (ppm)
*	Antimony	2
	Arsenic	0.2
*	Barium	5
	Beryllium	1
	Bismuth	0.2
	Cadmium	0.02
	Calcium	1
	Cesium	1
*	Chromium	2
	Cobalt	1
	Copper	1
	Indium	0.5
	Iron (Fe)	1
	Gallium	2
	Lead	1
	Lithium	1
	Manganese	1
	Molybdenum	1
	Nickel	1
	Rubidium	1
	Silver	0.2
	Sodium	1
*	Strontium	5
	Tellurium	0.5
*	Vanadium	2
	Zinc	1

Element	Detection Limit (ppm)
Mercury	1 (Solids)
Mercury	0.005 (Solutions)

*Samples marked with an asterisk may not have complete digestion

8

DALHOUSIE
University

MINERALS ENGINEERING CENTRE

Dalhousie University
1360 Barrington Street
G.H. Murray Bldg., Rm. G101
Halifax, Nova Scotia
B3J 1Z1

www.minerals.engineering.dal.ca
Tel: 902.494.3955
Fax: 902.494.3506
Email: mec@dal.ca

Gold & Silver Analysis

After multiple stage crushing (minus 4.0 mm) with jaw crushers, samples are riffle split and pulverized with ring and puck (Spex Industries Inc. Shatterbox) to 100% passing 0.15 mm. Equipment is cleaned with jets of air and silica sand between samples.

A 10 g (or 20 g) sample is weighed into 400 ml beaker. The gold and silver is extracted with 120 ml of aqua regia (3 parts HCl and 1 part HNO_3) by heating on a hot plate. The samples are evaporated down to approximately 30 ml. After adding 25 ml water, the samples are filtered into 100 ml flasks. Silver is read directly by atomic absorption while gold is concentrated and separated from any interfering elements by extraction with M.I.B.K. By extracting into an organic phase (MIBK) not only are interfering elements removed and the sample concentrated but the sensitivity in the M.I.B.K. phase is much greater than in aqueous medium. The total sample is transferred to a 125 ml separatory funnel and 10 ml of methyl isobutyl ketone is added. The funnel is shaken for about 2 minutes and the layers allowed to separate. The aqueous layer is run off and discarded. 35 ml of 10% HCl is added and the funnel shaken again for two minutes and the aqueous layer discarded. The M.I.B.K. layer is washed in a similar manner 3 to 5 times. The gold is determined by atomic absorption. For gold and silver the Minerals Engineering Centre uses the D2 background correction method.

Standards are prepared in 25% HCl and extracted into an equal volume of M.I.B.K. Range of standards include 0.0, 0.25, 0.50, 1.0, 2.0, 3.0, 4.0, 5.0 and 10.0 mg/L gold.

For ore samples containing high levels of sulphides or carbonates, the residue from aqua regia extraction is re-leached with aqua regia and analyzed for gold, as above. Total gold in the sample is the sum of the two leaches.

Detection Limits (lowest value reported).

Gold 5 ppb (10g sample)
Silver 0.01 ppm (10g sample)

9

19-Jan-07

MineTech International Ltd
1152 Cartaret St
Halifax, NS
B3H 3P3

Attention: P. Hannon

Re: Results of Analysis on submitted samples.

Sample	Ag (ppm)	Bi (ppm)	Co (ppm)	Cu (Wt. %)	Mo (ppm)	Ni (ppm)	Pb (Wt. %)	Zn (Wt. %)
CBS-1a Ag Zone - Head	49	110	53	0.117	12	14	0.027	0.019
CBS-2 - Head	3	44	38	0.023	8	14	0.013	0.012
CBS-1a <0.25"	119	152	71	0.182	15	12	0.062	0.030
CBS-1a <0.50+0.25"	49	87	45	0.099	12	11	0.028	0.022
CBS-1a <0.75"+0.50"	48	96	47	0.105	11	12	0.025	0.018
CBS-1a <1.00+0.75"	37	103	55	0.165	11	11	0.028	0.025
CBS-1a +1.50"	15	63	47	0.093	12	12	0.009	0.013
CBS-1a <1.50"+1.00"	27	99	64	0.197	12	13	0.062	0.029

Sample	Cu (Wt. %)	Pb (Wt. %)	Zn (Wt. %)
CBS-1a Ag Zone -	0.117	0.027	0.019
<0.25"	0.182	0.062	0.030
<0.50+0.25"	0.099	0.028	0.022
<0.75"+0.50"	0.105	0.025	0.018
<1.00+0.75"	0.165	0.028	0.025
<1.50"+1.00"	0.197	0.062	0.029
+1.50"	0.093	0.009	0.013

Daniel Chevalier
Manager, Minerals Engineering Centre

19-Jan-07

MineTech International Ltd
1152 Cartaret St
Halifax, NS
B3H 3P3

Attention: P. Hannon

Re: Results of size distribution analysis on submitted samples.

"Bag #1 - CBS-1a Ag Zone Primary Crusher Product"

	Wt. %
		Cumulative
Screen Size (mm)	Retained	Passing
+"3.0"	0.00	100.00
<3.0+1.50"	20.10	79.90
<1.50+1.00"	29.53	50.37
<1.00+0.75"	16.62	33.75
<0.75+0.50"	10.96	22.79
<0.50+0.25"	10.33	12.46
<0.25"	12.46
Total	100.00

Daniel Chevalier

8-Feb-07

MineTech International Ltd
1152 Cartaret St
Halifax, NS
B3H 3P3

Attention: P. Hannon

Re: Results of Analysis on submitted samples.
Au analysis using aqua regia digestion, MIBK extraction, AAS finish.

Sample	Au
(ppm)
CBS-1a	0.050
CBS-2	0.012
CBS-3	0.182
CBS-4	0.089

Daniel Chevalier
Manager, Minerals Engineering Centre

8-Feb-07

MineTech International Ltd
1152 Cartaret St
Halifax, NS
B3H 3P3

Attention: P. Hannon

Re: Results of Analysis on submitted samples.

Sample	Ag	Bi	Co	Cu	Mo	Ni	Pb
	(ppm)	(ppm)	(ppm)	(Wt. %)	(ppm)	(ppm)	(Wt. %)
CBS-5 Head	8	109	64	1.15	10	55	0.003
CBS-3 FT-3 Rcon 1	144	127	393	25.72	336	92	0.028
CBS-3 FT-3 Rcon 2	183	150	1069	13.68	625	233	0.025
CBS-3 FT-3 Rcon 3	140	124	1177	4.64	582	341	0.015
CBS-3 FT-3 Mag Con	36	124	1065	0.27	2140	42293	0.003
CBS-3 FT-3 Sulp Con	136	142	4029	1.29	221	134	0.008
CBS-3 FT-3 Final Tail	11	50	1064	0.08	149	144	0.003
CBS-3 FT-1 Final Tail +100	7	36	425	0.35	234	21	0.002
CBS-3 FT-1 Final Tail +200	14	59	1063	0.28	214	26	0.002
CBS-3 FT-1 Final Tail +325	10	53	832	0.12	170	28	0.002
CBS-3 FT-1 Final Tail -325	14	52	607	0.12	152	157	0.004
CBS-3 ft-2 Final Tail +100	10	46	542	0.25	211	37	0.002
CBS-3 ft-2 Final Tail +200	12	58	947	0.16	193	31	0.001
CBS-3 ft-2 Final Tail +325	12	59	1389	0.11	176	34	0.002
CBS-3 ft-2 Final Tail -325	14	58	716	0.09	148	204	0.004
CBS-3 ft-3 Final Tail +100	9	55	600	0.23	215	75	0.001
CBS-3 ft-3 Final Tail +200	12	63	1174	0.13	175	34	0.001
CBS-3 ft-3 Final Tail +325	13	60	1389	0.10	177	35	0.001
CBS-3 ft-3 Final Tail -325	12	53	843	0.07	141	224	0.003

Daniel Chevalier
Manager, Minerals Engineering Centre

CBS-la (Ag Zone) FLOTATION TEST #1

PURPOSE: TO PRODUCE ROUGHER CONCENTRATES, MAGNETIC CONCENTRATE AND SULPHIDE CONCENTRATE FROM COXHEATH ORE

FEED: Two samples of 1000 grams each, crushed to minus 2 mm, were used for the test. They were ground for twenty minutes at 70% solids, in rod mills.

PROCEDURE: Three stage rougher flotation was carried out, followed by magnetic separation of rougher tails and sulphide float of magnetic tails. Flotation was carried out in a Denver D12 lab flotation machine. Flotation speeds were 1850 RPM. Flotation was carried out at 32% solids. All products were filtered, dried, weighed and assayed. A screen analysis of the tailings was carried and each fraction was assayed.

REAGENTS: AP 3302 (100%), PAX (4 g/L)
and M.I.B.C. (100%) Time, minutes			REAGENTS ADDED (kg/t)
STAGE	Cond	Float	3302	PAX	MIBC	pH
ROUGHER-1	2	5	0.016			7.6
ROUGHER-2	1	5	0.008
ROUGHER-3	1	5	0.008
MAGNETIC		10
SULPHIDE	1	5		0.009	0.009

		%		ppm
PRODUCT	% wt.	Cu	Co	Mo	Ag	Bi
Rghr Conc-1	2.25	2.187	477	26	876	915
Rghr Conc-2	0.8	0.964	358	48	454	550
Rghr Conc-3	0.75	0.649	264	73	318	422
Mag Conc	0.39	0.045	263	629	3	102
Sulphide Conc	5.85	0.281	359	42	160	234
Final Tails	89.96	0.029	28	34	10	63
Total	100
Calc Head		0.105	63	37	44	99

			% Distrubtion
PRODUCT		Cu	Co	Mo	Ag	Bi
Rghr Conc-1	47.08	17.09	1.58	44.69	20.81
Rghr Conc-2	7.37	4.55	1.04	8.23	4.45
Rghr Conc-3	4.69	3.15	1.48	5.42	3.21
Magnetic Conc	0.19	1.64	6.63	0.02	0.4
Sulphide Conc	15.69	33.45	6.64	21.33	13.84
Final Tails	24.98	40.12	82.63	20.41	57.29
Total	100	100	100	100.1	100

CBS-3 FLOTATION TEST #1

PURPOSE: TO PRODUCE ROUGHER CONCENTRATES, MAGNETIC CONCENTRATE AND SULPHIDE CONCENTRATE FROM COXHEATH ORE

FEED: Two samples of 1000 grams each, crushed to minus 2 mm, were used for the test. They were ground for thirty minutes at 70% solids, in rod mills.

PROCEDURE: Three stage rougher flotation was carried out, followed by magnetic separation of rougher tails and sulphide float of magnetic tails. Flotation was carried out in a Denver D12 lab flotation machine. Flotation speeds were 1850 RPM. Flotation was carried out at 32% solids. All products were filtered, dried, weighed and assayed. A screen analysis of the tailings was carried and each fraction was assayed.

REAGENTS: AP 3302 (100%), PAX (4 g/L) and M.I.BC. (100%)

	Time, minutes			Reagents Added
STAGE	Cond	Float	3302	PAX	MIBC	pH
ROUGHER-1	2	5	0.016			7.9
ROUGHER-2	1	5	0.008
ROUGHER-3	1	5	0.008
MAGNETIC		10
SULPHIDE	1	5		0.009	0.009
				ppm

PRODUCT	% wt.	Cu	Co	Mo	Ag	Bi
Rghr Conc-l	5.71	25	582	276	153	152
Rghr Conc-2	2.39	12.16	1448	411	164	173
Rghr Conc-3	1.51	5.98	1614	452	139	160
Mag Conc	0.43	0.26	1534	1066	24	132
Sulphide Conc	11.45	1.72	4158	109	106	175
Final Tails	78.51	0.21	753	143	14	77
Total	100
Caic Head		2.17	1166	162	38	96

PRODUCT
		% Distrubtion
	Cu	Co	Mo	Ag	Bi
Rghr Conc-l	65.74	2.85	9.74	23.01	9.02
Rghr Conc-2	13.38	2.97	6.07	10.32	4.3
Rghr Conc-3	4.16	2.09	4.22	5.53	2.51
Magnetic Conc	0.05	0.57	2.89	0.26	0.59
Sulphide Conc	9.07	40.83	7.71	31.95	20.81
Final Tails	7.6	50.69	69.37	28.93	62.77
Total	100	100	100	100	100

CBS-3 FLOTATION TEST #2

PURPOSE: TO PRODUCE ROUGHER CONCENTRATES, MAGNETIC CONCENTRATE AND SULPHIDE CONCENTRATE FROM COXHEATH ORE

FEED: Two samples of 1000 grams each, crushed to minus 2 mm, were used for the test. They were ground for forty minutes at 70% solids, in rod mills.

PROCEDURE: Three stage rougher flotation was carried out, followed by magnetic separation of rougher tails and sulphide float of magnetic tails. Flotation was carried out in a Denver D12 lab flotation machine. Flotation speeds were 1850 RPM. Flotation was carried out at 32% solids. All products were filtered, dried, weighed and assayed. A screen analysis of the tailings was carried and each fraction was assayed. REAGENTS: AP 3302 (100%), PAX (4 g/L) and M.I.B.C. (100%)

	Time, minutes			Reagents Added

STAGE	Cond	Float	3302	PAX	MIBC	pH
ROUGHER-1	2	5	0.016			7.8
ROUGHER-2	1	5	0.008
ROUGHER-3	1	5	0.008
MAGNETIC		10
SULPHIDE	1	5		0.009	0.009
		%		ppm

PRODUCT	% wt.	Cu	Co	Mo	Ag	Bi
Rghr Conc-1	6.82	22.33	492	276	153	152
Rghr Conc-2	3.12	11.28	1138	411	164	173
Rghr Conc-3	3.22	4.58	1490	452	139	160
Magnetic Conc	0.43	0.24	1494	1066	24	132
Sulphide Conc	9.52	1.42	4181	109	106	175
Final Tails	76.89	0.12	844	143	14	77
Total	100
Caic Head		2.25	1170	162	38	96

		% Distrubtion

PRODUCT	Cu	Co	Mo	Ag	Bi
Rghr Conc-1	67.66	2.87	10.5	21.51	10.13
Rghr Conc-2	15.63	3.04	6.41	10.42	4.85
Rghr Conc-3	6.55	4.1	6.41	10	4.75
Magnetic Conc	0.05	0.55	3.53	1.34	0.62
Sulphide Conc	6.01	34	9.64	30.01	16.73
Final Tails	4.1	55.44	63.51	26.72	62.92
Total	100	100	100	100	100

CBS-3 FLOTATION TEST #3

PURPOSE: TO PRODUCE ROUGHER CONCENTRATES, MAGNETIC CONCENTRATE AND SULPHIDE CONCENTRATE FROM COXHEATH ORE

FEED: Two samples of 1000 grams each, crushed to minus 2 mm, were used for the test. They were ground for fifty minutes at 70% solids, in rod mills.

PROCEDURE: Three stage rougher flotation was carried out, followed by magnetic separation of rougher tails and sulphide float of magnetic tails. Flotation was carried out in a Denver D12 lab flotation machine. Flotation speeds were 1850 RPM. Flotation was carried out at 32% solids. All products were filtered, dried, weighed and assayed. A screen analysis of the tailings was carried and each fraction was assayed.

REAGENTS: AP 3302 (100%), PAX (4 g/L) and M.I.B.C. (100%) Time, minutes

STAGE	Cond	Float	3302	PAX	MIBC	pH
ROUGHER-1	2	5	0.016			7.7
ROUGHER-2	1	5	0.008
ROUGHER-3	1	5	0.008
MAGNETIC		10
SULPHIDE	1	5		0.009	0.009
		%		ppm

PRODUCT	% wt.	Cu	Co	Mo	Ag	Bi
Rghr Conc-1	5.78	25.72	393	336	144	127
Rghr Conc-2	2.08	13.68	1069	625	183	150
Rghr Conc-3	1.96	4.64	1177	582	140	124
Magnetic
Conc	0.38	0.27	1065	2140	36	124
Sulphide
Conc	8.26	1.29	4029	221	136	142
Final Tails	81.54	0.08	1064	149	11	50
Total	100
Calc Head		2.04	1272	172	35	66

		% Distribution
PRODUCT	Cu	Co	Mo	Ag	Bi
Rghr Conc-1	73.06	1.79	11.31	23.63	11.15
Rghr Conc-2	13.98	1.75	7.57	10.82	4.74
Rghr Conc-3	4.47	1.81	6.64	7.78	3.69
Magnetic
Conc	0.05	0.32	4.73	0.4	0.71
Sulphide
Conc	5.24	26.15	10.62	31.89	17.81
Final Tails	3.2	68.18	59.13	25.48	61.9
Total	100	100	100	100	100

SIZE ANALYSIS
Sample: CBS-3 Flotation Test-1, Final Tails
% Weight	ppm

Cumulative

		Cummulative
Size (mm)	Retained	Passing
			Cu	Co	Mo	Ag	Bi
0.15	0.67	99.33	0.35	425	234	7	36
0.075	21.05	78.28	0.28	1063	214	14	59
0.045	24.76	53.52	0.12	832	170	10	53
-0.045	53.52		0.12	607	152	14	52
	100	Caic Head	0.2	785	184	13	53

Size (mm)	Cu	Co	Mo	Ag	Bi

0.15	16.34	5.04	11.79	5.08	6.28
0.075	50.63	48.69	41.73	39.3	39.91
0.045	8.29	14.58	12.69	10.78	13.71
-0.045	24.74	31.69	33.79	44.84	40.1
Total	100	100	100	100	100

Sample: CBS-3 Flotation Test-2, Final Tails

% Weight				ppm
		Cummulative
Size (mm)	Retained	Passing	Cu	Co	Mo	Ag	Bi
0.15	0.67	99.33	0.25	542	211	10	46
0.075	21.05	78.28	0.16	947	193	12	58
0.045	24.76	53.52	0.11	1389	176	12	59
-0.045	53.52		0.09	716	148	14	58
Total	100
		Caic Head	0.114	930	165	13	58

Size (mm)	Cu	Co	Mo	Ag	Bi

0.15	4.21	0.39	0.86	0.51	0.53
0.075	29.59	21.43	24.65	19.38	20.99
0.045	23.88	36.98	26.44	22.75	25.12
-0.045	42.32	41.2	48.05	57.36	53.36
Total	100	100	100	100	100

SIZE ANALYSIS

Sample: CBS-3 Flotation Test-3, Final Tails
% Weight
ppm
% Weight	ppm

		Cummulative
Size (mm)	Retained	Passing	Cu	Co	Mo	Ag	Bi
0.15	0.19	99.81	0.23	600	215	9	55
0.075	13.59	86.22	0.13	1174	175	12	63
0.045	28	58.22	0.1	1389	177	13	60
-0.045	58.22		0.07	843	141	12	53
Total	100
		Caic Head	0.087	1040	156	12	56

Size (mm)	Cu	Co	Mo	Ag	Bi

0.15	0.46	0.11	0.26	0.14	0.18
0.075	20.37	15.34	15.26	13.29	15.2
0.045	32.22	37.38	31.8	29.66	29.83
-0.045	46.95	47.17	52.68	56.91	54.79
Total	100	100	100	100	100

Minetech Chart 2

Sample CBS 1A
0.250
0.200
0.150
0.100
0.050
0.000
Percent (%)
Cu (Wt. %)
Pb (Wt. %)
Zn (Wt. %)
CBS-1a Ag Zone - Head
<0.25"
<0.50+0.25"
<0.75"+0.50"
<1.00+0.75"
<1.50"+1.00"
+1.50"
Size Fraction

21

Page 1

21-Feb-07

MineTech International Ltd
1152 Cartaret St
Halifax, NS
B3H 3P3

FINAL REPORT

Attention: P. Hannon

Re: Results of Analysis on submitted samples.

Sample	Ag	Bi	Co	Cu	Mo	Ni	Pb	Zn
	(ppm)	(ppm)	(ppm)	(Wt. %)	(ppm)	(ppm)	(Wt. %)	(Wt. %)
CBS-3 F.Test 4 - RC-1	137	208	458	24.41	387	137	0.027	0.015
CBS-3 F.Test 4 - RC-2	182	215	1390	10.63	646	304	0.023	0.029
CBS-3 F.Test 4 - RC-3	170	222	1707	4.65	813	368	0.017	0.025
CBS-3 F.Test 4 - Mags	37	328	1701	0.27	2136	46936	0.003	0.008
CBS-3 F.Test 4 - Sulp. Conc 1	148	241	3628	1.21	278	163	0.008	0.011
CBS-3 F.Test 4 - Sulp. Conc 2	69	194	2992	0.55	312	266	0.008	0.012
CBS-3 F.Test 4 - F. Tails	12	141	1492	0.075	128	139	0.002	0.010
CBS-3 F.Test 4 - F. Tails +100	31	226	1398	1.00	245	203	<0.001	0.014
CBS-3 F.Test 4 - F. Tails +200	9	123	807	0.10	132	34	0.001	0.006
CBS-3 F.Test 4 - F. Tails +325	13	140	1810	0.083	144	39	0.001	0.006
CBS-3 F.Test 4 - F. Tails -325	11	142	1022	0.067	114	213	0.003	0.011
CBS-6 Head	14	116	971	0.19	23	14	0.003	0.009
CBS-7 Head	16	94	191	0.064	42	18	0.006	0.006

Daniel Chevalier
Manager, Minerals Engineering Centre

8-Feb-07

MineTech International Ltd
1152 Cartaret St
Halifax, NS
B3H 3P3

Attention: P. Hannon

Re: Results of Analysis on submitted samples.
Au analysis using aqua regia digestion, MIBK extraction, AAS finish.

Sample	Au
(ppm)
CBS-1a	0.050
CBS-2	0.012
CBS-3	0.182
CBS-4	0.089

Daniel Chevalier
Manager, Minerals Engineering Centre

CBS-7
CBS-6
CBS4
Scale
CBS 7
CBS 1A
CBS 2
CBS3
CBS-2
cm
Ontario
DRY ERASE AREA
NOTES
inch

30

CBS-1A
CBS-1a
CBS-5
CBS-5
cm
Ontario
DRY ERASE AREA
NOTES
inch
CBS-3
CBS-3
CBS-6
CBS-6
CBS-4
47

Appendix VIII
Underground level Plans and Section Assays
Showing Diamond Drill Hole Pierce Points

MineTech International Limited
Coxheath Deposit

120 ft Level, +36.60 m, −3.05 m
Showing Cu Assays and Zone Outlines

Author WDR
Scale 1:1250
Date 29 Sep 2007
Section L-99.4
File .MAP
Notes :

Grade Legend
(Percent Copper)
0
0.0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-3.0
3.0-4.0
4.0+
7400N
7300N
7200N
4200E
5
Arno-8
Arno-18
Arno-15
K-03
CR-4
CR-5
Anth-6
Anth-7
MM34
Arno-6
K-02
CR-2
CR-26
CR-2B
CR-1
B2
MM32
B1
CR-3
B5
MineTech International Limited
Halifax, Canada

MineTech International Limited
Coxheath Deposit

140 ft Level, +3.05 m, −7.60 m
Showing Cu Assays and Zone Outlines

Author	WDR
Scale	1:1250
Date	29 Sep 2007
Section	L-93.3
File	.MAP
Notes :	

Grade Legend
(Percent Copper)
0
0.0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-3.0
3.0-4.0
4.0+
4300E
4200E
7400N
7300N
7200N
B3
K-03
Arno-5
Arno-14
Arno-15
Anth-6
CR-4
Anth-7
MM34
Arno-6
CR-27
K-02
CR-28
CR-26
CR-2
CR-1
B2
MM32
B1
CR-3
CR-5
B5
6
MINETECH INTERNATIONAL LIMITED
HALIFAX, CANADA

MineTech International Limited
Coxheath Deposit

190 ft Level, +7.60 m, −10.65 m
Showing Cu Assays and Zone Outlines

Author	WDR
Scale	1:1250
Date	29 Sep 2007
Section	L-78.1
File	.MAP
Notes :	

Grade Legend
(Percent Copper)
0
0.0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-3.0
3.0-4.0
4.0+
4300E
4200E
7400N
7300N
7200N
B3
B2
B5
MM32
MM34
K-03
K-02
CR-2
CR-26
CR-28
CR-27
CR-3
CR-4
CR-5
Arno-5
Arno-6
Arno-15
Anth-6
Anth-7
10
MINETECH INTERNATIONAL LIMITED
HALIFAX, CANADA

MineTech International Limited
Coxheath Deposit

260 ft Level, +10.65 m, −12.20 m
Showing Cu Assays and Zone Outlines

Author	WDR
Scale	1:1250
Date	29 Sep 2007
Section	L-56.8
File	.MAP
Notes :	

MineTech International Limited
Halifax, Canada
7400N
7300N
7200N
4300E
4200E
B3
Arno-5
Arno-15
Arno-6
MM34
K-03
K-01
CR-27
CR-28
CR-26
CR-2
CR-1
B2
MM32
MM31
B1
CR-3
CR-4
CR-5
B5
Grade Legend
(Percent Copper)
0
0.0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-3.0
3.0-4.0
4.0+

MINETECH INTERNATIONAL LIMITED
HALIFAX, CANADA
MineTech International Limited
Coxheath Deposit
340 ft Level, +12.20 m, -50.00 m
Showing Cu Assays and Zone Outlines
Author WDR
Scale 1:1250
Date 29 Sep 2007
Section L-32.4
File .MAP
Notes :
7400N
7300N
7200N
4200E
4300E
13
14
15
B1
B2
B3
B5
MM31
MM32
MM34
CR-1
CR-2
CR-3
CR-4
CR-5
CR-26
Arno-5
Arno-6
Arno-15
Grade Legend
(Percent Copper)
0
0.0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-3.0
3.0-4.0
4.0+

Grade Legend
(Percent Copper)
0
0.0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-3.0
3.0-4.0
4.0+
MM31
CR-3
B1
Arno-14
Arno-15
150L
100L
50L
0L
-50L
-50X
0X
50X
100X
150X
200X
250X
300X

MineTech International Limited
Coxheath Deposit

Cross-section Along MM31
Showing Cu Assays and Zone Outlines

Author WDR
Scale 1:1000
Date 01 Oct 2007
Section T-0.0
File .MAP
Notes :
+/- 20 m

MINETECH INTERNATIONAL LIMITED
HALIFAX, CANADA

MineTech International Limited
Coxheath Deposit
Cross-section Along MM32
Showing Cu Assays and Zone Outlines
Author WDR
Scale 1:1000
Date 01 Oct 2007
Section T-0.0
File .MAP
Notes :
+/- 20 m
MineTech International Limited
Halifax, Canada
Grade Legend
(Percent Copper)
0
0.0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-3.0
3.0-4.0
4.0+
150L
100L
50L
0L
-50L
-50X
0X
50X
100X
150X
200X
250X
300X
MM32 B2
CR-1
CR-2
CR-26
CR-28
CR-27
.52
.46
.29
.16
.80
.42
.27
.20
.30